Annual Report

March 31, 2007

COMMAND PERFORMANCE TM

U.S. Equity Funds
Laudus Rosenberg U.S. Large Capitalization Fund
Laudus Rosenberg U.S. Large Capitalization Growth Fund
Laudus Rosenberg U.S. Large Capitalization Value Fund
Laudus Rosenberg U.S. Discovery Fund (closed to new investors)
Laudus Rosenberg U.S. Small Capitalization Fund (closed to new investors)

International Equity Funds
Laudus Rosenberg International Equity Fund
Laudus Rosenberg International Discovery Fund
Laudus Rosenberg International Small Capitalization Fund (closed)

Long/Short Equity Funds
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund
Laudus Rosenberg Global Long/Short Equity Fund
Laudus Rosenberg Value Long/Short Equity Fund

Each of the Funds is a series of Laudus Trust, which is an open-end management investment company offering diversified portfolios with different investment objectives and strategies.

Charles Schwab Investment Management, Inc. is the Adviser to the Funds and AXA Rosenberg Investment Management LLC is the Sub-adviser.

Table of Contents

1	President’s Message

2	Management’s Discussion

13	Performance and Fund Facts

30	Fund Expenses

32	Portfolio Holdings

130	Financial Statements and Notes

157	Report of Independent Registered Public Accounting Firm

158	Trustees and Officers of Laudus Trust

163	Definitions, Terms and Other Information

Nothing in this report represents a recommendation of a security by the investment adviser. Portfolio Manager views and portfolio holdings may have changed since the report date.

Notice About Duplicate Mailings

In order to reduce expenses of the Laudus Trust incurred in connection with the mailing of prospectuses, prospectus supplements, semi-annual reports and annual reports to multiple shareholders at the same address, Laudus Trust may in the future deliver one copy of a prospectus, prospectus supplement, semi-annual report or annual report to a single investor sharing a street address or post office box with other investors, provided that all such investors have the same last name or are believed to be members of the same family. This process, called ‘‘householding,’’ will continue indefinitely unless you instruct us otherwise. If you share an address with another investor and wish to receive your own prospectus, prospectus supplements, semi-annual reports and annual reports, please call the Trust toll-free at 800.447.3332.

Each of the Funds is a series of the Laudus Trust (the ‘‘Trust’’), an open-end management investment company offering multiple portfolios with different investment objectives and strategies. Except as explicitly described otherwise, the investment objective and policies of each of the Funds may be changed without shareholder approval. The Funds are advised by Charles Schwab Investment Management, Inc. (‘‘CSIM’’). AXA Rosenberg Investment Management LLC (‘‘AXA Rosenberg’’) acts as Sub-adviser to the Funds. The Funds are distributed by ALPS Distributors, Inc.

President’s Message

Evelyn Dilsaver is President and CEO of Laudus Funds. She joined the firm in 1992 and has held a variety of executive positions at Schwab.

Dear Shareholder,

I am pleased to present the annual report for the Laudus Rosenberg Funds for the year ended March 31, 2007. With support from investors like you, Laudus Rosenberg Funds assets exceeded $4.6 billion as of this report date.

The Laudus Rosenberg Funds are sub-advised by AXA Rosenberg, one of the world’s premier equity specialists and institutional money managers. The funds employ the kind of highly consistent investment approach that is a hallmark of institutional-style investing. Since making this distinctive approach to investment management available to investment advisers and individual investors in 2004, the total assets of the Laudus Rosenberg Funds have grown by over 250%.

We continue to evaluate opportunities to expand our product offering through funds that leverage this framework. To that end, I’m pleased to report that on May 31, 2006, we launched the Laudus Rosenberg International Discovery Fund which has $71 million in net assets as of the end of the report period. The fund utilizes the same investment discipline used in all of the Laudus Rosenberg Funds and provides international small/mid-cap exposure in developed and emerging markets.

In closing, I would like to emphasize that your trust is very important to us and I will do all I can to maintain that trust. Thank you for investing in Laudus Funds.

Sincerely,

Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus by calling 1-800-447-3332. Please read the prospectus carefully before investing.

Laudus Trust Annual Report 1

Management’s Discussion for the year ended March 31, 2007

U.S. Market Overview

U.S. markets over the past twelve months have been struck by sharp bouts of increased volatility. In June 2006 and February 2007, markets corrected sharply following renewed concern of the durability of global economic growth. Worries surrounding the U.S. sub-prime mortgage market, uncertainty regarding the U.S. Federal Reserve Open Market Committee’s next move on interest rate levels, and slowing corporate earnings in the U.S. were but a few of the concerns hanging over the markets during the past twelve months.

The Open Market Committee raised the federal funds target rate to 5.25% in June 2006, a rate that has remained unchanged since then. The Federal Reserve chairman, in his most recent comments, dampened hopes that the central bank had adopted a softer policy stance by reinforcing inflation concerns and by emphasizing that the Fed would not abandon its bias towards raising interest rates.

Macroeconomic data released during Q1 07 painted a somewhat mixed picture for the economy. Weak data on new homes sales and durable good orders heightened investors’ fears about a sharp slowdown in economic growth. Although there was an upward revision to fourth quarter 2006 U.S. GDP, most market participants recognize that growth has been below trend for the last three quarters. Corporate earnings are anticipated to be weaker and expectations are for the slowest growth in more than three years, with consensus growth of around 4% versus the past ten quarters of double-digit growth.

Continuing signs of a slow down in U.S. housing and the growing trouble in the sub-prime housing mortgage industry weighed on the market in Q1 07. Concerns grew that the steep losses in the securities backed up by sub-prime loans would increase investor risk-aversion and prompt further market losses, threatening an already troubled housing market. Sub-prime mortgages, written on properties for clients with little or no equity, continue to remain vulnerable. A number of mortgage companies, which made these loans, are seeing significant default rates and some have filed for bankruptcy, further heightening market concern.

The price of oil rallied as the first quarter came to a close, driven by geo-political issues with Iran, OPEC declining to raise production targets, and renewed growth in energy demand from China — all of which pushed the price of oil above $65 per barrel. Industrial metals such as copper, tin, and lead, after slipping during the first part of the year, rallied strongly at month-end on news of improving global demand. After a robust 2006, the mergers and acquisition environment continued at a torrid pace in the first quarter and has provided further support to the markets as announced deals in the U.S. reached $439 billion and over $1.1 trillion globally.

The dollar weakened against the world’s major currencies on persistent domestic economic growth concerns and news that the U.S. was initiating sanctions against selected Chinese industries. Also weighing on the dollar has been a bias towards global monetary tightening this quarter in Japan, India, China, United Kingdom, and Europe, as the dollar has become a less appealing currency relative to higher-yielding peers.

U.S. Equity Funds Performance

Total returns are for the year ended 3/31/07. For performance details, see pages 13 through 17.

Laudus Rosenberg U.S. Large Capitalization Fund(1,2)
AXLIX	AXLVX	Russell
Institutional shares	Investor shares	1000 Index
11.10%	10.69%	11.84%

Laudus Rosenberg U.S. Large Capitalization Growth Fund(1)
REDIX	REFIX	Russell 1000
Institutional shares	Investor shares	Growth Index
5.62%	5.36%	7.06%

Laudus Rosenberg U.S. Large Capitalization Value Fund(1,2)
LLCVX	LCVJX	Russell 1000
Institutional shares	Investor shares	Value Index
13.45%	13.22%	16.83%

Laudus Rosenberg U.S. Discovery Fund(1,3)
(Closed to new investors)
RDISX	RDIVX	Russell 2500
Institutional shares	Investor shares	Index
5.71%	5.34%	8.23%

Laudus Rosenberg U.S. Small Capitalization Fund(1,3)
(Closed to new investors)
USCIX	LIFUX BRSCX	Russell 2000
Institutional shares	Adviser Investor shares	Index
1.11%	shares 0.75%	5.91%
	0.90%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudus.com.

2 Laudus Trust Annual Report

Management’s Discussion continued

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Total returns include change in share price and reinvestment of distributions. Total returns reflect the waiver of a portion of a Fund’s advisory or administrative fees for certain periods since the inception date. In such instances, and without the waiver of fees, total return would have been lower.

Investors cannot invest directly in any index.

(1) Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Common stocks, and funds investing in common stocks, generally provide greater return potential when compared with other types of investments.

(2) Value-based investments are subject to the risk that the broad market may not recognize their value.

(3) Small capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility.

Laudus Rosenberg U.S. Large Capitalization Fund

For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, the Russell 1000 Index: the Fund’s Investor Shares gained 10.69% versus the benchmark’s return of 11.84%. While the Fund’s exposure to risk factors provided a positive contribution, it was offset primarily by industry allocation; stock selection had little impact.

Among risk factors, the Fund’s overweight to earnings variation was its single largest contributor for the year, as the market rewarded companies with more-consistent earnings. Overweights to Book-to-Price and Earnings-to-Price measures — traditional value factors and reflective of the Fund’s value orientation — also contributed, as the Fund generally held more deeply undervalued stocks than did the benchmark, and value generally outperformed growth for the reporting period. Correspondingly, the Fund’s overweight to stocks demonstrating strong short-term growth was its largest drag among risk factors. An overweight to stocks with higher relative strength, an indicator of growth, also detracted.

Among industries, the Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance. Although volatile over the year, Integrated Oil Companies posted a strong one-year return, so the Fund’s substantial overweight to the industry contributed notably to returns. An overweight to Miscellaneous Finance, which includes brokerages and capital markets, also contributed for the period. The Fund’s substantial underexposure to Construction & Homebuilding, one of the few negatively performing industries for the year, worked in the Fund’s favor, contributing slightly as demand weakened and inventories rose.

In a year in which most industries in the domestic large-cap universe posted positive returns, it is not surprising that the primary industry detractors from performance came from underweight positions. First among them was the Fund’s substantial underexposure to REITs. Although the impact of this position has moderated recently, for the year REITs generally performed well. An underweight to Retail, another double-digit gainer for the year, also dampened performance, as did underweights to Drugs & Pharmaceuticals, Instruments, and Software.

Laudus Rosenberg U.S. Large Capitalization Growth Fund For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, the Russell 1000 Growth Index: the Fund’s Investor Shares gained 5.36% versus the benchmark’s return of 7.06%. While stock selection contributed slightly to performance, it was overshadowed by the impact of industry allocation. The Fund’s exposure to risk factors had little net effect.

Among industries, the Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance. An overexposure to Miscellaneous Finance, which includes brokerages and capital markets, was the Fund’s second-largest industry contributor, as the economy held up well and the industry benefited over the reporting period. Overweights to Government Aircraft & Defense and Chemicals & Rubber — although volatile over the year — also contributed.

However, in a year in which most industries in the benchmark’s universe posted positive returns, it is not surprising that the primary detractors from performance came from underweight positions in positively performing industries, and such positions for the most part overshadowed the gains of the Fund’s overweight positions. First among them was the Fund’s underweight to the strongly performing Retail industry, which constitutes the largest component in the Fund’s benchmark. And although the impact of the Fund’s substantial underexposure to REITs has moderated recently, for the year REITs generally performed well, and the position hurt the Fund. The

Laudus Trust Annual Report 3

Management’s Discussion continued

Fund’s substantial underweight to Construction & Homebuilding, one of the year’s few negatively performing industries, worked in its favor, contributing slightly as the industry declined as housing demand weakened and inventories rose.

Among risk factors, the portfolio has more of a value orientation than its benchmark, as evidenced by its overexposures to Book-to-Price and Earnings-to-Price measures — traditional value factors — both of which contributed notably, as the Fund generally held more deeply undervalued stocks than did the benchmark. Stocks with more of a value-orientation generally outperformed growth for the reporting period. On the other hand, although the impact of this factor varied from quarter to quarter, the Fund’s overexposure to stocks with high relative strength detracted from Fund performance over the year. Because stocks with higher relative strength tend to have better-than-average near-term earnings growth, our Earnings Forecast Model tends to favor such stocks when we find that these expectations are not fully reflected in stock prices; and the market finally rewarded this factor in the first quarter of 2007. The Fund’s overweight to stocks demonstrating strong short-term growth also detracted.

Laudus Rosenberg U.S. Large Capitalization Value Fund For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, the Russell 1000 Value Index: the Fund’s Investor Shares gained 13.22% versus the benchmark’s return of 16.83%. The Fund’s underperformance was primarily attributable to its industry allocation, although exposure to risk factors and stock selection also detracted.

Among industries, the Fund’s consistent overweight to Basic Materials & Metals was the strongest contributor to performance. An overexposure to Miscellaneous Finance, which includes brokerages and capital markets, was the Fund’s second-largest industry contributor, as the economy held up well and the industry benefited over the reporting period. And although volatile over the year, Oil & Coal Resources posted a positive one-year performance, so the Fund’s substantial overweight to the industry also contributed notably.

However, in a year in which most industries in the benchmark’s universe posted positive returns, it is not surprising that the primary industry detractors from performance came from underweight positions in positively performing industries, and such positions for the most part overshadowed the gains of the Fund’s overweight positions. First among them was the Fund’s substantial underexposure to Electric Utilities, the third-strongest industry performer for the period, as investors favored the dividend yields paid by these companies. Although the impact of the Fund’s substantial underexposure to REITs has moderated recently, for the year REITs, generally performed well; hence, the underweight position hurt the Fund. An underweight to Communications Utilities, the strongest-performing industry for the year, also dampened performance. An overweight to Land & Water Transportation, although posting a slightly positive return for the period, also dragged on performance, as did underweights to Chemicals & Rubber and Integrated Oil Companies. The Fund’s substantial underexposure to Construction & Homebuilding, one of the year’s few negatively performing industries, worked in its favor, contributing slightly as demand weakened and inventories rose.

Among risk factors, the Fund’s exposure to companies exhibiting stronger growth characteristics and trading activity than the benchmark represented the two largest detractors from Fund performance for the period. Concurrently, its underexposure to yield also dampened performance, as investors favored predictable dividends while the consensus on the direction of the economy remained elusive. However, the Fund’s exposure to more-consistently earning stocks than the benchmark represented its strongest positive contribution among risk factor exposures. In addition, the Fund’s overweights to Book-to-Price and Earnings-to-Price measures — traditional value factors and reflective of the Fund’s value orientation — also contributed, as the Fund generally held more deeply undervalued stocks than did the benchmark, and value generally outperformed growth for the reporting period.

Laudus Rosenberg U.S. Discovery Fund For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, the Russell 2500TM Index: the Fund’s Investor Shares gained 5.34% for the period versus the benchmark’s gain of 8.23%. The Fund’s underperformance was primarily attributable to stock selection.

An example is Illumina Inc., a medical equipment company that produces tools and systems for genetic analysis. Both our Valuation and Earnings Forecast Model found the stock to be attractive, but a patent litigation award against the company late in the year caused its

4 Laudus Trust Annual Report

Management’s Discussion continued

price to fall. In spite of the judgment, we continue to find the stock attractive. However, in other cases, individual stocks did add value. One, supported by the Earnings Forecast Model, was Allegheny Technologies Inc., a specialty steel and materials company that outperformed due to ongoing strong demand for its products from the Aerospace, Defense and Oil & Gas industries. Another was Avnet, Inc., an electronic parts distributor: while our Earnings Forecast Model has been modestly positive on the stock, our Valuation Model showed a much stronger expectation for outperformance. We added to our initial position, established in 2005, when the price fell during the third quarter of 2006. In January of 2007, the company declared positive earnings and guidance, and the stock rallied thru the end of the period.

Among industries, the Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance. Although exhibiting some volatility throughout the year, a substantial overexposure to Insurance stocks also contributed to Fund performance. The Fund’s overweight to the strongly performing Textiles and Apparel industry also contributed notably.

However, in a year in which most industries in the benchmark’s universe posted positive returns, it is not surprising that the primary industry detractors from performance came from underweight positions in positively performing industries, and such positions essentially negated the positives to result in a net zero impact. First among them was the Fund’s substantial underexposure to REITs; although the impact has moderated recently, for the year REITs generally performed well, and the underweight position hurt the Fund. An underexposure to Communications Utilities — the year’s strongest performer — also detracted from performance; the performance of both of those industries are indicative of investors’ taste for dividend yield over the year. And while the Fund’s underexposure to the poorly performing Construction & Homebuilding detracted only slightly from performance, Construction Materials held up surprisingly well in this environment, posting a double-digit return, and the Fund’s underweighting had more of a dampening effect. An underexposure to Publishing, Broadcasting & Cinema also detracted.

Among risk factors, while over- and underweightings have not measurably changed during the year, the impact of the Fund’s exposures to those risk factors varied substantially. For instance, the Fund’s continued higher exposure to traditional value factors compared to the benchmark — such Book-to-Price and Earnings-to-Price measures — represented its strongest risk factor contributors for the year. The Fund’s overweight to earnings variation contributed as the market rewarded companies with more-consistent earnings. Detracting somewhat, but not nearly enough to overcome the positive risk factor contributors, was the portfolio’s heavy overweighting to relative strength, a measure of recent price performance. High-relative-strength stocks tend to have better-than-average near-term earnings growth, but the market did not reward this factor for the reporting period. A slight underexposure to yield, which was rewarded by the market, also detracted from performance.

Laudus Rosenberg U.S. Small Capitalization Fund

For its fiscal year ended 3/31/07, the Fund posted a slightly positive return but underperformed its benchmark, the Russell 2000 Index: the Fund’s Investor Shares gained 0.75% versus the benchmark’s gain of 5.91%. The Fund’s underperformance was primarily attributable to stock selection, although exposures to risk factors compensated somewhat. Industry allocation also detracted.

Among underperforming stocks, for example, was Checkpoint Systems, a producer of electronic surveillance and radio frequency tags for retail sales systems. Both our Valuation and Earnings Forecast Models found the stock to be attractive, but it suffered as the company announced weaker earnings in the third quarter of 2006. The stock has rallied from its mid-year lows, and we continued to hold it despite its negative contribution for this fiscal year. Other stocks did contribute positively. CF Industries Holdings, one of North America’s largest manufacturers and distributors of nitrogen and phosphate fertilizer products, gained driven by expectations of rising fertilizer prices as a result of farmers gearing up to plant their largest corn crop in 60 years to meet demand from the ethanol industry. When we began building our position last October, both our Valuation and Earnings Forecast Models showed the stock to be a bargain; since its price rose, the Valuation Model has reverted to a near-neutral outlook, but the Earnings Forecast Model continues to find its earnings prospects attractive. In addition, strong stock selection within the

Laudus Trust Annual Report 5

Management’s Discussion continued

Financial sector also contributed, notably by avoiding stocks affected by the sub-prime lending collapse.

Among industries, the Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance; it was the strongest-performing industry for the year. The Fund’s overweight to Retail also contributed strongly, as small-cap retailers generally performed well, as did an overweight to the strongly performing Textiles and Apparel industry. Although exhibiting some volatility throughout the year, a substantial overexposure to Insurance companies also contributed to Fund performance, as our models found them attractive; as of the close of the fiscal year, the Fund’s overweight in Insurance represented its largest industry overweight.

However, in a year in which most industries in the benchmark’s universe posted positive returns, it is not surprising that the primary industry detractors from performance came from underweight positions in positively performing industries, and such positions for the most part overshadowed the gains of the Fund’s overweight positions. First among them was the Fund’s substantial underexposure to REITs; although the impact has moderated recently, for the year, REITs generally performed well, and the underweight position hurt the Fund. An underexposure to Drugs & Pharmaceuticals also dragged on performance. Although the Fund’s substantial underweight to Banks & Credit Institutions worked in its favor more recently as it protected the portfolio in large part from the fallout of the sub-prime lending collapse, over the one-year period, the industry posted a positive return, so its exposure detracted from performance. And although underexposed to Construction & Homebuilding, the year’s poorest performer as demand weakened and inventories rose, the position dampened Fund performance. Underexposure to double-digit gainers Cars & Trucks and Construction Materials also detracted.

Among risk factors, while over- and underweightings have not measurably changed during the year, the impact of the Fund’s exposures to those risk factors varied substantially. For instance, the Fund’s higher exposure to traditional value factors compared to the benchmark —such as Book-to-Price and Earnings-to-Price measures —represented its strongest risk factor contributors for the year. For the year, the Fund’s underweight to trading activity also contributed, as did its overweight to earnings

6 Laudus Trust Annual Report variation as the market rewarded companies with more-consistent earnings. Detracting somewhat, but not nearly enough to overcome the positive risk factor contributors, were the portfolio’s heavy overweighting to relative strength, a measure of recent price performance. A slight underexposure to yield, which was rewarded by the market as investors sought predictability, also detracted from performance.

International Equity Market Overview

The past four quarters witnessed strong market performance for international equities. In spite of market weakness in the second quarter of 2006 and the first quarter of 2007, international markets posted solid returns over the past twelve months. Robust corporate earnings, a record level of global merger & acquisition (M&A) activity, firm global economic growth, along with abundant financial liquidity, all helped propel global markets to multi-year highs.

Global markets began the second quarter of 2006 strongly but were sent tumbling in May and June and later in February 2007 only to have markets rebound strongly. Over the past year, a wave of global liquidity has spurred global markets higher, supported by a record period of global M&A deals. Markets shrugged off rising interest rates in Europe and Japan and focused on relatively stable energy prices and continued corporate profit growth. Many commodities, after a multi-year run of price appreciation, retreated from record high levels as supply increased and growth in demand moderated. The dollar was weaker against most major currencies over the past twelve months as monetary tightening in Japan, India, China, United Kingdom, and in Europe has made the dollar a less appealing currency relative to higher yielding peers.

After a pullback in the second quarter of 2006, markets regained their footing and pushed ahead to post multi-year highs as the year came to a close. As the first quarter in 2007 unfolded, a deteriorating U.S. housing market and weakness in the sub-prime lending business caused angst for global investors, but markets recovered as the first quarter of 2007 ended.

The European Central Bank increased interest rates, but in spite of higher rates, European markets posted strong gains. Helping markets push higher was the record level of announced M&A deals in Europe. Over the course of the year the dollar continued to weaken against the Euro.

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Management’s Discussion continued

Business confidence levels of the EU economies have continued to improve as the year progressed. European markets were helped by the Fed’s decision to leave rates unchanged in August which translated into significant yield declines in bond markets on both sides of the Atlantic.

Japan has begun to show improved economic growth and the Bank of Japan (BOJ) increased interest rates for the first time since 2000. A new government took power this year under Prime Minister Abe. The major story of the year was the BOJ announcing it will terminate its five-year-old ‘‘quantitative easing policy’’. Japanese markets were impacted by the perception that potentially overly tight monetary policy would lead to weakening domestic export prospects and negatively impact the domestic economic recovery.

Asia Pacific equity markets posted solid returns over the past twelve months. China passed Great Britain to become the world’s fourth largest economy. Australia’s predominately materials-focused economy benefited from the continued global demand for raw materials. There were some difficulties in Asia as the Shanghai market pulled back in late February 2007 which caused considerable global market turbulence and put into question how long the global market rally would continue.

International Equity Funds Performance

Total returns are for the year ended 3/31/07 unless indicated otherwise. For performance details, see pages 18 through 23.

Laudus Rosenberg International Equity Fund(1)
REQIX	RIEIX	MSCI-EAFE
Institutional shares	Investor shares	Index
18.37%	18.08%	20.69%

Laudus Rosenberg International Discovery Fund		(1,2,*)
S&P/Citigroup
Global ex US
Broad Market
Index (BMI)
LIDSX	LIDIX	$2-$10 Billion
Institutional shares	Investor shares	Cap Range
21.90%	21.62%	22.73%

Laudus Rosenberg International
Small Capitalization Fund(1,2)
(Closed)
S&P/Citigroup
World ex US
Extended
ICSIX	RISIX	Market Index
Institutional shares	Investor shares	(EMI)
20.82%	20.35%	23.14%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudus.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Total returns include change in share price and reinvestment of distributions. Total returns reflect the waiver of a portion of a Fund’s advisory or administrative fees for certain periods since the inception date. In such instances, and without the waiver of fees, total return would have been lower.

Investors cannot invest directly in any index.

* Performance is for the period May 31, 2006 (inception date) through March 31, 2007 (Not annualized).

(1) There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates. Investing in emerging markets accentuates these risks.

(2) Small capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility.

Laudus Rosenberg International Equity Fund For its fiscal year ended 3/31/07, the Fund posted a strong positive return but underperformed its benchmark, the MSCI EAFE Index: the Fund’s Investor Shares gained 18.08% for the one-year period versus the benchmark’s gain of 20.69%. Stock selection detracted from performance for the year. Industry allocation also detracted. Exposure to risk factors made a positive contribution; as is typical for this Fund, regional allocation had little net effect.

In general, although many of the Fund’s overweight positions contributed to performance, it was the Fund’s underweight positions that hurt performance most. Among industries, the Fund’s consistent overweight to Basic Materials & Metals was the strongest contributor to performance. An overweight to Insurance was the Fund’s second-largest industry contributor, whose position in the portfolio was driven by our valuation model. An overweight to Chemicals & Rubber also contributed, another of the stronger industry performers for the period. Overweights in Miscellaneous Finance; Photo-optical, Microcomputers & Office Machines; and Cars & Trucks were also notable positive contributors to Fund performance.

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Management’s Discussion continued

But the drag from the Fund’s industry underexposures overshadowed the positives. An underweight to Electric Utilities, a strong performer as a result of deregulation in Europe and strong ongoing M&A activity, posting a one-year return that exceeded that of Basic Minerals & Metals, was the largest industry drag on Fund performance. Underweights to Retail and Real Estate Development, also strong performers, also detracted. Although Construction & Homebuilding was weak domestically for the year, internationally the industry held up well, and an underexposure there also hurt the Fund, as did an underexposure to Land & Water Transportation.

Risk factors that made the greatest contribution to Fund performance were overweights to Book-to-Price and Earnings-to-Price measures — traditional value factors that are reflective of the Fund’s value orientation. Over the one-year period, value generally outperformed growth in international markets; although the Fund’s overexposure in those areas was not extreme, the market rewarded those factors for the period. Detracting was the Fund’s slightly higher exposure to volatility (beta) than the benchmark during a period where the market rewarded lower volatility.

Laudus Rosenberg International Discovery Fund

For the ten-month period since its inception through 3/31/07, the Fund posted a positive return but underperformed its benchmark, the S&P/Citigroup Global ex U.S. Broad Market Index $2 - $10 Billion Cap Range. The Fund’s Investor Shares gained 21.62% versus the benchmark’s gain of 22.73% for the same period. While exposure to risk factors and industry allocation contributed somewhat, and stock selection had a small positive contribution, as is expected for this Fund, regional exposure had little net effect.

Among risk factor exposures, the Fund’s greatest contributors to performance were overweights to Book-to-Price and Earnings-to-Price measures — traditional value factors that are reflective of the Fund’s value orientation; over the period, value generally outperformed growth in international markets. Although small, the Fund’s underexposure to relative strength, a growth indicator and strongest factor return for the period by a large measure, also contributed. Detracting most was the Fund’s exposure to somewhat smaller-sized companies than the benchmark, as well as a slightly higher exposure to volatility (beta) during a period in which the market rewarded lower volatility.

In general, the Fund’s overweight positions contributed most to performance, although many of the Fund’s underweight positions detracted. Among industries, the Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance. An overweight to Restaurants, Hotels & Theaters was the Fund’s second-largest industry contributor, followed by overweights to Airlines; Communications Utilities; Beer, Liquor & Tobacco; and Government Aircraft & Defense, all very strong performers for the period.

The largest industry drags on performance were almost entirely attributable to underweight exposures compared to the benchmark, led by an underexposure to Real Estate Development, the strongest-performing industry for the year. Although Construction & Homebuilding was weak domestically for the year, internationally the industry held up well, and an underexposure there hurt the Fund and was the largest industry detractor from performance for the period. Underweights to Retail; Publishing, Broadcasting & Cinema; Land & Water Transportation; Information Services; and Construction Materials were the largest detractors from performance on an industry basis.

Laudus Rosenberg International Small Capitalization Fund For its fiscal year ended 3/31/07, the Fund posted a strong positive return but underperformed its benchmark, the S&P/Citigroup World ex U.S. Extended Market Index: the Fund’s Investor Shares gained 20.35% versus the benchmark’s gain of 23.14%. Exposures to risk factors contributed positively; industry allocation also contributed, although to a lesser degree. As is typical for this Fund, regional exposure had little net effect. Stock selection was the greatest overall detractor.

Stock selection dampened performance across holdings in REITs and Miscellaneous Financials (broker/dealers, exchanges and asset managers). For example, one stock that the portfolio did not hold — Deutsche Bouerse —performed strongly on activity in publicly traded exchanges. And individual holdings among British Energy companies declined as problems relating to power-generation plants negatively impacted their earnings; an example is British Land Company, which detracted from performance.

Some individual stock positions did, however, contribute measurably. In the Materials sector, the Fund’s persistent overweight, along with strong stock selection, represents

8 Laudus Trust Annual Report

Management’s Discussion continued

some of the Fund’s most notable successes; holdings in Austrian steel/metals producers B¨ohler-Uddeholm AG and Voestalpine AG both were positive contributors. Metal product manufacturers in Europe performed strongly, where stock selection was rewarded across a large number of holdings. Defense-related and airline picks were also strong; Spanish airline Iberia Lineas and Air France KLM contributed modestly. A long-term holding of French tire-maker Michelin also contributed.

Among risk factor exposures, the Fund’s greatest contributors to performance were overweights to Book-to-Price and Earnings-to-Price measures — traditional value factors that are reflective of the Fund’s value orientation. Over the one-year period, value generally outperformed growth in international markets. An underexposure to higher-growth companies than the benchmark also added value. Detracting from performance was the Fund’s slightly higher exposure to volatility (beta) than the benchmark during a period in which the market rewarded lower volatility.

Among industries, in general, it was the Fund’s overweight exposures that contributed most to performance, although many of the Fund’s underweight positions detracted. The Fund’s consistent overweight to Basic Materials & Metals throughout the year was the strongest contributor to performance. An overweight to Restaurants, Hotels & Theaters was the Fund’s second-largest industry contributor, followed by an overweight to Insurance, whose position in the portfolio was driven by our valuation model. Also contributing were overweights in Government Aircraft & Defense; Airlines; Beer, Liquor & Tobacco; Cars & Trucks; and Miscellaneous Finance, all very strong performers for the period.

The largest industry drags on performance were almost entirely attributable to underweight exposures compared to the benchmark. Although Construction & Homebuild-ing was weak domestically for the year, internationally the industry held up well, so an underexposure there hurt the Fund and was the largest industry detractor from performance for the period. Underweights to Information Services; Real Estate Development; Publishing, Broadcasting & Cinema; Retail; and Gas & Other Public Utilities all dragged on Fund performance for the year. The only overweight position that notably dragged on performance was in Construction Materials. An underweight to Electric Utilities — a strong performer as a result of deregulation in Europe and strong ongoing M&A activity — also detracted.

Long/Short Equity Funds Performance

While the reward to earnings is the biggest driver of our relative performance over time, our portfolios have exposures to risk characteristics and industries that will also have an impact on performance. These active exposures are a by-product of trading off the return opportunities identified by our stock selection models with the risk of deviating on these dimensions between the Long and Short sides of the portfolios.

Total returns are for the year ended 3/31/07. For performance details, see pages 24 through 29.

Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund(1)
SSMNX	RMNIX	90-Day T-Bills
Institutional shares	Investor shares
4.98%	4.68%	5.24%

Laudus Rosenberg Global Long/Short Equity Fund(1,2)
MSMNX	RMSIX	90-Day T-Bills
Institutional shares	Investor shares
1.77%	1.45%	5.24%

Laudus Rosenberg Value Long/Short Equity Fund(3,4)
BMNIX	BRMIX	90-Day T-Bills
Institutional shares	Investor shares
3.19%	2.81%	5.24%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudus.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Total returns include change in share price and reinvestment of distributions. Total returns reflect the waiver of a portion of a Fund’s advisory or administrative fees for certain periods since the inception date. In such instances, and without the waiver of fees, total return would have been lower.

Investments in long/short funds are more volatile and risky than some other forms of investments. Since they have both long and short portfolios, an investment will involve risks associated with twice the number of investment decisions made for a typical stock fund. These types of funds typically have a high portfolio turnover that could increase transaction costs and cause short-term capital gains to be realized. While it may be the intent of the

Laudus Trust Annual Report 9

Management’s Discussion continued

Manager to take long positions in stocks that outperform the market and short positions in stocks that underperform the market, there is no assurance that the Manager will be successful.

The Fund may sell a security short by borrowing it from a third party and selling it at the then-current market price. The Fund is obligated to buy the security on a later date so it can return the security to the lender. Short sales involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. Moreover, because the Fund’s loss on a short sale arises from increases in the value of the security sold short, the extent of such loss is theoretically unlimited.

Since risk in long/short funds relates specifically to the Manager’s stock selection techniques and not to any systematic or economy-wide factors, the proper benchmark is an asset that also has the least exposure to systematic influences. 90-day T-bills are such an asset. The full faith and credit of the U.S. government back an investment in 90-day T-bills. T-bills have a fixed rate of return, and investors do not bear the risk of losing their investment. The income received from T-bills is free from state income tax.

(1) Mid capitalization stocks typically carry additional risk, since smaller companies generally have higher risk of failure and, historically, their stocks have experienced a greater degree of volatility.

(2) There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates.

(3) Value-based investments are subject to the risk that the broad market may not recognize their value.

(4) Small- and mid-capitalization funds typically carry additional risk since small- and mid-capitalization companies generally have a higher risk of failure.

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, 90-day T-bills: the Fund’s Investor Shares gained 4.68% versus the benchmark’s gain of 5.24% over the same period. Residual stock selection and exposures to risk factors contributed positively, while industry allocation detracted slightly from performance.

Among industries, contributing net long positions were generally offset by detracting net short positions, with the net result a small drag on overall Fund performance. The Fund’s long-only exposure to Integrated Oil Companies represented its strongest industry contributor; although volatile over the period, the industry posted a strong double-digit gain. A net long exposure to Miscellaneous Finance, which includes brokers and capital markets, was the second-largest industry contributor. A net long position in Basic Minerals & Metals also contributed notably. A net long exposure to Cellular/Wireless also contributed, as did net long exposures to Commercial Aircraft & Components (long-only), Banks & Credit Institutions, and Insurance. The only net short position that contributed notably was in IT Hardware, one of the few negatively performing industries over the reporting period. A substantially net short exposure to Construction & Homebuilding, the year’s worst performer protected the Fund from the fallout of declining home prices and rising inventories, resulting in a modest contribution.

On the other hand, however, detractors at the industry level overshadowed contributors — nearly all coming from net short exposures. The largest detractor was the Fund’s net short exposure to REITs. The Fund’s valuation model has continued to indicate that the industry is overvalued; however, the industry continued to post strong returns for the report period. Net short exposures to Instruments; Software; Soaps & Cosmetics; and Drugs & Pharmaceuticals also worked against it for the year as all posted strong positive returns. A modest net long exposure to Land & Water Transportation, along with a substantial one to Oil Drilling and Services, both worked against the Fund.

Among individual holdings, although each has a relatively small impact on overall Fund performance, a long position in Countrywide Financial dragged on the Fund as the company suffered from the fallout of the sub-prime lending collapse. A long holding in credit-card giant Capital One Financial also detracted, as it was caught in the maelstrom due to concerns that the deterioration would spread to auto lending and credit cards — two large components of Capital One’s managed loan portfolio. On the other hand, long positions in AT&T and Apple contributed notably on the backs of improved profits and strong overall performance.

The Fund is managed for long-term performance and seeks to outperform its benchmark through various market conditions as a result of superior stock picking. Consistent with the Fund’s underlying model, it seeks to capitalize on stocks with both long-term earnings and those with accelerating near-term earnings growth.

Laudus Rosenberg Global Long/Short Equity Fund

For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, 90-day T-bills: the Fund’s Investor shares gained 1.45% versus the benchmark’s gain of 5.24%. While the Fund’s exposure to risk factors provided a positive contribution, it was offset by a combination of weak industry allocation

10 Laudus Trust Annual Report

Management’s Discussion continued

and stock selection. As is expected for this Fund, regional allocation had no effect. Although many of the long positions made notable contributions, in a year in which internationally virtually every industry posted a positive return, it was understandably difficult to perform in short positions.

For the entire year, the Fund’s net long exposure to relative strength, a measure of price momentum relative to the market, was the largest contributor to performance. And although in the most-recent quarter it appeared that value had finally relinquished its stronghold over growth, for the year, value characteristics added value. Therefore, the Fund’s higher exposures to traditional value factors compared to the benchmark — such Book-to-Price and Earnings-to-Price measures — contributed strongly over the reporting period. And while it added value for the most-recent quarter, a net long exposure to earnings variation — a measure of the variability of historical earnings — detracted for the year. Also detracting were the Fund’s net long exposures to volatility (beta) and trading activity than the benchmark during a period where the market rewarded lower volatility.

Among industries, a net long exposure to Basic Minerals and Metals was the strongest contributor to Fund performance for the year. A substantial net long exposure to Miscellaneous Finance also contributed, as did net longs in Cellular & Wireless; Photo-optical, Microcomputers & Office Machines; Chemicals & Rubber; Government Aircraft & Defense; Beer, Liquor & Tobacco; Integrated Oil Companies; Communications Utilities; and Insurance, all of which posted strong positive returns for the one-year period.

Overshadowing the contribution of the Fund’s net long positions, however, was a longer and deeper list of net shorts, which, due to the strength of so many industries over the period, dragged down Fund performance. The largest industry detractor was the Fund’s net short exposure to Construction & Homebuilding as despite the downturn in the U.S. housing market and its residual fallout, the industry continued to hold up well outside the U.S. Continued net short exposures to Retail, Cars & Trucks, Information Services, Instruments, Real Estate Development and Financial Investments also dampened performance, along with a number of other net short exposures. The Fund largely avoided exposure to the sub-prime lending collapse and its resultant fallout in the

U.S., although a position in Countrywide Financial did drag on Fund performance.

Among individual stocks, one of the strongest contributors for the period was the portfolio’s net long position in Nippon Steel. The stock rose due to an earnings increase, improving economic conditions in Japan and strong worldwide demand for high-grade steel. On the other hand, one of the notable detractors for the period was a long position in Moody’s; despite a booming market in the issuance of corporate debt, the company suffered due to questions raised by its inability to have identified factors leading to failing sub-prime lenders, as well as the housing slowdown.

The Fund is managed for long-term performance and seeks to outperform its benchmark through various market conditions as a result of superior stock picking. Consistent with the Fund’s underlying model, it seeks to capitalize on stocks with both long-term earnings and those with accelerating near-term earnings growth.

Laudus Rosenberg Value Long/Short Equity Fund

For its fiscal year ended 3/31/07, the Fund posted a positive return but underperformed its benchmark, 90-day T-bills: the Fund’s Investor Shares gained 2.81% versus the benchmark’s gain of 5.24%. Exposures to risk factors contributed strongly to the Fund’s performance; however, stock selection detracted. Industry exposures contributed only modestly.

Several individual holdings did provide notable contributions to Fund performance. Among them were long positions in Allegheny Technologies, a specialist in industrial metals, and steel manufacturer U.S. Steel — both of which saw robust performance over the period as a result of strong global demand.

Contributions attributable to risk-factor exposures varied greatly throughout the year, rotating from quarter to quarter. For instance, the Fund’s consistently net long exposure to traditional value factors — such as Earnings-to-Price and Book-to-Price, indicative of the Fund’s value orientation — were its greatest contributors for the one-year period. A net long exposure to earnings variation also contributed, as the market rewarded stocks with more-consistent earnings. A net short exposure to stocks with high trading activity also added value, as did the Fund’s net short exposure to leverage. Detracting somewhat, but not nearly enough to overcome the positive risk factors, were the portfolio’s heavy net long exposure to relative strength, a measure of recent price perform-

Laudus Trust Annual Report 11

Management’s Discussion continued

ance. High-relative-strength stocks tend to have better-than-average near-term earnings growth, but the market did not reward this factor for the reporting period. A slight net long exposure to growth characteristics, as our valuation model indicated that growth was well-priced, also detracted as the market failed to reward that factor as well.

Among industries, the Fund’s substantial net long exposure to Basic Minerals & Metals, the year’s second-strongest-performing industry, was the Fund’s largest industry contributor to performance. A substantial net long exposure to Insurance also contributed notably, as did a net long exposure to Chemicals & Rubber, another strong performer for the year. Mitigating the positives to some degree was the Fund’s net short exposure to Communications Utilities, which posted the strongest return among industries for the year. The next-largest drag on performance came from the Fund’s net short exposure to REITs; although its impact has moderated recently, for the year REITs generally performed well, and the position hurt the Fund. Underexposures to Publishing, Broadcasting & Cinema and to Restaurants, Hotels & Theaters also dampened Fund performance. And although detracting somewhat, the Fund’s net short exposure to Construction & Homebuilding, the worst-performing industry for the period protected the Fund from further industry fallout.

The Fund is managed for long-term performance and seeks to outperform its benchmark through various market conditions as a result of superior stock picking. Consistent with the Fund’s underlying model, it seeks to capitalize on stocks with both long-term earnings and those with accelerating near-term earnings growth.

12 Laudus Trust Annual Report

Performance and Fund Facts

Laudus Rosenberg U.S. Large Capitalization Fund as of 3/31/07

Average Annual Total Returns[1]
			Since Inception	Since Inception
Class and Inception Date	1 year	3 year	Institutional	Investor
Institutional (6/19/02)	11.10%	11.87%	9.47%	n/a
Investor (7/31/02)	10.69%	11.47%	n/a	12.17%
Russell 1000 Index*	11.84%	10.73%	9.44%	12.66%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Investors cannot invest directly in any index.

* The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, and represents approximately 92% of the total market capitalization of the Russell 3000 Index.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	6/19/02	7/31/02
Total Net Assets ($ x 1,000)	$94,921	$10,074
Ticker Symbol	AXLIX	AXLVX
Cusip	51855Q101	51855Q853
NAV	$13.21	$13.21
Net Expense Ratio[3]	0.99%	1.29%
Gross Expense Ratio[4]	1.14%	1.52%

Fund Characteristics[2]	Long
Number of Securities	187
Avg. Market Capitalization	89,121
($Wtd. x 1,000,000)
Portfolio Turnover	144%
(One year trailing)
Price to Earnings (P/E)	14.72
Price to Book (P/B)	2.60
Price to Cash Flow	11.48
Beta	1.18
Return on Equity	20.33%
Five-Year Earnings Growth	24.84%

Top Equity Holdings[2] % of Net Assets	Long
Exxon Mobil Corp.	4.4%
AT&T Corp.	3.8%
Bank of America Corp.	3.7%
Cisco Systems, Inc.	2.8%
International Business Machines Corp.	2.8%
Wachovia Corp.	2.3%
Oracle Corp.	2.0%
Hewlett-Packard Co.	2.0%
The Walt Disney Co.	2.0%
McDonald’s Corp.	1.9%
Total	27.7%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

Laudus Trust Annual Report 13

Performance and Fund Facts

Laudus Rosenberg U.S. Large Capitalization

Growth Fund as of 3/31/07

Average Annual Total Returns[1]
			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (6/7/00)	5.62%	5.20%	0.19%	n/a
Investor (8/15/03)	5.36%	n/a	n/a	10.24%
Russell 1000 Growth Index*	7.06%	3.47%	–4.39%	9.35%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Investors cannot invest directly in any index.

* The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	6/7/00	8/15/03
Total Net Assets ($ x 1,000)	$75,481	$2,242
Ticker Symbol	REDIX	REFIX
Cusip	51855Q200	51855Q846
NAV	$9.76	$9.83
Net Expense Ratio[3]	0.99%	1.29%
Gross Expense Ratio[4]	1.34%	1.91%

Fund Characteristics[2]	Long
Number of Securities	341
Avg. Market Capitalization	66,533
($Wtd. x 1,000,000)
Portfolio Turnover	71%
(One year trailing)
Price to Earnings (P/E)	19.65
Price to Book (P/B)	4.78
Price to Cash Flow	14.67
Beta	1.15
Return on Equity	29.96%
Five-Year Earnings Growth	24.40%

Top Equity Holdings[2] % of Net Assets	Long
Microsoft Corp.	2.8%
Cisco Systems, Inc.	2.7%
International Business Machines Corp.	2.2%
General Electric Co.	2.0%
Johnson & Johnson	1.7%
Google, Inc., Class A	1.6%
Apple, Inc.	1.2%
Wal-Mart Stores, Inc.	1.2%
Oracle Corp.	1.2%
Intel Corp.	1.2%
Total	17.8%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

14 Laudus Trust Annual Report

Performance and Fund Facts

Laudus Rosenberg U.S. Large Capitalization

Value Fund as of 3/31/07

Average Annual Total Returns[1]
		Since Inception	Since Inception
Class and Inception Date	1 year	Institutional	Investor
Institutional (5/02/05)	13.55%**	17.39%	n/a
Investor (5/02/05)	13.22%	n/a	17.01%
Russell 1000 Value Index*	16.83%	16.61%	16.61%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Value-based investments are subject to the risk that the broad market may not recognize their value. Investors cannot invest directly in any index.

* The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower valuation ratios such as price-to-book and price-to-earnings ratios.

** One year returns presented in the table differs from the return presented in the Financial Highlights. This is a result of the calculation of the Financial Highlights return adhering to GAAP presentation.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	5/2/05	5/2/05
Total Net Assets ($ x 1,000)	$6,058	$540
Ticker Symbol	LLCVX	LCVJX
Cusip	51855Q713	51855Q721
NAV	$12.74	$12.70
Net Expense Ratio[3]	0.99%	1.29%
Gross Expense Ratio[4]	2.41%	2.78%

Fund Characteristics[2]	Long
Number of Securities	121
Avg. Market Capitalization	101,956
($Wtd. x 1,000,000)
Portfolio Turnover	108%
(One year trailing)
Price to Earnings (P/E)	12.53
Price to Book (P/B)	2.04
Price to Cash Flow	8.26
Beta	1.23
Return on Equity	18.42%
Five-Year Earnings Growth	26.99%

Top Equity Holdings[2] % of Net Assets	Long
AT & T Corp.	4.5%
Bank of America Corp.	4.5%
Exxon Mobil Corp.	4.1%
Pfizer, Inc.	4.1%
Citigroup, Inc.	3.2%
ConocoPhillips	3.1%
Verizon Communications, Inc.	2.9%
JPMorgan Chase & Co.	2.3%
McDonald’s Corp.	2.1%
Merrill Lynch & Co., Inc.	2.0%
Total	32.8%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

Laudus Trust Annual Report 15

Performance and Fund Facts

Laudus Rosenberg U.S. Discovery Fund as of 3/31/07

Average Annual Total Returns[1]

			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (9/4/01)	5.71%	13.91%	14.57%	n/a
Investor (10/3/01)	5.34%	13.56%	n/a	15.76%
Russell 2500TM Index*	8.23%	12.15%	12.49%	15.04%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Small and mid-capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility.

Investors cannot invest directly in any index.

* The Russell 2500 Index measures the performance of the 2,500 smallest companies in the Russell 3000 Index, and represents approximately 16% of the total market capitalization of the Russell 3000 Index.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	9/4/01	10/3/01
Total Net Assets ($ x 1,000)	$718,185	$217,045
Ticker Symbol	RDISX	RDIVX
Cusip	51855Q309	51855Q838
NAV	$19.80	$19.59
Gross Expense Ratio[3]	1.09%	1.43%

Fund Characteristics[2]	Long
Number of Securities	779
Avg. Market Capitalization	$2,670
($Wtd. x 1,000,000)
Portfolio Turnover	86%
(One year trailing)
Price to Earnings (P/E)	16.72
Price to Book (P/B)	2.06
Price to Cash Flow	12.52
Beta	1.27
Return on Equity	13.71%
Five-Year Earnings Growth	30.30%

Top Equity Holdings[2] % of Net Assets	Long
BMC Software, Inc.	1.8%
Avnet, Inc.	1.6%
A.G. Edwards, Inc.	1.5%
Emdeon Corp.	1.2%
Tidewater, Inc.	1.1%
Big Lots, Inc.	1.1%
LSI Logic Corp.	1.1%
Northeast Utilities	1.1%
MDU Resources Group, Inc.	1.0%
FMC Corp.	1.0%
Total	12.5%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

16 Laudus Trust Annual Report

Performance and Fund Facts

Laudus Rosenberg U.S. Small Capitalization Fund as of 3/31/07

Average Annual Total Returns[1]
				Since Inception	Since Inception	Since Inception
Class and Inception Date	1 year	5 year	10 year	Institutional	Investor	Adviser
Institutional (2/22/89)	1.11%	11.42%	12.26%	13.83%	n/a	n/a
Adviser (1/21/97)	0.90%	11.15%	11.99%	n/a	n/a	11.39%
Investor (10/22/96)	0.75%	11.03%	11.90%	n/a	12.08%	n/a
Russell 2000 Index*	5.91%	10.95%	10.23%	11.08%	9.76%	9.11%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Small capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility. Investors cannot invest directly in any index.

* The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, and represents approximately 8% of the total market capitalization of the Russell 3000 Index.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Adviser	Investor
Fund Overview[2]	Shares	Shares	Shares
Initial Investment	$50,000	$100,000	$2,500
Inception Date	2/22/89	1/21/97	10/22/96
Total Net Assets	$699,921	$48,923	$269,185
($ x 1,000)
Ticker Symbol	USCIX	LIFUX	BRSCX
Cusip	51855Q408	51855Q739	51855Q820
NAV	$12.57	$12.35	$12.22
Gross	1.04%	1.32%	1.39%
Expense Ratio[3]

Fund Characteristics[2]	Long
Number of Securities	660
Avg. Market Capitalization	1,175
($Wtd. x 1,000,000)
Portfolio Turnover	76%
(One year trailing)
Price to Earnings (P/E)	19.08
Price to Book (P/B)	1.91
Price to Cash Flow	12.04
Beta	1.32
Return on Equity	10.85%
Five-Year Earnings Growth	29.68%

Top Equity Holdings[2] % of Net Assets	Long
Delphi Financial Group, Inc., Class A	1.4%
Perot Systems Corp., Class A	1.3%
TeleTech Holdings, Inc.	1.2%
Brown Shoe Co., Inc.	1.2%
MPS Group, Inc.	1.2%
Knight Capital Group, Inc., Class A	1.1%
Regal Beloit Corp.	1.1%
Mentor Graphics Corp.	1.1%
Imation Corp.	1.0%
Woodward Governor Co.	1.0%
Total	11.6%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

Laudus Trust Annual Report 17

Performance and Fund Facts

Laudus Rosenberg International Equity Fund as of 3/31/07

Average Annual Total Returns[1]
			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (6/7/00)	18.37%	15.39%	6.42%	n/a
Investor (12/5/00)	18.08%	15.09%	n/a	8.42%
MSCI-EAFE Index*	20.69%	16.24%	5.98%	8.67%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates.

Investors cannot invest directly in any index.

* The Morgan Stanley Capital International Europe, Australasia, Far East (MSCI-EAFE Index) Index is a free float-adjusted market capitalization index that is designed to measure market equity performance in 21 developed market countries, excluding the U.S. and Canada.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares

Initial Investment	$50,000	$2,500
Inception Date	6/7/00	12/5/00
Total Net Assets ($ x 1,000)	$68,398	$61,411
Ticker Symbol	REQIX	RIEIX
Cusip	51855Q507	51855Q812
NAV	$13.58	$13.54
Net Expense Ratio[3]	1.34%	1.64%
Gross Expense Ratio[4]	1.96%	2.33%

Fund Characteristics[2]	Long
Number of Securities	387
Avg. Market Capitalization	58,632
($Wtd. x 1,000,000)
Portfolio Turnover	64%
(One year trailing)
Price to Earnings (P/E)	14.85
Price to Book (P/B)	1.92
Price to Cash Flow	9.08
Beta	1.02
Return on Equity	13.93%
Five-Year Earnings Growth	28.31%

Top Equity Holdings[2] % of Net Assets	Long
Royal Bank of Scotland Group plc	1.9%
Royal Dutch Shell plc, Class A	1.7%
Banco Santander Central Hispano S.A.	1.6%
UBS AG — Reg’d	1.6%
Telefonica S.A.	1.5%
DaimlerChrysler AG — Reg’d	1.5%
Nestle S.A. — Reg’d	1.4%
Deutsche Bank AG — Reg’d	1.3%
Fortis	1.3%
Bayer AG	1.3%
Total	15.1%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

18 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg International Equity Fund as of 3/31/07

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 19

Performance and Fund Facts

Laudus Rosenberg International Discovery Fund as of 3/31/07

Total Returns[1]
		Since Inception	Since Inception
Class and Inception Date	1 year	Institutional**	Investor**
Institutional (5/31/06)	n/a	21.90%	n/a
Investor (5/31/06)	n/a	n/a	21.62%
S&P/Citigroup Global ex US BMI $2-10 Bill Cap Range*	n/a	22.73%	22.73%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates. Investing in emerging markets accentuates these risks.

Small capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility.

Investors cannot invest directly in any index.

* The S&P/Citigroup Global ex US Broad Market Index (BMI) $2 - $10 Bill Cap Range includes companies in approximately 52 developed and emerging markets with more than $100 million of free float capitalization.

** For the period from inception 5/31/06 through 3/31/07. Not annualized.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	5/31/06	5/31/06
Total Net Assets ($ x 1,000)	$19,173	$51,572
Ticker Symbol	LIDSX	LIDIX
Cusip	51855Q689	51855Q697
NAV	$12.05	$12.04
Net Expense Ratio[3]	1.34%	1.65%
Gross Expense Ratio[4]	1.34%	1.74%

Fund Characteristics[2]	Long
Number of Securities	475
Avg. Market Capitalization	6,902
($Wtd. x 1,000,000)
Portfolio Turnover	106%
(One year trailing)
Price to Earnings (P/E)	16.26
Price to Book (P/B)	1.83
Price to Cash Flow	8.72
Beta	1.01
Return on Equity	12.06%
Five-Year Earnings Growth	28.50%

Top Equity Holdings[2] % of Net Assets	Long
Sumitomo Metal Mining Co., Ltd.	0.7%
Compagnie Generale des Etablissements Michelin,	0.7%
Class B
Suncorp-Metway Ltd.	0.7%
Kobe Steel Ltd.	0.7%
Cap Gemini S.A.	0.6%
Asahi Kasei Corp.	0.6%
Infineon Technologies AG	0.6%
Saputo, Inc.	0.6%
Konica Minolta Holdings, Inc.	0.6%
National Bank of Canada	0.6%
Total	6.4%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

20 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg International Discovery Fund as of 3/31/07

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 21

Performance and Fund Facts

Laudus Rosenberg International Small Capitalization Fund as of 3/31/07

Average Annual Total Returns[1]
				Since Inception	Since Inception
Class and Inception Date	1 year	5 year	10 years	Institutional	Investor
Institutional (9/23/96)	20.82%	27.42%	13.41%	12.85%	n/a
Investor (10/29/96)	20.35%	27.05%	13.06%	n/a	12.59%
S&P/Citigroup World ex US EMI*	23.14%	23.89%	11.57%	10.73%	10.85%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates.

Small capitalization funds typically carry additional risks since smaller companies generally have experienced a greater degree of market volatility.

Investors cannot invest directly in any index.

* S&P/Citigroup World ex US Extended Market Index (EMI) is a float-adjusted index which measures the performance of small companies (approximately the bottom 20% by market capitalization) in 25 developed equity markets.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares

Initial Investment	$50,000	$2,500
Inception Date	9/23/96	10/29/96
Total Net Assets ($ x 1,000)	$1,048,829	$882,163
Ticker Symbol	ICSIX	RISIX
Cusip	51855Q606	51855Q796
NAV	$22.67	$22.38
Gross Expense Ratio[3]	1.25%	1.60%

Fund Characteristics[2]	Long

Number of Securities	1,119
Avg. Market Capitalization	4,344
($Wtd. x 1,000,000)
Portfolio Turnover	92%
(One year trailing)
Price to Earnings (P/E)	16.26
Price to Book (P/B)	1.64
Price to Cash Flow	8.79
Beta	1.04
Return on Equity	10.81%
Five-Year Earnings Growth	27.14%

Top Equity Holdings[2] % of Net Assets	Long

Compagnie Generale des Etablissements Michelin,
Class B	1.4%
Enterprise Inns plc	1.2%
Swiss Life Holding — Reg’d	1.2%
Cable & Wireless	1.1%
Antofagasta plc	1.1%
IFIL — Investments S.p.A.	1.1%
Infineon Technologies AG	1.1%
International Power plc	1.0%
Friends Provident plc	0.9%
Air France-KLM	0.9%
Total	11.0%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

22 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg International Small Capitalization Fund as of 3/31/07

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 23

Performance and Fund Facts

Laudus Rosenberg U.S. Large/Mid Capitalization

Long/Short Equity Fund as of 3/31/07

Average Annual Total Returns[1]
			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (10/19/98)	4.98%	4.80%	5.06%	n/a
Investor (11/11/98)	4.68%	4.48%	n/a	4.74%
90 day T-bills	5.24%	2.68%	3.45%	3.43%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Mid-capitalization stocks typically carry additional risk, since smaller companies generally have higher risk and volatility.

Investments in long/short funds are more volatile and risky than some other forms of investments. Since they have both long and short portfolios, an investment will involve risks associated with twice the number of investment decisions made for a typical stock fund. These types of Funds typically have a high portfolio turnover that could increase transaction costs and cause short-term capital gains to be realized. While it may be the intent of the Manager to take long positions in stocks that outperform the market and short positions in stocks that underperform the market, there is no assurance that the Manager will be successful.

The Fund uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund’s performance. AXA Rosenberg attempts to achieve returns for the Fund’s shareholders which exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other differences, U.S. Treasury Bills are backed by the full faith and credit of the U.S. Government, U.S. Treasury Bills have a fixed rate of return, investors in U.S. Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in U.S. Treasury Bills.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	10/19/98	11/11/98
Total Net Assets
($ x 1,000)	$10,176	$9,148
Ticker Symbol	SSMNX	RMNIX
Cusip	51855Q804	51855Q770
NAV	$12.14	$12.19
Net Expense Ratio[3]	1.24%	1.54%
Net Expense Ratio[4] (paid by
shareholders)	2.69%	2.99%
Gross Expense Ratio[5]	3.01%	3.31%

Fund Characteristics[2]	Long	Short
Number of Securities	72.00	65
Avg. Market Capitalization	56,875	49,181
($Wtd. x 1,000,000)
Portfolio Turnover	169%	116%
(One year trailing)
Price to Earnings (P/E)	15.73	48.62
Price to Book (P/B)	2.68	3.98
Price to Cash Flow	11.34	15.97
Beta	1.20	1.15
Return on Equity	19.59%	8.41%
Five-Year Earnings Growth	24.27%	19.81%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Excludes dividend expense on securities sold short, an expense associated with executing this strategy. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Includes dividend expense on securities sold short. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

5 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

24 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg U.S. Large/Mid Capitalization

Long/Short Equity Fund as of 3/31/07

Top Equity Holdings[1] % of Net Assets	Long

AT&T Corp.	4.6%
The Allstate Corp.	4.2%
Union Pacific Corp.	4.2%
International Business Machines Corp.	4.1%
Bank of America Corp.	3.8%
Loews Corp.	3.5%
Merrill Lynch & Co., Inc.	3.0%
PG&E Corp.	3.0%
ACE Ltd.	3.0%
Honeywell International, Inc.	2.8%
Total	36.2%

Top Equity Holdings[1] % of Net Assets	Short

Microsoft Corp.	4.2%
Yahoo! Inc.	3.9%
eBay, Inc.	3.6%
The Procter & Gamble Co.	3.5%
Intel Corp.	3.4%
TXU Corp.	2.9%
The Dow Chemical Co.	2.8%
Adobe Systems, Inc.	2.7%
Amgen, Inc.	2.6%
Ford Motor Co.	2.6%
Total	32.2%

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 25

Performance and Fund Facts

Laudus Rosenberg Global Long/Short Equity Fund as of 3/31/07

Average Annual Total Returns[1]

			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (9/29/00)	1.77%	4.49%	4.70%	n/a
Investor (8/23/01)	1.45%	4.17%	n/a	4.36%
90 day T-bills	5.24%	2.68%	2.97%	2.68%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Investments in long/short funds are more volatile and risky than some other forms of investments. Since they have both long and short portfolios, an investment will involve risks associated with twice the number of investment decisions made for a typical stock fund. These types of Funds typically have a high portfolio turnover that could increase transaction costs and cause short-term capital gains to be realized. While it may be the intent of the Manager to take long positions in stocks that outperform the market and short positions in stocks that underperform the market, there is no assurance that the Manager will be successful.

The Fund uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund’s performance. AXA Rosenberg attempts to achieve returns for the Fund’s shareholders which exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other differences, U.S. Treasury Bills are backed by the full faith and credit of the U.S. Government, U.S. Treasury Bills have a fixed rate of return, investors in U.S. Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in U.S. Treasury Bills.

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency exchange rates.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview [2]	Shares	Shares
Initial Investment	$50,000	$2,500
Inception Date	9/29/00	8/23/01
Total Net Assets ($ x 1,000)	$17,005	$3,655
Ticker Symbol	MSMNX	RMSIX
Cusip	51855Q879	51855Q754
NAV	$12.23	$12.12
Net Expense Ratio[3]	1.99%	2.29%
Net Expense Ratio[4] (paid by
shareholders)	3.07%	3.37%
Gross Expense Ratio[5]	3.31%	3.68%

Fund Characteristics[2]	Long	Short
Number of Securities	413	424
Avg. Market Capitalization
($Wtd. x 1,000,000)	27,366	25,073
Portfolio Turnover	234%	157%
(One year trailing)
Price to Earnings (P/E)	20.15	26.68
Price to Book (P/B)	2.23	3.31
Price to Cash Flow	10.92	15.53
Beta	1.26	1.12
Return on Equity	12.05%	13.47%
Five-Year Earnings Growth	28.08%	27.13%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Excludes dividend expense on securities sold short, an expense associated with executing this strategy. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

4 Net Expenses. Reflects expenses expected to be charged to shareholders through at least 7/30/09. Includes dividend expense on securities sold short. Adviser expects to hold expenses at this level by waiving its management fee and/or bearing other expenses. Please see the prospectus for more information.

5 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 – 7/31/07. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

26 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg Global Long/Short Equity Fund as of 3/31/07

Top Equity Holdings [1] % of Net Assets	Long

Cisco Systems, Inc.	2.2%
Union Pacific Corp.	1.2%
Bank of America Corp.	1.1%
AT&T Corp.	1.1%
International Business Machines Corp.	1.0%
J.C. Penney Co., Inc.	0.9%
Celgene Corp.	0.9%
Merrill Lynch & Co., Inc.	0.9%
NII Holdings, Inc.	0.9%
Loews Corp.	0.9%
Total	11.1%

Top Equity Holdings[1] % of Net Assets	Short

Intel Corp.	1.8%
Yahoo! Inc.	1.8%
eBay, Inc.	1.7%
QUALCOMM, Inc.	1.5%
Dell, Inc.	1.5%
United Parcel Service, Inc., Class B	1.4%
Microsoft Corp.	1.3%
Wm. Wrigley Jr. Co.	1.0%
Amazon.com, Inc.	0.8%
Genentech, Inc.	0.8%
Total	13.6%

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 27

Performance and Fund Facts

Laudus Rosenberg Value Long/Short Equity Fund as of 3/31/07

Average Annual Total Returns[1]
			Since Inception	Since Inception
Class and Inception Date	1 year	5 year	Institutional	Investor
Institutional (12/16/97)	3.19%	4.39%	2.82%	n/a
Investor (12/18/97)	2.81%	4.07%	n/a	2.49%
90 day T-bills	5.24%	2.68%	3.59%	3.59%

Past performance does not guarantee future results. The performance data quoted represents past performance, and current returns may be lower or higher. The performance information does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, visit www.laudusfunds.com.

Performance data quoted does not reflect the non-recurring redemption fee of 2% that may be charged if shares are sold or exchanged within 30 days of the purchase date. If these fees were reflected, the performance data quoted would be lower.

Investments in long/short funds are more volatile and risky than some other forms of investments. Since they have both long and short portfolios, an investment will involve risks associated with twice the number of investment decisions made for a typical stock fund. These types of Funds typically have a high portfolio turnover that could increase transaction costs and cause short-term capital gains to be realized. While it may be the intent of the Manager to take long positions in stocks that outperform the market and short positions in stocks that underperform the market, there is no assurance that the Manager will be successful.

The Fund uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund’s performance. AXA Rosenberg attempts to achieve returns for the Fund’s shareholders which exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other differences, U.S. Treasury Bills are backed by the full faith and credit of the U.S. Government, U.S. Treasury Bills have a fixed rate of return, investors in U.S. Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in U.S. Treasury Bills.

Small- and mid-capitalization funds typically carry additional risk since small- and mid-capitalization companies generally have a higher risk of failure.

Value-based investments are subject to the risk that the broad market may not recognize their value.

1 Total returns include change in share price and reinvestment of distributions. Total returns may reflect the waiver of a portion of a Fund’s advisory fees for certain periods since the inception date. In such instances, and without the waiver of fees, total returns would have been lower.

	Institutional	Investor
Fund Overview[2]	Shares	Shares

Initial Investment	$50,000	$2,500
Inception Date	12/16/97	12/18/97
Total Net Assets	$260,596	$64,400
($ x 1,000)
Ticker Symbol	BMNIX	BRMIX
Cusip	51855Q861	51855Q762
NAV	$10.75	$10.63
Gross Expense Ratio[3]	1.74%	2.04%
Gross Expense Ratio[4] (paid by	2.89%	3.19%
shareholders)

Fund Characteristics[2]	Long	Short

Number of Securities	799	472
Avg. Market Capitalization	3,562	3,321
($Wtd. x 1,000,000)
Portfolio Turnover	140%	119%
(One year trailing)
Price to Earnings (P/E)	17.20	45.27
Price to Book (P/B)	2.04	2.83
Price to Cash Flow	12.77	19.36
Beta	1.35	1.36
Return on Equity	13.15%	6.44%
Five-Year Earnings Growth	29.60%	13.82%

2 Portfolio holdings are subject to change and may not represent current or future holdings.

3 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 - 7/31/07. Excludes dividend expense on securities sold short, an expense associated with executing this strategy. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

4 Total Annual Fund Operating Expenses. Provides the expense ratio projected for this Share Class for the period 7/31/06 - 7/31/07. Includes dividend expense on securities sold short, an expense associated with executing this strategy. Actual expenses influenced by total assets and may be reduced based on contractual fee waiver by Adviser. Please see the prospectus for more information.

28 Laudus Trust Annual Report

Performance and Fund Facts continued

Laudus Rosenberg Value Long/Short Equity Fund as of 3/31/07

Top Equity Holdings[1] % of Net Assets	Long

United States Steel Corp.	1.3%
NII Holdings, Inc.	1.2%
Celgene Corp.	1.2%
Avnet, Inc.	1.1%
Allegheny Technologies, Inc.	1.1%
ENSCO International, Inc.	1.1%
The Sherwin-Williams Co.	1.1%
BMC Software, Inc.	1.0%
A.G. Edwards, Inc.	1.0%
Phillips-Van Heusen Corp.	0.9%
Total	11.0%

Top Equity Holdings[1] % of Net Assets	Short

Sovereign Bancorp, Inc.	1.0%
Developers Diversified Realty Corp.	1.0%
Activision, Inc.	1.0%
Intuitive Surgical, Inc.	1.0%
New York Community Bancorp, Inc.	1.0%
Plum Creek Timber Co., Inc.	1.0%
VeriSign, Inc.	1.0%
Altera Corp.	0.9%
R.H. Donnelley Corp.	0.9%
Kinder Morgan Management, LLC	0.9%
Total	9.7%

1 Portfolio holdings are subject to change and may not represent current or future holdings.

Laudus Trust Annual Report 29

Disclosure of Fund Expenses (Unaudited)

Examples for a $1,000 Investment

As a fund shareholder, you incur two types of costs: transaction costs, such as redemption fees; and, ongoing costs, such as management fees, transfer agent and shareholder services fees, and other fund expenses.

The expense examples below are intended to help you understand your ongoing cost (in dollars) of investing in a fund and to compare this cost with the ongoing cost of investing in other mutual funds. These examples are based on an investment of $1,000 invested for the period beginning October 1, 2006 and held through March 31, 2007, unless otherwise noted.

Actual Return lines in the table below provide information about actual account values and actual expenses. You may use this information, together with the amount you invested, to estimate the expenses that you paid over the period. To do so, simply divide your account value by $1,000 (for example, an $8,600 account value ?$1,000 = 8.6), then multiply the result by the number given for your fund or share class under the heading entitled ‘‘Expenses Paid During Period.’’

Hypothetical Return lines in the table below provide information about hypothetical account values and hypothetical expenses based on a fund’s share classes’ actual expense ratios and an assumed return of 5% per year before expenses. Because the return used is not an actual return, it may not be used to estimate the actual ending account value or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only, and do not reflect any transactional costs, such as redemption fees. If these transactional costs were included, your costs would have been higher.

			Ending
		Beginning	Account Value	Expenses
Expense		Account	(Net of	Paid During
Ratio[1]		Value	Expenses)	Period[2]
(Annualized)		at 10/1/06	at 3/31/07	10/1/06 - 3/31/07
Laudus Rosenberg U.S. Large Capitalization Fund
Institutional Shares	1.00%
Actual Return		$1,000	$1,094.18	$5.22
Hypothetical 5% Return		$1,000	$1,019.95	$5.04
Investor Shares	1.31%
Actual Return		$1,000	$1,091.93	$6.83
Hypothetical 5% Return		$1,000	$1,018.40	$6.59
Laudus Rosenberg U.S. Large Capitalization Growth Fund
Institutional Shares	0.99%
Actual Return		$1,000	$1,077.20	$5.13
Hypothetical 5% Return		$1,000	$1,020.00	$4.99
Investor Shares	1.29%
Actual Return		$1,000	$1,075.50	$6.68
Hypothetical 5% Return		$1,000	$1,018.50	$6.49
Laudus Rosenberg U.S. Large Capitalization Value Fund
Institutional Shares	0.99%
Actual Return		$1,000	$1,097.60	$5.18
Hypothetical 5% Return		$1,000	$1,020.13	$4.99
Investor Shares	1.29%
Actual Return		$1,000	$1,096.20	$6.74
Hypothetical 5% Return		$1,000	$1,018.64	$6.49
Laudus Rosenberg U.S. Discovery Fund
Institutional Shares	0.97%
Actual Return		$1,000	$1,120.00	$5.13
Hypothetical 5% Return		$1,000	$1,020.09	$4.89
Investor Shares	1.37%
Actual Return		$1,000	$1,117.90	$7.23
Hypothetical 5% Return		$1,000	$1,018.10	$6.89

1 Based on the most recent six-month expense ratio; may differ from the expense ratio provided in Financial Highlights.

2 Expenses for each fund or share class are equal to that fund’s or share class’ annualized expense ratio (net of any expenses waived or reimbursed), multiplied by the average account value for the hypothetical account over the period, multiplied by 182 days of the period, and divided by 365 days of the fiscal year.

30 Laudus Trust Annual Report

			Ending
		Beginning	Account Value	Expenses
	Expense	Account	(Net of	Paid During
	Ratio[1]	Value	Expenses)	Period[2]
	(Annualized)	at 10/1/06	at 3/31/07	10/1/06 - 3/31/07
Laudus Rosenberg U.S. Small
Capitalization Fund
Institutional Shares	0.92%
Actual Return		$1,000	$1,089.30	$4.79
Hypothetical 5% Return		$1,000	$1,020.34	$4.63
Adviser Shares	1.17%
Actual Return		$1,000	$1,088.20	$6.09
Hypothetical 5% Return		$1,000	$1,019.10	$5.89
Investor Shares	1.28%
Actual Return		$1,000	$1,087.30	$6.66
Hypothetical 5% Return		$1,000	$1,018.55	$6.44
Laudus Rosenberg International Equity Fund
Institutional Shares	1.34%
Actual Return		$1,000	$1,154.40	$7.20
Hypothetical 5% Return		$1,000	$1,018.25	$6.74
Investor Shares	1.64%
Actual Return		$1,000	$1,152.40	$8.80
Hypothetical 5% Return		$1,000	$1,016.75	$8.25
Laudus Rosenberg International Discovery Fund
Institutional Shares	1.34%
Actual Return		$1,000	$1,189.20	$7.31
Hypothetical 5% Return		$1,000	$1,018.25	$6.74
Investor Shares	1.64%
Actual Return		$1,000	$1,187.60	$8.94
Hypothetical 5% Return		$1,000	$1,016.75	$8.25
Laudus Rosenberg International Small Capitalization Fund

Institutional Shares	1.10%
Actual Return		$1,000	$1,202.42	$6.04
Hypothetical 5% Return		$1,000	$1,019.45	$5.54
Investor Shares	1.50%
Actual Return		$1,000	$1,200.05	$8.23
Hypothetical 5% Return		$1,000	$1,017.45	$7.54
Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund
Institutional Shares	2.59%
Actual Return		$1,000	$1,036.00	$13.15
Hypothetical 5% Return		$1,000	$1,012.02	$12.99
Investor Shares	2.90%
Actual Return		$1,000	$1,034.80	$14.71
Hypothetical 5% Return		$1,000	$1,010.47	$14.54
Laudus Rosenberg Global Long/Short Equity Fund
Institutional Shares	3.05%
Actual Return		$1,000	$1,035.34	$15.48
Hypothetical 5% Return		$1,000	$1,009.72	$15.28
Investor Shares	3.36%
Actual Return		$1,000	$1,033.17	$17.03
Hypothetical 5% Return		$1,000	$1,008.18	$16.82
Laudus Rosenberg Value Long/Short Equity Fund
Institutional Shares	3.09%
Actual Return		$1,000	$1,026.10	$15.61
Hypothetical 5% Return		$1,000	$1,009.52	$15.48
Investor Shares	3.39%
Actual Return		$1,000	$1,024.20	$17.11
Hypothetical 5% Return		$1,000	$1,008.03	$16.97

1 Based on the most recent six-month expense ratio; may differ from the expense ratio provided in Financial Highlights.

2 Expenses for each fund or share class are equal to that fund’s or share class’ annualized expense ratio (net of any expenses waived or reimbursed), multiplied by the average account value for the hypothetical account over the period, multiplied by 182 days of the period, and divided by 365 days of the fiscal year.

Laudus Trust Annual Report 31

Laudus Rosenberg U.S. Large Capitalization Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

99.4%	Common Stock	92,204,139	104,326,475
— %	Short-Term Investment	40,000	40,000

99.4%	Total Investments	92,244,139	104,366,475
0.6%	Other Assets and
	Liabilities		628,072

100.0%	Net Assets		104,994,547

	Number of	Value
Security	Shares	($)

Common Stock 99.4% of net assets

Agriculture, Food & Beverage 2.9%
Bunge Ltd.	730	60,020
Campbell Soup Co.	13,400	521,930
Corn Products International, Inc.	3,700	131,683
General Mills, Inc.	17,290	1,006,624
H.J. Heinz Co.	1,140	53,717
Kellogg Co.	14,100	725,163
Seaboard Corp.	127	287,020
The Pepsi Bottling Group, Inc.	8,590	273,935
		3,060,092
Airlines 0.5%
FedEx Corp.	4,980	535,001
Banks & Credit Institutions 7.3%
Bank of America Corp.	75,420	3,847,929
The Bank of New York Co., Inc.	33,249	1,348,247
The First Marblehead Corp.	460	20,649
Wachovia Corp.	44,000	2,422,200
		7,639,025
Basic Minerals & Metals 3.9%
Allegheny Technologies, Inc.	5,670	604,932
Chaparral Steel Co.	2,260	131,464
Freeport-McMoran Copper & Gold,
Inc., Class B	10,170	673,152
Nucor Corp.	12,091	787,487
Precision Castparts Corp.	7,386	768,513
Reliance Steel & Aluminum Co.	4,000	193,600
Southern Copper Corp.	2,800	200,648
Steel Dynamics, Inc.	3,507	151,503
United States Steel Corp.	6,300	624,771
		4,136,070
Beer, Liquor, & Tobacco 2.9%
Altria Group, Inc.	10,874	954,846
Anheuser-Busch Cos., Inc.	32,600	1,644,996
UST, Inc.	7,460	432,531
		3,032,373
Biotechnology 1.0%
Celgene Corp. *	19,500	1,022,970
Cellular & Wireless 0.6%
NII Holdings, Inc. *	8,300	615,694

Chemicals & Rubber 1.4%
Cabot Corp.	3,890	185,670
Celanese Corp., Series A	4,600	141,864

	Number of	Value
Security	Shares	($)
FMC Corp.	2,260	170,472
Hercules, Inc. *	6,400	125,056
Nalco Holding Co.	6,600	157,740
The Sherwin-Williams Co.	10,980	725,119
		1,505,921
Commercial Aircraft & Components 0.3%
Rockwell Collins, Inc.	5,280	353,390
Communications Utilities 5.3%
AT&T Corp.	100,751	3,972,612
CenturyTel, Inc.	400	18,076
Comcast Corp., Class A *	30,711	796,950
Qwest Communications
International, Inc. *	54,691	491,672
The DIRECTV Group, Inc. *	10,150	234,161
		5,513,471
Construction & Homebuilding 0.0%
Granite Construction, Inc.	380	20,999
Construction Materials 0.3%
MDU Resources Group, Inc.	10,547	303,121
Consumer Durables 0.7%
Harley-Davidson, Inc.	12,422	729,793
Drugs & Pharmaceuticals 3.6%
King Pharmaceuticals, Inc. *	7,510	147,722
Merck & Co., Inc.	3,850	170,055
NBTY, Inc. *	3,000	159,120
Pfizer, Inc.	75,732	1,912,990
Schering-Plough Corp.	37,420	954,584
Wyeth	8,440	422,253
		3,766,724
Electric Utilities 3.8%
Alliant Energy Corp.	7,060	316,429
Consolidated Edison, Inc.	13,420	685,225
Constellation Energy Group	2,620	227,809
Edison International	13,300	653,429
Exelon Corp.	390	26,797
FPL Group, Inc.	13,100	801,327
Northeast Utilities	9,277	304,007
PG&E Corp.	18,300	883,341
Puget Energy, Inc.	1,580	40,574
Westar Energy, Inc.	2,370	65,223
		4,004,161
Forest Products & Paper 1.1%
3M Co.	4,559	348,444
International Paper Co.	23,400	851,760
		1,200,204
Furniture & Household Items 1.5%
Acuity Brands, Inc.	2,400	130,656
Hasbro, Inc.	9,800	280,476
International Game Technology	16	646
Mattel, Inc.	22,010	606,816
Steelcase, Inc., Class A	4,800	95,472
The Procter & Gamble Co.	7,000	442,120

1,556,186

32 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large Capitalization Fund

	Number of	Value
Security	Shares	($)

Government Aircraft & Defense 2.1%
Garmin Ltd.	10,121	548,052
General Dynamics Corp.	8,580	655,512
Lockheed Martin Corp.	1,600	155,232
Raytheon Co.	16,950	889,197
		2,247,993
Health Care & Hospital 1.0%
Health Net, Inc. *	6,516	350,626
Humana, Inc. *	9,600	556,992
Laboratory Corp. of America
Holdings *	2,560	185,933
Manor Care, Inc.	80	4,349
		1,097,900
Information & Services 1.8%
Accenture Ltd., Class A	25,140	968,896
IAC/InterActive Corp. *	9,262	349,270
Manpower, Inc.	2,590	191,064
Sotheby’s	1,060	47,149
The Dun & Bradstreet Corp.	4,080	372,096
		1,928,475
Instruments 3.0%
Baxter International, Inc.	25,850	1,361,519
Honeywell International, Inc.	18,500	852,110
Johnson & Johnson	5,130	309,134
Mettler-Toledo International, Inc. *	1,070	95,840
PerkinElmer, Inc.	7,700	186,494
Waters Corp. *	6,300	365,400
		3,170,497
Insurance 9.1%
ACE Ltd.	15,800	901,548
Alleghany Corp. *	326	121,943
American Financial Group, Inc.	5,250	178,710
American International Group, Inc.	2,300	154,606
American National Insurance Co.	440	56,289
Arch Capital Group Ltd. *	4,100	279,661
Aspen Insurance Holdings Ltd.	4,890	128,167
CNA Financial Corp. *	3,040	130,994
Endurance Specialty Holdings Ltd.	3,560	127,234
Everest Re Group Ltd.	3,400	326,978
Loews Corp.	25,200	1,144,836
MetLife, Inc.	21,900	1,382,985
PartnerRe Ltd.	1,380	94,585
Prudential Financial, Inc.	12,214	1,102,436
Radian Group, Inc.	4,800	263,424
Reinsurance Group of America, Inc.	1,870	107,936
The Allstate Corp.	25,500	1,531,530
The Chubb Corp.	3,650	188,596
The Travelers Cos., Inc. *	12,330	638,324
Wesco Financial Corp.	200	92,000
XL Capital Ltd., Class A	8,730	610,751
		9,563,533

Integrated Oil Companies 5.9%
Chevron Corp.	7,512	555,588
Exxon Mobil Corp.	61,090	4,609,240

	Number of	Value
Security	Shares	($)

Hess Corp.	10,400	576,888
Marathon Oil Corp.	4,840	478,337
		6,220,053
IT Hardware 4.1%
Amphenol Corp., Class A	5,600	361,592
Cisco Systems, Inc. *	117,942	3,011,059
Harris Corp.	3,600	183,420
LSI Logic Corp. *	11,451	119,548
MEMC Electronic Materials, Inc. *	8,960	542,797
NVIDIA Corp. *	795	22,880
ON Semiconductor Corp. *	1,690	15,075
		4,256,371
Land & Water Transportation 1.3%
Burlington Northern Santa Fe Corp.	430	34,585
CSX Corp.	70	2,804
Seacor Holdings, Inc. *	500	49,200
Union Pacific Corp.	12,270	1,246,018
		1,332,607
Metal Products & Machinery 3.8%
AGCO Corp. *	3,120	115,346
American Standard Cos., Inc.	9,610	509,522
Dover Corp.	7	342
General Electric Co.	49,900	1,764,464
Lincoln Electric Holdings, Inc.	2,110	125,672
Parker Hannifin Corp.	7,000	604,170
SPX Corp.	3,540	248,508
Terex Corp. *	5,714	410,037
The Manitowoc Co., Inc.	1,210	76,871
Varian Semiconductor Equipment
Associates, Inc. *	3,013	160,834
		4,015,766
Miscellaneous Finance 4.9%
A.G. Edwards, Inc.	4,400	304,392
Chicago Mercantile Exchange
Holdings, Inc., Class A	334	177,842
Citigroup, Inc.	14,200	729,028
JPMorgan Chase & Co.	37,011	1,790,592
Merrill Lynch & Co., Inc.	24,300	1,984,581
Morgan Stanley	1,434	112,942
		5,099,377
Oil & Coal Resources 0.3%
XTO Energy, Inc.	5,530	303,099
Oil Distribution 0.3%
Holly Corp.	2,720	161,296
Tesoro Corp.	1,420	142,611
		303,907
Oil Drilling & Services 2.0%
Diamond Offshore Drilling, Inc.	3,370	272,801
ENSCO International, Inc.	9,000	489,600
GlobalSantaFe Corp.	10,540	650,107
Noble Corp.	3,570	280,888
Superior Energy Services, Inc. *	4,900	168,903
Tidewater, Inc.	3,800	222,604
		2,084,903

See financial notes.

Laudus Funds Annual Report 33

Laudus Rosenberg U.S. Large Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Photo-optical, Micros & Office Machinery 2.1%
Brocade Communications Systems,
Inc. *	7,970	75,874
Hewlett-Packard Co.	51,920	2,084,069
		2,159,943
Publishing, Broadcasting & Cinema	5.9%
CBS Corp., Class B	25,208	771,113
Gannett Co., Inc.	13,660	768,921
News Corp., Class A	82,749	1,913,157
The Walt Disney Co.	59,627	2,052,957
Time Warner, Inc.	33,333	657,327
		6,163,475
Real Estate Development 0.2%
Service Corp. International	13,490	159,991
Real Estate Investment Trusts 0.1%
HRPT Properties Trust	12,150	149,445
Restaurants, Hotels & Theaters	1.9%
Burger King Holdings, Inc.	300	6,480
McDonald’s Corp.	44,780	2,017,339
		2,023,819
Retail 3.6%
Abercrombie & Fitch Co., Class A	5,700	431,376
American Eagle Outfitters, Inc.	4,050	121,459
AutoZone, Inc. *	3,340	427,988
Big Lots, Inc. *	6,100	190,808
CVS/Caremark Corp.	1,100	37,554
J.C. Penney Co., Inc.	11,990	985,098
Nordstrom, Inc.	13,140	695,632
OfficeMax, Inc.	4,160	219,398
Safeway, Inc.	9,950	364,568
The Kroger Co.	10,240	289,280
The Men’s Wearhouse, Inc.	450	21,173
		3,784,334
Soaps & Cosmetics 0.1%
Avon Products, Inc.	1,640	61,106
The Estee Lauder Cos., Inc., Class A	140	6,839
		67,945
Software 7.0%
BMC Software, Inc. *	12,160	374,406
Cadence Design Systems, Inc. *	10,750	226,395
Cognizant Technology Solutions
Corp., Class A *	7,819	690,183

	Number of	Value
Security	Shares	($)

Computer Sciences Corp. *	5,360	279,417
International Business Machines
Corp.	30,645	2,888,598
Microsoft Corp.	24,270	676,405
Oracle Corp. *	116,220	2,107,069
Sybase, Inc. *	2,070	52,330
THQ, Inc. *	613	20,958
		7,315,761
Textiles & Apparel 0.8%
Coach, Inc. *	3,745	187,437
Guess?, Inc.	2,140	86,649
Liz Claiborne, Inc.	6,260	268,241
Polo Ralph Lauren Corp.	3,447	303,853
		846,180
Wholesale 1.0%
Anixter International, Inc. *	1,700	112,098
Arrow Electronics, Inc. *	7,170	270,668
Avnet, Inc. *	7,600	274,664
W.W. Grainger, Inc.	4,900	378,476
		1,035,906
Total Common Stock (Cost $92,204,139)		104,326,475

	Face
Security	Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment 0.0% of net assets

Repurchase Agreement 0.0%
Fixed Income Clearing Corp. dated
03/30/07, due 04/02/07 at 5.00%,
with a maturity value of $40,017
(fully collateralized by United
States Treasury Note with a value
of $44,438.)	40,000	40,000
Total Short-Term Investment
(Cost $40,000)		40,000

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$92,471,527, and the unrealized appreciation and depreciation were $12,476,310 and ($581,362), respectively, with a net
unrealized appreciation of $11,894,948.

* Non-income producing security.

34 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large Capitalization Growth Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

99.2%	Common Stock	69,070,731	77,114,283

99.2%	Total Investments	69,070,731	77,114,283
8.0%	Collateral for
	Securities on Loan	6,243,025	6,243,025
(7.2)%	Other Assets and
	Liabilities		(5,634,450)

100.0%	Net Assets		77,722,858

	Number of	Value
Security	Shares	($)

Common Stock 99.2% of net assets

Agriculture, Food & Beverage 3.0%
Campbell Soup Co. (a)	3,100	120,744
General Mills Inc	1,490	86,748
H.J. Heinz Co.	4,100	193,192
Kellogg Co.	3,900	200,577
PepsiCo, Inc.	13,100	832,636
The Coca-Cola Co.	17,300	830,400
The Pepsi Bottling Group, Inc.	2,800	89,292
		2,353,589
Airlines 1.1%
AMR Corp. (a)*	3,270	99,572
Continental Airlines, Inc., Class B *	2,900	105,531
FedEx Corp.	5,200	558,636
U S Airways Group Inc	2,100	95,508
		859,247
Autos 0.3%
Autoliv, Inc.	483	27,584
BorgWarner, Inc. (a)	200	15,084
PACCAR, Inc. (a)	3,100	227,540
		270,208
Banks & Credit Institutions 4.1%
Alliance Data Systems Corp	2,100	129,402
American Express Co.	8,900	501,960
Bank of America Corp.	400	20,408
Deere & Co.	800	86,912
First Marblehead Corp (a)	1,715	76,986
Freddie Mac	2,500	148,725
Harley-Davidson, Inc. (a)	5,600	329,000
Investors Financial Services Corp.	2,100	122,115
Mellon Financial Cor	6,300	271,782
Northern Trust Corp (a)	3,900	234,546
SLM Corp.	2,300	94,070
State Street Corp	5,800	375,550
Synovus Financial Corp (a)	4,700	151,998
The Bank of New York Co., Inc.	2,000	81,100
U.S. Bancorp (a)	500	17,485
Wachovia Corp.	3,400	187,170

Wells Fargo & Co.	9,730	335,004
		3,164,213
Basic Minerals & Metals 1.9%
Alcoa, Inc.	6,900	233,910
Allegheny Technologies, Inc.	2,000	213,380
Carpenter Technology Corp. (a)	900	108,684

	Number of	Value
Security	Shares	($)

Freeport-McMoran Copper & Gold,
Inc., Class B	2,900	191,951
Harsco Corp. (a)	2,400	107,664
Newmont Mining Corp. (a)	2,200	92,378
Precision Castparts Corp.	2,700	280,935
Southern Copper Corp. (a)	1,600	114,656
Titanium Metals Corp *	2,800	100,464
		1,444,022
Beer, Liquor, & Tobacco 1.3%
Altria Group, Inc.	5,200	456,612
Anheuser-Busch Cos., Inc.	9,300	469,278
UST, Inc. (a)	2,100	121,758
		1,047,648
Biotechnology 1.8%
Amgen, Inc. *	9,400	525,272
Celgene Corp. (a)*	7,200	377,712
Genentech, Inc. *	3,400	279,208
Gilead Sciences, Inc. *	3,300	252,450
		1,434,642
Cellular & Wireless 0.5%
NII Holdings, Inc. *	3,200	237,376
Sprint Nextel Corp.	5,100	96,696
U.S. Cellular Corp. *	1,000	73,450
		407,522
Chemicals & Rubber 3.1%
Cabot Corp. (a)	1,000	47,730
Celanese Corp., Series A	1,600	49,344
Du Pont De Nemours	12,800	632,704
International Flavors & Fragrances,
Inc. (a)	2,300	108,606
Monsanto Co.	9,800	538,608
Nalco Holding Company	3,720	88,908
PPG Industries, Inc.	1,200	84,372
Praxair, Inc.	6,000	377,760
Rohm and Haas Co.	400	20,688
Sigma-Aldrich Corp.	2,200	91,344
The Goodyear Tire & Rubber Co. (a)*	4,800	149,712
The Scotts Miracle-Gro Co.,
Class A (a)	1,300	57,239
The Sherwin-Williams Co.	2,000	132,080
		2,379,095

Commercial Aircraft & Components 1.6%
Goodrich Corp.	2,400	123,552
Rockwell Collins, Inc.	3,400	227,562
The Boeing Co.	9,900	880,209
		1,231,323
Communications Utilities 3.8%
American Tower Corp., Class A *	3,200	124,640
Comcast Corp., Class A *	22,350	579,982
Echostar Communications Corp	3,790	164,600
Google, Inc., Class A *	2,700	1,237,032
Level 3 Communications, Inc. *	24,300	148,230
The DIRECTV Group, Inc.	16,500	380,655
Yahoo! Inc. *	10,900	341,061
		2,976,200

See financial notes.

Laudus Funds Annual Report 35

Laudus Rosenberg U.S. Large Capitalization Growth Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Construction & Homebuilding 0.1%
Quanta Services Inc	1,900	47,918
Construction Materials 0.5%
Martin Marietta Materials, Inc. (a)	1,100	148,720
Vulcan Materials Co.	1,900	221,312
		370,032
Drugs & Pharmaceuticals 4.2%
Abbott Laboratories	9,400	524,520
Allergan, Inc.	1,200	132,984
Bristol-Myers Squibb Co.	6,900	191,544
Eli Lilly & Co.	5,800	311,518
Forest Laboratories, Inc. *	2,300	118,312
Genzyme Corp. *	1,800	108,036
Merck & Co., Inc.	11,630	513,697
Schering-Plough Corp.	26,100	665,811
Wyeth	13,800	690,414
		3,256,836
Electric Utilities 1.3%
Constellation Energy Group	1,100	95,645
Exelon Corp	9,600	659,616
PG&E Corp.	600	28,962
The AES Corp. *	3,500	75,320
TXU Corp.	3,010	192,941
		1,052,484
Financial Investments 0.2%
Dolby Laboratories Inc., Class A *	1,500	51,765
Trinity Industries I	2,600	108,992
		160,757
Forest Products & Paper 1.5%
3M Co.	10,200	779,586
Avery Dennison Corp.	1,460	93,820
Kimberly-Clark Corp.	2,000	136,980
Packaging Corp. of America	3,100	75,640
Sealed Air Corp. (a)	2,800	88,480
		1,174,506
Furniture & Household Items 1.0%
Carlisle Cos Inc (a)	2,000	85,860
Ethan Allen Interiors, Inc. (a)	200	7,068
Hillenbrand Industries, Inc. (a)	1,000	59,370
International Game Technology	2,980	120,333
Johnson Controls, Inc. (a)	2,200	208,164
Leggett & Platt, Inc. (a)	2,200	49,874
Pactiv Corp. *	3,400	114,716
Steelcase Inc., Class A (a)	2,260	44,951
Thomas & Betts Corp. *	1,300	63,466
		753,802
Gas & Other Public Utilities 0.3%
Allied Waste Industries Inc (a)	200	2,518
Waste Management, Inc.	3,200	110,112
Williams Cos., Inc.	3,400	96,764
		209,394

Government Aircraft & Defense 1.5%
Alliant Techsystems, Inc. (a)*	500	43,960
Lockheed Martin Corp.	5,950	577,269

	Number of	Value
Security	Shares	($)

Northrop Grumman Corp.	1,200	89,064
Raytheon Co.	4,600	241,316
Textron, Inc.	2,300	206,540
		1,158,149
Health Care & Hospital 1.4%
Health Net, Inc. *	2,400	129,144
Humana, Inc. *	3,400	197,268
Manor Care, Inc. (a)	2,100	114,156
UnitedHealth Group, Inc.	10,800	572,076
Vca Antech Inc	3,000	108,930
		1,121,574
Information & Services 2.0%
Caterpillar, Inc.	5,000	335,150
Ceridian Corp. (a)*	3,800	132,392
Convergys Corp. *	200	5,082
Corrections Corp. of America (a)*	1,600	84,496
Expedia, Inc. *	3,100	71,858
Iac Interactivecorp (a)	2,700	101,817
ITT Educational Services, Inc. *	1,400	114,086
Jones Lang LaSalle, Inc.	1,200	125,136
Manpower, Inc.	1,800	132,786
Moody’s Corp. (a)	1,670	103,640
Paychex, Inc. (a)	2,000	75,740
The Brink’s Co. (a)	1,400	88,830
The Dun & Bradstreet Corp.	1,400	127,680
Total System Services, Inc. (a)	2,400	76,440
URS Corp. *	200	8,518
		1,583,651
Instruments 4.7%
Agilent Technologies, Inc. *	3,000	101,070
AMETEK, Inc.	2,700	93,258
Baxter International, Inc.	10,600	558,302
Beckman Coulter, Inc.	940	60,057
Becton Dickinson & Co.	1,900	146,091
Boston Scientific Corp. *	8,300	120,682
Dade Behring Holdings, Inc.	2,210	96,908
Danaher Corp.	4,600	328,670
Edwards Lifesciences Corp. (a)*	2,000	101,400
Honeywell International, Inc.	7,200	331,632
Medtronic, Inc.	9,300	456,258
Mettler-Toledo International, Inc. *	1,400	125,398
PerkinElmer, Inc.	2,470	59,823
Roper Industries, Inc.	2,200	120,736
St. Jude Medical, Inc. *	2,300	86,503
Stryker Corp. (a)	5,700	378,024
Thermo Electron Corp. *	1,900	88,825
Trimble Navigation Ltd	3,900	104,676
Waters Corp. *	2,200	127,600
Zimmer Holdings, Inc. *	1,700	145,197
		3,631,110

Insurance 2.4%
ACE Ltd.	600	34,236
AFLAC, Inc.	3,390	159,533
Ambac Finl Group Inc	900	77,751
American International Group, Inc.	7,400	497,428
Arthur J. Gallagher & Co. (a)	300	8,499
CNA Financial Corp. (a)*	1,500	64,635

36 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large Capitalization Growth Fund

	Number of	Value
Security	Shares	($)

Fidelity National Financial, Inc.,
Class A (a)	314	7,539
Hanover Insurance Group, Inc. (a)	800	36,896
HCC Insurance Holdings, Inc.	2,300	70,840
Markel Corp. *	200	96,966
Philadelphia Consolidated Holding
Corp. *	1,800	79,182
Prudential Financial, Inc. (a)	1,460	131,780
Radian Group, Inc.	300	16,464
Transatlantic Holdings, Inc.	200	13,024
Wellcare Health Plans Inc	1,200	102,300
WellPoint, Inc. *	5,500	446,050
		1,843,123
Integrated Oil Companies 0.6%
Exxon Mobil Corp.	6,260	472,317
IT Hardware 7.4%
Agere Systems, Inc. (a)*	5,100	115,362
Amphenol Corp New	2,000	129,140
Applied Materials, Inc.	12,100	221,672
Avaya, Inc. (a)*	401	4,736
Avocent Corp. *	15	404
Avx Corp (a)	300	4,560
Broadcom Corp., Class A *	2,900	93,003
Cisco Systems, Inc. *	80,900	2,065,377
Corning, Inc. *	11,400	259,236
Harris Corp. (a)	2,810	143,169
Integrated Device Technology Inc	3,500	53,970
Intel Corp.	46,800	895,284
International Rectifier Corp. (a)*	1,600	61,136
L-3 Communications Holdings, Inc.	800	69,976
LSI Logic Corp. (a)*	9,900	103,356
MEMC Electronic Materials, Inc. *	3,200	193,856
Molex, Inc. (a)	3,800	107,160
Motorola, Inc.	13,940	246,320
Novellus Systems, Inc. *	1,980	63,400
QUALCOMM, Inc.	12,800	546,048
Texas Instruments, Inc.	11,300	340,130
Vishay Intertechnology, Inc. *	400	5,592
		5,722,887
Land & Water Transportation 1.6%
Burlington Northern Santa Fe Corp.	2,810	226,008
Csx Corp	4,500	180,225
J.B. Hunt Transport Services, Inc.	3,613	94,805
Kansas City Southern *	1,140	40,561
Norfolk Southern Corp.	780	39,468
Ryder System, Inc.	670	33,058
Union Pacific Corp	2,700	274,185
United Parcel Service, Inc., Class B	5,100	357,510
		1,245,820
Mainframe & Minicomputers 1.8%
Apple Computer, Inc. *	10,400	966,264
Dell, Inc. *	18,200	422,422
		1,388,686

Metal Products & Machinery 6.6%
Agco Corp	200	7,394
Amer Std Cos Inc	3,600	190,872
Crown Holdings, Inc. *	5,100	124,746

	Number of	Value
Security	Shares	($)

Cummins, Inc.	1,000	144,720
Dover Corp.	3,600	175,716
Emerson Electric Co.	12,040	518,804
Energizer Holdings, Inc. (a)*	1,260	107,516
Gardner Denver, Inc. *	1,800	62,730
General Electric Co.	43,600	1,541,696
Illinois Tool Works, Inc.	8,900	459,240
Lincoln Electric Holdings, Inc. (a)	1,590	94,700
Manitowoc Co	2,000	127,060
Pall Corp.	800	30,400
Parker Hannifin Corp (a)	1,500	129,465
Procter & Gamble Co.	4,900	309,484
Snap-On, Inc.	200	9,620
Terex Corp. *	1,700	121,992
The Stanley Works (a)	1,900	105,184
Toro Co (a)	1,700	87,108
United Technologies Corp.	11,500	747,500
		5,095,947
Miscellaneous Finance 3.8%
A.G. Edwards, Inc.	200	13,836
Ameriprise Financial, Inc.	3,600	205,704
Chicago Mercantile Exchange
Holdings, Inc.	700	372,722
Eaton Vance Corp. (a)	3,400	121,176
Franklin Resources, Inc.	3,200	386,656
Intercontinentalexchange Inc	1,400	171,094
Investment Technology Gp Inc New	1,500	58,800
Merrill Lynch & Co., Inc.	3,300	269,511
Morgan Stanley	2,600	204,776
Price T Rowe Group	5,200	245,388
Principal Financial Group In	1,300	77,831
SEI Investments Co.	1,900	114,437
The Goldman Sachs Group, Inc.	3,600	743,868
		2,985,799
Oil & Coal Resources 0.9%
Apache Corp.	120	8,484
Equitable Resources Inc	2,700	130,464
Plains Exploration & Production
Co. (a)*	2,500	112,850
Unit Corp. (a)*	1,800	91,062
XTO Energy, Inc.	7,147	391,727
		734,587
Oil Distribution 0.3%
Holly Corp	1,700	100,810
Tesoro Petroleum Corp.	1,100	110,473
		211,283

Oil Drilling & Services 2.6%
Baker Hughes, Inc. (a)	2,200	145,486
Cameron Intl Corp	2,400	150,696
Diamond Offshore Drilling, Inc.	1,650	133,568
ENSCO International, Inc.	3,220	175,168
FMC Technologies, Inc. *	1,800	125,568
Global Industries Ltd. *	3,290	60,174
Halliburton Co.	7,000	222,180
Helmerich & Payne, Inc. (a)	3,500	106,190
National-Oilwell Varco, Inc. *	3,500	272,265
Oceaneering International, Inc. (a)*	2,200	92,664
Pride International, Inc. *	3,210	96,621

See financial notes.

Laudus Funds Annual Report 37

Laudus Rosenberg U.S. Large Capitalization Growth Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Smith International, Inc. (a)	4,700	225,835
Superior Energy Services, Inc. *	2,830	97,550
TETRA Technologies, Inc. (a)*	2,700	66,717
Tidewater, Inc. (a)	1,300	76,154
		2,046,836
Photo-optical, Micros & Office Machinery 1.8%
Diebold, Inc.	2,000	95,420
EMC Corp. *	14,300	198,055
Hewlett-Packard Co.	21,700	871,038
NCR Corp. *	1,700	81,209
Network Appliance, Inc. *	2,700	98,604
VeriFone Holdings, Inc. (a)*	1,800	66,114
		1,410,440
Publishing, Broadcasting & Cinema 2.7%
McGraw-Hill Cos., Inc.	6,500	408,720
News Corp., Class A	25,200	582,624
Omnicom Group, Inc.	3,300	337,854
Time Warner, Inc.	5,940	117,137
Viacom Inc	4,400	180,884
Walt Disney Co.	13,680	471,002
		2,098,221
Real Estate Investment Trusts 0.2%
Simon Property Group, Inc.	900	100,125
Weingarten Realty	760	36,146
		136,271
Restaurants, Hotels & Theaters 1.8%
Brinker International Inc	3,600	117,720
Burger King Holdings, Inc. (a)	280	6,048
CBRL Group, Inc. (a)	800	37,040
Hilton Hotels Corp.	7,900	284,084
Las Vegas Sands Corp. (a)*	3,000	259,830
MGM MIRAGE *	2,600	180,752
Starbucks Corp. *	6,000	188,160
YUM! Brands, Inc.	5,300	306,128
		1,379,762
Retail 9.1%
Abercrombie & Fitch Co., Class A	1,800	136,224
American Eagle Outfitters Inc Ne	4,000	119,960
Autozone Inc	1,100	140,954
Best Buy Co., Inc.	2,700	131,544
CarMax, Inc. (a)*	4,400	107,976
Costco Wholesale Corp. (a)	2,400	129,216
CVS Corp.	22,300	761,322
Dick’s Sporting Goods, Inc. *	1,390	80,981
Dollar Tree Stores Inc (a)	170	6,501
eBay, Inc. *	8,000	265,200
Federated Department Stores, Inc.	1,900	85,595
GameStop Corp., Class A *	3,400	110,738
Home Depot, Inc.	15,000	551,100
J.C. Penney Co., Inc.	4,500	369,720
Kohl’s Corp. *	6,200	474,982
Kroger Co	3,200	90,400

	Number of	Value
Security	Shares	($)

Limited Brands Inc	1,310	34,139
Lowe’s Cos., Inc.	12,200	384,178
Medco Health Solutions, Inc. *	3,900	282,867
Nordstrom, Inc.	4,700	248,818
RadioShack Corp. (a)	3,457	93,443
Staples, Inc.	5,400	139,536
Target Corp.	12,100	717,046
The Men’s Wearhouse, Inc.	1,400	65,870
The TJX Cos., Inc.	8,900	239,944
Wal-Mart Stores, Inc.	20,200	948,390
Walgreen Co.	7,300	334,997
		7,051,641
Soaps & Cosmetics 3.4%
Avon Products, Inc.	8,800	327,888
Church & Dwight Inc (a)	2,100	105,735
Colgate-Palmolive Co.	8,100	540,999
Ecolab, Inc.	3,900	167,700
Johnson & Johnson	22,100	1,331,746
Lauder Estee Cos Inc (a)	2,900	141,665
		2,615,733
Software 8.8%
Adobe Systems, Inc. *	3,900	162,630
Akamai Technologies, Inc. *	3,000	149,760
Automatic Data Processing, Inc.	3,700	179,080
BMC Software, Inc. *	4,600	141,634
Cadence Design Systems, Inc. *	6,300	132,678
Cognizant Technology Solutions Corp.,
Class A *	3,000	264,810
DST Systems, Inc. *	1,700	127,840
Electronic Arts, Inc. *	2,300	115,828
Emdeon Corp (a)	7,500	113,475
FactSet Research Systems, Inc. (a)	1,500	94,275
Fair Isaac Corp. (a)	1,500	58,020
First Data Corp.	5,690	153,061
International Business Machines
Corp.	18,200	1,715,532
Intuit, Inc. (a)*	7,600	207,936
McAfee, Inc. (a)*	4,100	119,228
Microsoft Corp.	78,200	2,179,434
Oracle Corp. *	50,610	917,559
Synopsys, Inc. (a)*	150	3,935
		6,836,715
Textiles & Apparel 1.1%
Coach, Inc. *	7,670	383,884
NIKE, Inc., Class B	3,600	382,536
Polo Ralph Lauren Corp. (a)	1,400	123,410
		889,830
Wholesale 1.1%
Airgas, Inc.	2,200	92,730
Arrow Electronics, Inc. *	700	26,425
Avnet, Inc. (a)*	2,140	77,339
Cardinal Health, Inc.	2,900	211,555
Copart, Inc. *	2,474	69,297

38 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large Capitalization Growth Fund

	Number of	Value
Security	Shares	($)

Sysco Corp. (a)	7,900	267,257
W.W. Grainger, Inc.	1,500	115,860
		860,463
Total Common Stock (Cost $69,070,731)		77,114,283

End of Investments.

At 3/31/07 the tax basis cost of the fund’s investments was $69,485,820 and the unrealized appreciation and depreciation was $8,466,803 and ($838,340), respectively, with a net unrealized appreciation of $7,628,463.

	Number of	Value
Security	Shares	($)

Collateral Invested for Securities on Loan 8.0% of net assets
State Street Navigator Security
Lending Prime Portfolio	6,243,025	6,243,025

End of collateral invested for securities on loan.

* Non-income producing security.
(a) All or a portion of this security is on loan.

See financial notes.

Laudus Funds Annual Report 39

Laudus Rosenberg U.S. Large Capitalization Value Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

99.7%	Common Stock	5,574,417	6,576,131

99.7%	Total Investments	5,574,417	6,576,131
0.3%	Other Assets and Liabilities		22,618

100.0%	Net Assets		6,598,749

	Number of	Value
Security	Shares	($)

Common Stock 99.7% of net assets

Agriculture, Food & Beverage 1.2%
General Mills, Inc.	1,090	63,460
The Pepsi Bottling Group, Inc.	500	15,945
		79,405
Airlines 0.2%
AMR Corp. *	400	12,180
Autos 0.6%
PACCAR, Inc.	500	36,700
Banks & Credit Institutions	10.0%
Bank of America Corp.	5,800	295,916
Comerica, Inc.	650	38,428
Deere & Co.	900	97,776
The Bank of New York Co., Inc.	2,400	97,320
Wachovia Corp.	1,200	66,060
Wells Fargo & Co.	1,900	65,417
		660,917
Basic Minerals & Metals 1.9%
Freeport-McMoran Copper &
Gold, Inc., Class B	400	26,476
Reliance Steel & Aluminum Co.	300	14,520
Steel Dynamics, Inc.	600	25,920
United States Steel Corp.	600	59,502
		126,418
Beer, Liquor, & Tobacco 1.7%
Altria Group, Inc.	900	79,029
Loews Corp.-Carolina Group	400	30,244
		109,273
Chemicals & Rubber 2.6%
Celanese Corp., Series A	280	8,635
FMC Corp.	216	16,293
Lyondell Chemical Co.	1,000	29,970
The Dow Chemical Co.	2,600	119,236
		174,134
Communications Utilities 8.8%
AT&T Corp.	7,600	299,668
CenturyTel, Inc.	390	17,624
Comcast Corp., Class A *	1,075	27,896
Embarq Corp.	700	39,445
Verizon Communications, Inc.	5,100	193,392
		578,025

Construction Materials 0.3%
The Mosaic Co. *	800	21,328

	Number of	Value
Security	Shares	($)

Drugs & Pharmaceuticals 4.4%
King Pharmaceuticals, Inc. *	1,100	21,637
Pfizer, Inc.	10,600	267,756
		289,393
Electric Utilities 7.2%
Alliant Energy Corp.	600	26,892
American Electric Power Co.,
Inc.	1,500	73,125
Edison International	1,100	54,043
Entergy Corp.	800	83,936
FPL Group, Inc.	1,400	85,638
Northeast Utilities	450	14,746
Pepco Holdings, Inc.	190	5,514
PG&E Corp.	1,300	62,751
Pinnacle West Capital Corp.	500	24,125
Xcel Energy, Inc.	1,700	41,973
		472,743
Financial Investments 1.0%
CIT Group, Inc.	900	47,628
Rent-A-Center, Inc. *	200	5,596
United Rentals, Inc. *	400	11,000
		64,224
Forest Products & Paper 0.9%
International Paper Co.	1,690	61,516
Furniture & Household Items 1.0%
Hasbro, Inc.	760	21,751
Mattel, Inc.	1,600	44,112
		65,863
Gas & Other Public Utilities 0.4%
Allied Waste Industries, Inc. *	1,100	13,849
Atmos Energy Corp.	400	12,512
		26,361
Health Care & Hospital 0.3%
Health Net, Inc. *	300	16,143
LifePoint Hospitals, Inc. *	100	3,822
		19,965
Information & Services 1.3%
Convergys Corp. *	700	17,787
Deluxe Corp.	300	10,059
Expedia, Inc. *	600	13,908
IAC/InterActive Corp. *	520	19,609
Manpower, Inc.	300	22,131
		83,494
Instruments 0.3%
Honeywell International, Inc.	400	18,424
Insurance 9.5%
Alleghany Corp. *	133	49,539
American International Group,Inc.	1,300	87,386
CNA Financial Corp. *	300	12,927
Genworth Financial, Inc.,
Class A	1,750	61,145
Loews Corp.	1,800	81,774
40 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large Capitalization Value Fund

	Number of	Value
Security	Shares	($)

Radian Group, Inc.	320	17,562
The Allstate Corp.	1,900	114,114
The Hartford Financial Services
Group, Inc.	1,000	95,580
The Travelers Cos., Inc.	2,100	108,717
		628,744
Integrated Oil Companies 11.5%
Chevron Corp.	1,500	110,940
ConocoPhillips	3,000	205,050
Exxon Mobil Corp.	3,600	271,620
Hess Corp.	1,000	55,470
Marathon Oil Corp.	1,200	118,596
		761,676
IT Hardware 0.4%
Atmel Corp. *	808	4,064
Novellus Systems, Inc. *	380	12,168
Vishay Intertechnology, Inc. *	700	9,786
		26,018
Land & Water Transportation 1.3%
CSX Corp.	800	32,040
Overseas Shipholding Group,
Inc.	200	12,520
Ryder System, Inc.	300	14,802
SEACOR Holdings, Inc. *	120	11,808
YRC Worldwide, Inc. *	300	12,066
		83,236
Mainframe & Minicomputers 0.2%
Sun Microsystems *	2,700	16,227
Metal Products & Machinery 5.0%
AGCO Corp. *	500	18,485
Cummins, Inc.	188	27,207
General Electric Co.	3,600	127,296
Procter & Gamble Co.	1,700	107,372
SPX Corp.	270	18,954
Terex Corp. *	400	28,704
		328,018
Miscellaneous Finance 10.1%
A.G. Edwards, Inc.	60	4,151
Citigroup, Inc.	4,100	210,494
JPMorgan Chase & Co.	3,200	154,816
Merrill Lynch & Co., Inc.	1,600	130,672
Morgan Stanley	1,300	102,388
The Goldman Sachs Group, Inc.	300	61,989
		664,510
Oil & Coal Resources 1.3%
Apache Corp.	1,200	84,840
Oil Distribution 0.5%
Tesoro Corp.	330	33,142
Oil Drilling & Services 0.5%
Pride International, Inc. *	300	9,030
Rowan Cos., Inc.	300	9,741
Tidewater, Inc.	300	17,574
		36,345

	Number of	Value
Security	Shares	($)

Publishing, Broadcasting & Cinema 3.9%
CBS Corp., Class B	2,500	76,475
Gannett Co., Inc.	1,000	56,290
Time Warner, Inc.	6,200	122,264
		255,029
Real Estate Development 0.3%
Service Corp. International	1,400	16,604
Real Estate Investment Trusts 0.8%
Colonial Properties Trust	300	13,701
HRPT Properties Trust	1,000	12,300
iStar Financial, Inc.	600	28,098
		54,099
Restaurants, Hotels & Theaters 2.1%
CBRL Group, Inc.	104	4,815
McDonald’s Corp.	3,000	135,150
		139,965
Retail 4.5%
Dillard’s, Inc., Class A	300	9,819
J.C. Penney Co., Inc.	800	65,728
OfficeMax, Inc.	350	18,459
RadioShack Corp.	210	5,677
Safeway, Inc.	1,700	62,288
Saks, Inc.	100	2,084
Sears Holdings Corp. *	400	72,064
The Kroger Co.	2,161	61,048
		297,167
Software 2.9%
Cadence Design Systems,
Inc. *	500	10,530
Computer Sciences Corp. *	690	35,970
Electronic Data Systems Corp.	1,500	41,520
First American Corp.	400	20,288
International Business
Machines Corp.	600	56,556
Sybase, Inc. *	500	12,640
Synopsys, Inc. *	610	16,000
		193,504
Textiles & Apparel 0.3%
Liz Claiborne, Inc.	500	21,425
Wholesale 0.5%
Arrow Electronics, Inc. *	550	20,763
Avnet, Inc. *	400	14,456
		35,219
Total Common Stock (Cost $5,574,417)		6,576,131

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$5,591,895, and the unrealized appreciation and depreciation were $1,008,226 and ($23,990), respectively, with a net unrealized appreciation of $984,236.
* Non-income producing security.

See financial notes.

Laudus Funds Annual Report 41

Laudus Rosenberg U.S. Discovery Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

99.3%	Common Stock	761,034,449	928,439,355
0.8%	Short-Term Investment	7,521,000	7,521,000

100.1%	Total Investments	768,555,449	935,960,355
7.8%	Collateral Invested for
	Securities on Loan	72,805,635	72,805,635
(7.9)%	Other Assets and
	Liabilities		(73,536,081)

100.0%	Net Assets		935,229,909

	Number of	Value
Security	Shares	($)

Common Stock 99.3% of net assets

Agriculture, Food & Beverage 1.7%
Corn Products International, Inc.	118,749	4,226,277
Flowers Foods, Inc. (a)	122,995	3,710,759
Imperial Sugar Co. (a)	4,730	158,597
J & J Snack Foods Corp.	10,871	429,296
Lancaster Colony Corp.	14,462	639,076
Lance, Inc. (a)	26,304	532,393
Omega Protein Corp. *	7,400	51,652
Penford Corp.	12,479	251,327
Ralcorp Holdings, Inc. (a)*	26,810	1,723,883
Seaboard Corp.	1,200	2,712,000
Seneca Foods Corp., Class B *	1,000	28,060
Tasty Baking Co.	22,514	196,547
The Hain Celestial Group, Inc. (a)*	39,507	1,187,976
The Topps Co., Inc.	720	6,998
		15,854,841
Airlines 1.2%
ABX Air, Inc.	4,149	28,421
AirNet Systems, Inc. *	11,970	38,424
Alaska Air Group, Inc. (a)*	113,932	4,340,809
Pinnacle Airlines Corp. (a)*	12,726	220,032
Republic Airways Holdings, Inc. *	58,174	1,335,675
SkyWest, Inc. (a)	194,541	5,219,535
		11,182,896
Autos 1.0%
Aftermarket Technology Corp. *	21,412	519,883
Autoliv, Inc. (a)	143,282	8,182,835
Spartan Motors, Inc. (a)	25,401	589,557
Supreme Industries, Inc., Class A	18,670	109,220
		9,401,495
Banks & Credit Institutions 2.4%
1st Independence Financial
Group, Inc.	98	1,657
Advanta Corp., Class A	9,700	388,776
Advanta Corp., Class B	31,231	1,369,167
American National Bankshares,
Inc.	100	2,289

Ameris Bancorp (a)	6,732	164,799
BancFirst Corp. (a)	4,300	199,305
Banco Latinoamericano de
Exportaciones, S.A., Class E	6,120	101,837
Banner Corp. (a)	2,998	124,567
Bar Harbor Bankshares	717	23,231
Berkshire Hills Bancorp, Inc.	1,170	39,370

	Number of	Value
Security	Shares	($)

Beverly Hills Bancorp, Inc.	42,948	326,405
BNCCorp, Inc. *	1,910	31,420
BOE Financial Services of Virginia,
Inc.	100	3,126
Britton & Koontz Capital Corp.	526	9,994
Camco Financial Corp.	100	1,284
Capital Bank Corp.	703	12,127
Carolina Bank Holdings, Inc. *	300	4,800
Carver Bancorp, Inc.	1,400	23,450
Central Bancorp, Inc.	1,000	30,450
Centrue Financial Corp.	4,068	78,797
CFS Bancorp, Inc. (a)	5,162	77,378
Citizens Holdings Co.	700	15,288
Citizens South Banking Corp.	650	8,119
Codorus Valley Bancorp, Inc.	210	3,996
Community Bank Shares of
Indiana, Inc.	4,277	92,918
Community Capital Corp.	3,009	60,767
Community Financial Corp.	1,720	20,881
Community Shores Bank Corp. *	1,430	17,689
Community West Bancshares	4,594	72,677
CompuCredit Corp. (a)*	4,730	147,671
Consumer Portfolio Services,
Inc. *	3,517	21,630
Cowlitz Bancorp *	1,500	25,500
Delta Financial Corp. (a)	11,568	95,667
Desert Community Bank	1,200	22,800
Dollar Financial Corp. (a)*	49,579	1,254,349
Elmira Savings Bank, FSB	529	14,008
Evans Bancorp, Inc. (a)	940	18,330
Exchange National Bancshares,
Inc.	8,042	291,120
Federal Agricultural Mortgage
Corp., Class C (a)	27,230	740,656
Fidelity Southern Corp.	2,725	51,884
First Bancorp of Indiana, Inc.	1,455	25,608
First Bancshares, Inc.	960	16,200
First BancTrust Corp.	5,645	66,780
First Capital, Inc.	990	17,800
First Citizens BancShares, Inc.,
Class A	2,580	518,580
First Defiance Financial Corp.	4,070	116,809
First Federal Bancshares of
Arkansas, Inc.	7,300	172,572
First Federal Bankshares, Inc.	2,400	51,480
First Financial Service Corp.	400	11,476
First Franklin Corp.	3,251	56,892
First M&F Corp.	6,200	114,080

First PacTrust Bancorp, Inc.	190	4,903
First Place Financial Corp.	34,952	749,720
First Regional Bancorp (a)*	20,515	609,295
First United Corp.	4,965	111,712
First West Virginia Bancorp, Inc.	3,300	66,825
FNB Corp. of North Carolina	5,628	94,269
FNB Corp. of Virginia (a)	5,596	200,505
FNB Financial Services Corp.	725	11,114
Franklin Bank Corp. (a)*	47,190	843,285
GB&T Bancshares, Inc.	1,420	25,745
Glen Burnie Bancorp	480	8,556
GS Financial Corp.	1,310	26,888
Guaranty Federal Bancshares, Inc.	2,370	69,441
Habersham Bancorp, Inc.	7,400	169,830

42 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Discovery Fund

	Number of	Value
Security	Shares	($)

HF Financial Corp.	5,526	100,849
HMN Financial, Inc.	2,097	70,962
Home Federal Bancorp	1,618	47,278
Hopfed Bancorp, Inc.	675	10,776
Horizon Bancorp	3,511	94,481
Intervest Bancshares Corp. *	10,144	291,133
Irwin Financial Corp.	1,770	32,993
ITLA Capital Corp.	11,140	579,503
Lakeland Financial Corp. (a)	1,065	24,176
Leesport Financial Corp.	4,446	96,123
LSB Bancshares, Inc. (a)	17,500	256,375
LSB Financial Corp.	4,725	124,929
MASSBANK Corp.	10,420	341,776
Meta Financial Group, Inc.	140	4,410
MFB Corp.	2,000	67,200
MidWestOne Financial Group, Inc.	10,600	185,182
Monroe Bancorp	113	1,957
MutualFirst Financial, Inc.	164	3,228
New Hampshire Thrift
Bancshares, Inc.	1,200	18,756
Northeast Bancorp	1,200	22,380
Northrim BanCorp, Inc.	1,816	53,663
Northway Financial, Inc.	1,400	45,703
OceanFirst Financial Corp. (a)	8,943	155,161
PAB Bankshares, Inc.	2,510	44,578
Pacific Premier Bancorp, Inc. *	147	1,588
Park Bancorp, Inc.	905	30,883
Parkvale Financial Corp.	9,402	274,632
Peoples Bancorp of North
Carolina	10,242	274,486
Peoples Bancorp, Inc.	500	9,793
Peoples BancTrust Co., Inc.	932	17,736
Peoples Community Bancorp, Inc.	1,155	19,612
Pinnacle Bancshares, Inc.	1,600	24,168
Premier Financial Bancorp, Inc.	200	3,254
Provident Financial Holdings, Inc.	12,970	356,934
Republic First Bancorp, Inc. *	19,331	248,983
Royal Bancshares of
Pennsylvania, Class A (a)	734	17,433
Shore Bancshares, Inc. (a)	10,911	288,596
Simmons First National Corp.,
Class A (a)	8,190	246,273
South Street Financial Corp.	133	1,137
Southern Missouri Bancorp, Inc.	100	1,545
Southwest Bancorp, Inc.	17,960	461,392
Sterling Financial Corp.
Pennsylvania	10,381	230,458
Team Financial, Inc.	1,050	15,908
Teche Holding Co.	1,000	44,200
TF Financial Corp.	2,600	79,300
the First Marblehead Corp. (a)	123,946	5,563,936
The Washington Savings Bank,
F.S.B	9,870	83,895
Timberland Bancorp, Inc.	1,076	37,929
United Bancshares, Inc.	1,140	18,434
United Community Financial

Corp. (a)	28,767	317,875
United Security Bancshares,Inc. (a)	972	28,606
Unity Bancorp, Inc.	6,347	75,275
Wainwright Bank & Trust Co.	2,683	34,289

	Number of	Value
Security	Shares	($)
Willow Financial Bancorp, Inc. (a)	1,449	18,692
WSFS Financial Corp.	10,177	656,213
WVS Financial Corp. (a)	1,900	32,680
		22,340,251
Basic Minerals & Metals 4.2%
Allegheny Technologies, Inc.	36,410	3,884,583
Brush Engineered Materials,Inc. (a)*	1,680	81,430
Carpenter Technology Corp.	66,000	7,970,160
Chaparral Steel Co.	72,133	4,195,977
Cleveland-Cliffs, Inc. (a)	510	32,645
Commercial Metals Co. (a)	44,855	1,406,204
CommScope, Inc. (a)*	1,250	53,625
Friedman Industries, Inc.	12,690	117,255
General Cable Corp. (a)*	53,069	2,835,477
Harsco Corp.	71,092	3,189,187
Northwest Pipe Co. *	21,700	864,311
OM Group, Inc. *	54,500	2,435,060
Reliance Steel & Aluminum Co. (a)	105,580	5,110,072
Southern Copper Corp. (a)	1,000	71,660
Steel Dynamics, Inc. (a)	53,716	2,320,531
Superior Essex, Inc. (a)*	43,445	1,506,238
Titanium Metals Corp. *	81,349	2,918,802
		38,993,217
Beer, Liquor, & Tobacco 0.1%
Alliance One International,
Inc. (a)*	99,240	915,985
MGP Ingredients, Inc. (a)	16,606	338,264
		1,254,249
Biotechnology 0.1%
Digene Corp. (a)*	16,518	700,528
Harvard Bioscience, Inc. *	5,680	27,378
		727,906
Cellular & Wireless 0.7%
NII Holdings, Inc. (a)*	88,200	6,542,676
USA Mobility, Inc. (a)*	2,830	56,402
		6,599,078
Chemicals & Rubber 3.2%
A. Schulman, Inc.	24,933	587,421
Arch Chemicals, Inc.	52,590	1,641,860
Bairnco Corp.	7,950	106,928
Celanese Corp., Series A	28,130	867,529
CF Industries Holdings, Inc.	130,946	5,047,968
FMC Corp.	127,152	9,591,075
Hercules, Inc. *	113,530	2,218,376
Innospec, Inc.	18,998	1,095,045
Landec Corp. (a)*	52,550	745,159
LSB Industries, Inc. (a)*	39,420	613,769
Nalco Holding Co. (a)	15,000	358,500
NewMarket Corp.	43,630	1,774,432
Pioneer Cos., Inc. *	3,529	97,542
PolyOne Corp. (a)*	62,548	381,543
Stepan Co. (a)	20,720	543,900

Terra Industries, Inc. (a)*	153,988	2,694,790

See financial notes.

Laudus Funds Annual Report 43

Laudus Rosenberg U.S. Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

The Scotts Miracle-Gro Co.,Class A (a)	20,120	885,884
Tronox, Inc., Class A (a)	13,170	189,648
		29,441,369
Commercial Aircraft & Components 0.4%
Ducommun, Inc. *	2,230	57,378
Sequa Corp., Class A (a)*	11,240	1,346,215
Triumph Group, Inc. (a)	35,450	1,961,803
		3,365,396
Communications Utilities 1.8%
Alaska Communication Systems
Group, Inc. (a)	7,770	114,607
Atlantic Tele-Network, Inc.	4,505	117,716
CenturyTel, Inc.	73,218	3,308,721
CT Communications, Inc. (a)	56,678	1,365,940
D&E Communications, Inc.	38,728	515,857
General Communication, Inc.,
Class A (a)*	145,010	2,030,140
Gilat Satellite Networks Ltd. *	93,665	772,736
Golden Telecom, Inc. (a)	16,900	935,922
Harris Stratex Networks, Inc.,
Class A (a)*	509	9,768
HickoryTech Corp.	3,704	25,669
Level 3 Communications, Inc. (a)*	677,055	4,130,035
Mediacom Communications
Corp., Class A *	173,991	1,416,287
PAETEC Holding Corp. (a)*	2,882	30,203
Premiere Global Services, Inc. *	3,980	44,656
United Online, Inc. (a)	126,665	1,777,110
		16,595,367
Construction & Homebuilding 1.3%
Comfort Systems USA, Inc.	118,521	1,419,882
EMCOR Group, Inc. (a)	82,200	4,848,156
Granite Construction, Inc. (a)	34,230	1,891,550
Horizon Offshore, Inc. *	1,348	19,492
Infrasource Services, Inc. *	13,410	409,407
Insituform Technologies, Inc.,
Class A (a)*	46,353	963,679
Meadow Valley Corp. *	10,385	134,590
Perini Corp.	68,490	2,524,541
Skyline Corp.	7,960	268,570
U.S. Home Systems, Inc. *	3,095	39,461
		12,519,328
Construction Materials 1.1%
Ameron International Corp.	4,430	291,760
Martin Marietta Materials, Inc.	1,070	144,664
MDU Resources Group, Inc.	337,697	9,705,412
Oil-Dri Corp. of America	10,000	167,000
Patrick Industries, Inc. *	14,395	172,596
Rock of Ages Corp. *	1,430	7,036

Texas Industries, Inc. (a)	80	6,042
United States Lime & Minerals,Inc. *	4,400	135,344
		10,629,854
Consumer Durables 0.1%
Universal Electronics, Inc. *	44,109	1,228,877

	Number of	Value
Security	Shares	($)

Drugs & Pharmaceuticals 1.9%
Geopharma, Inc. *	3,710	16,324
King Pharmaceuticals, Inc. (a)*	331,715	6,524,834
Natural Alternative International,Inc. *	16,211	130,012
NBTY, Inc. (a)*	154,015	8,168,955
Nutraceutical International Corp. *	500	8,250
Perrigo Co. (a)	102,609	1,812,075
Schiff Nutrition International,
Inc. *	16,960	116,515
Sciele Pharma, Inc. (a)	32,054	759,039
Theragenics Corp. *	1,930	12,082
		17,548,086
Electric Utilities 4.6%
Alliant Energy Corp. (a)	210,823	9,449,087
Central Vermont Public Service Corp.	2,820	81,272
CH Energy Group, Inc. (a)	5,376	261,758
Cleco Corp.	121,670	3,142,736
Northeast Utilities (a)	307,247	10,068,484
OGE Energy Corp.	101,090	3,922,292
Pepco Holdings, Inc.	232,550	6,748,601
Pinnacle West Capital Corp.	3,436	165,787
Portland General Electric Co. (a)	5,860	171,112
Puget Energy, Inc.	26,570	682,318
Unisource Energy Corp.	46,280	1,737,814
Unitil Corp.	2,580	70,099
Westar Energy, Inc. (a)	239,343	6,586,719
		43,088,079
Financial Investments 0.6%
Aaron Rents, Inc. (a)	13,580	359,055
Ampal-American Israel Corp.,Class A *	3,260	14,311
California First National Bancorp	2,138	28,115
Compass Diversified Trust (a)	1,203	20,174
ePlus, Inc. *	17,060	181,689
Jackson Hewitt Tax Service, Inc.	38,728	1,246,267
KMG America Corp. *	2,690	12,455
Marvel Entertainment, Inc. (a)*	1,100	30,525
MVC Capital, Inc. *	340	5,321
PICO Holdings, Inc. (a)*	17,159	732,861
Rent-A-Center, Inc. *	21,081	589,846
SRS Labs, Inc. *	9,758	135,929
Trinity Industries, Inc. (a)	45,542	1,909,121
UTEK Corp. (a)	18,150	239,580
Willis Lease Finance Corp. (a)*	21,670	223,418
		5,728,667
Forest Products & Paper 0.1%
CSS Industries, Inc.	4,100	153,668
Lydall, Inc. *	41,980	667,062
Nashua Corp. *	5,700	50,730
Packaging Corp. of America	5,450	132,980
Rock-Tenn Co., Class A	340	11,288

		1,015,728
Furniture & Household Items 2.6%
A.T. Cross Co., Class A *	3,803	33,466
Acuity Brands, Inc.	56,600	3,081,304
AEP Industries, Inc. *	19,703	847,229

44 Laudus Funds Annual Report

See financial notes

.

Laudus Rosenberg U.S. Discovery Fund

	Number of	Value
Security	Shares	($)

AZZ, Inc. *	6,530	274,260
Bassett Furniture Industries, Inc.	16,230	238,906
Chase Corp.	1,300	42,263
Communications Systems, Inc.	10,040	104,215
Constar International, Inc. (a)*	31,440	278,244
Ethan Allen Interiors, Inc. (a)	111,939	3,955,924
Flexsteel Industries, Inc.	100	1,534
GameTech International, Inc. *	31,230	381,631
Genlyte Group, Inc. *	1,894	133,622
Griffon Corp. (a)*	93,640	2,317,590
Hasbro, Inc.	620	17,744
Herman Miller, Inc.	76,755	2,570,525
Hillenbrand Industries, Inc. (a)	4,600	273,102
Hooker Furniture Corp.	160	3,208
JAKKS Pacific, Inc. (a)*	71,809	1,716,235
K2, Inc. *	11,580	140,002
La-z-boy, Inc. (a)	102,239	1,265,719
Mity Enterprises, Inc. *	610	11,651
Movado Group, Inc. (a)	61,330	1,806,169
National Presto Industries, Inc. (a)	13,510	832,756
Preformed Line Products Co. (a)	4,200	155,358
RC2 Corp. *	10,300	416,017
Spartech Corp.	10,040	294,574
Steelcase Inc., Class A	96,773	1,924,815
Thomas & Betts Corp. *	16,592	810,021
Tredegar Corp.	800	18,232
UFP Technologies, Inc. *	2,270	10,624
Virco Manufacturing Corp. *	920	6,210
West Pharmaceutical Services,Inc. (a)	3,740	173,648
		24,136,798
Gas & Other Public Utilities 1.1%
American States Water Co. (a)	9,740	359,114
Artesian Resources Corp., Class A	5,942	122,405
California Water Service Group	14,674	562,308
Clean Harbors, Inc. (a)*	7,403	334,764
Delta Natural Gas Co., Inc.	6,223	155,575
Energy West, Inc.	210	2,992
Florida Public Utilities Co.	8,640	107,136
Industrial Services of America,Inc. (a)*	900	5,985
Nicor, Inc. (a)	108,740	5,265,191
RGC Resources, Inc.	3,037	86,099
SJW Corp. (a)	28,840	1,167,443
Southern Union Co.	9,513	289,100
The Laclede Group, Inc. (a)	21,350	663,558
Waste Industries USA, Inc. (a)	24,567	674,855
WGL Holdings, Inc. (a)	18,750	599,625
		10,396,150
Government Aircraft & Defense 0.7%
Armor Holdings, Inc. (a)*	90,824	6,115,180
Health Care & Hospital 1.7%
Almost Family, Inc. *	12,800	318,720
Amedisys, Inc. (a)*	30,540	990,412
American Shared Hospital Services	13,430	79,237
AMERIGROUP Corp. *	3,970	120,688
Gentiva Health Services, Inc. *	32,300	651,491

Hanger Orthopedic Group, Inc. *	6,240	72,821

	Number of	Value
Security	Shares	($)

IntegraMed America, Inc. *	7,255	108,462
Kindred Healthcare, Inc. (a)*	26,460	867,359
Manor Care, Inc. (a)	164,193	8,925,531
MedCath Corp. *	26,177	714,632
MEDTOX Scientific, Inc. *	17,670	325,128
National Dentex Corp. *	5,840	82,227
National Healthcare Corp. (a)	19,244	981,059
NovaMed, Inc. *	33,749	218,694
Res-Care, Inc. *	67,585	1,182,738
		15,639,199
Information & Services 5.6%
Ablest, Inc. *	1,510	11,151
ABM Industries, Inc. (a)	720	19,001
Bioanalytical Systems, Inc. *	410	2,759
Carriage Services, Inc. (a)*	8,870	71,758
Cass Information Systems, Inc. (a)	112	3,781
CDI Corp. (a)	38,539	1,114,548
Ceridian Corp. *	7,450	259,558
Convergys Corp. *	92,740	2,356,523
Corrections Corp. of America (a)*	144,667	7,639,864
CPI Corp.	20,200	1,060,702
Ecology & Environment, Inc.	4,050	48,114
Exponent, Inc. *	49,520	987,924
Forrester Research, Inc. *	40,484	1,148,126
Gartner, Inc. (a)*	18,350	439,483
ICT Group, Inc. (a)*	21,617	378,298
Jones Lang LaSalle, Inc. (a)	6,467	674,379
Kelly Services, Inc., Class A (a)	69,460	2,236,612
Layne Christensen Co. (a)*	27,595	1,005,010
Metal Management, Inc.	86,840	4,012,008
Monro Muffler Brake, Inc.	26,447	928,290
MPS Group, Inc. *	191,574	2,710,772
National Technical Systems, Inc. *	12,880	78,182
Nobel Learning Communities,Inc. *	16,300	246,782
PAREXEL International Corp. (a)*	82,787	2,977,848
PDI, Inc. *	10,824	103,045
RCM Technologies, Inc. *	10,095	71,977
Schnitzer Steel Industries, Inc.,Class A	63,781	2,562,083
Security National Financial Corp.,Class A *	1,515	7,196
Spherion Corp. *	157,600	1,390,032
SRI/Surgical Express, Inc. *	8,659	43,641
Stewart Enterprises, Inc.,Class A (a)	327,992	2,643,616
TeleTech Holdings, Inc. (a)*	108,755	3,990,221
The Dun & Bradstreet Corp.	55,770	5,086,224
URS Corp. *	115,565	4,921,913
Viad Corp.	14,850	573,210
Volt Information Sciences,Inc. (a)*	37,339	977,908
Westaff, Inc. (a)*	1,580	9,038
		52,791,577
Instruments 5.1%
1-800 CONTACTS, Inc. *	640	10,752
Align Technology, Inc. (a)*	8,898	141,122
Allied Healthcare Products, Inc. *	19,700	119,283
Angeion Corp. *	10,614	156,026

Astro-Med, Inc.	8,726	95,986

See financial notes.

Laudus Funds Annual Report 45

Laudus Rosenberg U.S. Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Atrion Corp.	1,111	102,012
Bio-Rad Laboratories, Inc.,
Class A *	11,950	834,588
Bruker BioSciences Corp. *	62,386	656,301
Cholestech Corp. *	5,079	87,562
Coherent, Inc. (a)*	102,561	3,255,286
Data I/O Corp. *	200	712
Datascope Corp. (a)	33,275	1,204,222
Esterline Technologies Corp. (a)*	7,530	309,257
FARO Technologies, Inc. *	7,410	213,927
Fei Co. (a)	43,119	1,554,871
Hurco Cos., Inc. *	16,570	710,024
Immucor, Inc.	160,642	4,727,694
Input/Output, Inc. (a)	143,980	1,984,044
K-Tron International, Inc. *	2,400	172,152
Mesa Laboratories, Inc.	2,188	41,474
Mettler-Toledo International, Inc. *	6,864	614,808
MOCON, Inc.	3,253	41,834
New Brunswick Scientific Co.,
Inc. *	7,124	57,491
O.I. Corp.	4,685	53,760
Oakley, Inc.	31,259	629,556
Orthofix International N.V. *	8,913	455,009
OSI Systems, Inc. (a)*	16,160	427,270
Perceptron, Inc. *	21,070	189,630
PerkinElmer, Inc.	268,401	6,500,672
Span-America Medical Systems,
Inc.	7,600	120,916
Steris Corp. (a)	130,985	3,478,962
Teleflex, Inc.	128,880	8,772,862
Tollgrade Communications, Inc. *	31,031	389,749
Trimble Navigation Ltd. *	42,930	1,152,241
Universal Security Instruments,
Inc. (a)*	6,959	239,042
Varian, Inc. *	35,430	2,064,152
Viasys Healthcare, Inc. (a)*	97,900	3,327,621
Vicon Industries, Inc. *	2,890	28,756
Vital Signs, Inc. (a)	9,168	476,553
Waters Corp. *	4,030	233,740
Zoll Medical Corp *	60,998	1,625,597
Zygo Corp. *	39,407	630,906
		47,888,422
Insurance 8.7%
Alleghany Corp. (a)*	653	243,886
American Equity Investment Life
Holding Co.	38,260	502,354
American Financial Group, Inc.	263,059	8,954,528
American National Insurance Co.	15,033	1,923,172
American Physicians Service

Group, Inc. *	7,700	135,866
American Safety Insurance
Holdings Ltd. *	3,490	66,519
Arch Capital Group Ltd. *	119,186	8,129,677
Argonaut Group, Inc. *	12,667	409,904
Aspen Insurance Holdings Ltd.	230,904	6,051,994
Baldwin & Lyons, Inc., Class B (a)	4,275	108,799
Delphi Financial Group, Inc.,
Class A	17,699	712,031
Endurance Specialty Holdings
Ltd. (a)	182,800	6,533,272

	Number of	Value
Security	Shares	($)

FBL Financial Group, Inc.,
Class A (a)	1,300	50,869
Great American Financial
Resources, Inc.	26,160	640,397
Harleysville Group, Inc. (a)	4,070	132,234
HCC Insurance Holdings, Inc. (a)	36,400	1,121,120
Horace Mann Educators Corp.	94,580	1,943,619
Investors Title Co.	2,411	121,346
IPC Holdings Ltd. (a)	78,436	2,262,879
Kansas City Life Insurance Co. (a)	7,343	330,435
Max Re Capital Ltd.	110,101	2,805,373
Meadowbrook Insurance Group,
Inc. (a)*	48,311	530,938
Mercer Insurance Group, Inc.	6,190	123,119
National Western Life Insurance
Co., Class A *	3,398	831,830
NYMAGIC, Inc. (a)	13,390	546,981
Odyssey Re Holdings Corp. (a)	3,390	133,261
Old Republic International
Corp. (a)	154,760	3,423,291
Partnerre Ltd. (a)	109,440	7,501,017
Philadelphia Consolidated Holding
Corp. (a)*	114,626	5,042,398
Presidential Life Corp.	42,187	831,928
ProCentury Corp. (a)	36,600	849,120
Radian Group, Inc.	63,642	3,492,673
Reinsurance Group of America,
Inc. (a)	96,640	5,578,061
RenaissanceRe Holdings Ltd. (a)	101,076	5,067,951
RTW, Inc. *	1,900	15,523
Selective Insurance Group, Inc. (a)	20,374	518,722
The Midland Co. (a)	5,465	231,825
Unico American Corp. *	10,910	138,230
United America Indemnity Ltd.,
Class A *	26,483	614,406
Wesco Financial Corp.	2,110	970,600
Zenith National Insurance
Corp. (a)	43,815	2,071,135
		81,693,283
IT Hardware 5.0%
Advanced Energy Industries,
Inc. (a)*	78,821	1,658,394
Amtech Systems, Inc. (a)*	3,460	25,189
Aviza Technology, Inc. *	4,884	35,214

Avocent Corp. (a)*	15,873	428,095
AVX Corp. (a)	38,310	582,312
Axcelis Technologies, Inc. (a)*	3,140	23,990
CTS Corp.	51,835	716,360
Cymer, Inc. *	35,067	1,457,034
Digi International, Inc. (a)*	7,050	89,535
EMS Technologies, Inc. *	40,545	781,302
Espey Manufacturing &
Electronics Corp.	3,600	70,740
Exar Corp. *	107,321	1,420,930
Globecomm Systems, Inc. *	28,188	301,612
Harmonic, Inc. *	430	4,223
Imation Corp.	110,998	4,482,099
Integrated Device Technology,
Inc. *	100,246	1,545,793
inTEST Corp. *	4,286	19,287

46 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Discovery Fund

	Number of	Value
Security	Shares	($)

Kimball International, Inc.,
Class B (a)	768	14,807
Lattice Semiconductor Corp. *	860	5,031
LSI Logic Corp. (a)*	996,444	10,402,875
Merix Corp. (a)*	4,860	39,949
MKS Instruments, Inc. (a)*	65,943	1,682,865
ON Semiconductor Corp. (a)*	28,827	257,137
Oplink Communications, Inc. *	48,891	878,571
Pericom Semiconductor Corp. (a)*	38,051	372,139
RF Micro Devices, Inc. (a)*	553,980	3,451,295
Rudolph Technologies, Inc. (a)*	73,598	1,283,549
Semitool, Inc. (a)*	76,033	988,429
SonicWALL, Inc. (a)*	202,447	1,692,457
Spectrum Control, Inc. *	31,270	384,621
Standard Microsystems Corp. *	26,903	821,618
Technitrol, Inc.	152,370	3,990,570
Viasat, Inc. (a)	1,820	60,005
Vishay Intertechnology, Inc. (a)*	513,840	7,183,483
White Electronic Designs Corp. *	2,198	14,639
		47,166,149
Land & Water Transportation 1.0%
B & H Ocean Carriers Ltd. *	2,390	43,737
GulfMark Offshore, Inc. *	10,294	449,333
Hub Group, Inc., Class A *	14,316	415,021
International Shipholding Corp. *	1,400	25,704
Pacer International, Inc. (a)	15,112	407,117
Saia, Inc. *	4,276	101,555
SEACOR Holdings, Inc. (a)*	53,626	5,276,799
Trico Marine Services, Inc. (a)*	20,120	749,671
U.S. Xpress Enterprises, Inc.,
Class A *	28,389	489,994
Werner Enterprises, Inc. (a)	67,702	1,230,145
		9,189,076
Mainframe & Minicomputers 0.1%
Omnicell, Inc. *	63,800	1,334,696
Metal Products & Machinery 3.8%
AGCO Corp. (a)*	69,895	2,584,018
Allied Motion Technologies, Inc. *	6,681	42,692
Astec Industries, Inc. *	52,700	2,121,175
Baldor Electric Co. (a)	2,800	105,672
Bonso Electronic International,
Inc.	11,533	47,170
Brooks Automation, Inc. (a)*	6,050	103,758
Chart Industries, Inc. *	2,593	47,089
Chicago Rivet & Machine Co.	420	9,303
CompX International, Inc.	5,800	93,554
Eastern Co.	13,940	378,889
Electro Scientific Industries,
Inc. (a)*	22,909	440,769
EnPro Industries, Inc. *	64,300	2,318,015
Evans & Sutherland Computer
Corp. *	6,153	19,382
FSI International, Inc. (a)*	60	268
Gardner Denver, Inc. *	40,940	1,426,759
Gerber Scientific, Inc. (a)*	76,620	812,938
Goodman Global, Inc. (a)*	333	5,867
Hardinge, Inc.	10,201	266,858
Kadant, Inc. *	50,900	1,290,824
Kennametal, Inc.	45,109	3,049,820

		Number of	Value
Security		Shares	($)

Key Technology, Inc. *		420	6,636
Lincoln Electric Holdings, Inc. (a)		16,908	1,007,040
Littelfuse, Inc. *		320	12,992
Material Sciences Corp. *		38,892	388,142
MFRI, Inc. *		5,616	104,121
Newport Corp. (a)		14,260	233,436
NN, Inc. (a)		10,609	132,506
Nordson Corp. (a)		1,390	64,579
North American Galvanizing &
Coatings, Inc. *		21,162	108,349
P & F Industries, Inc., Class A *		3,250	40,690
Powell Industries, Inc. (a)*		1,720	55,040
Q.E.P. Co., Inc. *		1,679	10,091
Regal Beloit Corp. (a)		76,330	3,540,185
Robbins & Myers, Inc. (a)		39,480	1,472,209
Rofin-Sinar Technologies, Inc. *		720	42,610
RTI International Metals, Inc. (a)*		7,370	670,744
SL Industries, Inc. *		10,470	157,574
SPX Corp.		38,000	2,667,600
Standex International Corp. (a)		16,690	475,832
Tennant Co.		5,920	186,421
The L.S. Starrett Co., Class A		5,020	90,491
The Manitowoc Co., Inc.		10,258	651,691
The Middleby Corp. (a)*		866	114,173
Twin Disc, Inc.		3,360	143,472
Varian Semiconductor Equipment
Associates, Inc. (a)*		67,562	3,606,460
Veeco Instruments, Inc. (a)		93,254	1,818,453
Velcro Industries N.V.		17,743	306,776
Watts Water Technologies, Inc.,
Class A (a)		18,593	707,092
Woodward Governor Co.		26,610	1,095,534
			35,075,759
Miscellaneous Finance 2.7%
A.G. Edwards, Inc.		199,160	13,777,889
Cohen & Steers, Inc.		2,090	90,037
Knight Capital Group, Inc.,
Class A (a)*		348,063	5,513,318
Raymond James Financial, Inc.		128,265	3,817,166
SWS Group, Inc. (a)		63,156	1,566,900
Value Line, Inc. (a)		2,407	115,055
			24,880,365
Oil & Coal Resources 0.6%
Mariner Energy, Inc. *		183,266	3,505,879
Rosetta Resources, Inc. (a)*		46,922	963,778
Teton Energy Corp. *		99,210	480,176
Unit Corp. (a)*		11,920	603,033
			5,552,866
Oil Distribution 0.7%
Adams Resources & Energy, Inc.		9,259	339,435
Tesoro Corp. (a)		28,607	2,873,001
Western Refining, Inc. (a)		78,272	3,054,174
World Fuel Services Corp.		13,170	609,244
			6,875,854
Oil Drilling & Services	2.5%
Atwood Oceanics, Inc. *		84,700	4,971,043
Basic Energy Services, Inc. (a)*		15,260	355,558
Dawson Geophysical Co. *		300	14,859

See financial notes.

Laudus Funds Annual Report 47

Laudus Rosenberg U.S. Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Global Industries Ltd. *	15,370	281,117
Helmerich & Payne, Inc.	16,980	515,173
Lufkin Industries, Inc. (a)	29,340	1,648,321
Superior Energy Services, Inc. *	137,442	4,737,626
T-3 Energy Services, Inc *	4,800	96,576
Tidewater, Inc. (a)	181,780	10,648,673
W-H Energy Services, Inc. *	2,870	134,144
		23,403,090
Photo-optical, Micros & Office Machinery 0.8%
Baldwin Technology Co., Inc.,
Class A *	43,210	216,050
Key Tronic Corp. (a)*	10,258	42,058
Komag, Inc. (a)*	47,800	1,564,494
Printronix, Inc.	380	5,263
STEC, Inc. (a)*	124,954	879,676
VASCO Data Security
International, Inc. *	346	6,183
VeriFone Holdings, Inc. (a)*	139,919	5,139,225
		7,852,949
Publishing, Broadcasting & Cinema 0.4%
Alloy, Inc. *	1,920	22,810
Bowne & Co., Inc.	21,340	335,678
Champion Industries, Inc. (a)	7,808	64,494
Franklin Covey Co. *	53,390	421,781
Media General, Inc., Class A (a)	8,270	315,583
Regent Communications, Inc. (a)*	12,716	40,946
Scholastic Corp. *	61,124	1,900,956
Source Interlink Cos., Inc. (a)*	46,766	313,800
Tufco Technologies, Inc. *	2,242	18,317
World Wrestling Entertainment,
Inc., Class A	4,630	75,469
		3,509,834
Real Estate Development 0.4%
American Spectrum Realty, Inc. *	300	8,106
AMREP Corp. (a)*	4,645	358,826
Avatar Holdings, Inc. (a)*	10,709	765,051
ILX Resorts, Inc.	5,160	47,988
J.W. Mays, Inc. *	500	10,750
Service Corp. International	166,230	1,971,488
Stratus Properties, Inc. *	710	23,870
United Capital Corp. *	8,880	302,897
Wellsford Real Properties, Inc. *	16,610	129,807
		3,618,783
Real Estate Investment Trusts 6.5%
American Campus Communities,
Inc. (a)	3,710	112,376
American First Apartment
Investors, Inc. (a)	1,300	26,377
Ashford Hospitality Trust	145,500	1,737,270
Associated Estates Realty Corp.	57,780	814,120
CBL & Associates Properties, Inc.	110	4,932
Digital Realty Trust, Inc.	7,480	298,452
Eagle Hospitality Properties Trust,
Inc. (a)	61,950	690,742

Extra Space Storage, Inc. (a)	159,071	3,012,805
Franklin Street Properties Corp. (a)	20,210	387,628
Gladstone Commercial Corp.	2,710	54,336

	Number of	Value
Security	Shares	($)

Highland Hospitality Corp.	158,943	2,829,185
Home Properties, Inc.	26,000	1,373,060
HRPT Properties Trust (a)	655,080	8,057,484
Innkeepers USA Trust	20,575	334,961
iStar Financial, Inc.	87,767	4,110,129
Kite Realty Group Trust (a)	26,350	525,682
Lasalle Hotel Properties (a)	94,270	4,370,357
LTC Properties, Inc.	32,580	844,148
Medical Properties Trust, Inc. (a)	136,000	1,997,840
Mission West Properties, Inc.	33,650	486,579
Monmouth Capital Corp.	3,030	16,756
Monmouth Real Estate
Investment Corp., Class A	56,990	491,254
National Retail Properties, Inc.	136,288	3,296,807
Omega Healthcare Investor, Inc.	166,890	2,862,163
One Liberty Properties, Inc.	26,650	607,886
Ramco-Gershenson Properties
Trust	18,900	674,919
Republic Property Trust (a)	29,910	343,666
Spirit Finance Corp.	248,567	3,703,648
Strategic Hotel & Resorts, Inc.	204,986	4,688,030
Sunstone Hotel Investors, Inc.	211,391	5,762,519
Supertel Hospitality, Inc.	31,979	244,000
Urstadt Biddle Properties, Inc.,
Class A	2,780	54,377
Weingarten Realty Investors (a)	79,557	3,783,731
Winston Hotels, Inc.	77,944	1,171,498
Winthrop Realty Trust	122,391	809,005
		60,578,722
Restaurants, Hotels & Theaters 3.1%
Analogic Corp.	14,289	898,492
Avalon Holdings Corp., Class A *	1,600	12,752
Benihana, Inc. *	7,446	210,350
Bob Evans Farms, Inc. (a)	34,884	1,288,964
Brinker International, Inc.	135,899	4,443,897
Buffalo Wild Wings, Inc. (a)*	2,248	143,198
Burger King Holdings, Inc.	77,770	1,679,832
CBRL Group, Inc. (a)	109,064	5,049,663
CEC Entertainment, Inc. *	6,340	263,364
Churchill Downs, Inc.	1,000	45,390
Dollar Thrifty Automotive Group,Inc. (a)*	760	38,790
Flanigan’s Enterprises, Inc. *	931	10,288
Friendly Ice Cream Corp. *	5,860	87,138
Frisch’s Restaurants, Inc. (a)	4,660	174,750
Interstate Hotels & Resorts, Inc. *	96,200	607,022
J. Alexander’s Corp.	10,580	116,909
Jack in the Box, Inc. *	41,287	2,854,170
Live Nation, Inc. *	182,508	4,026,126
Marcus Corp.	43,460	1,010,880
Mexican Restaurants, Inc. *	8,834	84,718
Nathan’s Famous, Inc. *	5,324	79,860
O’Charley’s, Inc. *	280	5,401

Red Lion Hotels Corp. *	34,520	429,429
Silverleaf Resorts, Inc. *	49,240	228,474
Speedway Motorsports, Inc. (a)	35,510	1,376,012
Star Buffet, Inc.	3,900	32,565
The Steak n Shake Co. *	4,170	69,931
Vail Resorts, Inc. (a)*	64,440	3,501,025
		28,769,390

48 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Discovery Fund

	Number of	Value
Security	Shares	($)

Retail 6.0%
1-800-FLOWERS.COM, Inc.,
Class A (a)*	80,900	629,402
American Eagle Outfitters, Inc. (a)	88,200	2,645,118
Arden Group, Inc., Class A (a)	220	29,370
Big Lots, Inc. (a)*	339,606	10,622,876
Books-A-Million, Inc. (a)	9,862	140,435
Cabela’s, Inc. *	72,470	1,797,981
CarMax, Inc. *	25,160	617,426
Cash America International, Inc.	38,880	1,594,080
Charlotte Russe Holding, Inc.	19,519	563,514
Charming Shoppes, Inc. (a)*	202,581	2,623,424
Collegiate Pacific, Inc. (a)	22,660	176,748
Cost-U-Less, Inc. *	7,770	69,852
Deb Shops, Inc.	3,806	103,067
Dick’s Sporting Goods, Inc. *	2,170	126,424
Dillard’s, Inc., Class A (a)	89,356	2,924,622
EZCORP, Inc., Class A *	113,106	1,666,051
First Cash Financial Services,Inc. *	30,144	671,608
Gottschalks, Inc. *	22,237	317,322
GSI Commerce, Inc. (a)*	32,139	726,020
Hastings Entertainment, Inc. (a)*	26,860	163,846
Haverty Furniture Cos., Inc. (a)	80,070	1,120,980
Ingles Markets, Inc., Class A	27,765	1,133,923
Insight Enterprises, Inc. (a)*	61,392	1,103,828
Jennifer Convertibles, Inc. *	1,290	6,011
Longs Drug Stores Corp.	105,930	5,470,225
Mothers Work, Inc. (a)*	800	26,512
OfficeMax, Inc.	47,051	2,481,470
PC Connection, Inc. (a)*	200	2,860
PC Mall, Inc. (a)*	32,090	319,937
RadioShack Corp. (a)	14,470	391,124
Restoration Hardware, Inc. (a)*	99,600	653,376
Retail Ventures, Inc. *	23,540	495,517
REX Stores Corp. *	10,920	178,651
Ruddick Corp. (a)	1,380	41,510
Rush Enterprises, Inc.,
Class A (a)*	11,768	226,063
Rush Enterprises, Inc., Class B *	32,497	588,521
Saks, Inc. *	120,361	2,508,323
Shoe Carnival, Inc. *	29,500	982,350
Shutterfly, Inc. *	6,190	99,288
Spartan Stores, Inc.	79,874	2,140,623
Systemax, Inc. (a)*	19,776	370,405
The Bon-Ton Stores, Inc. (a)	21,200	1,192,288
The Buckle, Inc. (a)	750	26,775
The Cato Corp., Class A (a)	86,060	2,012,943
The Great Atlantic & Pacific Tea
Co., Inc. *	59,400	1,970,892
The Men’s Wearhouse, Inc. (a)	6,330	297,827
Trans World Entertainment
Corp. *	77,740	441,563
Village Super Market, Inc.,
Class A	1,000	95,490
Weis Markets, Inc. (a)	31,490	1,407,603

Zones, Inc. *	1,110	11,378
		56,007,442
Software 6.8%
American Software, Inc., Class A	16,950	136,447
Ansoft Corp. (a)*	25,060	792,898

	Number of	Value
Security	Shares	($)

Aspen Technology, Inc.	48,660	632,580
Black Box Corp. (a)	47,851	1,748,475
Blackbaud, Inc. (a)	21,552	526,300
BMC Software, Inc. *	543,900	16,746,681
Captaris, Inc. *	56,771	328,704
CIBER, Inc. *	76,840	604,731
Computer Task Group, Inc. *	9,085	40,973
CSP, Inc. *	7,852	72,474
Edgewater Technology, Inc. (a)*	33,993	286,901
Emdeon Corp. (a)	734,728	11,116,435
First American Corp.	103,113	5,229,891
Goldleaf Financial Solutions, Inc. *	8,400	55,272
Harris Interactive, Inc. (a)*	40,688	245,349
HMS Holdings Corp. (a)*	18,264	399,982
Inforte Corp. *	19,069	66,169
Keynote Systems, Inc. *	4,830	64,819
Lawson Software, Inc. (a)	99,063	801,420
Lightbridge, Inc. *	71,447	1,255,324
Mentor Graphics Corp.	5,060	82,680
Moldflow Corp. *	4,594	69,048
Move, Inc. *	10,710	59,333
Ness Technologies, Inc. *	1,832	23,413
NetManage, Inc. *	2,380	12,495
NetScout Systems, Inc. (a)*	23,411	211,870
PC-Tel, Inc. *	43,613	443,544
Perot Systems Corp., Class A *	208,860	3,732,328
SAVVIS, Inc. (a)*	95,731	4,583,600
SPSS, Inc. *	16,620	599,982
Sybase, Inc. *	243,961	6,167,334
Synopsys, Inc. (a)*	207,156	5,433,702
Syntel, Inc. (a)	14,401	498,995
Taleo Corp., Class A (a)*	41,470	687,573
TechTeam Global, Inc. *	1,210	15,125
THQ, Inc. *	360	12,308
TSR, Inc.	4,099	17,298
		63,802,453
Textiles & Apparel 3.3%
Crocs, Inc. (a)*	18,447	871,621
Culp, Inc. *	4,260	30,161
Cutter & Buck, Inc.	3,080	36,498
Decorator Industries, Inc.	3,640	25,480
G-III Apparel Group Ltd. *	39,740	757,047
Guess?, Inc. *	148,960	6,031,391
Interface, Inc., Class A	136,925	2,189,431
LaCrosse Footwear, Inc. *	2,350	36,190
Liz Claiborne, Inc.	47,686	2,043,345
Perry Ellis International, Inc. *	26,890	860,211
Phillips-Van Heusen Corp. (a)	133,490	7,849,212
R.G. Barry Corp. *	6,730	70,127
Skechers U.S.A., Inc., Class A *	61,000	2,047,770

Steven Madden Ltd.	71,657	2,092,384
Stride Rite Corp.	105,567	1,624,676
The Gymboree Corp. *	61,560	2,466,709
Weyco Group, Inc. (a)	12,484	324,334
Wolverine World Wide, Inc.	48,120	1,374,788
		30,731,375
Wholesale 3.6%
Anixter International, Inc. (a)	24,884	1,640,851
Applied Industrial Technologies,
Inc.	71,827	1,762,634

See financial notes.

Laudus Funds Annual Report 49

Laudus Rosenberg U.S. Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Arrow Electronics, Inc. *	247,291	9,335,235
Avnet, Inc. *	417,640	15,093,510
Brown Shoe Co., Inc.	61,905	2,600,010
Coast Distribution System, Inc.	10,030	77,732
Delta Apparel, Inc.	2,790	48,546
En Pointe Technologies, Inc. *	610	2,080
Huttig Building Products, Inc. *	13,618	82,389
IKON Office Solutions, Inc.	8,800	126,456
Industrial Distribution Group,
Inc. *	16,083	200,877
Kaman Corp.	2,762	64,382
Keystone Automotive Industries,
Inc. (a)*	7,287	245,572
Lawson Products, Inc. (a)	3,368	127,580
Man Sang Holdings, Inc. *	9,370	56,220
NACCO Industries, Inc., Class A	10,707	1,471,249
Park-Ohio Holdings Corp. (a)*	5,390	99,715
Richardson Electronics Ltd.	51,200	478,208
TESSCO Technologies, Inc. *	13,095	356,053
Traffix, Inc.	8,296	45,960
		33,915,259
Total Common Stock (Cost $761,034,449)		928,439,355

Security	Face Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment 0.8% of net assets

Repurchase Agreement 0.8%
Fixed Income Clearing Corp.
dated 03/30/07, due 04/02/07 at
5.00%, with a maturity value of
$7,524,134 (fully collateralized
by Federal Home Loan Bank
with a value of $7,671,563.)	7,521,000	7,521,000
Total Short-Term Investment
(Cost $7,521,000)		7,521,000

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was $769,008,508 and the unrealized appreciation and depreciation were $177,305,903 and ($10,354,056), respectively, with a net unrealized appreciation of $166,951,847.

	Number of	Value
Security	Shares	($)

Collateral Invested for Securities on Loan 7.8% of net assets

State Street Navigator Security
Lending Prime Portfolio	72,805,635	72,805,635

End of collateral invested for securities on loan.

* Non-income producing security.
(a) All or a portion of this security is on loan.

50 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Small Capitalization Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

99.3%	Common Stock	767,896,335	1,010,613,511
—%	Short-Term Investment	501,000	501,000

99.3%	Total Investments	768,397,335	1,011,114,511
8.9%	Collateral Invested for
	Securities on Loan	90,803,224	90,803,224
(8.2)%	Other Assets and
	Liabilities		(83,888,094)

100.0%	Net Assets		1,018,029,641

	Number of	Value
Security	Shares	($)

Common Stock 99.3% of net assets

Agriculture, Food & Beverage 1.9%
Flowers Foods, Inc. (a)	233,484	7,044,212
Imperial Sugar Co. (a)	11,360	380,901
J & J Snack Foods Corp. (a)	16,508	651,901
National Beverage Corp. (a)*	65,490	1,148,695
Penford Corp.	3,415	68,778
Seaboard Corp. (a)	4,460	10,079,600
Seneca Foods Corp., Class B *	400	11,224
Tasty Baking Co. (a)	470	4,103
		19,389,414
Airlines 1.8%
AirNet Systems, Inc. *	36,300	116,523
Alaska Air Group, Inc. (a)*	257,500	9,810,750
Pinnacle Airlines Corp. (a)*	10,710	185,176
Republic Airways Holdings,
Inc. (a)*	77,148	1,771,318
SkyWest, Inc. (a)	253,861	6,811,091
		18,694,858
Autos 0.3%
Aftermarket Technology Corp. *	95,219	2,311,917
Spartan Motors, Inc. (a)	15,951	370,223
Supreme Industries, Inc.,
Class A (a)	17,130	100,211
		2,782,351
Banks & Credit Institutions 4.3%
1st Source Corp.	24,681	645,902
Advanta Corp., Class A	148,677	5,958,974
Advanta Corp., Class B	25,735	1,128,222
American Community
Bancshares, Inc.	8,100	91,530
Auburn National Bancorp, Inc.	100	2,888
BancFirst Corp. (a)	39,169	1,815,483
Bank of Granite Corp. (a)	953	17,078
BankUnited Financial Corp.,
Class A (a)	13,517	286,696
Banner Corp.	870	36,149

Berkshire Hills Bancorp, Inc. (a)	3,079	103,608
Beverly Hills Bancorp, Inc.	138,600	1,053,360
BNCCorp, Inc. *	10,667	175,472
BOE Financial Services of
Virginia, Inc.	301	9,409
Britton & Koontz Capital Corp.	5,473	103,987
C&F Financial Corp.	180	7,911

	Number of	Value
Security	Shares	($)

Camco Financial Corp.	540	6,934
Carrollton Bancorp	100	1,769
Carver Bancorp, Inc.	22,600	378,550
Central Bancorp, Inc.	320	9,744
Centrue Financial Corp.	12,120	234,764
CFS Bancorp, Inc. (a)	24,552	368,034
Codorus Valley Bancorp, Inc.	281	5,347
Community Bank Shares of
Indiana, Inc.	1,030	22,377
Community Capital Corp.	3,588	72,460
Community Financial Corp.	4,350	52,809
Community Shores Bank Corp. *	180	2,227
Community West Bancshares	11,100	175,602
CompuCredit Corp. (a)*	45,458	1,419,199
Consumer Portfolio Services,
Inc. *	39,625	243,694
Cooperative Bankshares, Inc.	433	7,123
Corus Bankshares, Inc. (a)	49,415	843,020
Cowlitz Bancorp *	36,907	627,419
Crescent Banking Co.	1,473	63,884
Delta Financial Corp. (a)	65,087	538,269
Desert Community Bank	39,358	747,802
Dollar Financial Corp. *	61	1,543
Downey Financial Corp. (a)	120	7,745
ECB Bancorp, Inc.	2,089	69,982
Elmira Savings Bank, FSB	11,999	317,734
Exchange National Bancshares,
Inc.	4,080	147,696
Farmers Capital Bank Corp. (a)	1,815	53,325
Federal Agricultural Mortgage
Corp., Class C (a)	34,590	940,848
Fidelity Bancorp, Inc.	60	1,116
Fidelity Southern Corp.	9,457	180,061
First Bancorp of Indiana, Inc.	3,391	59,682
First Bancshares, Inc. *	12,121	204,542
First BancTrust Corp.	12,550	148,467
First California Financial Group,
Inc. *	13,770	174,190
First Citizens BancShares, Inc.,
Class A	13,450	2,703,450
First Defiance Financial Corp.	3,756	107,797
First Federal Bancshares of
Arkansas, Inc.	14,584	344,766
First Federal Bankshares, Inc.	5,999	128,679
First Financial Service Corp.	109	3,127
First Mariner Bancorp, Inc. *	4,540	69,008
First Place Financial Corp.	70,703	1,516,579
First Regional Bancorp (a)*	22,413	665,666

First West Virginia Bancorp, Inc.	330	6,683
FNB Corp. of North Carolina	9,544	159,862
FNB Corp. of Virginia (a)	700	25,081
Franklin Bank Corp. (a)*	196,222	3,506,487
Glen Burnie Bancorp	360	6,417
Great Pee Dee Bancorp, Inc.	1,560	23,985
Greene County Bancshares, Inc.	108	3,662
GS Financial Corp.	8,660	177,746
Guaranty Federal Bancshares,
Inc.	4,019	117,757
Habersham Bancorp, Inc.	25,078	575,540
Hanmi Financial Corp. (a)	722	13,761
HF Financial Corp.	25,416	463,842
Hingham Institution for Savings	9,400	323,830

See financial notes.

Laudus Funds Annual Report 51

Laudus Rosenberg U.S. Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

HMN Financial, Inc.	17,130	579,679
Horizon Bancorp	6,123	164,770
Intervest Bancshares Corp. (a)*	39,259	1,126,733
Irwin Financial Corp. (a)	19,020	354,533
ITLA Capital Corp.	8,108	421,778
Lincoln Bancorp	2,000	37,900
LSB Financial Corp.	4,076	107,769
MASSBANK Corp.	12,262	402,194
Meta Financial Group, Inc.	2,000	63,000
MFB Corp.	3,400	114,240
MidWestOne Financial Group,
Inc.	22,442	392,062
Monarch Community Bancorp,
Inc.	1,800	21,078
NBT Bancorp, Inc.	9,120	213,682
New Hampshire Thrift
Bancshares, Inc.	10,030	156,769
North Central Bancshares, Inc.	300	12,027
North Valley Bancorp	13,096	329,102
Northeast Bancorp	100	1,865
Northway Financial, Inc.	14,700	479,881
OceanFirst Financial Corp.	6,280	108,958
Park Bancorp, Inc.	12,608	430,248
Parkvale Financial Corp.	28,980	846,506
Peoples Bancorp of North
Carolina	1,599	42,853
Peoples Bancorp, Inc.	900	17,627
Peoples BancTrust Co., Inc.	14,700	279,741
Peoples Community Bancorp,
Inc.	2,700	45,846
Pinnacle Bancshares, Inc.	1,830	27,642
Premier Financial Bancorp, Inc.	2,300	37,421
Princeton National Bancorp, Inc.	157	4,710
Provident Community
Bancshares, Inc.	400	8,344
Provident Financial Holdings, Inc.	40,331	1,109,909
QCR Holdings, Inc. (a)	4,225	65,319
Republic First Bancorp, Inc. *	34,597	445,609
Royal Bancshares of
Pennsylvania, Class A (a)	209	4,964
Sierra Bancorp (a)	3,090	86,705
Simmons First National Corp.,
Class A (a)	2,600	78,182
South Street Financial Corp.	393	3,360
Southern Missouri Bancorp, Inc.	12,548	193,867
Southwest Bancorp, Inc.	41,470	1,065,364
Team Financial, Inc.	16,278	246,612
Teche Holding Co.	3,900	172,380
TF Financial Corp. (a)	10,266	313,113
The Washington Savings Bank,F.S.B.	12,850	109,225
Timberland Bancorp, Inc.	20,500	722,625
United Bancshares, Inc.	11,438	184,952
United Community Financial Corp. (a)	25,781	284,880

United Security Bancshares,Inc. (a)	1,180	34,727
Unity Bancorp, Inc.	14,004	166,087
Wainwright Bank & Trust Co.	52,304	668,445
Willow Financial Bancorp, Inc. (a)	5,282	68,138

	Number of	Value
Security	Shares	($)

WSFS Financial Corp.	10,204	657,954
WVS Financial Corp.	252	4,334
		44,024,061
Basic Minerals & Metals 3.0%
AK Steel Holding Corp. *	37,200	870,108
Brush Engineered Materials,
Inc. (a)*	450	21,811
Chaparral Steel Co.	137,722	8,011,289
CommScope, Inc. (a)*	169,600	7,275,840
General Cable Corp. (a)*	49,733	2,657,234
Northwest Pipe Co. *	43,927	1,749,612
OM Group, Inc. (a)*	118,532	5,296,010
Superior Essex, Inc. (a)*	119,549	4,144,764
Synalloy Corp.	1,000	27,920
Universal Stainless & Alloy
Products, Inc. *	1,040	49,369
		30,103,957
Beer, Liquor, & Tobacco 0.0%
MGP Ingredients, Inc. (a)	470	9,574
Universal Corp. (a)	300	18,405
		27,979
Biotechnology 0.3%
Applera Corp. — Celera Group *	68,048	966,282
Digene Corp. (a)*	38,293	1,624,006
Harvard Bioscience, Inc. *	108,142	521,244
		3,111,532
Cellular & Wireless 0.0%
USA Mobility, Inc. (a)	21,910	436,666
Chemicals & Rubber 2.8%
A. Schulman, Inc. (a)	323,637	7,624,888
Arch Chemicals, Inc. (a)	150,004	4,683,125
Bairnco Corp.	14,680	197,446
CF Industries Holdings, Inc. (a)	174,494	6,726,744
Hercules, Inc. *	333,590	6,518,348
Innospec, Inc.	25,240	1,454,834
LSB Industries, Inc. (a)*	10,200	158,814
NewMarket Corp.	1,800	73,206
Stepan Co. (a)	20,920	549,150
Terra Industries, Inc. *	5,780	101,150
Tronox, Inc., Class A	26,270	378,288
		28,465,993
Commercial Aircraft & Components	0.3%
Ducommun, Inc. *	11,810	303,871
Sequa Corp., Class A (a)*	11,030	1,321,063
TransDigm Group, Inc. *	370	13,461
Triumph Group, Inc. (a)	28,340	1,568,336
		3,206,731

Communications Utilities 2.7%
Atlantic Tele-Network, Inc. (a)	67,050	1,752,017
CT Communications, Inc. (a)	172,300	4,152,430
D&E Communications, Inc.	50,654	674,711
Gilat Satellite Networks Ltd. *	229,200	1,890,900
Golden Telecom, Inc.	168,629	9,338,674
Mediacom Communications
Corp., Class A (a)*	297,967	2,425,451

52 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Premiere Global Services, Inc. *	1,620	18,177
United Online, Inc. (a)	517,065	7,254,422
		27,506,782
Construction & Homebuilding1.2%
Comfort Systems USA, Inc.	164,100	1,965,918
EMCOR Group, Inc. (a)*	2,900	171,042
Horizon Offshore, Inc. (a)*	2,555	36,945
Infrasource Services, Inc. (a)*	7,290	222,564
Insituform Technologies, Inc.,
Class A (a)*	62,000	1,288,980
Meadow Valley Corp. (a)*	21,781	282,282
Perini Corp. (a)*	227,280	8,377,541
Skyline Corp.	5,230	176,460
U.S. Home Systems, Inc. *	1,465	18,679
		12,540,411
Construction Materials 0.4%
Ameron International Corp. (a)	52,780	3,476,091
Continental Materials Corp. (a)*	6,600	188,430
Oil-Dri Corp. of America	8,475	141,532
Patrick Industries, Inc. *	38,697	463,977
		4,270,030
Consumer Durables 0.3%
Universal Electronics, Inc. *	110,184	3,069,726
Drugs & Pharmaceuticals 1.8%
E-Z-EM, Inc. *	13,463	216,485
Geopharma, Inc. *	11,115	48,906
Lifecore Biomedical, Inc. *	10	188
Natural Alternative International,
Inc. (a)*	35,826	287,325
NBTY, Inc. (a)*	115,753	6,139,539
Nutraceutical International
Corp. *	23,853	393,574
Perrigo Co. (a)	287,668	5,080,217
Schiff Nutrition International,
Inc. *	134,150	921,610
Sciele Pharma, Inc. (a)*	213,229	5,049,263
Theragenics Corp. *	6,950	43,507
		18,180,614
Electric Utilities 2.3%
Avista Corp.	95,316	2,309,507
Central Vermont Public Service
Corp.	2,560	73,779
CH Energy Group, Inc.	148,449	7,227,982
Cleco Corp.	1,560	40,295
El Paso Electric Co. *	21,110	556,248
Portland General Electric Co. (a)	4,210	122,932
The Empire District Electric Co.	13,010	322,648
UIL Holdings Corp. (a)	76,331	2,648,686
Unisource Energy Corp. (a)	262,613	9,861,118
Unitil Corp.	200	5,434
		23,168,629
Financial Investments 1.4%
Aaron Rents, Inc. (a)	147,045	3,887,870
Ampal-American Israel Corp.,

Class A *	6,820	29,940

	Number of	Value
Security	Shares	($)

California First National
Bancorp (a)	36,431	479,068
Compass Diversified Trust	660	11,068
Electro Rent Corp. *	39,645	570,888
Enstar Group Ltd. (a)*	112	11,048
ePlus, Inc. *	30,534	325,187
Iconix Brand Group, Inc. (a)*	24,573	501,289
Jackson Hewitt Tax Service, Inc.	89,046	2,865,500
KMG America Corp. *	56,250	260,437
Macrovision Corp. (a)*	9,669	242,208
MVC Capital, Inc. *	850	13,302
PICO Holdings, Inc. (a)*	51,670	2,206,826
Rent-A-Center, Inc. (a)*	45,052	1,260,555
SRS Labs, Inc. *	32,260	449,382
Willis Lease Finance Corp. *	77,928	803,438
		13,918,006
Forest Products & Paper 0.6%
American Woodmark Corp. (a)	16,246	597,203
Cenveo, Inc. *	25,470	618,921
CSS Industries, Inc.	4,210	157,791
Lydall, Inc. *	84,410	1,341,275
Nashua Corp. *	2,410	21,449
Rock-Tenn Co., Class A (a)	99,600	3,306,720
		6,043,359
Furniture & Household Items 3.5%
A.T. Cross Co., Class A *	1,040	9,152
Acuity Brands, Inc. (a)	97,590	5,312,800
AEP Industries, Inc. (a)*	16,754	720,422
American Biltrite, Inc. *	19,310	179,776
Bassett Furniture Industries, Inc.	103,716	1,526,700
Chase Corp.	8,700	282,837
Chromcraft Revington, Inc. *	45,690	439,538
Communications Systems, Inc.	59,900	621,762
Constar International, Inc. (a)*	79,440	703,044
Ethan Allen Interiors, Inc. (a)	3,750	132,525
Flexsteel Industries, Inc.	20,710	317,691
GameTech International, Inc. (a)*	13,009	158,970
Genlyte Group, Inc. (a)*	67,043	4,729,884
Griffon Corp. (a)*	187,234	4,634,042
Herman Miller, Inc.	5,770	193,237
Hooker Furniture Corp. (a)	23,269	466,543
JAKKS Pacific, Inc. (a)*	225,800	5,396,620
La-Z-Boy, Inc. (a)	19,570	242,277
Movado Group, Inc. (a)	175,100	5,156,695
National Presto Industries, Inc.	14,390	887,000
Preformed Line Products Co. (a)	965	35,695
RC2 Corp. (a)*	193	7,795
Tredegar Corp. (a)	10,280	234,281
UFP Technologies, Inc. *	2,550	11,934
West Pharmaceutical Services,
Inc. (a)	67,873	3,151,343
		35,552,563

Gas & Other Public Utilities 0.6%
American States Water Co. (a)	5,880	216,796
Artesian Resources Corp.,
Class A	6,890	141,934
Delta Natural Gas Co., Inc.	499	12,475
Energy West, Inc.	1,710	24,367
Florida Public Utilities Co.	600	7,440

See financial notes.

Laudus Funds Annual Report 53

Laudus Rosenberg U.S. Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Industrial Services of America,
Inc. (a)*	1,807	12,016
RGC Resources, Inc.	2,500	70,875
SJW Corp. (a)	30,240	1,224,115
The Laclede Group, Inc. (a)	72,850	2,264,178
Waste Industries USA, Inc.	43,974	1,207,966
WGL Holdings, Inc. (a)	31,220	998,416
		6,180,578
Health Care & Hospital 1.8%
Almost Family, Inc. *	36,872	918,113
Amedisys, Inc. *	8,456	274,228
American Shared Hospital
Services	47,400	279,660
AMERIGROUP Corp. (a)*	34,550	1,050,320
Gentiva Health Services, Inc. *	64,929	1,309,618
Hanger Orthopedic Group, Inc. *	56,853	663,475
IntegraMed America, Inc. (a)*	27,516	411,364
Kindred Healthcare, Inc. (a)*	113,780	3,729,708
MedCath Corp. *	65,764	1,795,357
MEDTOX Scientific, Inc. *	12,950	238,280
National Dentex Corp. *	49,700	699,776
National Healthcare Corp. (a)	47,557	2,424,456
NovaMed, Inc. *	63,891	414,014
Psychemedics Corp.	28,614	485,007
Res-Care, Inc. (a)*	189,081	3,308,917
Sun Healthcare Group, Inc. *	5,560	68,666
		18,070,959
Information & Services 7.3%
Ablest, Inc. *	2,560	18,906
Carriage Services, Inc. (a)*	42,150	340,993
CDI Corp. (a)	116,700	3,374,964
CPI Corp. (a)	10,520	552,405
Ecology & Environment, Inc.	25,210	299,495
Exponent, Inc. (a)*	105,200	2,098,740
Forrester Research, Inc. (a)*	28,431	806,303
ICT Group, Inc. (a)*	44,667	781,672
Infinity Pharmaceuticals, Inc. (a)*	2,700	32,508
Kelly Services, Inc., Class A (a)	223,895	7,209,419
Kendle International, Inc. (a)*	117,201	4,162,980
Kforce, Inc. *	7,320	100,796
Layne Christensen Co. (a)*	56,162	2,045,420
Metal Management, Inc.	143,095	6,610,989
Monro Muffler Brake, Inc.	99,882	3,505,858
MPS Group, Inc. (a)*	824,508	11,666,788
National Technical Systems,
Inc. *	9,626	58,430
Nobel Learning Communities,
Inc. *	4,980	75,397
Parexel International Corp. (a)*	154,283	5,549,560
PDI, Inc. *	26,253	249,929
RCM Technologies, Inc. *	103,793	740,044
Schnitzer Steel Industries, Inc.,

Class A (a)	175,191	7,037,422
Security National Financial Corp.,
Class A *	39,411	187,202
Spherion Corp. (a)*	434,213	3,829,759
SRI/Surgical Express, Inc. *	3,322	16,743
Stewart Enterprises, Inc.,
Class A	113,957	918,493
TeleTech Holdings, Inc. (a)*	332,800	12,210,432

	Number of	Value
Security	Shares	($)

The Geo Group, Inc. *	1,230	55,744
Viad Corp. (a)	4,784	184,662
Volt Information Sciences,
Inc. (a)*	12,420	325,280
VSE Corp.	8,441	347,432
Westaff, Inc. (a)*	5,840	33,405
		75,428,170
Instruments 4.4%
1-800 CONTACTS, Inc. (a)*	1,397	23,470
Allied Healthcare Products, Inc. *	78,652	476,238
Angeion Corp. (a)*	28,109	413,202
Astro-Med, Inc.	14,800	162,800
Atrion Corp.	12,770	1,172,541
Bio-Rad Laboratories, Inc.,
Class A *	28,700	2,004,408
Bruker BioSciences Corp. (a)*	159,411	1,677,004
Cardiac Science Corp. *	210	1,922
Cholestech Corp. *	20,314	350,213
Coherent, Inc. (a)*	17,682	561,227
Datascope Corp. (a)	145,114	5,251,676
Enpath Medical, Inc. *	5,964	59,640
Esterline Technologies Corp. (a)*	4,060	166,744
FEI Co. (a)*	152,673	5,505,388
Frequency Electronics, Inc.	1,450	15,834
Hurco Cos., Inc. (a)*	3,190	136,692
II-VI, Inc. (a)*	51,671	1,749,063
Immucor, Inc. (a)*	221,040	6,505,207
Input/Output, Inc. (a)*	100,848	1,389,686
IntriCon Corp. *	14,660	86,494
K-Tron International, Inc. *	25,210	1,808,313
Kewaunee Scientific Corp.	25,868	275,494
Mesa Laboratories, Inc.	1,700	32,224
New Brunswick Scientific Co.,
Inc. *	51,549	416,000
O.I. Corp.	29,264	335,804
Oakley, Inc. (a)	76,816	1,547,074
Orthofix International N.V. *	3,777	192,816
Perceptron, Inc. *	41,657	374,913
Schmitt Industries, Inc. *	6,864	52,304
Span-America Medical Systems,
Inc.	27,300	434,343
Tollgrade Communications, Inc. *	4,094	51,421
Varian, Inc. *	9,496	553,237
Viasys Healthcare, Inc. *	273,560	9,298,304
Vicon Industries, Inc. *	35,120	349,444
Zoll Medical Corp. (a)*	38,504	1,026,132
Zygo Corp. *	5,686	91,033

44,548,305

Insurance 8.1%
Affirmative Insurance Holdings,
Inc.	6,333	109,561
American Equity Investment Life
Holding Co. (a)	77,852	1,022,197
American Physicians Service
Group, Inc. *	22,300	393,483
American Safety Insurance
Holdings Ltd. *	76,900	1,465,714
Argonaut Group, Inc. (a)*	53,751	1,739,382
Delphi Financial Group, Inc.,
Class A	358,125	14,407,369

54 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Small Capitalization Fund

	Number of	Value
Security	Shares	($)

FBL Financial Group, Inc.,
Class A	42,089	1,646,943
FPIC Insurance Group, Inc. (a)*	83,400	3,725,478
Great American Financial
Resources, Inc. (a)	84,200	2,061,216
Hallmark Financial Services,
Inc. *	6,562	79,006
Harleysville Group, Inc. (a)	22,319	725,144
Horace Mann Educators Corp.	402,421	8,269,752
IPC Holdings Ltd. (a)	307,576	8,873,568
Kansas City Life Insurance
Co. (a)	38,701	1,741,545
LandAmerica Financial Group,
Inc. (a)	88,698	6,555,669
Max Re Capital Ltd.	290,910	7,412,387
Meadowbrook Insurance Group,
Inc. (a)*	26,950	296,180
Mercer Insurance Group, Inc.	16,687	331,904
National Western Life Insurance
Co., Class A *	24,363	5,964,062
NYMAGIC, Inc. (a)	31,310	1,279,013
Ohio Casualty Corp.	950	28,453
Presidential Life Corp.	91,863	1,811,538
RTW, Inc. (a)*	36,000	294,120
SCPIE Holdings, Inc. (a)*	4,300	97,610
Selective Insurance Group,
Inc. (a)	102,434	2,607,970
The Midland Co. (a)	5,166	219,142
The Phoenix Cos., Inc.	96,637	1,341,322
Unico American Corp. *	50,686	642,192
United America Indemnity Ltd.,
Class A *	222,190	5,154,808
Wesco Financial Corp.	3,500	1,610,000
Zenith National Insurance
Corp. (a)	11,420	539,823
		82,446,551
IT Hardware 6.1%
AMIS Holdings, Inc. *	77,920	853,224
Amtech Systems, Inc. *	18,980	138,174
Avocent Corp. (a)*	99,343	2,679,281
Axcelis Technologies, Inc. (a)*	4	31
CTS Corp. (a)	23,900	330,298
Cymer, Inc. (a)*	40,468	1,681,445
Digi International, Inc. *	106,385	1,351,089
EMS Technologies, Inc. *	133,302	2,568,730
Espey Manufacturing &
Electronics Corp.	21,600	424,440
Exar Corp. (a)*	248,117	3,285,069
Globecomm Systems, Inc. *	50,780	543,346
Harmonic, Inc. *	19,801	194,446
Imation Corp.	259,730	10,487,897
inTEST Corp. *	9,170	41,265
Kimball International, Inc.,
Class B	2,041	39,350
Lattice Semiconductor Corp. *	105,047	614,525
Merix Corp. (a)*	134,189	1,103,034

Merrimac Industries, Inc. *	33,600	323,904
MKS Instruments, Inc. (a)*	282,773	7,216,367
Oplink Communications, Inc. *	76,544	1,375,496
Orbital Sciences Corp. (a)*	40,870	765,904
Pericom Semiconductor Corp. *	80,495	787,241

	Number of	Value
Security	Shares	($)

RF Micro Devices, Inc. (a)*	1,169,314	7,284,826
Rudolph Technologies, Inc. (a)*	158,589	2,765,792
Semitool, Inc. (a)*	168,552	2,191,176
SonicWALL, Inc. (a)*	36,309	303,543
Spectrum Control, Inc. *	95,516	1,174,847
Standard Microsystems
Corp. (a)*	105,865	3,233,117
Symmetricom, Inc. *	6,220	51,626
Technitrol, Inc. (a)	308,000	8,066,520
TriQuint Semiconductor, Inc. *	23,060	115,300
ViaSat, Inc. (a)*	7,370	242,989
White Electronic Designs Corp. *	450	2,997
		62,237,289
Land & Water Transportation 1.0%
B & H Ocean Carriers Ltd. *	10,410	190,503
GulfMark Offshore, Inc. (a)*	57,920	2,528,208
Hub Group, Inc., Class A *	119,247	3,456,971
International Shipholding Corp. *	2,310	42,412
Pacer International, Inc. (a)	43,160	1,162,730
Saia, Inc. (a)*	96	2,280
Trico Marine Services, Inc. (a)*	54,658	2,036,557
U.S. Xpress Enterprises, Inc.,
Class A (a)*	26,075	450,054
Werner Enterprises, Inc. (a)	400	7,268
		9,876,983
Mainframe & Minicomputers 0.2%
Omnicell, Inc. *	121,132	2,534,081
Metal Products & Machinery 5.1%
Allied Motion Technologies,
Inc. *	44,926	287,077
Astec Industries, Inc. (a)*	20,930	842,432
Bonso Electronic International,
Inc.	51,296	209,801
Chicago Rivet & Machine Co.	5,110	113,187
CompX International, Inc. (a)	6,610	106,619
Eastern Co.	1,350	36,693
Electro Scientific Industries,
Inc. (a)*	200	3,848
EnPro Industries, Inc. (a)*	209,137	7,539,389
Evans & Sutherland Computer
Corp. *	63,701	200,658
EXX, Inc., Class A *	2,200	6,930
Gerber Scientific, Inc. (a)*	141,900	1,505,559
Hardinge, Inc.	85,092	2,226,007
Kadant, Inc. (a)*	57,470	1,457,439
Material Sciences Corp. *	7,310	72,954
MFRI, Inc. *	857	15,889
Newport Corp. (a)*	13,686	224,040
NN, Inc. (a)	9,761	121,915
North American Galvanizing &

Coatings, Inc. *	7,500	38,400
P & F Industries, Inc., Class A *	9,350	117,062
Q.E.P. Co., Inc. *	7,748	46,565
Regal Beloit Corp. (a)	239,960	11,129,345
Robbins & Myers, Inc. (a)	21,170	789,429
Rofin-Sinar Technologies,
Inc. (a)*	5,702	337,444
RTI International Metals, Inc. (a)*	14,740	1,341,487
Sauer-Danfoss, Inc. (a)	2,760	83,076

See financial notes.

Laudus Funds Annual Report 55

Laudus Rosenberg U.S. Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

SL Industries, Inc. *	35,980	541,499
Standex International Corp.	88,160	2,513,442
Tech/Ops Sevcon, Inc.	300	2,055
The Middleby Corp. (a)*	17,271	2,277,009
Twin Disc, Inc.	63,000	2,690,100
Varian Semiconductor Equipment
Associates, Inc. (a)*	310	16,548
Veeco Instruments, Inc. (a)*	255,427	4,980,826
Velcro Industries N.V.	875	15,129
Watts Water Technologies, Inc.,
Class A	2,270	86,328
Woodward Governor Co.	253,722	10,445,735
		52,421,916
Miscellaneous Finance 1.7%
Cohen & Steers, Inc. (a)	35,924	1,547,606
Knight Capital Group, Inc.,
Class A (a)*	703,373	11,141,428
SWS Group, Inc. (a)	184,828	4,585,583
		17,274,617
Oil & Coal Resources 0.5%
Mariner Energy, Inc. (a)*	211,844	4,052,576
PrimeEnergy, Corp. (a)*	6,800	395,488
Rosetta Resources, Inc. (a)*	19,430	399,092
Teton Energy Corp. *	21,468	103,905
		4,951,061
Oil Distribution 1.0%
Adams Resources & Energy, Inc.	32,070	1,175,686
Western Refining, Inc. (a)	229,511	8,955,519
		10,131,205
Oil Drilling & Services 1.7%
Atwood Oceanics, Inc. (a)*	75,560	4,434,616
Basic Energy Services, Inc. (a)*	119,820	2,791,806
Bronco Drilling Co., Inc. (a)*	16,301	270,108
Dawson Geophysical Co. (a)*	54,968	2,722,565
Global Industries Ltd. (a)*	114,390	2,092,193
Lufkin Industries, Inc. (a)	70,856	3,980,690
Oil States International, Inc. *	31,850	1,022,066
T-3 Energy Services, Inc *	2,535	51,004
W-H Energy Services, Inc. *	3,275	153,074
		17,518,122
Photo-optical, Micros & Office Machinery 0.4%
Baldwin Technology Co., Inc.,
Class A *	100,427	502,135
Interphase Corp. (a)*	18,740	209,138
Printronix, Inc.	51,505	713,344
STEC, Inc. (a)*	281,460	1,981,479
VASCO Data Security
International, Inc. (a)*	16,452	293,997
		3,700,093
Publishing, Broadcasting & Cinema 1.1%
Alloy, Inc. *	7,070	83,992
Champion Industries, Inc.	20,690	170,899
Consolidated Graphics, Inc. (a)*	620	45,911

Franklin Covey Co. (a)*	189,350	1,495,865
Media General, Inc., Class A (a)	112,430	4,290,329
Regent Communications, Inc. *	24,014	77,325

	Number of	Value
Security	Shares	($)

Scholastic Corp. *	92,658	2,881,664
Source Interlink Cos., Inc. (a)*	260,720	1,749,431
Tufco Technologies, Inc. *	17,915	146,365
		10,941,781
Real Estate Development 0.7%
AMREP Corp. (a)*	29,256	2,260,026
Avatar Holdings, Inc. (a)*	36,534	2,609,989
ILX Resorts, Inc.	28,300	263,190
J.W. Mays, Inc. *	17,100	367,650
Stratus Properties, Inc. *	1,440	48,413
United Capital Corp. *	7,750	264,353
Wellsford Real Properties, Inc. *	27,053	211,419
		6,025,040
Real Estate Investment Trusts 6.3%
American Campus Communities,
Inc. (a)	6,160	186,586
Ashford Hospitality Trust (a)	479,346	5,723,391
Associated Estates Realty
Corp. (a)	22,680	319,561
Digital Realty Trust, Inc. (a)	10,611	423,379
Eagle Hospitality Properties
Trust, Inc.	41,223	459,636
Extra Space Storage, Inc. (a)	20,210	382,777
Franklin Street Properties
Corp. (a)	9,910	190,074
Gladstone Commercial Corp.	3,560	71,378
Highland Hospitality Corp. (a)	461,320	8,211,496
Innkeepers USA Trust	8,910	145,055
LaSalle Hotel Properties (a)	160,671	7,448,708
LTC Properties, Inc. (a)	187,670	4,862,530
Medical Properties Trust, Inc. (a)	122,354	1,797,380
Mission West Properties, Inc.	113,700	1,644,102
Monmouth Capital Corp.	930	5,143
Monmouth Real Estate
Investment Corp., Class A	28,300	243,946
National Health Investors, Inc. (a)	99,234	3,109,994
National Retail Properties, Inc.	262,856	6,358,487
One Liberty Properties, Inc.	17,900	408,299
Presidential Realty Corp., Class B	650	4,891
Republic Property Trust	65,310	750,412
Spirit Finance Corp.	355,773	5,301,018
Strategic Hotel & Resorts,
Inc. (a)	176,464	4,035,732
Sunstone Hotel Investors, Inc.	301,683	8,223,879
Supertel Hospitality, Inc.	61,059	465,880
Winston Hotels, Inc. *	82,071	1,233,527
Winthrop Realty Trust	268,250	1,773,132
		63,780,393

Restaurants, Hotels & Theaters 3.3%
Analogic Corp.	720	45,274
Ark Restaurants Corp.	29,872	1,011,765
Avalon Holdings Corp., Class A *	1,360	10,839
Benihana, Inc. *	10,604	299,563
Benihana, Inc., Class A *	66,609	1,887,699
Bob Evans Farms, Inc. (a)	192,590	7,116,200
Buffalo Wild Wings, Inc. (a)*	2,343	149,249
CBRL Group, Inc. (a)	102,782	4,758,807
CEC Entertainment, Inc. *	1,620	67,295
Churchill Downs, Inc. (a)	1,640	74,440

56 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Friendly Ice Cream Corp. (a)*	18,220	270,931
Frisch’s Restaurants, Inc.	27,500	1,031,250
Interstate Hotels & Resorts,
Inc. *	207,290	1,308,000
J. Alexander’s Corp.	28,530	315,256
Live Nation, Inc. (a)*	171,850	3,791,011
Marcus Corp.	141,000	3,279,660
Max & Erma’s Restaurants,
Inc. *	4,223	38,007
Mexican Restaurants, Inc. *	4,060	38,935
Nathan’s Famous, Inc. *	35,277	529,155
Red Lion Hotels Corp. *	570	7,091
Silverleaf Resorts, Inc. *	7,300	33,872
Speedway Motorsports, Inc.	2,050	79,438
Star Buffet, Inc.	8,323	69,497
The Steak n Shake Co. (a)*	75,730	1,269,992
Trump Entertainment Resorts,
Inc. (a)*	14	253
Vail Resorts, Inc. (a)*	67,387	3,661,136
WMS Industries, Inc. *	68,113	2,672,754
		33,817,369
Retail 5.0%
1-800-FLOWERS.COM, Inc.,
Class A (a)*	259,953	2,022,434
Books-A-Million, Inc. (a)	947	13,485
Cabela’s, Inc. *	15,850	393,239
Cash America International,
Inc. (a)	59,621	2,444,461
Charlotte Russe Holding, Inc. (a)*	86,398	2,494,310
Charming Shoppes, Inc. (a)*	12,036	155,866
Collegiate Pacific, Inc. (a)	45,230	352,794
Cost-U-Less, Inc. *	38,049	342,061
EZCORP, Inc., Class A (a)*	322,473	4,750,027
First Cash Financial Services,
Inc. *	12,810	285,407
Gottschalks, Inc. (a)*	35,030	499,878
GSI Commerce, Inc. (a)*	12,767	288,407
Hastings Entertainment, Inc. *	81,590	497,699
Haverty Furniture Cos., Inc. (a)	113,134	1,583,876
Insight Enterprises, Inc. (a)*	186,747	3,357,711
Jennifer Convertibles, Inc. *	9,280	43,245
Longs Drug Stores Corp. (a)	116,293	6,005,371
Mothers Work, Inc. (a)*	3,434	113,803
Restoration Hardware, Inc. (a)*	260,753	1,710,540
Retail Ventures, Inc. (a)*	20,630	434,261
REX Stores Corp. *	51,540	843,194
Ruddick Corp. (a)	15,310	460,525
Rush Enterprises, Inc.,
Class A (a)*	88,253	1,695,340
Rush Enterprises, Inc., Class B *	12,100	219,131
Shoe Carnival, Inc. *	15,068	501,764
Spartan Stores, Inc.	168,244	4,508,939
Sport Chalet, Inc., Class A *	55,408	603,393
Sport Chalet, Inc., Class B *	4,499	48,567
Stage Stores, Inc.	115,824	2,699,857
Systemax, Inc. (a)*	37,588	704,023

The Bon-Ton Stores, Inc. (a)	51,900	2,918,856
The Great Atlantic & Pacific Tea
Co., Inc. (a)*	153,520	5,093,794
Trans World Entertainment
Corp. *	34,268	194,642

	Number of	Value
Security	Shares	($)

Village Super Market, Inc.,
Class A (a)	17,092	1,632,115
Weis Markets, Inc. (a)	33,900	1,515,330
		51,428,345
Soaps & Cosmetics 0.0%
Cascade International,
Inc. (a)(b)(c)*	39,200	—
Software 7.8%
Allscripts Healthcare Solutions,
Inc. (a)*	153,350	4,111,313
American Software, Inc.,
Class A (a)	221,600	1,783,880
Ansoft Corp. (a)*	91,080	2,881,771
Aspen Technology, Inc. (a)*	68,100	885,300
Black Box Corp. (a)	168,550	6,158,817
Blackbaud, Inc. (a)	1,116	27,253
Captaris, Inc. (a)*	181,333	1,049,918
CIBER, Inc. (a)*	98,220	772,991
Computer Task Group, Inc. *	61,378	276,815
CSP, Inc. (a)*	19,892	183,603
Edgewater Technology, Inc. (a)*	111,194	938,477
Goldleaf Financial Solutions,
Inc. *	18,800	123,704
Harris Interactive, Inc. (a)*	213,300	1,286,199
HMS Holdings Corp. (a)*	926	20,279
Inforte Corp. *	27,245	94,540
Interwoven, Inc. *	2,240	37,856
Keynote Systems, Inc. *	940	12,615
Lawson Software, Inc. (a)*	324,231	2,623,029
Lightbridge, Inc. *	115,724	2,033,271
Mentor Graphics Corp. (a)*	674,800	11,026,232
Moldflow Corp. *	91,950	1,382,008
Move, Inc. *	92,170	510,622
Ness Technologies, Inc. (a)*	21,474	274,438
NetManage, Inc. *	13,856	72,744
NetScout Systems, Inc. (a)*	87,319	790,237
PC-Tel, Inc. *	148,770	1,512,991
Perficient, Inc. (a)*	61,622	1,218,883
Perot Systems Corp.,
Class A (a)*	715,100	12,778,837
Quality Systems, Inc. (a)*	28,200	1,128,000
Quest Software, Inc. (a)*	350	5,695
SAVVIS, Inc. (a)*	206,304	9,877,836
Smith Micro Software, Inc. (a)*	116,707	2,174,251
SPSS, Inc. (a)*	114,017	4,116,014
Sybase, Inc. (a)*	77,160	1,950,605
Syntel, Inc. (a)	15,749	545,703
Taleo Corp., Class A (a)*	114,580	1,899,736
Technology Solutions Co. *	2,559	19,986

TechTeam Global, Inc. *	21,882	273,525
The TriZetto Group, Inc. (a)*	72,436	1,449,444
THQ, Inc. *	17,056	583,145
TSR, Inc.	51,100	215,642
		79,108,205
Textiles & Apparel 3.7%
Crocs, Inc. *	12,000	567,000
Culp, Inc. *	53,280	377,222
Cutter & Buck, Inc.	6,724	79,679
Deckers Outdoor Corp. *	49,850	3,540,347

See financial notes.

Laudus Funds Annual Report 57

Laudus Rosenberg U.S. Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Decorator Industries, Inc.	710	4,970
G-III Apparel Group Ltd. (a)*	75,640	1,440,942
Guess?, Inc.	244,900	9,916,001
Hallwood Group, Inc. (a)*	1,331	139,090
Interface, Inc., Class A	350,800	5,609,292
LaCrosse Footwear, Inc. *	1,188	18,295
Skechers U.S.A., Inc., Class A *	71,390	2,396,562
Steven Madden Ltd. (a)*	145,039	4,235,139
Stride Rite Corp. (a)	80,480	1,238,587
The Gymboree Corp. *	147,350	5,904,315
UniFirst Corp. (a)	56,860	2,181,718
Weyco Group, Inc.	1,673	43,465
		37,692,624
Wholesale 2.6%
Agilysys, Inc. (a)	18,860	423,784
Applied Industrial Technologies,
Inc. (a)	16,365	401,597
Bell Microproducts, Inc. (a)*	1,385	8,864
Brown Shoe Co., Inc. (a)	285,870	12,006,540
Coast Distribution System, Inc.	28,890	223,898
Delta Apparel, Inc.	43,940	764,556
Huttig Building Products, Inc. *	10,690	64,675
IKON Office Solutions, Inc. (a)	164,810	2,368,320
Industrial Distribution Group,
Inc. *	97,800	1,221,522
Kaman Corp.	9,140	213,053
Lawson Products, Inc. (a)	1,208	45,759
Man Sang Holdings, Inc. *	200	1,200
NACCO Industries, Inc.,
Class A (a)	46,415	6,377,885
Nu Horizons Electronics
Corp. (a)*	41,750	439,627
Nu Skin Enterprises, Inc.,
Class A (a)	290	4,791
Park-Ohio Holdings Corp. *	600	11,100
Richardson Electronics Ltd.	24,740	231,072
TESSCO Technologies, Inc. *	43,821	1,191,493
Traffix, Inc.	1,160	6,426
		26,006,162
Total Common Stock (Cost $767,896,335)		1,010,613,511

Security	Face Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment 0.0% of net assets

Repurchase Agreement 0.0%
Fixed Income Clearing Corp.
dated 03/30/07, due 04/02/07
at 5.00%, with a maturity
value of $501,209 (fully
collateralized by Federal
National Mortgage Association
with a value of $513,825.)	501,000	501,000
Total Short-Term Investment
(Cost $501,000)	501,000

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$768,875,666 and the unrealized gains and losses were
$257,598,744 and ($15,359,899), respectively, with a net
unrealized appreciation of $242,238,845.
Number of	Value
Security	Shares	($)

Collateral Invested for Securities on Loan 8.9% of net assets

State Street Navigator Security
Lending Prime Portfolio	90,803,224	90,803,224

End of collateral invested for securities on loan.

*	Non-income producing security.
(a)	All or a portion of this security is on loan.
(b)	Fair-valued by management.
(c)	Bankrupt security/delisted.

58 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Equity Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

97.9%	Common Stock	107,410,263	127,031,334
—%	Rights	—	—
97.9%	Total Investments	107,410,263	127,031,334
2.1%	Other Assets and
	Liabilities		2,777,720
100.0%	Net Assets		129,809,054

	Number of	Value
Security	Shares	($)

Common Stock 97.9% of net assets

Australia 5.7%

Airlines 0.1%
Qantas Airways Ltd.	50,100	212,112
Banks & Credit Institutions 2.0%
Australia and New Zealand Banking
Group Ltd.	31,100	746,297
Commonwealth Bank of Australia	18,400	747,085
National Australia Bank Ltd.	26,100	851,181
St. George Bank Ltd.	2,100	59,385
Westpac Banking Corp.	6,800	144,798
		2,548,746
Basic Minerals & Metals 1.5%
BHP Billiton Ltd.	22,600	547,438
BlueScope Steel Ltd.	25,300	214,595
Felix Resources Ltd.	8,500	34,291
Independence Group NL	6,100	24,448
Jabiru Metals Ltd. *	5,700	5,714
Jubilee Mines NL	6,700	94,584
Kagara Zinc Ltd.	3,200	13,245
Minara Resources Ltd.	20,200	120,264
Mincor Resources NL	7,600	18,818
OneSteel Ltd.	18,785	78,245
Perilya Ltd.	10,900	31,782
Rio Tinto Ltd.	7,800	496,428
Sally Malay Mining Ltd. *	9,600	30,488
Smorgon Steel Group Ltd.	22,680	37,376
Zinifex Ltd.	20,600	262,185
		2,009,901
Beer, Liquor, & Tobacco 0.0%
Foster’s Group Ltd.	6,000	33,192
Lion Nathan Ltd.	2,500	17,879
		51,071
Cellular & Wireless 0.3%
Telstra Corp., Ltd.	91,000	343,317
Construction &
Homebuilding 0.1%
Leighton Holdings Ltd.	6,000	162,503
Construction Materials 0.0%
Adelaide Brighton Ltd.	5,800	16,069
Information & Services 0.0%

WorleyParsons Ltd.	2,000	44,567

	Number of	Value
Security	Shares	($)

Insurance 0.3%
Insurance Australia Group Ltd.	8,500	40,261
QBE Insurance Group Ltd.	6,900	175,743
Suncorp-Metway Ltd.	7,893	132,532
		348,536
Miscellaneous Finance 0.1%
ASX Ltd.	2,500	88,827
Oil Distribution 0.0%
Caltex Australia Ltd.	700	13,467
Publishing, Broadcasting &
Cinema 0.1%
West Australian Newspapers
Holdings Ltd.	6,100	77,013
Real Estate Development0.2%
Lend Lease Corp., Ltd.	13,700	221,190
Real Estate Investment
Trusts 0.2%
Westfield Group	15,100	250,918
Restaurants, Hotels &
Theaters 0.2%
Amalgamated Holdings Ltd.	2,575	13,520
TABCORP Holdings Ltd.	17,700	236,094
		249,614
Retail 0.5%
Coles Group Ltd.	1,600	21,006
Goodman Fielder Ltd.	39,600	78,158
Woolworths Ltd.	23,800	522,646
		621,810
Wholesale 0.1%
Sims Group Ltd.	5,300	99,904
		7,359,565
Austria 0.9%

Basic Minerals & Metals 0.1%
Boehler-Uddeholm AG	164	15,803
Voestalpine AG	1,212	87,944
		103,747
Communications Utilities 0.4%
Telekom Austria AG	20,000	502,548
Forest Products & Paper 0.0%
Mayr-Melnhof Karton AG	103	22,993
Real Estate Development 0.4%
Conwert Immobilien Invest AG *	2,210	48,624
Immofinanz Immobilien Analagen
AG *	28,000	450,300
		498,924
		1,128,212

See financial notes.

Laudus Funds Annual Report 59

Laudus Rosenberg International Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Belgium 1.8%

Banks & Credit Institutions 1.3%
Fortis	36,400	1,663,599
Instruments 0.1%
Agfa Gevaert N.V.	8,000	181,099
Restaurants, Hotels &
Theaters 0.0%
S.A. D’Ieteren N.V.	117	48,202
Retail 0.4%
Delhaize Group	4,800	442,935
		2,335,835
China 0.1%

Miscellaneous Finance 0.1%
BOC Hong Kong (Holdings) Ltd.	32,000	77,431
Denmark 0.9%

Banks & Credit Institutions 0.7%
Danske Bank A/S	19,477	902,914
Beer, Liquor, & Tobacco 0.2%
Carlsberg A/S	2,418	262,692
		1,165,606
Finland 1.0%

Basic Minerals & Metals 0.2%
Outokumpu Oyj	7,200	247,829
Chemicals & Rubber 0.1%
Kemira Oyj	8,967	205,225
Forest Products & Paper 0.4%
UPM-Kymmene Oyj	21,692	554,090
IT Hardware 0.3%
Elcoteq Network Corp., Class A	1,600	16,873
Nokia Oyj	14,291	329,294
		346,167
		1,353,311
France 10.6%

Airlines 0.3%
Air France-KLM	8,400	384,202
Autos 1.2%
PSA Peugeot Citroen	9,600	676,885
Renault S.A.	7,300	855,546
Societe Fonciere Financiere et de
Participations (FFP)	270	74,252
		1,606,683
Banks & Credit Institutions 1.1%
BNP Paribas	11,800	1,234,223
Societe Generale	1,000	172,909
		1,407,132
Basic Minerals & Metals 0.0%
Nexans S.A.	280	37,259

Cellular & Wireless 1.1%
Vivendi	36,000	1,467,221

	Number of	Value
Security	Shares	($)

Chemicals & Rubber 0.6%
Compagnie Generale des
Etablissements Michelin, Class B	6,600	729,717
Communications Utilities 0.6%
France Telecom S.A.	28,800	763,168
Construction Materials 0.9%
Ciments Francais S.A.	417	88,758
Compagnie de Saint-Gobain	10,400	1,021,092
		1,109,850
Drugs & Pharmaceuticals 1.2%
Sanofi-Aventis	18,566	1,615,505
Insurance 0.3%
CNP Assurances	3,456	404,434
Integrated Oil Companies 0.5%
Total S.A.	8,700	607,790
IT Hardware 0.5%
Alcatel-Lucent	32,000	378,050
STMicroelectronics N.V.	12,423	239,209
		617,259
Metal Products & Machinery 0.1%
Valeo S.A.	3,200	188,235
Miscellaneous Finance 1.0%
Credit Agricole S.A.	24,800	969,363
Natixis	12,101	296,218
		1,265,581
Publishing, Broadcasting &
Cinema 0.0%
Havas S.A.	1,726	9,984
Real Estate Development 0.0%
Fonciere des Regions	66	12,409
Nexity	142	12,201
		24,610
Restaurants, Hotels &
Theaters 0.5%
Club Mediterranee S.A. *	3,000	176,378
Pierre & Vacances	800	110,253
Sodexho Alliance S.A.	4,800	352,257
		638,888
Software 0.2%
Atos Origin S.A. *	2,217	149,250
Cap Gemini S.A.	900	68,502
		217,752
Textiles & Apparel 0.5%
Christian Dior S.A.	5,400	658,431
		13,753,701
Germany 7.2%

Autos 1.6%
DaimlerChrysler AG— Reg’d	23,400	1,914,475
Volkswagen AG	1,105	165,835
		2,080,310
Basic Minerals & Metals 0.3%
ThyssenKrupp AG	8,700	431,861

60 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Equity Fund

	Number of	Value
Security	Shares	($)

Chemicals & Rubber 2.0%
BASF AG	5,000	562,635
Bayer AG	25,877	1,656,824
Lanxess *	6,000	310,414
		2,529,873
Drugs & Pharmaceuticals 0.1%
Altana AG	1,200	78,053
Electric Utilities 1.0%
E.ON AG	9,846	1,340,374
Government Aircraft &
Defense 0.0%
Rheinmetall AG	129	12,042
Insurance 0.2%
Allianz AG — Reg’d	1,400	286,426
IT Hardware 0.5%
Infineon Technologies AG *	41,000	638,478
Metal Products & Machinery 0.2%
Siemens AG — Reg’d	2,800	299,880
Miscellaneous Finance 1.3%
Deutsche Bank AG — Reg’d	12,500	1,683,167
		9,380,464
Greece 0.4%

Agriculture, Food &
Beverage 0.2%
Coca Cola Hellenic Bottling Co., S.A.	7,358	310,542
Banks & Credit Institutions 0.1%
Bank of Greece	479	62,696
Communications Utilities 0.1%
Hellenic Telecommunications
Organization S.A. (OTE) *	4,500	122,748
		495,986
Hong Kong 1.8%

Banks & Credit Institutions 0.2%
Hang Seng Bank Ltd.	15,600	221,616
Basic Minerals & Metals 0.0%
China Oriental Group Co., Ltd.	110,000	36,356
Communications Utilities 0.1%
PCCW Ltd.	157,000	94,179
Electric Utilities 0.3%
CLP Holdings Ltd.	54,500	398,093
Hongkong Electric Holdings Ltd.	5,500	28,200
		426,293
Land & Water
Transportation 0.0%
Transport International Holdings Ltd.	400	2,171
Miscellaneous Finance 0.2%
Guoco Group Ltd.	10,000	140,569
Jardine Strategic Holdings Ltd.	11,000	141,247
		281,816
Real Estate Development 0.9%
Cheung Kong (Holdings) Ltd.	24,000	303,414
Great Eagle Holdings Ltd.	14,000	47,305

	Number of	Value
Security	Shares	($)

Hang Lung Group Ltd.	37,000	130,683
Hang Lung Properties Ltd.	78,000	216,547
Henderson Investment Ltd.	1,909	3,892
Henderson Land Development Co.,
Ltd.	28,000	163,265
Hopson Development Holdings Ltd.	12,000	30,007
Kerry Properties Ltd.	23,500	120,524
New World Development Co., Ltd.	3,000	6,775
Pacific Century Premium
Developments Ltd.	115,000	36,347
Swire Pacific Ltd.	2,500	28,041
Wheelock & Co., Ltd.	61,000	136,840
Wheelock Properties (S) Ltd.	5,000	5,279
		1,228,919
Retail 0.1%
Esprit Holdings Ltd.	6,500	76,167
		2,367,517
Ireland 0.8%

Agriculture, Food &
Beverage 0.1%
Kerry Group plc	2,342	65,463
Banks & Credit Institutions 0.7%
Allied Irish Banks plc (AIB)	31,500	932,438
		997,901
Italy 3.7%

Autos 0.6%
Fiat S.p.A. *	31,327	794,082
Banks & Credit Institutions 0.2%
UniCredito Italiano S.p.A.	24,000	228,534
Chemicals & Rubber 0.2%
Pirelli & C. S.p.A. *	200,000	221,193
Communications Utilities 0.1%
Telecom Italia S.p.A.	30,000	85,714
Construction Materials 0.2%
Italcementi S.p.A.	7,252	217,792
Italmobiliare S.p.A.	743	86,034
		303,826
Electric Utilities 0.9%
C.I.R. S.p.A. — Compagnie Industriali
Riunite	3,549	14,154
Edison S.p.A.	53,969	156,474
Enel S.p.A.	96,194	1,030,186
		1,200,814
Forest Products & Paper 0.1%
IFIL-Investments S.p.A.	17,323	169,778
Gas & Other Public Utilities 0.0%
Iride S.p.A.	15,770	53,418
Government Aircraft &
Defense 0.5%
Finmeccanica S.p.A.	19,200	577,143
Integrated Oil Companies 0.6%
Eni S.p.A.	24,500	797,277

See financial notes.

Laudus Funds Annual Report 61

Laudus Rosenberg International Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Metal Products & Machinery 0.1%
Danieli S.p.A. — Officine
Meccanishe Danieli & C.	4,353	102,550
Publishing, Broadcasting &
Cinema 0.1%
Mondadori (Arnoldo) Editore S.p.A.	16,000	167,376
Real Estate Development 0.1%
Immobiliare Lombarda S.p.A. *	429,535	127,308
		4,829,013
Japan 21.9%

Agriculture, Food &
Beverage 0.0%
Mikuni Coca-Cola Bottling Co., Ltd.	1,700	17,769
Airlines 0.0%
Japan Airlines Corp. *	3,000	6,233
Autos 3.5%
Fuji Heavy Industries Ltd.	40,000	207,164
Futaba Industrial Co., Ltd.	1,500	36,278
HI-LEX Corp.	400	6,556
Honda Motor Co., Ltd.	30,100	1,048,854
Kanto Auto Works Ltd.	3,700	46,904
Kawasaki Heavy Industries Ltd.	22,000	92,803
Mazda Motor Corp.	6,000	33,087
Mitsuba Corp.	3,000	23,447
Nissan Motor Co., Ltd.	77,200	824,758
Nissan Shatai Co., Ltd.	9,000	45,737
Suzuki Motor Corp.	10,900	282,087
Topre Corp.	2,600	23,650
Toyota Auto Body Co., Ltd.	5,700	107,069
Toyota Motor Corp.	22,400	1,434,516
Yamaha Motor Co., Ltd.	11,800	329,580
		4,542,490
Banks & Credit Institutions 0.6%
Daishi Bank Ltd.	10,000	42,256
Kagoshima Bank Ltd.	2,000	14,535
Mizuho Financial Group, Inc.	74	475,352
Orient Corp. *	1,000	1,699
San-in Godo Bank Ltd.	3,000	28,343
Shiga Bank Ltd.	5,000	34,628
Takefuji Corp.	3,500	140,172
The Eighteenth Bank Ltd.	11,000	51,304
The Mie Bank Ltd.	7,000	34,572
		822,861
Basic Minerals & Metals 2.1%
JFE Holdings, Inc.	10,900	643,613
Kobe Steel Ltd.	117,000	470,145
Maruichi Steel Tube Ltd.	3,900	120,946
Nakayama Steel Works Ltd.	5,000	19,218
Nippon Steel Corp.	118,000	828,613
Nisshin Steel Co., Ltd.	43,000	184,814
Osaka Steel Co., Ltd.	1,700	32,503
Sumitomo Electric Industries Ltd.	3,100	46,957
Sumitomo Metal Mining Co., Ltd.	14,000	269,191

Tokyo Steel Manufacturing Co., Ltd.	700	10,297
Yodogawa Steel Works Ltd.	8,000	49,202
		2,675,499

	Number of	Value
Security	Shares	($)

Beer, Liquor, & Tobacco 1.0%
Asahi Breweries Ltd.	22,600	361,980
Japan Tobacco, Inc.	103	504,938
Kirin Brewery Co., Ltd.	28,000	404,164
		1,271,082
Cellular & Wireless 0.8%
KDDI Corp.	98	779,596
NTT DoCoMo, Inc.	131	241,330
		1,020,926
Chemicals & Rubber 1.5%
Bridgestone Corp.	21,600	429,249
Dainippon Ink & Chemicals, Inc.	47,000	186,177
Kaneka Corp.	21,000	199,787
Mitsubishi Chemical Holdings Corp.	12,500	106,228
Mitsui Chemicals, Inc.	14,000	121,991
Sakai Chemical Industry Co., Ltd.	3,000	21,595
Sumitomo Chemical Co., Ltd.	48,000	361,718
Teijin Ltd.	51,000	286,642
Toagosei Co., Ltd.	14,000	58,075
Tosoh Corp.	36,000	185,427
		1,956,889
Communications Utilities 0.6%
Nippon Telegraph & Telephone Corp. (NTT)	150	792,359
Rakuten, Inc.	58	27,485
		819,844
Construction & Homebuilding 0.0%
Maeda Corp.	2,000	7,275
Nippo Corp.	1,000	7,755
		15,030
Construction Materials 0.0%
Asahi Glass Co., Ltd.	1,000	14,032
Maeda Road Construction Co., Ltd.	5,000	39,411
		53,443
Consumer Durables 0.8%
Matsushita Electric Industrial Co.,
Ltd.	49,000	987,568
Drugs & Pharmaceuticals 1.0%
Astellas Pharma, Inc.	13,600	584,559
Cawachi Ltd.	1,300	35,161
Daiichi Sankyo Co., Ltd.	10,500	321,352
Dainippon Sumitomo Pharma Co.,Ltd.	4,000	42,690
Kaken Pharmaceutical Co., Ltd.	5,000	40,679
Nippon Shinyaku Co., Ltd.	3,000	25,277
Ono Pharmaceutical Co., Ltd.	1,300	72,747
Taisho Pharmaceutical Co., Ltd.	9,000	164,930
Torii Pharmaceutical Co., Ltd.	1,200	20,242
		1,307,637
Electric Utilities 0.6%
Hokkaido Electric Power Co., Inc.	9,300	246,742
Kyushu Electric Power Co., Inc.	13,400	380,880
The Chugoku Electric Power Co.,Inc.	7,500	167,619
		795,241

62 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Equity Fund

	Number of	Value
Security	Shares	($)

Financial Investments 0.6%
Mitsubishi UFJ Financial Group, Inc.	67	754,870
Furniture & Household
Items 0.3%
Sankyo Co., Ltd.	5,400	236,724
Sumitomo Bakelite Co., Ltd.	14,000	100,939
		337,663
Gas & Other Public Utilities 0.4%
Osaka Gas Co., Ltd.	93,000	360,332
Tokyo Gas Co., Ltd.	19,000	105,603
		465,935
Government Aircraft &
Defense 0.0%
Mitsui Engineering & Shipbuilding
Co., Ltd.	3,000	12,665
Information & Services 0.0%
Autobacs Seven Co., Ltd.	300	10,721
TKC Corp.	700	12,217
		22,938
Instruments 0.0%
Hitachi Medical Corp.	2,000	20,389
Insurance 0.9%
Millea Holdings, Inc.	9,200	339,021
Mitsui Sumitomo Insurance Co., Ltd.	42,000	525,161
Nissay Dowa General Insurance Co.,
Ltd.	1,000	6,349
Sompo Japan Insurance, Inc.	28,000	347,733
		1,218,264
IT Hardware 0.5%
Alps Electric Co., Ltd.	4,500	52,548
Brother Industries Ltd.	4,000	54,009
Dainippon Screen Mfg. Co., Ltd.	16,000	120,619
Japan Aviation Electronics Industry
Ltd.	6,000	74,690
Seiko Epson Corp.	7,700	226,085
Sumitomo Wiring Systems Ltd.	2,000	45,408
Toshiba Tec Corp.	16,000	95,567
		668,926
Land & Water
Transportation 0.4%
Nankai Electric Railway Co., Ltd.	1,000	3,366
Nippon Konpo Unyu Soko Co., Ltd.	4,000	55,877
Seino Transportation Co., Ltd.	12,000	113,079
West Japan Railway Co.	75	345,700
		518,022
Metal Products & Machinery 1.0%
Bosch Corp.	23,000	103,988
Fuji Machine Manufacturing Co.,
Ltd.	2,400	38,865
Heiwa Corp.	2,200	27,156
Hitachi Construction Machinery Co.,
Ltd.	2,300	61,955
Hitachi Ltd.	28,000	217,637
Mitsubishi Heavy Industries Ltd.	97,000	625,497

	Number of	Value
Security	Shares	($)

Sega Sammy Holdings, Inc.	6,400	149,174
Sekisui Jushi Corp.	3,000	23,589
Toyo Seikan Kaisha Ltd.	3,000	60,266
		1,308,127
Miscellaneous Finance 1.2%
Daiwa Securities Group, Inc.	38,000	456,664
Mitsubishi UFJ Securities Co., Ltd.	28,000	318,107
Nikko Cordial Corp.	25,500	362,178
Okasan Holdings, Inc.	11,000	85,498
Shinko Securities Co., Ltd.	2,000	10,081
Shinsei Bank Ltd.	70,000	334,720
		1,567,248
Oil Distribution 0.3%
Cosmo Oil Co., Ltd.	13,000	54,270
Nippon Mining Holdings, Inc.	43,000	368,544
		422,814
Photo-optical, Micros & Office
Machinery 1.1%
Eizo Nanao Corp.	800	26,387
Fuji Photo Film Co., Ltd.	14,000	572,641
Konica Minolta Holdings, Inc.	28,000	366,846
NEC Corp.	72,000	384,833
Riso Kagaku Corp.	600	12,147
		1,362,854
Publishing, Broadcasting &
Cinema 0.6%
Dai Nippon Printing Co., Ltd.	22,000	345,288
Fuji Television Network, Inc.	29	67,046
Hakuhodo DY Holdings, Inc.	1,310	91,459
Toppan Printing Co., Ltd.	29,000	302,074
		805,867
Real Estate Development 0.6%
Hankyu Hanshin Holdings, Inc.	60,000	362,540
Iida Home Max	1,800	31,690
Sekisui House Ltd.	23,000	357,110
Towa Real Estate Development Co.,
Ltd. *	2,000	10,779
		762,119
Restaurants, Hotels &
Theaters 0.0%
Fields Corp.	20	32,158
H.I.S. Co., Ltd.	700	20,086
		52,244
Retail 0.2%
Aichi Toyota Motor Co., Ltd.	2,000	38,922
AOKI Holdings, Inc.	1,000	19,036
Aoyama Trading Co., Ltd.	4,100	129,830
Daiichikosho Co., Ltd.	2,800	31,592
		219,380
Software 0.3%
Fujitsu Business Systems Ltd.	200	3,105
Fujitsu Ltd.	56,000	371,554
		374,659

See financial notes.

Laudus Funds Annual Report 63

Laudus Rosenberg International Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Textiles & Apparel 0.1%
Japan Wool Textile Co., Ltd.	3,000	26,218
Kurabo Industries Ltd.	9,000	24,925
Onward Kashiyama Co., Ltd.	8,000	110,967
Tokyo Style Co., Ltd.	1,000	10,931
		173,041
Trading Company 0.8%
Mitsubishi Corp.	34,900	805,670
Sojitz Corp.	47,100	195,721
		1,001,391
Wholesale 0.1%
Kamei Corp.	2,000	15,642
Ryosan Co., Ltd.	1,900	48,757
Trusco Nakayama Corp.	300	6,063
		70,462
		28,432,390
Netherlands 3.7%

Agriculture, Food &
Beverage 1.3%
CSM N.V.	2,474	88,499
Unilever N.V.	53,200	1,553,772
		1,642,271
Banks & Credit Institutions 0.4%
ABN AMRO Holding N.V.	5,500	236,985
ING Groep N.V.	6,000	253,842
		490,827
Basic Minerals & Metals 0.0%
Mittal Steel Co. N.V.	250	13,391
Chemicals & Rubber 0.5%
Akzo Nobel N.V.	9,321	708,014
Furniture & Household
Items 0.0%
Hunter Douglas N.V.	135	11,911
Information & Services 1.1%
Koninklijke (Royal) Philips Electronics
N.V.	36,336	1,384,972
Oil & Coal Resources 0.3%
Koninklijke DSM N.V.	10,400	466,714
Wholesale 0.1%
Buhrmann N.V.	6,000	80,587
Univar N.V.	316	17,658
		98,245
		4,816,345
New Zealand 0.0%

Airlines 0.0%
Air New Zealand Ltd.	21,500	35,884
Norway 0.3%

Integrated Oil Companies 0.3%
Statoil A.S.A.	16,100	434,711

	Number of	Value
Security	Shares	($)

Portugal 0.4%

Banks & Credit Institutions 0.2%
Banco Espirito Santo, S.A.
(BES) Reg’d	16,000	305,802
Electric Utilities 0.2%
EDP — Energias de Portugal, S.A.	40,745	219,410
		525,212
Singapore 1.0%

Airlines 0.2%
Singapore Airlines Ltd.	22,000	240,026
Autos 0.1%
Jardine Cycle & Carriage Ltd.	13,000	101,576
Cellular & Wireless 0.0%
MobileOne Ltd.	5,000	7,227
Commercial Aircraft &
Components 0.1%
Singapore Technologies Engineering
Ltd. (ST Engg)	34,000	74,261
Electric Utilities 0.1%
SembCorp Industries Ltd.	39,000	130,754
Financial Investments 0.0%
Kim Eng Holdings Ltd.	12,000	12,625
Land & Water
Transportation 0.0%
K1 Ventures Ltd. *	112,000	24,318
Miscellaneous Finance 0.3%
DBS Group Holdings Ltd.	30,000	422,199
Real Estate Development 0.2%
Fraser & Neave Ltd.	16,000	53,678
Guocoland Ltd.	24,000	66,467
Ho Bee Investment Ltd.	33,000	49,109
Wheelock Properties (S) Ltd.	24,000	51,081
Wing Tai Holdings Ltd.	32,000	66,770
		287,105
Restaurants, Hotels &
Theaters 0.0%
Hotel Plaza Ltd.	12,000	18,242
		1,318,333
Spain 4.6%

Airlines 0.2%
Iberia Lineas Aereas de Espana S.A.	44,277	236,807
Banks & Credit Institutions 1.9%
Banco Bilbao Vizcaya Argentaria S.A.	10,400	255,376
Banco Santander Central Hispano
S.A.	119,000	2,124,401
		2,379,777
Communications Utilities 1.5%
Telefonica S.A.	89,100	1,973,099
Integrated Oil Companies 0.8%
Repsol YPF S.A.	31,800	1,071,553

64 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Equity Fund

	Number of	Value
Security	Shares	($)

Restaurants, Hotels &
Theaters 0.2%
Sol Melia S.A.	11,512	277,123
		5,938,359
Sweden 2.1%

Airlines 0.1%
SAS AB *	6,702	123,399
Autos 0.9%
Volvo AB	13,500	1,140,552
Basic Minerals & Metals 0.3%
Boliden AB	16,817	371,442
Cellular & Wireless 0.7%
TeliaSonera AB	102,000	884,910
Communications Utilities 0.1%
Tele2 AB, Class B	12,000	197,090
		2,717,393
Switzerland 7.4%

Agriculture, Food &
Beverage 1.4%
Nestle S.A. — Reg’d	4,500	1,753,553
Airlines 0.0%
Swissair Group (a) (b)	30	—
Autos 0.1%
Rieter Holding AG — Reg’d	360	179,774
Banks & Credit Institutions 0.2%
Banque Cantonale Vaudoise (BCV) —
Reg’d	417	198,167
Basic Minerals & Metals 0.0%
Georg Fischer AG — Reg’d. *	65	47,029
Chemicals & Rubber0.4%
Ciba Specialty Chemicals AG—
Reg’d	5,600	369,729
Clariant AG — Reg’d *	8,690	149,476
		519,205
Communications Utilities 0.0%
Swisscom AG — Reg’d	132	47,790
Construction Materials 0.7%
Holcim Ltd. — Reg’d	8,600	865,303
Drugs & Pharmaceuticals 1.2%
Novartis AG — Reg’d	15,600	871,510
Roche Holdings AG	4,000	710,545
		1,582,055
Insurance 1.5%
Baloise Holding AG — Reg’d	1,200	125,302
Swiss Life Holding — Reg’d *	1,760	442,911
Zurich Financial Services AG—
Reg’d	4,800	1,388,044
		1,956,257
Metal Products & Machinery 0.1%
Bucher Industries AG— Reg’d	840	113,441

	Number of	Value
Security	Shares	($)

Miscellaneous Finance 1.8%
Credit Suisse Group — Reg’d	4,181	300,985
UBS AG — Reg’d	33,900	2,021,522
		2,322,507
Retail 0.0%
Charles Vogele Holding AG *	107	11,740
		9,596,821
United Kingdom 21.6%

Agriculture, Food &
Beverage 1.3%
Tate & Lyle plc	30,100	341,432
Unilever plc	43,199	1,304,613
		1,646,045
Autos 0.3%
GKN plc	49,951	374,657
Banks & Credit Institutions 4.3%
Barclays plc	20,800	294,939
HBOS plc	71,798	1,484,373
HSBC Holdings plc	61,200	1,071,688
Lloyds TSB Group plc	17,000	187,765
Royal Bank of Scotland Group plc	63,300	2,478,099
		5,516,864
Basic Minerals & Metals 1.7%
Anglo American plc	29,400	1,552,536
Kazakhmys plc	20,561	475,671
Rio Tinto plc	3,200	182,732
		2,210,939
Beer, Liquor, & Tobacco 1.2%
Imperial Tobacco Group plc	23,000	1,031,574
Scottish & Newcastle plc	46,000	544,835
		1,576,409
Cellular & Wireless 0.8%
Vodafone Group plc	406,000	1,085,588
Construction Materials 0.0%
Cookson Group plc	2,518	30,812
Drugs & Pharmaceuticals 1.1%
AstraZeneca plc	5,400	291,109
GlaxoSmithKline plc	42,000	1,159,335
		1,450,444
Electric Utilities 0.3%
British Energy Group plc *	33,000	316,903
International Power plc	1,319	10,310
		327,213
Furniture & Household
Items 0.4%
Smiths Group plc	27,775	561,475
Gas & Other Public Utilities 0.1%
United Utilities plc	4,665	69,506
Government Aircraft &
Defense 0.8%
BAE Systems plc	116,789	1,058,686

See financial notes.

Laudus Funds Annual Report 65

Laudus Rosenberg International Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Insurance 2.8%
Aviva plc	82,600	1,220,490
Brit Insurance Holdings plc	8,632	54,774
Friends Provident plc	105,000	398,199
Old Mutual plc	234,000	757,913
Prudential plc	87,000	1,229,355
		3,660,731
Integrated Oil Companies 3.8%
BP plc	96,427	1,042,251
Royal Dutch Shell plc, Class A	67,600	2,248,983
Royal Dutch Shell plc, Class B	47,400	1,576,959
		4,868,193
Miscellaneous Finance 0.9%
Investec plc	22,253	288,469
Legal & General Group plc	288,000	904,000
		1,192,469
Publishing, Broadcasting &
Cinema 0.2%
Trinity Mirror plc	17,257	180,290
WPP Group plc	5,099	77,422
		257,712
Real Estate Development 0.0%
Enterprise Inns plc	3,057	40,293
Restaurants, Hotels &
Theaters 1.3%
Compass Group plc	116,000	776,940
Greene King plc	2,686	58,301
Luminar plc	877	13,029
Millennium & Copthorne Hotel plc	8,198	109,804
Punch Taverns plc	14,800	363,438
Whitbread plc *	2,684	99,940
William Hill plc	25,200	315,724
		1,737,176
Retail 0.2%
Tesco plc	23,000	201,288
Software 0.1%
LogicaCMG plc	29,901	104,844
		27,971,344
Total Common Stock (Cost $107,410,263)		127,031,334

	Number of	Value
Security	Shares	($)

Rights 0.0% of net assets

Austria 0.0%
Conwert Immobilien Invest AG *	567	—
Total Rights (Cost $—)		—

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$108,029,605, and the unrealized appreciation and depreciation were $20,615,086 and ($1,613,357), respectively, with a net
unrealized appreciation of $19,001,729.

At 03/31/07, the prices of certain foreign securities held by the fund aggregating $125,471,106 were adjusted from their closing market prices following the guidelines adopted by the fund’s
Board of Trustees.

		Amount		Amount
		of		of	Unrealized
	Currency	Currency	Currency	Currency	Gains /
Expiration	to be	to be	to be	to be	Losses
Date	Received	Received	Delivered	Delivered	($)

Forward Foreign Currency Contract 1.2% of net assets
04/04/2007	USD	1,533,625	JPY	180,891,000	(2,517)

*	Non-income producing security.
(a)	Bankrupt security/delisted.
(b)	Fair-valued by Management.

66 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Equity Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

95.7%	Common Stock	59,606,638	67,724,126
1.5%	Preferred Stock	940,867	1,045,029
—%	Rights	—	10,575
1.4%	Short-Term Investment	983,000	983,000

98.6%	Total Investments	61,530,505	69,762,730
1.4%	Other Assets and
	Liabilities		981,868

100.0%	Net Assets		70,744,598

	Number of	Value
Security	Shares	($)

Common Stock 95.7% of net assets

Argentina 0.2%
Communications Utilities 0.2%
Telecom Argentina S.A. ADR *	4,100	87,494
Telefonica de Argentina S.A. ADR	1,300	24,570
		112,064
		112,064
Australia 5.4%
Airlines 0.2%
Qantas Airways Ltd.	35,400	149,876
Banks & Credit Institutions 0.9%
St. George Bank Ltd.	5,800	164,016
Suncorp-Metway Ltd.	26,879	451,327
		615,343
Basic Minerals & Metals 0.8%
BlueScope Steel Ltd.	24,700	209,505
Jubilee Mines NL	4,800	67,762
Minara Resources Ltd.	14,100	83,947
OneSteel Ltd.	5,100	21,243
Zinifex Ltd.	16,500	210,002
		592,459
Beer, Liquor, & Tobacco 0.6%
Foster’s Group Ltd.	64,500	356,819
Lion Nathan Ltd.	9,100	65,078
		421,897
Chemicals & Rubber 0.3%
Orica Ltd.	10,600	217,018
Construction & Homebuilding 0.2%
Leighton Holdings Ltd.	5,000	135,419
Construction Materials 0.3%
Adelaide Brighton Ltd.	20,500	56,796
Boral Ltd.	23,000	153,121
		209,917
Forest Products & Paper 0.0%
PaperlinX Ltd.	1,500	5,049
Furniture & Household Items 0.3%
Amcor Ltd.	29,300	178,635

Information & Services 0.0%
WorleyParsons Ltd.	700	15,599

	Number of	Value
Security	Shares	($)

Insurance 0.4%
Insurance Australia Group Ltd.	60,000	284,194
Miscellaneous Finance 0.3%
ASX Ltd.	6,300	223,843
Oil Distribution 0.0%
Caltex Australia Ltd.	900	17,315
Publishing, Broadcasting & Cinema 0.1%
West Australian Newspapers
Holdings Ltd.	6,200	78,276
Real Estate Development 0.3%
Lend Lease Corp., Ltd.	13,900	224,419
Restaurants, Hotels & Theaters 0.2%
TABCORP Holdings Ltd.	9,800	130,719
Retail 0.3%
Coles Group Ltd.	10,500	137,850
Goodman Fielder Ltd.	19,500	38,487
		176,337
Textiles & Apparel 0.1%
Pacific Brands Ltd.	20,600	51,093
Wholesale 0.1%
Sims Group Ltd.	5,300	99,904
		3,827,312
Austria 1.6%
Basic Minerals & Metals 0.9%
Boehler-Uddeholm AG	2,800	269,811
Voestalpine AG	4,800	348,291
		618,102
Real Estate Development 0.7%
Conwert Immobilien Invest AG *	2,500	55,005
Immofinanz Immobilien
Analagen AG *	20,000	321,643
Meinl European Land Ltd. *	4,800	133,562
		510,210
		1,128,312
Belgium 1.1%
Basic Minerals & Metals 0.1%
Umicore	400	71,398
Instruments 0.3%
Agfa Gevaert N.V.	8,000	181,099
Real Estate Development 0.1%
Cofinimmo	400	83,377
Restaurants, Hotels & Theaters 0.1%
S.A. D’Ieteren N.V.	210	86,516
Retail 0.5%
Delhaize Group	4,200	387,568
		809,958
Brazil 0.5%
Basic Minerals & Metals 0.1%
Companhia Siderurgica Nacional S.A.
(CSN)	1,700	73,312
Sider Paulista Cos.	600	34,918
		108,230

See financial notes.

Laudus Funds Annual Report 67

Laudus Rosenberg International Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Beer, Liquor, & Tobacco 0.1%
Souza Cruz S.A.	3,400	68,485
Chemicals & Rubber 0.1%
Copesul-Companhia Petroquinica do
Sul	2,600	45,746
Commercial Aircraft & Components 0.1%
Empresa Brasileira de Aeronautica
S.A. (Embraer)	3,400	38,764
Gas & Other Public Utilities 0.1%
Companhia de Saneamento Basico do
Estado de Sao Paulo *	668,000	89,648
		350,873
Canada 5.1%
Agriculture, Food & Beverage 0.6%
Saputo, Inc.	10,200	408,000
Banks & Credit Institutions 0.6%
National Bank of Canada	7,500	405,890
Basic Minerals & Metals 1.1%
Agnico-Eagle Mines Ltd.	2,060	72,854
Aur Resources, Inc.	1,050	22,100
Gerdau Ameristeel Corp.	2,700	31,993
Inmet Mining Corp.	4,400	242,010
IPSCO, Inc.	872	114,466
Sherritt International Corp.	3,940	56,788
Teck Cominco Ltd., Class B	2,950	205,670
		745,881
Chemicals & Rubber 0.5%
Methanex Corp.	7,904	176,154
Potash Corp. of Saskatchewan, Inc.	1,000	159,463
		335,617
Commercial Aircraft & Components 0.0%
ACE Aviation Holdings, Inc., Class A *	1,300	34,299
Communications Utilities 0.3%
Telus Corp.	3,850	192,150
Drugs & Pharmaceuticals 0.1%
Biovail Corp.	3,980	87,046
Electric Utilities 0.5%
ATCO Ltd., Class I	2,210	89,970
Canadian Utilities Ltd.	7,900	291,297
		381,267
Government Aircraft & Defense 0.1%
Bombardier, Inc. *	16,100	64,986
Insurance 0.1%
Industrial Alliance Insurance and
Financial Services, Inc.	3,322	102,178
IT Hardware 0.4%
Celestica, Inc. *	1,500	9,160
Nortel Networks Corp. *	11,899	285,184
		294,344
Oil & Coal Resources 0.1%
Talisman Energy, Inc.	5,000	87,743
Oil Drilling & Services 0.2%
Trican Well Service Ltd.	5,450	107,867

	Number of	Value
Security	Shares	($)

Publishing, Broadcasting & Cinema 0.1%
CanWest Global Communications
Corp. *	2,500	23,950
Corus Entertainment, Inc., Class B	1,000	38,155
		62,105
Real Estate Development 0.2%
MI Developments, Inc., Class A	4,300	160,752
Retail 0.2%
Alimentation Couche-Tard, Inc.,
Class B	945	19,760
Sobeys, Inc.	3,920	123,932
		143,692
		3,613,817
Chile 0.5%
Agriculture, Food & Beverage 0.1%
Embotelladora Andina S.A. Series A
ADR	1,817	32,506
Embotelladora Andina S.A. Series B
ADR	2,000	39,000
		71,506
Airlines 0.1%
Lan Airlines S.A. ADR	1,527	105,210
Banks & Credit Institutions 0.1%
Banco de Chile ADR	1,800	88,848
Beer, Liquor, & Tobacco 0.1%
Compania Cervecerias Unidas S.A.
ADR	2,000	62,840
Electric Utilities 0.1%
Empresa Nacional de Electricidad S.A.
ADR	697	27,978
Enersis S.A. ADR	1,600	26,064
		54,042
Insurance 0.0%
Administradora de Fondos de
Pensiones Provida S.A. ADR	266	6,836
		389,282
China 1.8%
Basic Minerals & Metals 0.5%
Aluminum Corp. of China Ltd.,
Class H	158,000	163,870
Angang Steel Co., Ltd., Class H	50,000	86,463
Jiangxi Copper Co., Ltd., Class H	81,000	97,254
		347,587
Beer, Liquor, & Tobacco 0.1%
Beijing Enterprise Holdings Ltd.	26,000	66,077
Drugs & Pharmaceuticals 0.1%
Shanghai Industrial Holdings Ltd.	31,000	71,329
Electric Utilities 0.1%
Datang International Power
Generation Co., Ltd., Class H	62,000	58,487
Insurance 0.1%
PICC Property & Casualty Co., Ltd.,
Class H *	134,000	76,399

68 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Discovery Fund

	Number of	Value
Security	Shares	($)

Land & Water Transportation 0.4%
China COSCO Holdings Co., Ltd.,
Class H	117,000	114,561
China International Marine Containers
(Group) Co., Ltd., Class B	40,800	89,448
Sinotrans Ltd., Class H	168,000	66,936
		270,945
Oil & Coal Resources 0.1%
Yanzhou Coal Mining Co., Ltd.,
Class H	108,000	103,570
Real Estate Development 0.1%
Guangzhou Investment Co., Ltd.	250,000	61,189
Software 0.1%
Lenovo Group Ltd.	222,000	81,007
Textiles & Apparel0.1%
Weiqiao Textile Co., Ltd., Class H	45,000	65,029
Wholesale 0.1%
TPV Technology Ltd.	78,000	49,698
		1,251,317
Denmark 1.5%
Agriculture, Food & Beverage 0.3%
Danisco A/S	3,000	235,352
Beer, Liquor, & Tobacco0.4%
Carlsberg A/S, Class B	2,700	293,329
Drugs & Pharmaceuticals0.2%
H. Lundbeck A/S	6,793	158,147
Insurance 0.3%
Codan A/S (The Codan Group)	2,000	188,937
Metal Products & Machinery 0.3%
Vestas Wind Systems A/S *	3,600	200,681
		1,076,446
Egypt 0.1%
Cellular & Wireless 0.1%
Egyptian Co. for Mobile Services	1,800	49,754
Finland 1.1%
Basic Minerals & Metals 0.4%
Outokumpu Oyj	8,000	275,366
Forest Products & Paper 0.1%
Stora Enso Oyj, Class R	2,394	41,580
UPM-Kymmene Oyj	600	15,326
		56,906
Insurance 0.2%
Sampo Oyj, Class A	5,500	167,599
Retail 0.4%
Kesko Oyj, Class B	5,100	273,094
		772,965
France 6.2%
Airlines 0.5%
Air France-KLM	8,000	365,907

	Number of	Value
Security	Shares	($)

Autos 0.3%
PSA Peugeot Citroen	2,400	169,221
Societe Fonciere Financiere et de
Participations (FFP)	232	63,802
		233,023
Basic Minerals & Metals 0.2%
Eramet	63	13,188
Nexans S.A.	1,000	133,068
		146,256
Chemicals & Rubber 0.7%
Compagnie Generale des
Etablissements Michelin, Class B	4,200	464,365
Communications Utilities 0.6%
Eutelsat Communications *	4,800	108,810
Publicis Groupe	6,800	328,235
		437,045
Construction Materials 0.3%
Ciments Francais S.A.	1,120	238,390
Government Aircraft & Defense 0.4%
Thales S.A.	4,400	256,555
Insurance 0.3%
CNP Assurances	1,600	187,238
Land & Water Transportation 0.0%
Financiere de l’Odet	24	11,037
Miscellaneous Finance 0.2%
Natixis	5,400	132,186
Publishing, Broadcasting & Cinema 0.6%
Havas S.A.	24,000	138,834
Thomson	15,300	294,754
		433,588
Real Estate Development 0.4%
Fonciere des Regions	900	169,209
Nexity	1,200	103,109
		272,318
Restaurants, Hotels & Theaters 0.5%
Sodexho Alliance S.A.	5,100	374,272
Software 1.0%
Atos Origin S.A. *	3,600	242,354
Cap Gemini S.A.	5,700	433,847
		676,201
Textiles & Apparel 0.2%
Christian Dior S.A.	1,306	159,243
		4,387,624
Germany 3.2%
Basic Minerals & Metals 0.3%
ThyssenKrupp AG	4,800	238,268
Chemicals & Rubber 0.4%
Lanxess *	5,100	263,852
Commercial Aircraft & Components 0.2%
MTU Aero Engines Holding AG	2,349	141,178
Electric Utilities 0.0%
MVV Energie AG	292	11,078

See financial notes.

Laudus Funds Annual Report 69

Laudus Rosenberg International Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Information & Services 0.4%
TUI AG	11,802	291,766
Insurance 0.3%
AMB Generali Holding AG	1,264	197,778
IT Hardware 0.6%
Infineon Technologies AG *	27,000	420,461
Photo-optical, Micros & Office Machinery 0.2%
Heidelberger Druckmaschinen AG	3,809	174,872
Retail 0.4%
KarstadtQuelle AG *	7,000	257,414
Wholesale 0.4%
GEA Group AG	10,677	296,444
		2,293,111
Greece 0.6%
Communications Utilities0.3%
Hellenic Telecommunications
Organization S.A. (OTE) *	6,000	163,664
Electric Utilities 0.3%
Public Power Corp. S.A. (PPC)	8,497	208,229
Oil Distribution 0.0%
Hellenic Petroleum S.A.	1,462	20,759
		392,652
Hong Kong 3.1%
Airlines 0.1%
Cathay Pacific Airways Ltd.	31,000	78,985
Electric Utilities 0.3%
CLP Holdings Ltd.	3,500	25,565
Hongkong Electric Holdings Ltd.	28,500	146,125
		171,690
Gas & Other Public Utilities 0.1%
Guangdong Investment Ltd.	132,000	70,250
IT Hardware 0.1%
Vtech Holdings Ltd.	9,000	64,760
Land & Water Transportation 0.0%
Transport International Holdings Ltd.	2,400	13,022
Miscellaneous Finance 0.2%
Guoco Group Ltd.	8,000	112,455
Jardine Strategic Holdings Ltd.	4,000	51,363
		163,818
Real Estate Development 2.1%
Citic Pacific Ltd.	44,000	162,375
Great Eagle Holdings Ltd.	20,000	67,579
Hang Lung Group Ltd.	46,000	162,471
Hang Lung Properties Ltd.	47,000	130,483
Henderson Investment Ltd.	24,000	48,931
Henderson Land Development Co.,
Ltd.	31,000	180,758
Hongkong Land Holdings Ltd.	9,000	41,800
Hopewell Holdings Ltd.	29,000	112,929
Hopson Development Holdings Ltd.	30,000	75,019
Kerry Properties Ltd.	27,500	141,038
New World Development Co., Ltd.	76,000	171,646

	Number of	Value
Security	Shares	($)

The Wharf Holdings Ltd.	26,000	96,089
Wheelock & Co., Ltd.	54,000	121,137
		1,512,255
Restaurants, Hotels & Theaters 0.1%
Hongkong & Shanghai Hotels Ltd.	25,500	40,217
Shangri-La Asia Ltd.	22,000	54,471
		94,688
Retail 0.1%
Dairy Farm International Holdings Ltd.	6,300	24,570
Esprit Holdings Ltd.	2,500	29,295
		53,865
		2,223,333
Hungary 0.3%
Communications Utilities 0.3%
Magyar Telekom Nyrt	42,000	211,137
India 2.0%
Autos 0.3%
Maruti Udyog Ltd.	4,580	85,007
Tata Motors Ltd.	6,230	103,600
		188,607
Banks & Credit Institutions 0.1%
Bajaj Auto Ltd.	780	43,433
Bank of India	12,220	46,831
		90,264
Basic Minerals & Metals 0.6%
Hindalco Industries Ltd.	20,600	61,631
Hindustan Zinc Ltd.	6,280	81,277
National Aluminium Co., Ltd.	4,960	26,528
Steel Authority Of India Ltd.	34,990	91,962
Sterlite Industries (India) Ltd.	7,830	83,687
Tata Steel Ltd.	7,960	82,195
		427,280
Construction Materials 0.2%
ACC Ltd.	3,070	51,568
Grasim Industries Ltd.	1,270	61,263
Ultra Tech Cement Ltd.	2,230	39,221
		152,052
Consumer Durables 0.0%
Hero Honda Motors Ltd.	600	9,555
Financial Investments 0.2%
Mahindra & Mahindra Ltd.	5,810	103,662
Metal Products & Machinery 0.2%
Bharat Heavy Electricals Ltd.	2,120	109,674
Larsen & Toubro Ltd. GDR	1,500	54,750
		164,424
Oil & Coal Resources 0.0%
Neyveli Lignite Corp., Ltd. *	1,470	1,689
Oil Distribution 0.2%
Gail India Ltd.	9,980	60,325
Mangalore Refinery & Petrochemicals
Ltd.	74,800	58,175
		118,500

70 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Discovery Fund

	Number of	Value
Security	Shares	($)

Restaurants, Hotels & Theaters 0.0%
Indian Hotels Co., Ltd.	4,623	15,243
Software 0.2%
HCL Technologies Ltd.	10,260	68,522
Satyam Computer Services Ltd.	4,720	50,626
		119,148
		1,390,424
Indonesia 0.7%
Agriculture, Food & Beverage 0.1%
PT Astra Agro Lestari Tbk.	41,000	56,414
Banks & Credit Institutions 0.2%
PT Bank Central Asia Tbk.	199,000	110,733
Basic Minerals & Metals 0.1%
PT International Nickel Indonesia Tbk.
(INCO)	16,000	94,967
Beer, Liquor, & Tobacco 0.1%
PT Hanjaya Mandala Sampoerna Tbk	23,000	33,011
Construction Materials 0.1%
PT Bank Rakyat Indonesia	185,000	101,778
Wholesale 0.1%
PT Astra International Tbk	47,000	67,676
		464,579
Ireland 0.6%
Agriculture, Food & Beverage 0.3%
Kerry Group plc, Class A	9,000	251,566
Publishing, Broadcasting & Cinema 0.3%
Independent News & Media plc	45,000	204,949
		456,515
Israel 1.3%
Banks & Credit Institutions 1.1%
Bank Hapoalim B.M.	55,000	263,650
Bank Leumi Le-Israel	70,000	251,290
First International Bank Of Israel Ltd.
(FIBI) *	6,000	74,025
Israel Discount Bank, Series A *	44,000	92,469
Mizrahi Tefahot Bank Ltd.	9,000	66,602
		748,036
Communications Utilities 0.1%
Bezeq Israeli Telecommunication
Corp., Ltd.	48,000	73,902
Insurance 0.1%
Clal Insurance Enterprise Holdings
Ltd.	3,000	85,144
		907,082
Italy 3.7%
Autos 0.4%
Fiat S.p.A	10,000	253,482
Banks & Credit Institutions 0.1%
Unione di Banche Italiane S.c.p.A	1,400	41,524
Chemicals & Rubber 0.3%
Pirelli & C. S.p.A.	211,934	234,392

	Number of	Value
Security	Shares	($)

Construction Materials 0.8%
Buzzi Unicem S.p.A.	8,400	255,936
Italcementi S.p.A.	9,800	294,313
		550,249
Consumer Durables 0.0%
Indesit Co. S.p.A.	1,000	21,319
Electric Utilities 0.6%
ACEA S.p.A.	10,000	187,583
ASM S.p.A.	33,000	214,264
Cofide S.p.A. — Compagnia
Finanziaria De Benedetti	25,209	43,768
		445,615
Forest Products & Paper 0.4%
IFIL — Investments S.p.A.	24,000	235,217
Gas & Other Public Utilities 0.1%
Hera S.p.A.	2,801	11,817
Iride S.p.A.	21,000	71,134
		82,951
Government Aircraft & Defense 0.5%
Finmeccanica S.p.A.	12,254	368,350
Oil Distribution 0.2%
ERG S.p.A.	5,513	151,703
Publishing, Broadcasting & Cinema	0.2%
Mediaset S.p.A.	12,000	131,063
Real Estate Development 0.1%
Immobiliare Grande Distribuzione	8,000	44,423
Immobiliare Lombarda S.p.A. *	134,679	39,917
		84,340
		2,600,205
Japan 20.5%
Agriculture, Food & Beverage 0.4%
Nisshin Seifun Group, Inc.	20,500	208,229
Yamazaki Baking Co., Ltd.	7,000	63,651
		271,880
Autos 2.2%
Daihatsu Motor Co., Ltd.	7,000	66,513
Fuji Heavy Industries Ltd.	59,000	305,566
Hino Motors Ltd.	44,000	233,869
Kawasaki Heavy Industries Ltd.	87,000	366,993
Koito Manufacturing Co., Ltd.	9,000	123,207
Mazda Motor Corp.	19,000	104,775
Yamaha Motor Co., Ltd.	11,900	332,373
		1,533,296
Banks & Credit Institutions 0.3%
Higo Bank Ltd.	3,000	20,326
Orient Corp. *	24,000	40,783
Yamaguchi Financial Group, Inc.	13,000	174,440
		235,549
Basic Minerals & Metals 2.8%
Fujikura Ltd.	27,000	189,576
Kobe Steel Ltd.	114,000	458,089
Maruichi Steel Tube Ltd.	4,400	136,451
Mitsui Mining & Smelting Co., Ltd.	16,000	87,510
Nisshin Steel Co., Ltd.	58,000	249,284

See financial notes.

Laudus Funds Annual Report 71

Laudus Rosenberg International Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Sumitomo Electric Industries Ltd.	21,500	325,668
Sumitomo Metal Mining Co., Ltd.	25,000	480,698
Tokyo Steel Manufacturing Co., Ltd.	5,400	79,436
		2,006,712
Beer, Liquor, & Tobacco 0.5%
Asahi Breweries Ltd.	22,800	365,184
Chemicals & Rubber 2.2%
Asahi Kasei Corp.	59,000	427,782
Daicel Chemical Industries Ltd.	4,000	27,213
Dainippon Ink & Chemicals, Inc.	16,000	63,380
Kaneka Corp.	30,000	285,410
Mitsui Chemicals, Inc.	39,000	339,832
Teijin Ltd.	64,000	359,708
Tosoh Corp.	11,000	56,658
		1,559,983
Communications Utilities 0.0%
Rakuten, Inc.	68	32,224
Drugs & Pharmaceuticals 0.7%
Ono Pharmaceutical Co., Ltd.	3,500	195,856
Taisho Pharmaceutical Co., Ltd.	16,000	293,209
		489,065
Electric Utilities 0.4%
Hokkaido Electric Power Co., Inc.	2,300	61,022
Kyushu Electric Power Co., Inc.	5,300	150,647
The Chugoku Electric Power Co., Inc.	3,900	87,162
		298,831
Financial Investments 0.2%
Hitachi Capital Corp.	8,800	175,127
Furniture & Household Items 1.3%
Kokuyo Co., Ltd.	10,500	138,781
Matsushita Electric Works Ltd.	10,000	114,264
NAMCO BANDAI Holdings, Inc.	20,400	317,219
Sankyo Co., Ltd.	7,100	311,248
Sumitomo Bakelite Co., Ltd.	8,000	57,679
		939,191
Gas & Other Public Utilities 0.5%
Osaka Gas Co., Ltd.	89,000	344,833
Government Aircraft & Defense 0.2%
Mitsui Engineering & Shipbuilding
Co., Ltd.	32,000	135,095
Instruments 0.1%
Nikon Corp.	5,000	104,941
Insurance 0.7%
Aioi Insurance Co., Ltd.	51,000	354,421
NIPPONKOA Insurance Co., Ltd.	15,000	128,188
		482,609
IT Hardware 1.1%
Alps Electric Co., Ltd.	13,000	151,806
Brother Industries Ltd.	20,000	270,045
Seiko Epson Corp.	11,600	340,595
		762,446

	Number of	Value
Security	Shares	($)

Land & Water Transportation 0.8%
Seino Transportation Co., Ltd.	18,000	169,618
West Japan Railway Co.	79	364,138
		533,756
Mainframe & Minicomputers 0.4%
NEC Corp.	49,000	261,900
Metal Products & Machinery 0.7%
Bosch Corp.	33,000	149,200
Hitachi Construction Machinery Co.,
Ltd.	6,900	185,865
Sega Sammy Holdings, Inc.	3,200	74,587
Toyo Seikan Kaisha Ltd.	5,600	112,497
		522,149
Miscellaneous Finance 1.0%
Mitsubishi UFJ Securities Co., Ltd.	21,000	238,580
Okasan Holdings, Inc.	13,000	101,043
Shinko Securities Co., Ltd.	2,000	10,081
Shinsei Bank Ltd.	71,000	339,502
		689,206
Oil Distribution 0.5%
Nippon Mining Holdings, Inc.	37,500	321,405
Photo-optical, Micros & Office Machinery 0.6%
Konica Minolta Holdings, Inc. *	31,000	406,151
Publishing, Broadcasting & Cinema 0.7%
Dentsu, Inc.	27	75,280
Fuji Television Network, Inc.	4	9,248
Hakuhodo DY Holdings, Inc.	2,940	205,259
Toppan Printing Co., Ltd.	9,000	93,747
TV Asahi Corp.	73	146,456
		529,990
Real Estate Development 1.1%
Daito Trust Construction Co., Ltd.	8,000	374,814
Hankyu Hanshin Holdings, Inc.	61,000	368,583
		743,397
Retail 0.5%
Aoyama Trading Co., Ltd.	5,300	167,829
FamilyMart Co., Ltd.	7,600	210,976
		378,805
Textiles & Apparel 0.3%
Onward Kashiyama Co., Ltd.	14,000	194,191
Trading Company 0.3%
Sojitz Corp. *	47,300	196,552
		14,514,468
Malaysia 1.2%
Agriculture, Food & Beverage 0.1%
PPB Group Berhad	20,000	36,982
Banks & Credit Institutions 0.1%
Hong Leong Credit Berhad	11,000	18,275
RHB Capital Berhad	59,000	81,522
		99,797
Cellular & Wireless 0.2%
Maxis Communications Berhad	35,000	120,346

72 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Discovery Fund

	Number of	Value
Security	Shares	($)

Communications Utilities 0.1%
Digi.com Berhad	16,000	86,586
Electric Utilities 0.1%
Tenaga Nasional Berhad	24,000	79,150
Financial Investments 0.1%
Hong Leong Bank Berhad	27,000	46,794
Oil Distribution 0.1%
Petronas Dagangan Berhad	24,000	42,657
Restaurants, Hotels & Theaters 0.2%
Genting Berhad	16,000	183,877
Wholesale 0.2%
Sime Darby Berhad	58,000	135,521
		831,710
Mexico 1.1%
Agriculture, Food & Beverage 0.2%
Embotelladoras Arca S.A.	3,900	14,316
Grupo Bimbo S.A. de C.V., Series A	17,300	86,984
Grupo Continental S.A.	6,700	14,446
		115,746
Banks & Credit Institutions 0.2%
Grupo Financiero Banorte S.A. de
C.V., Class O	35,900	170,422
Basic Minerals & Metals 0.3%
Grupo Mexico SAB de C.V., Series B	36,700	171,227
Industrias CH S.A., Series B *	12,400	52,338
		223,565
Retail 0.3%
Controladora Comercial Mexicana
S.A. de C.V.	21,300	60,186
Grupo Carso S.A. de C.V., Series A1	19,100	69,560
Organizacion Soriana S.A.B de C.V.,
Series B	16,200	48,432
		178,178
Textiles & Apparel 0.1%
Alfa S.A., Series A	14,000	103,355
		791,266
Netherlands 1.5%
Agriculture, Food & Beverage 0.2%
CSM N.V. CVA	4,091	146,342
Chemicals & Rubber 0.6%
Koninklijke DSM N.V.	8,784	394,194
Furniture & Household Items 0.2%
Hunter Douglas N.V.	2,000	176,463
Information & Services 0.3%
Vedior N.V. CVA	10,400	231,795
Wholesale 0.2%
Buhrmann N.V.	10,000	134,312
		1,083,106
New Zealand 0.1%
Airlines 0.1%
Air New Zealand Ltd.	50,000	83,451

	Number of	Value
Security	Shares	($)

Philippines 0.2%
Agriculture, Food & Beverage 0.1%
JG Summit Holding, Inc.	210,000	55,309

Banks & Credit Institutions 0.1%
Bank of the Philippine Islands	8,000	10,832
Metropolitan Bank & Trust Co.	50,000	64,383
		75,215
		130,524
Poland 1.6%
Banks & Credit Institutions 0.3%
Bank Handlowy w Warszawie S.A.	6,000	200,161
Basic Minerals & Metals 0.4%
KGHM Polska Miedz S.A.	8,100	271,052
Communications Utilities 0.3%
Telekomunikacja Polska S.A.	31,500	257,761
Oil Distribution 0.6%
Grupa Lotos S.A. *	6,000	88,079
Polski Koncern Naftowy Orlen S.A. *	20,000	327,217
		415,296
		1,144,270
Portugal 0.4%
Banks & Credit Institutions 0.4%
Banco Espirito Santo, S.A.
(BES) Reg’d	16,000	305,802
Russia 0.6%
Basic Minerals & Metals 0.2%
Mechel ADR	4,900	162,925
Communications Utilities 0.4%
Rostelecom ADR	5,000	259,450
Oil & Coal Resources 0.0%
Tatneft GDR	300	28,500
		450,875
Singapore 1.0%
Agriculture, Food & Beverage 0.0%
Asia Food & Properties Ltd.	66,000	30,195
Airlines 0.2%
Singapore Airlines Ltd.	11,000	120,013
Autos 0.1%
Jardine Cycle & Carriage Ltd.	7,000	54,695
Commercial Aircraft & Components	0.1%
Singapore Technologies Engineering
Ltd. (ST Engg)	31,000	67,709
Electric Utilities 0.2%
Sembcorp Industries Ltd.	43,000	144,164
Insurance 0.1%
Great Eastern Holding Ltd.	4,000	51,793

See financial notes.

Laudus Funds Annual Report 73

Laudus Rosenberg International Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Real Estate Development 0.3%
Fraser & Neave Ltd.	41,000	137,551
Wheelock Properties (S) Ltd.	18,000	38,311
Wing Tai Holdings Ltd.	31,000	64,683
		240,545
		709,114
South Africa 2.0%
Banks & Credit Institutions 0.4%
Nedbank Group Ltd.	16,000	309,642
Basic Minerals & Metals 0.9%
African Rainbow Minerals Ltd. *	12,000	169,670
AngloGold Ashanti Ltd.	1,500	66,799
Harmony Gold Mining Co., Ltd. *	10,558	146,603
Mittal Steel South Africa Ltd.	16,000	260,858
		643,930
Communications Utilities 0.4%
Telkom South Africa Ltd.	14,000	319,605
Insurance 0.3%
Liberty Group Ltd.	14,000	158,865
Sanlam Ltd.	7,607	20,877
		179,742
		1,452,919
South Korea 2.9%
Agriculture, Food & Beverage 0.1%
Lotte Confectionery Co., Ltd.	70	89,492
Autos 0.0%
Hyundai Mobis	240	20,593
Banks & Credit Institutions 0.1%
Woori Finance Holdings Co., Ltd.	3,760	90,937
Basic Minerals & Metals 0.1%
Korea Zinc Co., Ltd.	730	77,502
Beer, Liquor, & Tobacco 0.1%
KT&G Corp.	990	64,605
Chemicals & Rubber 0.1%
Hanwha Chemical Corp.	2,690	41,747
Communications Utilities 0.4%
KT Corp.	2,700	120,985
KT Freetel Co., Ltd.	4,360	121,817
LS Cable Ltd.	1,310	57,117
		299,919
Government Aircraft & Defense 0.8%
Hyundai Heavy Industries Co., Ltd.	1,410	280,555
Hyundai Mipo Dockyard Co., Ltd.	570	104,692
Samsung Heavy Industries Co., Ltd.	6,460	171,566
		556,813
Metal Products & Machinery 0.3%
Doosan Corp. *	1,150	93,817
Doosan Infracore Co., Ltd.	5,090	129,466
		223,283
Oil Distribution 0.5%
SK Corp.	3,760	368,259
Retail 0.2%
Shinsegae Co., Ltd.	220	126,074

	Number of	Value
Security	Shares	($)

Wholesale 0.2%
Hanwha Corp.	2,430	98,579
		2,057,803
Spain 1.8%
Airlines 0.4%
Iberia Lineas Aereas de Espana S.A.	54,000	288,809
Construction Materials 0.3%
Cementos Portland Valderrivas, S.A.	1,200	181,421
Gas & Other Public Utilities 0.4%
Enagas, S.A.	11,900	307,219
Land & Water Transportation 0.2%
Altadis, S.A.	2,700	173,169
Restaurants, Hotels & Theaters 0.5%
NH Hoteles, S.A.	5,600	128,968
Sol Melia, S.A.	8,100	194,987
		323,955
		1,274,573
Sweden 1.2%
Basic Minerals & Metals 0.5%
Boliden AB *	15,000	331,310
Communications Utilities 0.4%
Tele2 AB, Class B	18,000	295,635
Government Aircraft & Defense 0.2%
Saab AB, Series B	6,000	161,925
Real Estate Development 0.1%
Castellum AB	756	10,920
Kungsleden AB	1,165	20,959
		31,879
		820,749
Switzerland 2.3%
Banks & Credit Institutions 0.1%
Verwaltungs-und Privat-Bank AG	280	68,750
Basic Minerals & Metals 0.2%
Georg Fischer AG-Reg’d. *	160	115,763
Chemicals & Rubber 0.3%
Clariant AG-Reg’d *	13,000	223,612
Drugs & Pharmaceuticals 0.3%
Ciba Specialty Chemicals AG-Reg’d	3,300	217,876
Electric Utilities 0.0%
Energiedienst Holding AG-Reg’d *	52	26,240
Information & Services 0.1%
Kuoni Reisen Holding AG-Reg’d *	136	81,582
Insurance 1.3%
Baloise Holding AG-Reg’d	2,800	292,371
Helvetia Holding AG	540	231,947
Swiss Life Holding-Reg’d	1,440	362,382
		886,700
		1,620,523
Taiwan 3.3%
Autos 0.1%
China Motor Corp.	48,600	42,642

74 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Discovery Fund

	Number of	Value
Security	Shares	($)

Banks & Credit Institutions 0.4%
China Development Financial Holding
Corp.	392,000	174,538
Hua Nan Financial Holdings Co., Ltd.	189,000	141,359
		315,897
Basic Minerals & Metals 0.1%
Walsin Lihwa Corp. *	146,000	74,627
Cellular & Wireless 0.1%
Taiwan Mobile Co., Ltd.	105,000	112,479
Chemicals & Rubber 0.7%
Formosa Chemicals & Fibre Corp.	109,730	210,053
Formosa Plastics Corp.	155,000	293,610
		503,663
Communications Utilities 0.1%
Far Eastern Textile Ltd.	3,000	2,574
Far EasTone Telecommunications Co.,
Ltd.	65,000	73,855
		76,429
Construction Materials 0.1%
Taiwan Cement Corp.	89,000	74,834
IT Hardware 0.9%
Advanced Semiconductor
Engineering, Inc. *	50,000	59,430
Lite-On Technology Corp.	437	563
Nan Ya Plastics Corp.	96,000	179,515
Nanya Technology Corp.	30,000	25,009
Powerchip Semiconductor Corp.	219,119	130,949
ProMOS Technologies, Inc. *	283,000	109,652
Vanguard International Semiconductor
Corp.	71,379	60,045
Winbond Electronics Corp. *	190,000	67,301
		632,464
Mainframe & Minicomputers 0.2%
Compal Electronics, Inc.	33,320	28,147
Inventec Co., Ltd.	24,000	19,112
Quanta Computer, Inc.	45,550	69,329
		116,588
Photo-optical, Micros & Office Machinery 0.6%
Acer, Inc.	82,460	157,915
Asustek Computer, Inc.	64,000	150,273
Wistron Corp.	59,000	89,249
		397,437
		2,347,060
Thailand 0.8%
Banks & Credit Institutions 0.5%
Bangkok Bank Public Co., Ltd.	50,000	154,203
Kasikornbank Public Co., Ltd.	60,000	111,285
Krung Thai Bank Public Co., Ltd.	209,000	72,227
		337,715
Cellular & Wireless 0.1%
Total Access Communication Public
Co., Ltd. *	15,000	67,660
Oil & Coal Resources 0.1%
Banpu Public Co., Ltd.	7,000	40,035

	Number of	Value
Security	Shares	($)

Oil Distribution 0.1%
PTT Exploration & Production Public
Co., Ltd.	36,000	92,545
		537,955
Turkey 0.9%

Autos 0.4%
Koc Holding A/S *	56,000	250,205
Oil Distribution 0.5%
Petrol Ofisi A/S	21,000	89,166
Tupras-Turkiye Petrol Rafinerileri A/S	12,000	266,057
		355,223
		605,428
United Kingdom 11.7%
Agriculture, Food & Beverage 0.4%
Tate & Lyle plc	23,709	268,937
Autos 0.4%
GKN plc	38,000	285,018
Banks & Credit Institutions 0.0%
Intermediate Capital Group plc	58	2,226
Basic Minerals & Metals 0.6%
Antofagasta plc	24,078	245,758
Kazakhmys plc	8,887	205,597
		451,355
Beer, Liquor, & Tobacco 0.5%
Scottish & Newcastle plc	29,000	343,483
Cellular & Wireless 0.3%
The Carphone Warehouse plc	38,000	208,129
Communications Utilities 0.1%
Cable & Wireless	12,000	39,484
COLT Telecom Group S.A. *	18,000	63,172
		102,656
Construction Materials 0.0%
Cookson Group plc	2,523	30,874
Electric Utilities 1.0%
British Energy Group plc *	32,000	307,300
Internationall Power plc	49,000	382,993
		690,293
Forest Products & Paper 0.1%
DS Smith plc	18,000	79,101
Furniture & Household Items 0.5%
Smiths Group plc	17,279	349,297
Gas & Other Public Utilities 0.6%
Kelda Group plc	8,821	163,165
Northumbrian Water Group plc	20,000	122,400
United Utilities plc	11,200	166,875
		452,440
Government Aircraft & Defense 0.1%
Vt Group plc	9,000	87,085
Information & Services 0.4%
Group 4 Securicor plc	63,000	249,361

See financial notes.

Laudus Funds Annual Report 75

Laudus Rosenberg International Discovery Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Insurance 1.5%
Amlin plc	32,000	178,208
Brit Insurance Holdings plc	16,000	101,527
Friends Provident plc	84,000	318,559
Old Mutual	48,000	155,469
Resolution plc	24,800	302,586
		1,056,349
Miscellaneous Finance0.6%
Investec plc	19,200	248,893
Legal & General Gp	48,000	150,666
		399,559
Publishing, Broadcasting & Cinema 0.3%
Trinity Mirror plc	17,488	182,704
Real Estate Development 0.6%
Enterprise Inns plc	24,579	323,963
Mapeley Ltd.	877	67,046
Minerva plc *	3,000	22,589
Shaftesbury plc	2,766	41,258
		454,856
Real Estate Investment Trusts 0.6%
Brixton plc	14,000	140,231
Hammerson plc	8,322	284,539
		424,770
Restaurants, Hotels & Theaters 2.4%
Compass Group	32,000	214,328
Greene King plc	10,800	234,418
Marston’s plc	9,838	85,482
Millennium & Copthorne Hotel plc	14,501	194,226
Punch Taverns plc	13,000	319,237
Whitbread plc	9,300	346,290
William Hill plc	21,600	270,620
		1,664,601
Retail 0.2%
Alliance Boots plc	3,656	73,909
Pendragon plc	30,000	71,387
		145,296
Software 0.5%
Dimension Data Holdings plc	70,583	69,689
Logicacmg	72,921	255,689
		325,378
		8,253,768
Total Common Stock (Cost $59,606,638)		67,724,126

Preferred Stock 1.5% of net assets

Brazil 1.4%
Acesita S.A.	2,100	74,040
Aracruz Celulose S.A.	21,500	111,554
Brasil Telecom Participacoes S.A. *	1,575,000	14,142
Centrais Eletricas Brasileiras S.A.	1,368,000	29,746
Companhia Brasileira de Petroleo
Ipiranga	1,400	17,090
Companhia Energetica de Minas

Gerais	1,365,000	66,915

	Number of	Value
Security	Shares	($)

Companhia Paranaense de Energia-Copel *	5,964,000	69,473
Elektro-Eletricidade e Servicos S.A.	3,812,000	23,775
Eletropaulo Metropolitana S.A. *	1,116,679	52,032
Gerdau S.A.	4,400	80,641
Tele Norte Leste Participacoes S.A.	11,000	152,429
Telemar Norte Leste S.A.	2,700	55,434
Usinas Siderurgicas de Minas Gerais S.A.	2,900	140,447
Votorantim Celulose e Papel S.A. *	3,800	69,681
		957,399
Columbia 0.1%
BanColombia S.A. ADR	3,100	85,839
United Kingdom 0.0%
Rolls-Royce Group plc *	888,000	1,791
Total Preferred Stock (Cost $940,867)		1,045,029

Rights 0.0% of net assets

Citic Pacific Ltd. (a)*	2,200	—
Conwert Immobilien Invest AG *	2,500	—
Suncorp-Metway Ltd. *	2,466	10,575
Total Rights (Cost $ — )		10,575

	Face
Security	Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment 1.4% of net assets

Repurchase Agreement 1.4%
Fixed Income Clearing Corp. dated
03/30/07, due 04/02/07 at 5.00%,
with a maturity value of $983,410
(fully collateralized by Federal
Home Loan Bank with a value of
$1,007,219)	983,000	983,000
Total Short-Term Investment
(Cost $983,000)		983,000
End of Investments.

At 03/31/07, the tax basis cost of the fund’s investments was
$61,931,534 and the unrealized appreciation and depreciation was
$9,055,176 and ($1,223,980), respectively, with a net unrealized appreciation of $7,831,196.
At 03/31/07, the prices of certain foreign securities held by the fund aggregating $61,619,946 were adjusted from their closing market prices following the guidelines adopted by the fund’s
Board of Trustees.
* Non-income producing security.
(a) Fair-valued by Management.
ADR — American Depositary Receipt
CVA — Dutch Certificate
GDR — Global Depositary Receipt

76 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings as of March 31, 2007

		Cost	Value
Holdings by Category		($)	($)

96.8%	Common Stock	1,528,627,990	1,869,932,546
0.1%	Preferred Stock	1,621,605	2,433,143
0.1%	Rights	—	1,033,254
—%	Warrants	—	39,371
1.7%	Short-Term
	Investment	33,108,000	33,108,000

98.7%	Total Investments	1,563,357,595	1,906,546,314
7.6%	Collateral Invested for
	Securities on Loan	146,492,602	146,492,602
(6.3)%	Other Assets and
	Liabilities		(122,047,248)

100.0%	Net Assets		1,930,991,668

	Number of	Value
Security	Shares	($)

Common Stock 96.8% of net assets

Australia 4.3%

Agriculture, Food & Beverage 0.2%
ABB Grain Ltd.	269,671	1,683,906
Forest Enterprises Australia
Ltd.	291,389	173,221
Futuris Corp., Ltd.	749,505	1,309,016
Ridley Corp., Ltd.	914,900	834,862
		4,001,005
Banks & Credit Institutions 0.0%
Bendigo Bank Ltd.	53,732	738,079
Basic Minerals & Metals 1.6%
Ausdrill Ltd.	556,300	897,411
BlueScope Steel Ltd.	25,300	214,595
Consolidated Rutile Ltd.	374,075	207,295
Equigold NL	502,059	663,294
Felix Resources Ltd.	351,965	1,419,919
Independence Group NL	362,364	1,452,341
Jabiru Metals Ltd. *	641,876	643,429
Jubilee Mines NL	236,600	3,340,096
Macmahon Holdings Ltd.	1,699,900	1,167,717
Minara Resources Ltd.	540,059	3,215,327
Mincor Resources NL	872,984	2,161,607
Onesteel Ltd.	564,800	2,352,561
Perilya Ltd.	534,800	1,559,359
Portman Ltd. *	106,301	423,304
Sally Malay Mining Ltd. *	585,881	1,860,672
Smorgon Steel Group Ltd.	1,422,508	2,344,259
Sons Of Gwalia Ltd. (a)(b)(c)*	58,024	—
Straits Resources Ltd.	440,822	1,332,798
Zinifex Ltd.	413,900	5,267,874
		30,523,858
Chemicals & Rubber 0.2%

Incitec Pivot Ltd.	79,900	3,192,598
Construction & Homebuilding 0.1%
Leighton Holdings Ltd.	1,800	48,751
Sunland Group Ltd.	643,700	1,746,901
		1,795,652
Construction Materials 0.1%
Adelaide Brighton Ltd.	670,150	1,856,685

	Number of	Value
Security	Shares	($)

Financial Investments 0.0%
National Hire Group Ltd.	72,200	93,396
Forest Products & Paper 0.2%
PaperlinX Ltd.	1,123,870	3,782,971
Gas & Other Public Utilities 0.1%
Hastings Diversified Utilities Fund	49,400	129,060
Transpacific Industries Group Ltd.	243,440	2,118,698
		2,247,758
Government Aircraft & Defense0.0%
Austal Ltd.	4,900	12,482
Information & Services 0.2%
Coffey International Ltd.	25,700	81,375
Credit Corp Group Ltd.	3,800	31,442
Monadelphous Group Ltd.	153,684	1,319,547
Programmed Maintenance Services Ltd.	8,200	34,159
WorleyParsons Ltd.	120,300	2,680,723
		4,147,246
Land & Water Transportation 0.0%
K & S Corp., Ltd.	4,444	13,941
Miscellaneous Finance 0.1%
IOOF Holdings Ltd.	224,900	1,811,517
Oil & Coal Resources 0.0%
New Hope Corp., Ltd.	480,937	594,457
Publishing, Broadcasting & Cinema 0.3%
Austereo Group Ltd.	664,205	1,100,235
Seven Network Ltd.	71,500	659,801
Village Roadshow Ltd.	111,739	298,016
West Australian Newspapers Holdings Ltd.	327,870	4,139,384
		6,197,436
Real Estate Development 0.3%
Lend Lease Corp., Ltd.	289,500	4,674,055
Port Bouvard Ltd.	103,200	212,546
		4,886,601
Restaurants, Hotels & Theaters 0.0%
Amalgamated Holdings Ltd.	118,887	624,192
Retail 0.3%
David Jones Ltd.	560,500	2,059,695
Goodman Fielder Ltd.	1,161,814	2,293,046
Just Group Ltd.	277,628	934,285
Specialty Fashion Group Ltd.	60,318	95,298
		5,382,324
Software 0.1%
HPAL Ltd.	325,379	509,877
Iress Market Technology Ltd.	158,276	1,036,201
Oakton Ltd.	47,825	171,898
UXC Ltd.	604,692	845,014
		2,562,990
Textiles & Apparel 0.2%

Pacific Brands Ltd.	1,157,300	2,870,386

See financial notes.

Laudus Funds Annual Report 77

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Wholesale 0.3%
Alesco Corp., Ltd.	27,468	277,339
Crane Group Ltd.	108,400	1,436,308
Housewares International
Ltd. *	3,353	7,292
Sims Group Ltd.	202,873	3,824,129
		5,545,068
		82,880,642
Austria 2.0%

Agriculture, Food & Beverage0.0%
Agrana Beteiligungs AG	2,589	261,187
Airlines 0.0%
Austrian Airlines/
Osterreichische Luftverkehrs
AG *	11,918	172,316
Basic Minerals & Metals1.3%
Boehler-uddeholm Ag	118,181	11,388,047
Voestalpine AG (a)	171,519	12,445,533
		23,833,580
Communications Utilities0.1%
Telekom Austria AG	66,400	1,668,459
Forest Products & Paper0.1%
Mayr-Melnhof Karton AG	5,583	1,246,342
Real Estate Development0.5%
Conwert Immobilien Invest
AG *	66,243	1,457,464
Immofinanz Immobilien
Analagen AG *	540,000	8,684,363
		10,141,827
Software 0.0%
Brain Force Holding AG	4,740	21,362
S&T System Integration &
Technology Distribution AG *	4,341	330,539
		351,901
Textiles & Apparel0.0%
Linz Textil Holding AG*	158	35,881
Wolford AG *	2,744	137,310
		173,191
Wholesale 0.0%
Ottakringer Brauerei AG	564	64,444
		37,913,247
Belgium 1.5%

Agriculture, Food & Beverage0.0%
Sipef N.V.	69	24,397
Basic Minerals & Metals0.1%
Bekaert N.V.	6,680	911,818
Chemicals & Rubber0.2%
Solvay Sa	4,258	656,577
Tessenderlo Chemie N.V.	66,754	3,271,856
		3,928,433

	Number of	Value
Security	Shares	($)

Commercial Aircraft & Components 0.0%
Societe Anonyme Belge de
Constructions Aeronautques
(SABCA)	681	18,194
Financial Investments0.0%
Econocom Group	61,677	659,130
Instruments 0.4%
Agfa Gevaert N.V.	265,000	5,998,909
Ion Bearn Applications *	39,216	1,144,144
		7,143,053
Metal Products & Machinery 0.0%
Jensen Group N.V. *	31,418	255,140
Real Estate Development 0.3%
Cofinimmo	22,600	4,710,782
Compagnie Immobiliere de
Belgique S.A.	2,428	154,145
Intervest Offices	7,416	318,723
Wereldhave Belgium	35	3,038
		5,186,688
Restaurants, Hotels & Theaters	0.2%
S.A. D’Ieteren N.V.	8,310	3,423,581
Retail 0.3%
Brantano Group N.V.	4,261	200,929
Delhaize Group	69,956	6,455,404
		6,656,333
Software 0.0%
Dolmen Computer Applications
N.V.	9,172	147,858
Wholesale 0.0%
SAPEC S.A.	2,737	363,949
		28,718,574
Canada 5.7%

Agriculture, Food & Beverage 0.1%
Saputo, Inc.	50,440	2,017,600
Airlines 0.1%
ACE Aviation Holdings, Inc.,
Class A *	72,300	1,907,542
Transat A.T., Inc., Class A	17,300	528,066
		2,435,608
Banks & Credit Institutions 0.1%
Laurentian Bank of Canada	60,408	1,747,620
Basic Minerals & Metals 1.6%
Agnico-Eagle Mines Ltd.	44,060	1,558,224
Algoma Steel, Inc. *	82,100	3,716,367
Aur Resources, Inc.	210,400	4,428,514
FNX Mining Co., Inc. *	100,442	2,201,111
Gerdau Ameristeel Corp.	175,260	2,076,706
Inmet Mining Corp.	136,100	7,485,795
IPSCO, Inc.	26,574	3,488,341
Northgate Minerals Corp. *	70,600	248,889
Sherritt International Corp.	323,821	4,667,286
Teck Cominco Ltd., Class B	38	2,649
Yamana Gold, Inc.	108,493	1,568,426
		31,442,308

78 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Beer, Liquor, & Tobacco 0.0%
Rothmans, Inc.	50	890
Biotechnology 0.1%
QLT, Inc. *	203,143	1,580,099
Chemicals & Rubber 0.2%
Agrium, Inc.	400	15,366
Methanex Corp.	185,503	4,134,250
		4,149,616
Communications Utilities 0.1%
Cogeco Cable, Inc.	24,130	864,249
Drugs & Pharmaceuticals 0.1%
Angiotech Pharmaceuticals,
Inc. *	237,913	1,283,844
Axcan Pharma, Inc. *	57,000	944,487
Patheon, Inc. *	8,375	34,095
		2,262,426
Electric Utilities 0.3%
ATCO Ltd., Class I	158,900	6,468,861
Forest Products & Paper 0.1%
Canfor Pulp Income Fund	74	912
Cascades, Inc.	137,280	1,385,285
Intertape Polymer Group, Inc. *	133,100	547,618
		1,933,815
Furniture & Household Items 0.0%
Dorel Industries, Inc., Class B	5,500	178,411
Gas & Other Public Utilities 0.0%
Newalta Income Fund	28,500	639,121
Health Care & Hospital 0.0%
MDS, Inc.	3,010	56,967
Information & Services 0.1%
FirstService Corp. *	82,978	2,285,579
Insurance 0.2%
Industrial Alliance Insurance
and Financial Services, Inc.	137,289	4,222,722
Kingsway Financial Services,
Inc.	12,190	228,173
Northbridge Financial Corp.	1,700	48,210
		4,499,105
IT Hardware 0.1%
Celestica, Inc. *	177,550	1,084,216
Metal Products & Machinery 0.3%
Groupe Laperriere & Verreault,
Inc., Class A *	62,361	1,593,460
Husky Injection Molding
Systems Ltd.	45,360	302,531
Linamar Corp.	197,584	2,702,340
Martinrea International, Inc. *	101,170	1,301,320
		5,899,651
Miscellaneous Finance 0.3%
Canaccord Capital, Inc.	123,941	2,374,686
Dundee Corp., Class A*	35,770	1,652,329
Dundee Wealth Management,
Inc.	135,290	1,857,381
		5,884,396

	Number of	Value
Security	Shares	($)

Oil & Coal Resources0.2%
Canetic Resources Trust	204,412	2,645,228
Oil Drilling & Services0.5%
Flint Energy Services Ltd. *	94,071	2,036,236
Real Resources, Inc. *	60,962	516,949
Tesco Corp. *	85,451	2,274,499
Trican Well Service Ltd.	220,400	4,362,183
		9,189,867
Publishing, Broadcasting & Cinema 0.5%
Astral Media, Inc.	940	32,731
CanWest Global
Communications Corp. *	160,514	1,537,709
Corus Entertainment, Inc.,
Class B	119,000	4,540,450
Torstar Corp., Class B	4,283	73,121
Transcontinental, Inc., Class A	215,158	3,982,613
		10,166,624
Real Estate Development 0.0%
BPO Properties Ltd.	2,929	175,029
MI Developments, Inc.,
Class A	900	33,646
		208,675
Real Estate Investment Trusts 0.1%
Canadian Real Estate
Investment Trust	28,290	759,627
Dundee Real Estate
Investment Trust	53,483	1,839,130
		2,598,757
Retail 0.3%
Alimentation Couche-Tard, Inc.,
Class B	10	209
Empire Co., Ltd., Class A	22,500	781,507
Leon’s Furniture Ltd.	43,000	1,862,278
Sobeys, Inc.	92,103	2,911,875
		5,555,869
Soaps & Cosmetics 0.1%
CCL Industries, Inc., Class B	60,620	1,950,657
Software 0.2%
CGI Group, Inc. *	20,140	174,099
Open Text Corp. *	148,200	3,297,755
		3,471,854
		111,218,069
China 0.5%

Banks & Credit Institutions 0.0%
Industrial and Commercial Bank
of China (Asia) Ltd.	8,000	17,481
Basic Minerals & Metals 0.0%
Jiangxi Copper Co., Ltd.,
Class H	18,000	21,612
Drugs & Pharmaceuticals 0.1%
Shanghai Industrial Holdings
Ltd.	692,000	1,592,254
Tong Ren Tang Technologies
Co., Ltd., Shares H	77,000	136,140
		1,728,394

See financial notes.

Laudus Funds Annual Report 79

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Electric Utilities 0.1%
Huadian Power International
Co., Shares H	3,224,000	1,153,604
Government Aircraft & Defense0.0%
COSCO International Holdings
Ltd.	500,000	262,499
Information & Services0.0%
Shenzhen Expressway Co.,
Ltd., Shares H	74,000	46,437
Land & Water Transportation0.1%
GZI Transportation Ltd.	614,000	359,191
Sichuan Expressway Co., Ltd.	6,015,000	1,354,107
Sinotrans Ltd., Class H	428,000	170,527
		1,883,825
Metal Products & Machinery 0.1%
Harbin Power Equipment Co.,
Ltd.	1,552,000	1,748,741
Miscellaneous Finance 0.0%
Shenyin Wanguo HK Ltd.	595,000	174,084
Photo-optical, Micros & Office Machinery 0.0%
Great Wall Technology Co.,
Ltd., Class H	2,072,000	641,327
Software 0.0%
Digital China Holdings Ltd.	119,000	46,655
Textiles & Apparel 0.1%
Weiqiao Textile Co., Ltd.,
Class H	927,000	1,339,605
		9,064,264
Denmark 0.6%

Agriculture, Food & Beverage 0.1%
Danisco A/S (a)	12,400	972,787
Harboes Bryggeri A/S	315	12,353
Hedegaard A/S	943	103,937
		1,089,077
Banks & Credit Institutions 0.0%
Ostjydsk Bank A/S	982	226,477
Beer, Liquor, & Tobacco 0.4%
Carlsberg A/S, Class B (a)	62,697	6,811,431
Construction & Homebuilding 0.0%
Ove Arkil Holding A/S	899	169,749
Forest Products & Paper 0.0%
Brodrene Hartmann A/S	4,029	149,523
ITH Industri Invest A/S	245	9,993
		159,516
Information & Services 0.0%
Per Aarsleff A/S, Class B	7,416	704,801
Land & Water Transportation 0.0%
DFDS A/S (a)	6,009	808,270
Metal Products & Machinery 0.0%
GPV Industri A/S	4,000	214,012
Publishing, Broadcasting & Cinema 0.0%
SKAKO Industries A/S	4,500	244,454

	Number of	Value
Security	Shares	($)

Real Estate Development 0.1%
Keops A/S (a)*	170,044	644,670
Nordicom A/S	2,455	311,825
		956,495
Wholesale 0.0%
Sanistaal A/S, Class B	4,394	818,238
		12,202,520
Finland 2.0%

Agriculture, Food & Beverage 0.0%
Lannen Tehtaat Oyi (a)	13,978	429,740
Airlines 0.2%
Finnair Oyj (a)	203,814	3,548,050
Banks & Credit Institutions 0.0%
OKO Bank plc (OKO Pankki
Oyj), Series A (a)	44,596	759,814
Basic Minerals & Metals 0.5%
Outokumpu Oyj (a)	108,752	3,743,325
Rautaruukki Oyj (a)	127,363	5,934,146
		9,677,471
Chemicals & Rubber 0.4%
Kemira GrowHow Oyj	74,658	1,008,066
Kemira Oyj (a)	266,797	6,106,107
		7,114,173
Financial Investments 0.0%
Norvestia Oyj, Class B	18,989	208,607
Forest Products & Paper 0.1%
Huhtamaki Oyj (a)	138,554	2,300,135
Instruments 0.1%
Larox Oyj (a)	28,589	343,567
Vaisala Oyj, Shares A (a)	18,932	884,655
		1,228,222
IT Hardware 0.0%
Elcoteq Network Corp.,
Class A (a)	1,894	19,973
Okmetic Oyj *	60,000	307,807
		327,780
Metal Products & Machinery 0.0%
Kyro Oyj	2,544	13,767
Miscellaneous Finance 0.0%
Neomarkka Oyj (a)	21,000	229,178
Real Estate Development 0.2%
Citycon Oyj	169,466	1,329,255
Sponda Oyj (a)	142,677	2,466,296
Technopolis Ojy (a)	52,496	534,091
		4,329,642
Retail 0.4%
Kesko Oyj, Class B (a)	157,604	8,439,344
Software 0.1%
SysOpen Digia Oyi	11,788	57,212
TietoEnator Oyj (a)	35,014	1,018,890
		1,076,102
		39,682,025

80 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

France 10.2%

Agriculture, Food & Beverage0.1%
Bongrain S.A.	4,174	391,380
Evialis	8,700	418,794
Rougier S.A.	883	192,696
Sucriere de Pithiviers Le Vieil	306	290,325
		1,293,195
Airlines 0.9%
Air France-KLM (a)	370,400	16,941,484
Autos 1.0%
Plastic Omnium S.A.	6,932	342,806
PSA Peugeot Citroen (a)	169,930	11,981,567
Societe Fonciere Financiere et
de Participations (FFP)	25,473	7,005,261
		19,329,634
Banks & Credit Institutions 0.0%
Caisse Regionale du Credit
Agricole Mutuel Loire Haute-
Loire	815	71,747
Basic Minerals & Metals 0.4%
Eramet	35,749	7,483,474
Chemicals & Rubber 1.4%
Compagnie Generale des
Etablissements Michelin,
Class B (a)	252,600	27,928,254
Societe Anonyme d’Explosifs
et de Produits Chimiques	572	309,085
		28,237,339
Communications Utilities 0.2%
Avenir Telecom *	14,017	45,028
Net2S *	21,350	90,394
Publicis Groupe (a)	74,400	3,591,273
		3,726,695
Construction & Homebuilding 0.0%
Compagnie Industrielle et
Financiere d’ Entreprises	598	158,370
Construction Materials 0.2%
Ciments Francais S.A.	15,923	3,389,181
Drugs & Pharmaceuticals 0.0%
Boiron S.A.	3,084	85,455
Financial Investments 0.0%
IDI	1,217	55,402
Societe Alsacienne et Lorraine
de Valeurs d’Entreprises et
de Participations	3,835	547,862
		603,264
Forest Products & Paper 0.4%
Sequana Capital	236,053	7,173,068
Government Aircraft & Defense 0.3%
Beneteau	40,016	4,834,216
Societe Industrielle D’Aviations
Latecoere S.A.	6,185	187,140
Thales S.A. (a)	26,800	1,562,651
		6,584,007

	Number of	Value
Security	Shares	($)

Information & Services 0.0%
A Novo *	102,365	104,828
Ginger *	8,835	262,407
Groupe Crit	4,174	195,120
Groupe Diffusion Plus	85	3,407
Tessi S.A.	3,864	242,113
		807,875
Insurance 0.5%
CNP Assurances (a)	88,100	10,309,784
IT Hardware 0.1%
Radiall S.A.	3,329	458,459
Wavecom S.A. *	48,792	1,104,013
		1,562,472
Land & Water Transportation 0.1%
Financiere de l’Odet	1,700	781,809
Touax	13,000	471,981
		1,253,790
Metal Products & Machinery 0.5%
Constructions Industrielles dela
Mediterranee S.A.	1,056	179,160
Gevelot	3,516	277,114
Securidev S.A.	356	12,175
Valeo S.A. (a)	155,202	9,129,511
		9,597,960
Miscellaneous Finance 0.8%
ABC Arbitrage	16,943	126,958
Natixis	583,542	14,284,417
Viel et Compagnie	70,040	467,815
		14,879,190
Publishing, Broadcasting & Cinema 0.3%
Havas S.A. (a)	1,149,306	6,648,444
Real Estate Development 0.8%
Fonciere des Murs	83	13,083
Fonciere Des Regions	48,498	9,118,098
Icade Fonciere des Pimonts
S.A.	40	9,347
Nexity	71,360	6,131,565
		15,272,093
Restaurants, Hotels & Theaters 0.8%
Club Mediterranee S.A. *	225	13,228
Compagnie des Alpes	2,065	198,614
Groupe Flo *	44,837	627,360
Pierre & Vacances	3,129	431,228
Sodexho Alliance S.A. (a)	185,200	13,591,232
		14,861,662
Software 1.4%
Atos Origin S.A. (a)*	138,685	9,336,350
Cap Gemini S.A. (a)	208,500	15,869,681
Esi Group *	19,800	313,863
GFI Informatique	37,935	362,016
Jet Multimedia	29,279	577,467
Lectra	5,256	44,334
XRT	110,000	228,332
		26,732,043

See financial notes.

Laudus Funds Annual Report 81

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Wholesale 0.0%
Guillin Emballages	400	37,117
		197,039,343
Germany 4.6%

Agriculture, Food & Beverage 0.1%
Frosta AG	10,062	219,862
Suedzucker AG (a)	74,826	1,428,134
		1,647,996
Autos 0.0%
Grammer AG	3,054	94,962
Basic Minerals & Metals 0.1%
Euromicron AG	1,897	46,518
Leoni AG	1,305	54,052
Norddeutsche Affinerie AG (a)	57,754	1,836,215
		1,936,785
Beer, Liquor, & Tobacco 0.0%
Sektkellerei Schloss
Wachenheim AG	23,575	326,722
Cellular & Wireless 0.1%
Drillisch AG	108,870	1,148,941
Funkwerk AG	12,971	344,529
		1,493,470
Chemicals & Rubber 0.6%
Lanxess (a)*	217,071	11,230,306
Commercial Aircraft & Components 0.5%
MTU Aero Engines Holding AG	147,300	8,852,941
Construction Materials 0.0%
Augusta Technologie AG*	18,872	370,337
Drugs & Pharmaceuticals 0.0%
Altana AG	8,853	575,840
Electric Utilities 0.2%
MVV Energie AG	90,209	3,422,362
Forest Products & Paper 0.0%
Westag & Getalit AG	2,631	68,887
Government Aircraft & Defense 0.1%
Rheinmetall AG	26,676	2,490,135
Health Care & Hospital 0.0%
Maternus-Kliniken AG*	5,738	14,564
Information & Services 0.1%
D. Logistics AG (a)*	114,503	286,241
Rucker AG	28,950	329,011
TUI AG (a)	44,952	1,111,292
		1,726,544
Instruments 0.5%
Fresenius AG (a)	119,232	9,653,937
Insurance 0.1%
AMB Generali Holding AG	2,086	326,396
Wuerttembergische
Lebensversicherung AG	32,600	1,846,465
		2,172,861

	Number of	Value
Security	Shares	($)

IT Hardware 1.0%
ADCapital AG	498	7,563
Elmos Semiconductor AG *	9,868	110,901
Infineon Technologies AG *	1,302,403	20,281,839
		20,400,303
Metal Products & Machinery 0.3%
Duerr AG *	53,317	1,759,948
Gesco AG	8,232	422,900
Gildemeister AG (a)	170,000	2,969,660
		5,152,508
Photo-optical, Micros & Office Machinery 0.4%
Heidelberger Druckmaschinen
AG	163,122	7,488,956
Koenig & Bauer AG	9,040	344,856
		7,833,812
Restaurants, Hotels & Theaters 0.0%
IFA Hotel & Touristik AG *	25,000	335,966
Retail 0.3%
Hornback Baumarkt
Aktiengesellschaft	37,600	2,564,172
KarstadtQuelle AG (a)*	70,682	2,599,216
		5,163,388
Software 0.1%
Bechtle AG	15,839	464,430
ComBOTS AG (a)*	5,459	80,694
Computerlinks AG	16,576	319,566
Mensch + Maschine	7,903	53,860
PC-Ware AG	12,805	228,098
REALTECH AG	13,166	190,828
syzygy AG	37,013	198,253
		1,535,729
Wholesale 0.1%
Herlitz AG *	8,321	36,746
INTERSEROH AG	29,687	1,562,621
		1,599,367
		88,099,722
Greece 0.3%

Banks & Credit Institutions 0.2%
Bank of Greece	26,314	3,444,189
Communications Utilities 0.1%
Hellenic Telecommunications
Organization S.A. (OTE) *	49,110	1,339,589
Restaurants, Hotels & Theaters 0.0%
Opap Sa	15,038	571,583
		5,355,361
Hong Kong 1.7%

Banks & Credit Institutions 0.1%
Dah Sing Financial Group	103,200	897,900
Fubon Bank (Hong Kong) Ltd.	108,000	62,612
Liu Chong Hing Bank Ltd.	185,000	487,988
Wing Lung Bank Ltd.	95,200	1,051,340
		2,499,840

82 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Basic Minerals & Metals 0.0%
China Oriental Group Co., Ltd.	25,000	8,263
Cellular & Wireless 0.0%
SmarTone Telecommunications
Holdings Ltd.	103,000	118,634
Consumer Durables 0.0%
Alco Holdings Ltd.	122,000	63,032
Financial Investments 0.0%
Peregrine Investment Holdings
Ltd. (b)(c)*	84,000	—
Furniture & Household Items 0.1%
Chow Sang Sang Holdings
International Ltd.	28,000	18,902
EganaGoldpfeil (Holdings) Ltd.	2,788,000	1,957,869
		1,976,771
Information & Services 0.0%
USI Holdings Ltd. (c)	722,727	419,013
Wai Kee Holdings Ltd.	74,000	28,404
		447,417
IT Hardware 0.2%
Moulin Global Eyecare Holdings
Ltd. (b)(c)*	268,000	—
Truly International Holdings Ltd.	1,300,760	1,206,392
Vtech Holdings Ltd.	357,000	2,568,790
		3,775,182
Land & Water Transportation 0.2%
Jinhui Holdings Ltd. *	939,000	391,246
Transport International Holdings
Ltd.	427,200	2,317,968
		2,709,214
Metal Products & Machinery 0.0%
Chen Hsong Holdings Ltd.	126,000	81,877
Miscellaneous Finance 0.2%
Allied Properties (H.K.) Ltd.	404,000	444,344
COL Capital Ltd.	480,000	207,122
Guoco Group Ltd.	268,000	3,767,258
Hongkong Chinese Ltd.	180,000	33,321
		4,452,045
Photo-optical, Micros & Office Machinery 0.0%
Proview International Holdings
Ltd.	1,908,000	260,539
Publishing, Broadcasting & Cinema 0.1%
eSun Holdings Ltd. *	1,710,000	1,359,089
Next Media Ltd.	926,000	318,227
		1,677,316
Real Estate Development 0.6%
Allied Group Ltd.	207,600	572,663
Associated International Hotels
Ltd. *	4,000	6,149
Chevalier International Holdings
Ltd.	356,000	364,421
China Motor Bus Co., Ltd.	4,000	30,689
Coastal Greenland Ltd.	1,268,000	177,908
Goldlion Holdings Ltd.	300,000	62,444
Great Eagle Holdings Ltd.	5,000	16,895

	Number of	Value
Security	Shares	($)

HKC Holdings Ltd.	1,574,000	276,643
Hong Kong Ferry (Holdings)
Co., Ltd.	294,280	328,320
Hopewell Holdings Ltd.	21,000	81,777
Hopson Development Holdings
Ltd.	948,000	2,370,588
Keck Seng Investments	340,000	159,698
Kerry Properties Ltd.	571,000	2,928,468
Lippo Ltd.	21,000	8,289
Melbourne Enterprises Ltd.	2,000	11,609
New World China Land Ltd.	832,400	499,707
Pacific Century Premium
Developments Ltd.	1,464,000	462,713
Shanghai Real Estate Ltd.	78,000	19,441
Tai Cheung Holdings Ltd.	1,423,520	871,245
Wheelock Properties (S) Ltd.	1,364,000	1,440,256
Wing On Co. International Ltd.	256,500	425,609
		11,115,532
Restaurants, Hotels & Theaters 0.1%
Harbour Centre Development
Ltd.	180,000	317,911
Hongkong & Shanghai Hotels
Ltd.	952,192	1,501,740
		1,819,651
Software 0.0%
SUNeVision Holdings Ltd.	1,050,280	145,172
Wholesale 0.1%
Champion Technology Holdings
Ltd.	4,363,582	869,428
Tan Chong International Ltd.	1,236,000	300,557
		1,169,985
		32,320,470
Ireland 1.0%

Agriculture, Food & Beverage 0.4%
Kerry Group plc, Class A	306,263	8,560,589
IT Hardware 0.0%
Vislink plc	263,135	507,240
Oil & Coal Resources 0.1%
Dragon Oil plc *	314,975	1,110,805
Publishing, Broadcasting & Cinema 0.4%
Independent News & Media
plc (a)	1,603,000	7,300,760
Software 0.0%
Iona Technologies plc *	29,976	181,366
Wholesale 0.1%
DCC plc	41,105	1,443,856
		19,104,616
Italy 4.7%

Agriculture, Food & Beverage 0.0%
Centrale del Latte di Torino & C
S.p.A.	9,679	59,955
La Doria S.p.A.	107,874	352,429
		412,384

See financial notes.

Laudus Funds Annual Report 83

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Banks & Credit Institutions 0.0%
Meliorbanca S.p.A.	28,174	157,939
Basic Minerals & Metals 0.0%
KME Group *	1,191,104	957,894
Chemicals & Rubber 0.5%
Montefibre S.p.A. *	431,574	485,509
Pirelli & C. S.p.A. (a)	8,037,000	8,888,641
		9,374,150
Construction & Homebuilding 0.1%
Vianini Lavori S.p.A.	134,442	2,054,706
Construction Materials 0.9%
Buzzi Unicem S.p.A. (a)	99,221	3,023,121
Italcementi S.p.A. (a)	267,899	8,045,527
Italmobiliare S.p.A.	50,802	5,882,528
		16,951,176
Electric Utilities 0.6%
ACEA S.p.A.	169,809	3,185,329
C.I.R. S.p.A. — Compagnie
Industriali Riunite (a)	1,620,000	6,460,690
Cofide S.p.A. — Compagnia
Finanziaria De Benedetti	769,882	1,336,666
		10,982,685
Forest Products & Paper 1.1%
IFIL — Investments S.p.A. (a)	2,122,709	20,804,089
Furniture & Household Items 0.0%
Targetti Sankey S.p.A.	61,225	499,567
Gas & Other Public Utilities 0.2%
Acegas-APS S.p.A.	61,646	768,940
ACSM Como S.p.A	47,000	147,472
Iride S.p.A.	666,154	2,256,493
		3,172,905
Government Aircraft & Defense 0.5%
Finmeccanica S.p.A. (a)	344,800	10,364,533
Information & Services 0.0%
Cam Finanziaria S.p.A. (a)	90,636	202,197
I Grandi Viaggi S.p.A.	88,636	317,166
		519,363
Instruments 0.0%
Gefran S.p.A.	52,276	381,302
Insurance 0.0%
Ergo Previdenza S.p.A.	7,640	54,653
Land & Water Transportation 0.0%
Autostrade Meridionali S.p.A.	216	9,575
Navigazione Montanari S.p.A.	2,161	11,486
		21,061
Metal Products & Machinery 0.2%
Danieli S.p.A. — Officine
Meccanishe Danieli & C. (a)	143,186	3,373,241
Miscellaneous Finance 0.0%
Mittel S.p.A.	1,230	10,481

	Number of	Value
Security	Shares	($)

Publishing, Broadcasting & Cinema 0.2%
A.S. Roma S.p.A. *	111,113	94,063
Mondadori (Arnoldo) Editore S.p.A. (a)	376,000	3,933,337
Monrif S.p.A.	242,871	387,056
Telecom Italia Media S.p.A. (a)	907,930	394,548
		4,809,004
Real Estate Development 0.1%
Beni Stabili S.p.A. (a)	729,001	1,215,357
IPI S.p.A.	9,935	92,949
Vittoria Assicurazioni S.p.A.	4,787	79,294
		1,387,600
Retail 0.2%
Gruppo Coin S.p.A. *	383,923	2,913,065
Soaps & Cosmetics 0.0%
Mirato S.p.A.	32,755	403,955
Software 0.1%
Banco di Sardegna S.p.A.	1,532	41,712
Digital Bros S.p.A.	2,330	20,938
Engineering Ingegneria
Informatica S.p.A.	29,038	1,371,139
		1,433,789
		91,039,542
Japan 17.3%

Agriculture, Food & Beverage 0.8%
Coca-Cola Central Japan Co.,Ltd. (a)	291	2,260,829
DyDo Drinco, Inc. (a)	46,600	1,900,463
Fuji Oil Co., Ltd.	137,000	1,148,212
Itoham Foods, Inc.	88,000	402,204
Mikuni Coca-Cola Bottling Co.,
Ltd.	110,500	1,154,992
Morinaga & Co., Ltd. (a)	671,000	1,574,917
Morinaga Milk Industry Co.,
Ltd.	47,000	231,656
Nichiwa Sangyo Co., Ltd.	17,000	66,840
Nippon Flour Mills Co., Ltd.	574,000	2,316,005
Nisshin Seifun Group, Inc. (a)	241,500	2,453,043
Q.P.	1,000	9,061
Tokatsu Foods Co., Ltd.	36,000	185,714
Yamazaki Baking Co., Ltd.	127,000	1,154,799
Yonekyu Corp.	17,000	172,263
		15,030,998
Autos 1.0%
Aichi Machine Industry Co.,
Ltd. (a)	331,000	853,033
Calsonic Kansei Corp. (a)	72,000	345,483
Daido Metal Co., Ltd. (a)	37,000	239,212
Fuji Heavy Industries Ltd.	523,000	2,708,665
Futaba Industrial Co., Ltd. (a)	123,200	2,979,635
HI-LEX Corp.	26,700	437,588
Hino Motors Ltd. (a)	152,000	807,911
Kanto Auto Works Ltd. (a)	197,200	2,499,887
Kyokuto Kaihatsu Kogyo Co.,Ltd.	66,000	540,111
Mitsuba Corp.	129,000	1,008,236
Nissan Shatai Co., Ltd.	182,000	924,900

84 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Pacific Industrial Co., Ltd.	65,000	435,912
Press Kogyo Co., Ltd.	34,000	167,423
Sanden Corp. (a)	275,000	1,201,280
Topre Corp.	129,600	1,178,845
Topy Industries Ltd.	683,000	2,739,395
Unipres Corp.	117,800	869,096
Yorozu Corp. (a)	19,900	280,464
		20,217,076
Banks & Credit Institutions 1.0%
Aichi Bank Ltd. (a)	22,300	2,446,672
Akita Bank Ltd.	250,000	1,277,561
Daishi Bank Ltd.	562,000	2,374,801
Higo Bank Ltd.	29,000	196,487
Hyakugo Bank Ltd.	374,000	2,397,397
Kita-Nippon Bank Ltd.	11,600	516,700
Kyushu-Shinwa Holdings, Inc. *	705,000	1,032,669
Miyazaki Bank Ltd.	21,000	93,186
Orient Corp. (a)*	205,000	348,353
San-in Godo Bank Ltd.	46,000	434,589
Shiga Bank Ltd.	251,000	1,738,312
Shinki Co., Ltd.	86,700	244,654
Taiko Bank Ltd.	71,000	216,344
The Bank of Iwate Ltd.	14,000	807,763
The Chukyo Bank Ltd.	89,000	283,509
The Eighteenth Bank Ltd.	50,000	233,198
The Kumamoto Family Bank
Ltd. (c)*	48,000	85,132
The Mie Bank Ltd.	363,000	1,792,811
Toho Bank Ltd.	344,000	1,487,976
Tomato Bank Ltd.	46,000	101,292
Yamagata Bank Ltd.	112,000	595,886
		18,705,292
Basic Minerals & Metals 2.7%
Ahresty Corp.	49,300	1,331,384
Asahi Industries Co., Ltd.	205	447,761
Chubu Steel Plate Co., Ltd.	106,500	1,290,647
Daiki Aluminium Industry Co.,
Ltd.	167,000	1,142,513
Dowa Mining	391,000	3,956,478
Fujikura Ltd. (a)	333,000	2,338,100
Godo Steel Ltd. (a)	504,000	2,685,200
Hitachi Cable Ltd. (a)	411,000	2,330,869
Mitsui Mining & Smelting Co.,
Ltd. (a)	446,000	2,439,333
Nakayama Steel Works Ltd. (a)	454,000	1,744,997
Nichia Steel Works Ltd.	154,000	661,716
Nippon Light Metal (a)	1,179,000	3,332,902
Nisshin Steel Co., Ltd. (a)	1,216,000	5,226,365
Osaka Steel Co., Ltd. (a)	128,200	2,451,102
Pacific Metals Co., Ltd. (a)	248,000	3,452,289
Sanyo Special Steel Co.,
Ltd. (a)	394,000	2,768,506
Showa Electric Wire & Cable
Co., Ltd. (a)	261,000	364,403
Sumitomo Pipe & Tube Co.,
Ltd.	98,000	711,117

The Furukawa Electric Co., Ltd.	1,000	6,078
Tokyo Steel Manufacturing Co.,
Ltd. (a)	195,400	2,874,399
Tokyo Tekko Co., Ltd.	174,000	1,364,237
Toyo Kohan Co., Ltd.	295,000	1,184,554

	Number of	Value
Security	Shares	($)

Yamato Kogyo Co., Ltd.	139,900	4,382,500
Yodogawa Steel Works Ltd. (a)	460,000	2,829,098
		51,316,548
Beer, Liquor, & Tobacco 0.2%
Asahi Breweries Ltd.	232,400	3,722,313
Mercian Corp.	84,000	225,740
Oenon Holdings, Inc. (a)	112,000	298,089
		4,246,142
Chemicals & Rubber 0.9%
Adeka Corp. (a)	139,700	1,609,791
Arakawa Chemical Industries Ltd.	18,200	226,343
Atomix Co., Ltd.	3,000	9,445
Daicel Chemical Industries Ltd. (a)	94,000	639,508
Dainippon Ink & Chemicals,Inc.	617,000	2,444,073
Kureha Chemical Industry Co.,Ltd.	409,000	2,053,695
Nippon Shokubai Co., Ltd. (a)	5,000	53,828
Sakai Chemical Industry Co.,Ltd.	183,000	1,317,272
SOFT99 Corp.	21,000	181,071
Sumitomo Rubber Industries Ltd.	281,700	3,074,764
Teijin Ltd. (a)	454,000	2,551,678
Toagosei Co., Ltd.	137,000	568,305
Tokyo Ohka Kogyo Co., Ltd. (a)	108,300	2,705,569
Tosoh Corp.	2,000	10,302
Toyo Ink Manufacturing Co.,Ltd.	198,000	738,685
		18,184,329
Commercial Aircraft & Components 0.1%
Jalux., Inc.	2,600	48,973
Sumitomo Precision Products
Co., Ltd.	197,000	1,109,264
		1,158,237
Communications Utilities 0.1%
eAccess Ltd. (a)	314	208,550
GMO Internet, Inc.	42,800	347,040
JSAT Corp. (c)	483	1,127,164
		1,682,754
Construction & Homebuilding 0.3%
C-Cube Corp.	58,700	223,901
Daiichi Kensetu Corp.	25,000	186,589
Hazama Corp.	1,100	1,480
Koatsu Kogyo Co., Ltd.	16,000	51,949
Kodensha Co., Ltd.	8,000	24,812
Maeda Corp. (a)	5,000	18,188
Nippo Corp. (a)	4,000	31,019
Nippon Dentsu Co., Ltd.	12,000	42,212
Nippon Road Co., Ltd. (a)	331,000	640,759
Nishimatsu Construction Co.,
Ltd. (a)	93,000	300,281
Ohmoto Gumi Co., Ltd.	13,000	82,771
Oki Wintech Co., Ltd.	34,000	148,379
PanaHome Corp. (a)	333,000	2,207,744

See financial notes.

Laudus Funds Annual Report 85

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Sanyo Engineering &
Construction, Inc.	4,000	19,635
Seibu Electric Industry Co., Ltd.	83,000	436,022
Taisei Oncho Co., Ltd.	45,000	174,410
Taisei Rotec Corp. (a)	191,000	360,929
Techno Ryowa Ltd.	400	3,039
Tsuchiya Home Co., Ltd.	2,700	6,676
Wakachiku Construction Co.,
Ltd. (a)	9,000	9,432
Yondenko Corp.	63,000	341,957
Yurtec Corp.	43,000	227,323
Zenitaka Corp.	32,000	78,731
		5,618,238
Construction Materials 0.3%
Maeda Road Construction Co.,
Ltd. (a)	152,000	1,198,099
Mitani Sekisan Co., Ltd.	1,300	8,692
Nihon Yamamura Glaaa Co.,
Ltd.	444,000	1,331,752
Sankyo Rikagaku Co., Ltd.	4,000	43,064
Sumitomo Osaka Cement Co.,
Ltd.	34,000	101,816
Taiheiyo Cement Corp. (a)	594,000	2,615,284
		5,298,707
Consumer Durables 0.0%
Tohoku Pioneer Corp.	10,200	146,768
Zojirushi Corp.	2,000	19,168
		165,936
Drugs & Pharmaceuticals 0.5%
Cawachi Ltd.	69,700	1,885,195
Kaken Pharmaceutical Co.,
Ltd. (a)	324,000	2,636,018
Kyorin Co., Ltd. (a)	37,000	469,808
Mochida Pharmaceutical Co.,
Ltd.	7,000	67,309
Nippon Shinyaku Co., Ltd.	174,000	1,466,053
Nissui Pharmaceutical Co., Ltd.	5,000	40,040
Seikagaku Corp.	45,900	490,780
Sumitomo Seika Chemicals
Co., Ltd.	215,000	1,220,323
Torii Pharmaceutical Co., Ltd.	91,600	1,545,174
		9,820,700
Electric Utilities 0.1%
The Okinawa Electric Power
Co., Inc.	25,190	1,572,027
Financial Investments 0.2%
Gecoss Corp. (a)	64,900	384,227
Hitachi Capital Corp. (a)	116,100	2,310,487
Sankyo Frontier Co., Ltd.	40,000	141,053
Sanyo Electric Credit Co.,Ltd. (a)	30,000	819,452
		3,655,219
Forest Products & Paper 0.0%
Daio Paper Corp. (a)	5,000	39,953

Nihon Decoluxe Co., Ltd.	2,000	11,880
51,833

	Number of	Value
Security	Shares	($)

Furniture & Household Items 0.3%
Citizen Watch Co., Ltd.	35,100	328,768
Hodogaya Chemical Co., Ltd.	191,000	655,931
Paramount Bed Co., Ltd. (a)	13,300	261,604
Roland Corp.	62,700	1,443,673
Sumitomo Bakelite Co., Ltd. (a)	324,000	2,336,016
Tachikawa Corp.	60,600	380,120
Toso Co., Ltd.	29,000	88,969
		5,495,081
Gas & Other Public Utilities 0.0%
Keiyo Gas Co., Ltd.	49,000	253,975
Otaki Gas Co., Ltd.	19,000	100,691
		354,666
Government Aircraft & Defense 0.2%
Mitsui Engineering &
Shipbuilding Co., Ltd. (a)	1,037,000	4,377,933
Information & Services 0.4%
Autobacs Seven Co., Ltd.	26,700	954,205
BML, Inc. (a)	25,000	508,597
Chodai Co., Ltd.	20,500	86,537
CTI Engineering Co., Ltd.	53,500	398,209
Eight Consultants Co., Ltd.	8	24,494
Eikoh, Inc.	33,400	139,796
Ichishin Co., Ltd.	24,500	100,024
Itohchu Enex Co., Ltd.	3,300	25,029
Johnan Academic Preparatory
Institute, Inc.	27,000	71,098
Keiiyu Co., Ltd.	40,600	280,713
NEC Networks & System Integration Corp.	184,400	2,330,008
Nippon Koei Co., Ltd. (a)	280,000	849,086
Original Engineering Consultants Co., Ltd.	14,000	48,814
Secom Joshinetsu Co., Ltd.	12,000	275,823
TKC Corp.	100,000	1,745,238
Wesco, Inc.	56,700	197,705
		8,035,376
Instruments 0.2%
Fukuda Denshi Co., Ltd.	100	3,522
Furuno Electric Co., Ltd.	16,200	145,609
Hitachi Medical Corp.	102,000	1,039,842
Nipro Corp. (a)	105,000	2,047,094
Shimadzu Corp.	13,000	112,479
		3,348,546
Insurance 0.1%
The Fuji Fire & Marine Insurance Co., Ltd. (a)	484,000	1,989,139
IT Hardware 1.0%
Alps Electric Co., Ltd. (a)	183,400	2,141,628
Brother Industries Ltd.	250,000	3,375,562
Dainippon Screen Mfg. Co.,Ltd. (a)	360,000	2,713,936
Futaba Corp. (a)	81,700	1,944,344
Hitachi Kokusai Electric, Inc.	14,000	161,808
Nippon Antenna Co., Ltd.	17,900	144,099
Pioneer Corp. (a)	47,200	615,218
Shindengen Electric Manufacturing Co., Ltd.	270,000	1,203,624

86 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Shinkawa Ltd.	71,100	1,638,963
Tamura Corp.	288,000	1,300,125
Teikoku Tsushin Kogyo Co.,
Ltd.	4,000	19,356
Toshiba Tec Corp.	626,000	3,739,047
		18,997,710
Land & Water Transportation 0.6%
Fukuyama Transporting Co.,
Ltd. (a)	116,000	468,873
Isewan Terminal Service Co.,
Ltd.	75,000	470,409
K.R.S. Corp.	7,000	92,801
Kawanishi Warehouse Co., Ltd.	4,000	40,691
Keisei Electric Railway Co.,
Ltd. (a)	457,000	2,945,445
Meiko Trans Co., Ltd.	26,000	324,786
Nankai Electric Railway Co.,
Ltd.	122,000	410,637
Nippon Konpo Unyu Soko Co.,
Ltd.	227,000	3,171,060
Seino Transportation Co., Ltd.	272,000	2,563,119
Tokyo Kisen Co., Ltd.	10,000	75,377
West Japan Railway Co.	383	1,765,375
		12,328,573
Mainframe & Minicomputers 0.1%
NEC Corp. (a)	255,000	1,362,949
Metal Products & Machinery 1.4%
ABILIT Corp. (a)	2,300	13,297
Aida Engineering Ltd.	17,000	119,033
Asahi Diamond Industrial Co.,
Ltd. (a)	191,000	1,392,435
Bosch Corp.	547,000	2,473,114
Corona Corp. (a)	49,100	839,844
Ebara Corp. (a)	48,000	226,360
Fuji Electric Holdings Co., Ltd.	523,000	2,418,081
Fuji Machine Manufacturing
Co., Ltd. (a)	153,800	2,490,566
Fujitec Co., Ltd.	192,000	1,313,215
Glory Ltd.	38,500	748,296
Hakuto Co., Ltd.	300	4,626
Heiwa Corp. (a)	86,500	1,067,737
Hokkan Holdings, Ltd.	11,000	35,256
Ishikawajima Transportation
Machinery Co., Ltd.	18,000	84,089
Kioritz Corp.	247,000	750,360
Komori Corp.	165,000	3,830,710
Nakano Refrigerators Co., Ltd.	2,000	21,512
Nippon Thompson Co., Ltd.	257,000	2,374,805
Nireco Corp.	700	6,470
Nissei Plastic Industrial Co.,
Ltd.	52,600	341,184
Oiles Corp.	18,480	404,630
Piolax, Inc.	8,800	173,805
Sanso Electric Co., Ltd.	30,000	101,815
Sekisui Jushi Corp.	138,000	1,085,107
ShinMaywa Industries Ltd.	378,000	1,950,945
Sinko Kogyo Co., Ltd.	88,000	350,808
Sintokogio Ltd.	125,500	1,798,446

	Number of	Value
Security	Shares	($)

Tsurumi Manufacturing Co.,
Ltd.	5,000	49,895
Wakita & Co., Ltd.	50,000	376,386
		26,842,827
Miscellaneous Finance 0.5%
Aizawa Securities Co., Ltd.	14,400	121,647
Matsui Securities Co., Ltd. (a)	6,000	52,396
Mito Securities Co., Ltd.	167,000	851,270
Mitsubishi UFJ Securities Co.,
Ltd. (a)	48,000	545,326
Okasan Holdings, Inc. (a)	261,000	2,028,623
Osaka Securities Finance Co.,Ltd.	130,300	569,987
RECRM RESEARCH Co., Ltd.	463	774,529
Shinsei Bank Ltd.	671,000	3,208,534
Takagi Securities Co., Ltd.	56,000	248,767
Toyo Securities Co., Ltd.	198,000	908,768
		9,309,847
Oil Distribution 0.0%
AOC Holdings, Inc.	31,800	516,498
Cosmo Oil Co., Ltd.	29,000	121,063
		637,561
Photo-optical, Micros & Office Machinery 0.5%
Eizo Nanao Corp. (a)	52,300	1,725,076
Japan Digital Laboratory Co.,
Ltd.	96,800	1,540,684
Konica Minolta Holdings, Inc.	326,500	4,277,683
Noritsu Koki Co., Ltd. (a)	62,100	1,116,127
Riso Kagaku Corp. (a)	43,600	882,685
Tamron Co., Ltd.	400	8,456
		9,550,711
Publishing, Broadcasting & Cinema 0.2%
Chubu-Nippon Broadcasting
Co., Ltd.	300	3,781
Hakuhodo Dy Holdings, Inc. (a)	29,480	2,058,181
Kadokawa Group Holdings,
Inc. (a)	74,000	2,414,723
RKB Mainichi Broadcasting
Corp.	12,000	106,811
		4,583,496
Real Estate Development 0.6%
Airport Facilities Co., Ltd. (a)	180,800	1,140,591
Aoki Marine Co., Ltd.	5,000	17,826
Cosmos Initia Co., Ltd.	59,000	427,693
Cowboy Co., Ltd.	58,000	126,854
Hankyu Hanshin Holdings,Inc. (a)	7,000	42,296
Hosoda Corp.	55,000	263,989
Iida Home Max (a)	40,700	716,544
Japan Airport Terminal Co., Ltd.	231,900	3,372,863
Keihanshin Real Estate Co.,Ltd.	45,000	324,415
Meiwa Estate Co., Ltd. (a)	80,900	1,250,092
Nisshin Fudosan Co., Ltd.	68,700	894,352
SUNCITY Co., Ltd. (a)	350	192,447
Takara Leben Co., Ltd.	60,200	850,214
The Sankei Building Co., Ltd.	1,600	15,322

See financial notes.

Laudus Funds Annual Report 87

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Towa Real Estate Development Co., Ltd. (a)*	371,500	2,002,218
Yuraku Real Estate Co., Ltd.	93,000	542,414
		12,180,130
Restaurants, Hotels & Theaters 0.5%
BMB Corp.	40,100	163,376
Daisyo Corp.	71,900	932,750
Fields Corp.	848	1,363,494
Friendly Corp.	5,000	21,848
Gourmet Kineya Co., Ltd.	45,000	366,209
H.I.S. Co., Ltd.	95,700	2,746,104
Matsuya Foods Co., Ltd.	4,300	58,834
Royal Holdings Co., Ltd. (a)	143,400	1,807,107
Shidax Corp.	1,144	1,065,471
Tokyo Dome Corp. (a)	42,000	227,418
		8,752,611
Retail 0.9%
Aichi Toyota Motor Co., Ltd.	20,000	389,215
AOKI Holdings, Inc.	85,600	1,629,467
Aoyama Trading Co., Ltd.	103,600	3,280,585
Blue Grass Co., Ltd.	12,600	148,481
Chiyoda Co., Ltd. (a)	17,500	428,161
Daiichikosho Co., Ltd.	200,000	2,256,583
Daiwa Co., Ltd.	96,000	228,401
Haruyama Trading Co., Ltd. (a)	21,900	209,953
Heiwado Co., Ltd.	142,600	2,225,332
Izumiya Co., Ltd.	313,000	2,411,935
Jeans Mate Corp.	24,400	240,425
Kasumi Co., Ltd.	92,000	507,248
Maxvalu Nishinihon Co., Ltd.	8,900	116,703
Ministop Co., Ltd.	10,200	176,213
Okuwa Co., Ltd.	121,000	1,719,983
Poplar Co., Ltd.	2,300	18,684
Uny Co., Ltd. (a)	156,000	2,136,046
		18,123,415
Soaps & Cosmetics 0.0%
ADERANS Co., Ltd.	85	2,061
Software 0.1%
Daikoku Denki Co., Ltd.	7,600	137,942
Fujitsu Business Systems Ltd.	76,900	1,193,975
Japan Process Development Co., Ltd.	9,600	83,399
TIS, Inc. (a)	33,900	803,028
		2,218,344
Textiles & Apparel 0.5%
Fuji Corp.	11,000	110,290
Fujix Ltd.	9,000	51,064
Ichikawa Co., Ltd.	79,000	352,092
Japan Wool Textile Co., Ltd.	235,000	2,053,772
Jichodo Co., Ltd.	6,000	60,676
King Co., Ltd.	45,000	162,141
Kurabo Industries Ltd. (a)	790,000	2,187,865
Morishita Co., Ltd.	7,000	73,956
Nisshinbo Industries, Inc. (a)	14,000	174,777
Onward Kashiyama Co., Ltd.	85,000	1,179,019
Sazaby, Inc.	29,500	801,465
Tokyo Style Co., Ltd.	250,000	2,732,698

9,939,815

	Number of	Value
Security	Shares	($)

Trading Company 0.2%
Sojitz Corp. (a)*	1,086,700	4,515,700
Wholesale 0.8%
Daiwabo Information System Co., Ltd.	2,500	34,296
Denkyosha Co., Ltd.	17,000	144,117
Fujitsu Devices, Inc.	1,000	13,625
Inabata & Co., Ltd.	18,900	151,580
Japan Pulp & Paper Co.,Ltd. (a)	506,000	1,972,295
Kamei Corp.	93,000	727,337
Kanaden Corp.	91,000	590,677
Kato Sangyo Co., Ltd.	52,900	696,788
Kojima Co., Ltd. (a)	80,400	684,810
Macnica, Inc.	37,700	1,112,587
Mitani Corp.	10,200	126,478
Mitsuuroko Co., Ltd.	65,000	458,732
Nagahori Corp.	57,000	225,768
Nagase & Co., Ltd.	97,000	1,218,904
Onoken Co., Ltd.	57,300	821,038
Ryoden Trading Co., Ltd.	159,000	1,319,868
Ryosan Co., Ltd. (a)	107,400	2,756,065
Sanshin Electronics Co., Ltd.	6,200	77,819
Senshu Electric Co., Ltd.	200	5,006
Shinko Shoji Co., Ltd.	200	3,913
Sinanen Co., Ltd.	93,000	471,555
TEN ARROWS Co., Ltd.	6,700	43,933
Tokiwa Yakuhin Co., Ltd.	10,000	43,633
Totech Corp.	25,000	220,440
Trusco Nakayama Corp. (a)	13,900	280,939
Tsuzuki Densan Co., Ltd.	22,500	109,976
Uchida Yoko Co., Ltd.	108,000	513,854
Uehara Sei Shoji Co., Ltd.	38,000	190,065
		15,016,098
		334,686,625
Malaysia 0.0%

Real Estate Development 0.0%
Rekapacific Berhad (b)(c)*	24,000	—
Netherlands 3.3%

Agriculture, Food & Beverage 0.5%
CSM N.V.	182,800	6,539,067
Koninklijke Wessanen N.V. (a)	220,026	3,324,987
		9,864,054
Banks & Credit Institutions 0.1%
Kas Bank N.V.	54,000	1,734,773
Basic Minerals & Metals 0.0%
Draka Holding N.V. (a)*	3,500	127,673
Chemicals & Rubber 0.8%
Koninklijke DSM N.V. (a)	333,748	14,977,383
Forest Products & Paper 0.0%
Crown Van Gelder N.V.	9,758	243,898
Furniture & Household Items	0.4%
Hunter Douglas N.V.	86,303	7,614,645
Information & Services 0.5%
Vedior N.V.	462,902	10,317,157

88 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

IT Hardware 0.2%
ASM International N.V. *	155,564	3,466,268
Metal Products & Machinery 0.0%
BE Semiconductor Industries
N.V. (a)*	70,783	467,342
Koninklijke Nedschroef Holding
N.V.	5,084	396,282
		863,624
Miscellaneous Finance 0.0%
Van der Moolen Holding
N.V. (a)	86,141	461,666
Publishing, Broadcasting & Cinema	0.0%
DOCdata N.V.	26,000	228,523
Real Estate Development 0.2%
Nieuwe Steen Investments
N.V.	117,818	3,473,090
Retail 0.0%
Macintosh Retail Group N.V.	1,291	52,068
Stern Groep N.V.	6,200	332,173
		384,241
Software 0.2%
Getronics N.V. (a)	354,000	3,250,552
Wholesale 0.4%
Buhrmann N.V. (a)	301,000	4,042,789
Univar N.V.	55,609	3,107,345
		7,150,134
		64,157,681
New Zealand 0.2%

Agriculture, Food & Beverage 0.0%
AFFCO Holdings Ltd.	887,761	241,483
Sanford Ltd.	17,957	62,059
		303,542
Airlines 0.1%
Air New Zealand Ltd.	494,885	825,975
Land & Water Transportation 0.1%
Mainfreight Ltd.	201,682	1,052,171
Tourism Holdings Ltd.	217,789	360,428
		1,412,599
Restaurants, Hotels & Theaters 0.0%
Millennium & Capthorne Hotels
New Zealand Ltd.	1,147,522	635,054
Retail 0.0%
Hallenstein Glasson Holdings
Ltd.	52,084	186,213
		3,363,383
Norway 0.5%

Banks & Credit Institutions 0.0%
Sparebanken Vest	7,022	226,880
Government Aircraft & Defense	0.3%
Aker Yards A/S (a)	262,000	4,525,936
Kongsberg Gruppen A/S	55,613	1,694,923
		6,220,859

	Number of	Value
Security	Shares	($)

Land & Water Transportation 0.2%
Fosen Trafikklag A.S.A.	187	20,459
Stolt-Nielsen S.A. (a)	94,184	2,766,659
		2,787,118
Miscellaneous Finance 0.0%
Skiens Aktiemolle A.S.A.	8,622	177,311
		9,412,168
Portugal 0.4%

Banks & Credit Institutions 0.4%
Banco Espirito Santo, S.A.
(BES) Reg’d	403,298	7,708,075
Forest Products & Paper 0.0%
Corticeira Amorim S.A.	7,338	20,532
Real Estate Development 0.0%
Teixeira Duarte — Engenharia
Construcoes S.A.	45,792	165,408
Restaurants, Hotels & Theaters 0.0%
Ibersol SGPS S.A.	35,747	496,627
		8,390,642
Singapore 1.0%

Agriculture, Food & Beverage 0.1%
Asia Food & Properties Ltd.	2,182,000	998,263
Cerebos Pacific Ltd.	32,000	69,917
Golden Agri-Resources Ltd.	702,180	813,999
		1,882,179
Autos 0.1%
Jardine Cycle & Carriage Ltd.	286,000	2,234,664
Financial Investments 0.1%
Chuan Hup Holdings Ltd.	129,000	28,854
Kim Eng Holdings Ltd.	1,121,513	1,179,884
Metro Holdings Ltd.	1,734,000	982,304
		2,191,042
Furniture & Household Items 0.0%
HTL International Holdings Ltd.	667,000	398,895
IT Hardware 0.0%
Elec & Eltek International Co.,
Ltd.	37,000	95,982
STATS ChipPAC Ltd. *	361,000	434,588
WBL Corp., Ltd.	19,160	58,208
		588,778
Land & Water Transportation 0.1%
K1 Ventures Ltd. *	5,665,000	1,230,027
Neptune Orient Lines Ltd.	24,000	51,199
SBS Transit Ltd.	128,500	243,310
Singapore Shipping Corp., Ltd.	613,000	153,474
		1,678,010
Metal Products & Machinery 0.0%
Amtek Engineering Ltd.	148,120	66,937
Kingboard Copper Foil Holdings
Ltd.	293,000	83,721
		150,658

See financial notes.

Laudus Funds Annual Report 89

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Miscellaneous Finance 0.1%
G.K. Goh Holdings Ltd.	496,083	343,088
UOB-Kay Hian Holdings Ltd.	1,457,850	1,477,589
		1,820,677
Oil Distribution 0.0%
Singapore Petroleum Co., Ltd.	141,000	448,970
Real Estate Development 0.4%
Bonvests Holdings Ltd.	7,000	9,166
China Merchants Holdings
Pacific Ltd.	10,000	5,327
Guocoland Ltd.	422,000	1,168,714
Haw Par Corp., Ltd.	210,000	993,356
Ho Bee Investment Ltd.	1,003,000	1,492,620
MCL Land Ltd.	23,000	40,166
UOL Group Ltd.	75,000	251,924
Wheelock Properties (S) Ltd.	253,000	538,476
Wing Tai Holdings Ltd.	1,028,000	2,144,970
		6,644,719
Restaurants, Hotels & Theaters 0.1%
Hotel Grand Central Ltd.	133,000	90,196
Hotel Plaza Ltd.	402,000	611,118
Low Keng Huat (Singapore)
Ltd.	335,000	475,780
Stamford Land Corp., Ltd.	660,000	178,126
		1,355,220
		19,393,812
South Korea 3.2%

Agriculture, Food & Beverage 0.2%
Dongwon F&B Co., Ltd.	8,173	536,874
Lotte Confectionery Co., Ltd.	2,111	2,698,833
Namyang Dairy Products Co.,
Ltd.	655	575,899
Nong Shim Holdings Co., Ltd.	790	65,419
Ottogi Corp.	30	2,807
Samyang Corp.	1,178	72,642
Samyang Genex Co., Ltd.	6,570	652,949
TS Corp.	7,400	277,928
		4,883,351
Airlines 0.0%
Korea Airport Service Co., Ltd.	12,910	676,272
Banks & Credit Institutions 0.3%
Daegu Bank	143,280	2,595,218
Pusan Bank	290,160	4,303,462
		6,898,680
Basic Minerals & Metals 0.2%
KISWIRE Ltd.	27,650	876,209
Korea Iron & Steel Co., Ltd.	17,020	697,588
Korea Zinc Co., Ltd.	27,950	2,967,374
		4,541,171

	Number of	Value
Security	Shares	($)

Chemicals & Rubber 0.2%
Cheil Industries, Inc.	59,880	2,398,112
Honam Petrochemical Corp.	4,780	413,273
Korea Kumho Petrochemical
Co., Ltd. (KKPC)	23,260	809,659
Korean Petrochemical Industrial
Co., Ltd.	3,550	163,765
		3,784,809
Communications Utilities 0.3%
LG Dacom Corp.	31,980	753,984
LG Telecom Ltd. *	180,580	2,046,341
LS Cable Ltd.	62,330	2,717,652
		5,517,977
Construction & Homebuilding 0.2%
Kolon Engineering &
Construction Co., Ltd.	8,510	139,564
Kyeryong Construction
Industrial Co., Ltd.	17,170	695,181
Poonglim Industrial Co., Ltd.	52,010	399,053
Sam Whan Corp.	30,140	754,911
Sambu Construction Co., Ltd.	28,810	1,068,069
Sungjee Construction Co., Ltd.	19,410	411,034
Sungwon Corp. *	51,270	272,096
		3,739,908
Construction Materials 0.1%
Asia Cement Co., Ltd.	19,410	1,031,569
Hyundai Cement Co., Ltd.	10,980	411,983
		1,443,552
Drugs & Pharmaceuticals 0.1%
Choongwae Pharma Corp.	5,150	223,760
Daewoong Co., Ltd.	13,880	354,292
Handok Pharmaceuticals Co.,
Ltd.	3,970	67,671
Il Dong Pharmaceutical Co.,
Ltd.	31,993	1,322,840
Ilsung Pharmaceuticals Co.,
Ltd.	2,155	207,263
		2,175,826
Electric Utilities 0.0%
YESCO Co., Ltd.	3,580	111,495
Financial Investments 0.0%
Green Cross Holdings Corp.	5,182	377,303
Gas & Other Public Utilities 0.1%
E1 Corp.	11,680	693,118
KyungDong City Gas Co., Ltd.	410	15,184
Pusan City Gas Co., Ltd.	3,000	69,670
Samchully Co., Ltd.	7,900	1,152,166
Seoul City Gas Co., Ltd.	8,380	615,831
		2,545,969
Government Aircraft & Defense 0.2%
Hyundai Mipo Dockyard Co.,
Ltd.	19,630	3,605,462
Information & Services 0.1%
KCC Engineering &
Construction Co., Ltd.	22,562	981,661

90 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Instruments 0.1%
INTOPS Co., Ltd.	33,570	985,431
Insurance 0.2%
First Fire & Marine Insurance
Co., Ltd. *	107,530	546,771
Korean Reinsurance Co.	199,501	2,612,550
		3,159,321
IT Hardware 0.0%
Sam Young Electronics Co.,
Ltd.	13,930	118,930
Land & Water Transportation 0.0%
Korea Line Corp.	7,860	501,395
Sebang Co., Ltd.	2,220	23,509
		524,904
Metal Products & Machinery 0.3%
Doosan Corp. *	48,940	3,992,512
SFA Engineering Corp.	29,719	1,105,170
		5,097,682
Miscellaneous Finance 0.1%
Shinyoung Securities Co., Ltd.	21,540	1,085,242
Oil Distribution 0.0%
Daesung Industrial Co., Ltd.	4,200	396,429
Publishing, Broadcasting & Cinema 0.0%
Daekyo Co., Ltd.	60	5,140
Real Estate Development 0.1%
Halla Engineering &
Construction Corp.	52,450	1,221,273
Restaurants, Hotels & Theaters 0.0%
Paradise Co., Ltd.	179,342	690,960
Retail 0.0%
GS Home Shopping, Inc.	4,000	290,152
Soaps & Cosmetics 0.1%
Pacific Corp.	9,180	1,347,881
Software 0.1%
Daou Technology Inc.	122,640	1,038,275
Textiles & Apparel 0.0%
Ilshin Spinning Co., Ltd.	1,547	85,177
Wholesale 0.2%
Dong Ah Tire & Rubber Co.,
Ltd.	6,440	37,354
Hanwha Corp.	88,360	3,584,546
Youngone Corp.	31,770	167,407
		3,789,307
		61,119,540
Spain 2.2%

Airlines 0.5%
Iberia Lineas Aereas de Espana
S.A. (a)	1,914,000	10,236,672
Construction Materials 0.5%
Cementos Portland Valderrivas
S.A. (a)	58,285	8,811,793
Electric Utilities 0.1%
Union Fenosa SA	13,159	711,864

	Number of	Value
Security	Shares	($)

Forest Products & Paper 0.0%
Iberpapel Gestion S.A.	10,870	298,981
Gas & Other Public Utilities 0.1%
Enagas S.A. (a)	83,803	2,163,516
Instruments 0.0%
Indo Internacional S.A.	24,259	322,768
Metal Products & Machinery 0.2%
Construcciones y Auxiliar de
Ferrocarriles S.A.	10,053	3,049,277
Publishing, Broadcasting & Cinema 0.1%
Gestevision Telecinco S.A. (a)	70,056	2,030,818
Restaurants, Hotels & Theaters 0.7%
NH Hoteles S.A. (a)*	279,000	6,425,335
Sol Melia S.A.	321,503	7,739,380
		14,164,715
Textiles & Apparel 0.0%
Tavex Algodonera S.A. (a)	103,292	473,850
Wholesale 0.0%
Unipapel S.A.	11,036	361,752
		42,626,006
Sweden 2.7%

Airlines 0.4%
SAS AB (a)*	360,000	6,628,431
Autos 0.2%
Haldex AB	7,858	189,283
Trelleborg AB	133,524	3,477,812
		3,667,095
Basic Minerals & Metals 0.5%
Boliden AB (a)*	426,062	9,410,566
Profilgruppen AB	3,615	42,487
		9,453,053
Cellular & Wireless 0.0%
Partnertech AB	6,597	107,981
Chemicals & Rubber 0.0%
Geveko AB	10,708	463,848
Communications Utilities 0.5%
Tele2 AB, Class B (a)	510,000	8,376,322
Financial Investments 0.0%
Havsfrun AB, Shares B	7,429	38,620
Novestra AB	66,151	150,017
		188,637
Forest Products & Paper 0.0%
Rorvik Timber AB, Shares B *	4,599	38,105
Government Aircraft & Defense 0.3%
Saab AB, Series B	213,000	5,748,334
Land & Water Transportation 0.0%
Rederi AB Transatlantic	65,778	490,060
Metal Products & Machinery 0.0%
AB Traction, Shares B	10,017	110,628
Midway Holdings AB	472	5,521
		116,149

See financial notes.

Laudus Funds Annual Report 91

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Miscellaneous Finance 0.0%
Svolder AB	12,946	148,428
Real Estate Development 0.8%
Castellum AB	433,187	6,257,106
Fabege AB	226,337	5,683,063
HEBA Fastighets AB	600	17,486
Home Properties AB	3,078	43,464
Hufvudstaden AB, Shares A	10,124	115,988
Kungsleden AB	189,491	3,409,114
Lennart Wallenstam Byggnads
AB	3,434	73,512
		15,599,733
Restaurants, Hotels & Theaters 0.0%
Cherryforetagen AB *	4,292	26,671
Software 0.0%
Addnode AB *	34,730	146,250
IBS AB *	4,816	17,337
Observer AB *	14,464	65,764
		229,351
Wholesale 0.0%
OEM International AB	10,977	330,131
		51,612,329
Switzerland 8.1%

Agriculture, Food & Beverage 0.1%
Emmi AG — Reg’d	15,116	1,930,557
Groupe Minoteries S.A.	844	169,985
		2,100,542
Autos 0.3%
Rieter Holding AG — Reg’d	10,153	5,070,111
Banks & Credit Institutions 0.6%
Banque Cantonale de Geneve	8,832	2,150,080
Banque Cantonale Vaudoise
(BCV) — Reg’d	10,365	4,925,658
Graubunder Kantonalbank	913	806,398
Verwaltungs-und Privat-Bank
AG	16,145	3,964,166
		11,846,302
Basic Minerals & Metals 0.4%
Georg Fischer AG — Reg’d. *	10,560	7,640,385
UMS Schweizerische
Metallwerke Holding AG*	18,631	415,167
		8,055,552
Chemicals & Rubber 0.5%
Clariant AG — Reg’d *	518,000	8,910,063
Communications Utilities 0.1%
Ascom Holding AG	39,850	695,972
Mobilezone Holding AG	129,000	784,249
		1,480,221
Construction Materials 0.2%
Forbo Holding AG — Reg’d*	7,335	3,265,045
sia Abrasives Holding AG —
Reg’d	43	16,583
Vetropack Holding S.A.	546	750,834

4,032,462

	Number of	Value
Security	Shares	($)

Drugs & Pharmaceuticals 0.6%
Ciba Specialty Chemicals AG —
Reg’d	133,899	8,840,425
Schweizerhall Holding AG	10,924	1,708,069
Siegfried Holding AG	8,385	1,235,292
		11,783,786
Electric Utilities 0.4%
Elektrizitaets-Gesellschaft
Laufenburg AG	4,178	4,843,243
Energiedienst Holding AG —
Reg’d *	4,536	2,288,941
Romande Energie Holding S.A.	331	488,594
		7,620,778
Forest Products & Paper 0.1%
CPH Chemie & Papier Holding
AG	102	226,639
Harwanne Compagnie de
participations industielles et
financieres S.A.	1,710	429,270
Industrieholding Cham AG	2,117	801,399
		1,457,308
Furniture & Household Items 0.2%
Daetwyler Holding AG	445	2,653,191
Swatch Group	1,993	528,002
		3,181,193
Information & Services 0.2%
Kuoni Reisen Holding AG —
Reg’d *	6,591	3,953,740
Instruments 0.1%
Carlo Gavazzi Holding AG *	2,007	453,439
Comet Holding AG	2,000	472,781
Inficon Holding AG	8,287	1,347,527
		2,273,747
Insurance 2.5%
Baloise Holding AG, Reg’d	145,000	15,140,642
Helvetia Holding AG	18,857	8,099,663
Schweiz Natl-Vers-Ges	3,206	2,509,099
Swiss Life Holding — Reg’d	88,320	22,226,097
Vaudoise Assurances Holding
S.A. — Reg’d	4,741	857,532
		48,833,033
IT Hardware 0.1%
Huber & Suhner AG	11,243	2,335,223
Schaffner Holding AG*	660	124,666
SEZ Holding AG *	6,476	215,095
		2,674,984
Land & Water Transportation 0.0%
Jungfraubahn Holding AG	19,849	771,270
Metal Products & Machinery 0.5%
Bucher Industries AG— Reg’d	31,196	4,212,997
Conzzeta Holding AG	1,075	2,084,188
Feintool International Holding
AG (a)	1,932	763,489
Phoenix Mecano AG	560	268,206

92 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

	Number of	Value
Security	Shares	($)

Tornos S.A. *	45,000	674,260
WMH Walter Meier AG,
Class A — Reg’d	4,831	845,961
		8,849,101
Real Estate Development 0.7%
Allreal Holding AG— Reg’d	12,408	1,584,359
Flughafen Zuerich AG — Reg’d	13,588	5,267,897
Intershop Holdings AG	6,982	1,805,830
LO Holding Lausanne-Ouchy S.A.	181	177,427
MCH Messe Schweiz Holdings AG	1,293	643,487
Pax-Anlage AG	60	38,469
PSP Swiss Property AG *	37,600	2,292,204
Zueblin Immobilien Holding
AG *	84,889	877,119
		12,686,792
Retail 0.1%
Charles Vogele Holding AG*	20,648	2,265,549
Software 0.0%
Crealogix Holding AG *	137	10,665
Kardex AG *	17,835	756,442
		767,107
Wholesale 0.4%
Also Holding — Reg’d	15,840	877,838
Bobst Group AG	60,400	3,697,260
Eichhof Holding AG	420	692,890
Metraux Services Holding AG	1,633	295,574
Valora Holding AG	11,250	3,213,772
		8,777,334
		157,390,975
United Kingdom 18.7%

Agriculture, Food & Beverage 0.9%
Anglo-Eastern Plantations plc	24,668	151,566
Carr’s Milling Industries plc	27,358	292,294
Nichols plc	53,309	322,203
Robert Wiseman Dairies plc	38,319	346,113
Tate & Lyle plc	1,407,761	15,968,571
Uniq plc	35,866	135,747
		17,216,494
Autos 0.6%
GKN plc	1,565,681	11,743,364
Banks & Credit Institutions 0.1%
Hitachi Capital UK plc	93,010	416,105
Intermediate Capital Group plc	123	4,720
Kensington Group plc	69,366	909,881
NETeller plc (a)(c)*	184,264	538,633
		1,869,339
Basic Minerals & Metals 1.5%
Antofagasta plc	2,069,037	21,118,136
Avocet Mining plc*	288,000	713,964
Bodycote International plc	842,812	5,153,290
Castings plc	97,863	519,965
Golden Prospect plc	380,000	461,828
		27,967,183

	Number of	Value
Security	Shares	($)

Chemicals & Rubber 0.0%
Elementis plc	372,704	659,216
Commercial Aircraft & Components 0.3%
Meggitt plc	676,101	3,968,197
Rolls-Royce Group plc *	29,895	291,606
Senior plc	641,343	1,019,118
		5,278,921
Communications Utilities 1.3%
Cable & Wireless	6,651,000	21,883,989
COLT Telecom Group S.A. (a)*	325,917	1,143,821
Eckoh Technologies plc *	960,000	193,636
Kingston Communications
(Hull) plc	1,165,693	1,791,512
Thus Group plc	1,622	5,890
		25,018,848
Construction Materials 0.2%
Cookson Group plc	288,257	3,527,375
Drugs & Pharmaceuticals 0.0%
Goldshield Group plc	67,220	226,047
Electric Utilities 1.8%
British Energy Group plc*	1,670,000	16,037,227
International Power plc	2,339,058	18,282,492
		34,319,719
Forest Products & Paper 0.1%
DS Smith plc	366,234	1,609,410
Furniture & Household Items 0.4%
British Polythene Industries plc	28,873	285,555
Carclo plc	184,000	396,483
F.W. Thorpe plc	35,881	446,598
Galiform plc *	1,789,736	5,485,407
Volex Group plc *	78,379	223,645
		6,837,688
Gas & Other Public Utilities 0.0%
Shanks Group plc	33,280	175,945
Government Aircraft & Defense 0.2%
Chemring Group plc	228	8,350
E2V Technologies plc	25,620	195,688
Trafficmaster plc *	252,362	339,715
Vt Group plc	398,329	3,854,255
		4,398,008
Information & Services 1.0%
AMEC plc	659,095	6,890,142
Anite Group plc	866,101	1,395,786
Christie Group plc	52,243	258,558
Communisis plc	397,462	500,573
Creston plc	114,869	412,234
Glotel plc	132,000	155,995
Group 4 Securicor plc	492,718	1,950,236
Harvey Nash Group plc *	189,717	280,926
Interior Services Group plc	90,000	561,449
Keller Group plc	194,073	3,524,431
Macfarlane Group plc	19,235	11,514
Management Consulting Group plc	416,977	379,943
Metnor Group plc	44,000	363,659
MICE Group plc	648,992	308,462

See financial notes.

Laudus Funds Annual Report 93

Laudus Rosenberg International Small Capitalization Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Next Fifteen Communications
plc	156,902	293,835
Nord Anglia Education plc *	127,950	807,377
Opsec Security Group plc *	82,113	150,250
Tenon Group plc	416,000	521,635
Tribal Group plc	133,542	320,764
Waterman Group plc	104,000	375,544
		19,463,313
Instruments 0.0%
Dialight plc	108,000	443,996
Oxford Instruments plc	69,597	339,131
		783,127
Insurance 2.2%
Brit Insurance Holdings plc	854,898	5,424,712
Chaucer Holdings plc	873,000	1,620,962
Friends Provident plc	4,614,802	17,501,047
Old Mutual plc	4,101,000	13,282,902
Resolution plc	437,600	5,339,181
		43,168,804
IT Hardware 0.1%
Filtronic plc (a)	197,424	521,129
TT electronics plc	292,356	1,378,634
Zetex plc	338,707	598,481
		2,498,244
Land & Water Transportation 0.0%
Braemar Seascope Group plc	64,440	513,508
Clarkson plc	14,765	281,836
Ocean Wilsons Holdings Ltd.	1,461	23,198
		818,542
Mainframe & Minicomputers 0.0%
Psion plc	37,934	126,156
Metal Products & Machinery 0.1%
Alumasc Group plc	90,871	394,594
Delta plc	131,334	354,049
Eleco plc	126,539	240,636
Trifast plc	275,125	436,227
Wagon plc	103,148	273,648
		1,699,154
Miscellaneous Finance 0.6%
Investec plc	960,029	12,445,008
Photo-optical, Micros & Office Machinery 0.0%
Laird Group plc	9,678	104,105
Publishing, Broadcasting & Cinema 0.5%
Media Square plc	269,519	53,037
Trinity Mirror plc	846,058	8,839,082
		8,892,119
Real Estate Development 1.9%
Enterprise Inns plc	1,696,800	22,364,631
Mapeley Ltd.	53,750	4,109,133
Minerva plc *	465,052	3,501,695
Rugby Estates plc	11,400	136,548
Shaftesbury plc	396,550	5,915,093
Warner Estate Holdings plc	29,632	472,732
		36,499,832

	Number of	Value
Security	Shares	($)

Real Estate Investment Trusts 0.5%
British Land Co Plc	99,748	3,008,762
Brixton plc	706,000	7,071,620
		10,080,382
Restaurants, Hotels & Theaters 3.1%
Compass Group plc	1,828,000	12,243,505
Greene King plc	351,631	7,632,291
Luminar plc	1,176	17,472
Marston’s plc	532,800	4,629,482
Millennium & Copthorne Hotel plc	618,628	8,285,883
Punch Taverns plc	144,500	3,548,436
Regent Inns plc *	369,770	792,757
Sportech plc *	1,777,556	550,929
Ultimate Leisure Group plc	90,000	336,502
Whitbread plc	342,568	12,755,693
William Hill plc	757,600	9,491,752
		60,284,702
Retail 0.2%
Alliance Boots plc	51,392	1,038,936
Amstrad plc	136,313	386,894
Jacques Vert plc *	281,723	127,509
Jessops plc	214,138	63,198
John David Group plc	122,000	1,050,940
Smiths News plc	198,961	544,460
Woolworths Group plc	607,322	367,308
		3,579,245
Soaps & Cosmetics 0.1%
McBride plc	241,592	1,137,090
Software 0.9%
Alphameric plc	356,395	346,523
Computacenter plc	436,666	2,394,652
Dimension Data Holdings plc	3,734,795	3,687,486
Horizon Technology Group plc *	77,652	118,044
Intec Telecom Systems plc*	1,048,000	867,451
InTechnology plc *	350,000	268,696
Kewill Systems plc*	16,027	24,916
Logica CMG plc	2,044,910	7,170,237
Microgen plc	200,943	201,094
Morse plc	434,485	793,013
Northgate Information
Solutions plc	494,987	809,242
RM plc	39,188	146,713
		16,828,067
Textiles & Apparel 0.0%
Alexon Group plc	88,568	363,427
Low & Bonar plc	45,358	124,961
Marchpole Holdings plc	7,895	25,891
		514,279
Wholesale 0.1%
Acal plc	82,250	648,960
Dawson Holdings plc	194,763	413,925
Fayrewood plc	71,615	147,442
James Latham plc	72,000	320,208
		1,530,535
		361,300,261

94 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg International Small Capitalization Fund

		Number of	Value
Security		Shares	($)

United States 0.1%

Forest Products & Paper 0.1%
Domtar Corp. *		202,200	1,840,729
Total Common Stock (Cost $1,528,627,990)			1,869,932,546

Preferred Stock 0.1% of net assets

Austria 0.0%
MIBA AG		1,600	242,804
Germany 0.1%
Jungheinrich AG (a)		47,379	1,728,156
Villeroy & Boch AG (a)		17,648	351,729
			2,079,885
United Kingdom 0.0%
Rolls-Royce Group plc *		54,759,999	110,454
Total Preferred Stock (Cost $1,621,605)			2,433,143

Rights 0.1% of net assets

Austria 0.0%
Conwert Immobilien Invest
AG *		66,243	—
Belgium 0.0%
Carrieres Unies Porphyre *		11	—
Japan 0.0%
Dowa Mining *		391,000	198,586
Sweden 0.0%
Fabege Ab *		226,337	174,425
United Kingdom	0.1%
Meggit plc *		338,050	660,243
Total Rights (Cost $ — )			1,033,254

Warrants 0.0% of net assets

Hong Kong 0.0%
Champion Technology Holdings
Ltd. *		992,339	39,371
Total Warrants (Cost $ — )			39,371

Security	Face Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment 1.7% of net assets

Repurchase Agreement 1.7%
Fixed Income Clearing Corp.
dated 03/30/07, due 04/02/07
at 5.00%, with a maturity
value of $33,121,795 (fully
collateralized by Federal
Home Loan Bank with a
value of $33,770,531.)	33,108,000	33,108,000

Total Short-Term Investment
(Cost $33,108,000)	33,108,000

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$1,577,902,473 and the unrealized appreciation and depreciation were $365,059,527 and ($36,415,686), respectively, with a net unrealized appreciation of $328,643,841.

	Number of	Value
Security	Shares	($)

Collateral Invested for Securities on Loan 7.6% of net assets
State Street Navigator Security
Lending Prime Portfolio	146,492,602	146,492,602

End of collateral invested for securities on loan.

At 03/31/07, the prices of certain foreign securities held by the fund aggregating $1,709,168,468 were adjusted from their closing market prices following the guidelines adopted by the fund’s board of trustees.
* Non-income producing security.
(a) All or a portion of this security is on loan.
(b) Bankrupt security/delisted.
(c) Fair-valued by Management.

See financial notes.

Laudus Funds Annual Report 95

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund

Portfolio Holdings as of March 31, 2007

	Cost/Proceeds	Value
Holdings by Category	($)	($)

95.7% Common Stock	15,894,523	18,495,591
3.6% Short-Term Investment	692,469	692,469

99.3% Total Investments	16,586,992	19,188,060
(94.8)% Short Sales	(18,328,050)	(18,323,387)
95.5% Deposits with broker
and custodian bank for securities sold short	18,463,415	18,463,415
0.0% Other Assets and
Liabilities		(4,830)

100.0% Net Assets		19,323,258

	Number of	Value
Security	Shares	($)

Common Stock (a) 95.7% of net assets

Agriculture, Food & Beverage 2.7%
General Mills, Inc.	3,300	192,126
Kellogg Co.	4,800	246,864
The Pepsi Bottling Group, Inc.	2,850	90,887
		529,877
Airlines 0.6%
FedEx Corp.	1,000	107,430
Banks & Credit Institutions 6.4%
Bank of America Corp.	14,500	739,790
Comerica, Inc.	3,400	201,008
Harley-Davidson, Inc.	4,800	282,000
Northern Trust Corp.	200	12,028
		1,234,826
Basic Minerals & Metals 2.2%
Allegheny Technologies, Inc.	200	21,338
Nucor Corp.	6,060	394,688
		416,026
Biotechnology 2.0%
Celgene Corp. *	7,500	393,450
Cellular & Wireless 1.7%
NII Holdings, Inc. *	4,470	331,585
Chemicals & Rubber 1.5%
The Sherwin-Williams Co.	4,500	297,180
Communications Utilities 5.5%
AT&T Corp.	22,700	895,061
Google, Inc., Class A *	205	93,923
Level 3 Communications, Inc. *	10,900	66,490
		1,055,474
Electric Utilities 6.3%
Consolidated Edison, Inc.	4,500	229,770
Edison International	8,250	405,323
PG&E Corp.	12,100	584,067
		1,219,160

	Number of	Value
Security	Shares	($)

Forest Products & Paper 1.5%
3M Co.	110	8,407
International Paper Co.	7,920	288,288
		296,695
Health Care & Hospital 1.1%
Health Net, Inc. *	200	10,762
Humana, Inc. *	3,400	197,268
		208,030
Information & Services 2.6%
Accenture Ltd., Class A	7,530	290,206
Manpower, Inc.	1,360	100,327
The Dun & Bradstreet Corp.	1,295	118,104
		508,637
Instruments 3.5%
Honeywell International, Inc.	11,800	543,508
Waters Corp. *	2,300	133,400
		676,908
Insurance 11.9%
ACE Ltd.	10,200	582,012
Everest Re Group Ltd.	1,800	173,106
Loews Corp.	15,000	681,450
The Allstate Corp.	13,620	818,017
The Chubb Corp.	600	31,002
XL Capital Ltd., Class A	200	13,992
		2,299,579
Integrated Oil Companies 1.6%
Exxon Mobil Corp.	3,920	295,764
Hess Corp.	400	22,188
		317,952
IT Hardware 7.6%
Amphenol Corp., Class A	1,900	122,683
Avaya, Inc. *	11,400	134,634
Cisco Systems, Inc. *	17,800	454,434
Flextronics International Ltd. *	4,700	51,418
Harris Corp.	2,710	138,074
L-3 Communications Holdings, Inc.	2,500	218,675
MEMC Electronic Materials, Inc. *	5,600	339,248
		1,459,166
Land & Water Transportation 4.2%
Union Pacific Corp.	7,900	802,245
Mainframe & Minicomputers 1.1%
Apple, Inc. *	2,290	212,764
Metal Products & Machinery 1.8%
Parker Hannifin Corp.	3,740	322,799
Terex Corp. *	400	28,704
		351,503
Miscellaneous Finance 4.7%
Chicago Mercantile Exchange
Holdings, Inc., Class A	616	327,995
Merrill Lynch & Co., Inc.	7,200	588,024
		916,019

96 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Oil & Coal Resources 0.9%
XTO Energy, Inc.	3,300	180,873
Oil Drilling & Services 1.1%
ENSCO International, Inc.	3,100	168,640
Noble Corp.	620	48,782
		217,422
Publishing, Broadcasting & Cinema 1.0%
CBS Corp., Class B	6,050	185,070
Restaurants, Hotels & Theaters 1.2%
McDonald’s Corp.	3,960	178,398
Yum! Brands, Inc.	800	46,208
		224,606
Retail 6.8%
Abercrombie & Fitch Co., Class A	2,900	219,472
American Eagle Outfitters, Inc.	3,600	107,964
AutoZone, Inc. *	1,900	243,466
CarMax, Inc. *	1,000	24,540
CVS/Caremark Corp.	980	33,457
Federated Department Stores, Inc.	3,100	139,655
J.C. Penney Co., Inc.	4,035	331,515
Nordstrom, Inc.	4,140	219,172
		1,319,241
Soaps & Cosmetics 0.9%
The Clorox Co.	2,790	177,695
Software 12.1%
BMC Software, Inc. *	8,400	258,636
Cadence Design Systems, Inc. *	5,953	125,370
Cognizant Technology Solutions
Corp., Class A *	4,593	405,424
Computer Sciences Corp. *	4,600	239,798
International Business Machines
Corp.	8,300	782,358
Intuit, Inc. *	7,100	194,256
Oracle Corp. *	18,000	326,340
		2,332,182

	Number of	Value
Security	Shares	($)

Wholesale 1.2%
W.W. Grainger, Inc.	2,900	223,996
Total Common Stock (Cost $15,894,523)		18,495,591

	Face Amount	Value
Security	($)	($)

Short-Term Investment (a) 3.6% of net assets

Repurchase Agreement 3.6%
Custodian Trust Company, dated
03/30/07, due 04/02/07 at 5.10%
with a maturity value of
$692,763 (fully collateralized by
U.S. Treasury Bond with a value
of $718,285)	692,469	692,469
Total Short-Term Investment
(Cost $692,469)		692,469

End of Investments.

At 3/31/07 the tax basis cost of the fund’s investments was
$16,681,100 and the unrealized appreciation and depreciation was
$2,622,567 and ($115,607), respectively, with a net unrealized appreciation of $2,506,960.
* Non-income producing security.
(a) All long positions are pledged as collateral for securities sold short.

See financial notes.

Laudus Funds Annual Report 97

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Short Sales 94.8% of net assets

Agriculture, Food & Beverage 3.1%
PepsiCo, Inc.	4,200	266,952
Wm. Wrigley Jr. Co.	6,375	324,679
		591,631
Banks & Credit Institutions 6.8%
American Express Co.	5,100	287,640
Commerce Bancorp, Inc.	6,800	226,984
Fifth Third Bancorp	1,440	55,714
Ford Motor Co.	63,600	501,804
Sovereign Bancorp, Inc.	9,800	249,312
		1,321,454
Biotechnology 3.2%
Amgen, Inc. *	9,000	502,920
Genentech, Inc. *	1,400	114,968
		617,888
Chemicals & Rubber 2.8%
The Dow Chemical Co.	11,720	537,479
Communications Utilities 3.9%
Virgin Media, Inc.	190	4,797
Yahoo! Inc. *	24,200	757,218
		762,015
Construction & Homebuilding 0.7%
Pulte Homes, Inc.	5,130	135,740
Drugs & Pharmaceuticals 3.3%
Allergan, Inc.	2,200	243,804
Eli Lilly and Co.	7,500	402,825
		646,629
Electric Utilities 7.1%
CenterPoint Energy, Inc.	5,410	97,055
Dominion Resources, Inc.	3,580	317,797
Duke Energy Corp.	19,000	385,510
The AES Corp. *	1,060	22,811
TXU Corp.	8,600	551,260
		1,374,433
Furniture & Household Items 0.9%
Newell Rubbermaid, Inc.	5,700	177,213
Health Care & Hospital 1.0%
UnitedHealth Group, Inc.	3,700	195,989
Information & Services 1.1%
Apollo Group, Inc., Class A *	4,900	215,110
Instruments 1.9%
Medtronic, Inc.	4,000	196,240
St. Jude Medical, Inc. *	4,300	161,723
		357,963
Insurance 2.6%
The Progressive Corp.	22,800	497,496

	Number of	Value
Security	Shares	($)

IT Hardware 13.0%
Advanced Micro Devices, Inc. *	490	6,399
Altera Corp. *	12,800	255,872
Analog Devices, Inc.	10,100	348,349
Broadcom Corp., Class A *	4,030	129,242
Intel Corp.	34,400	658,072
KLA-Tencor Corp.	6,600	351,912
Linear Technology Corp.	12,400	391,716
Maxim Integrated Products, Inc.	1,100	32,340
QUALCOMM, Inc.	7,300	311,418
Xilinx, Inc.	1,200	30,876
		2,516,196
Land & Water Transportation 2.6%
United Parcel Service, Inc., Class B	7,020	492,102
Mainframe & Minicomputers 1.6%
Dell, Inc. *	13,700	317,977
Metal Products & Machinery 3.5%
The Procter & Gamble Co.	10,600	669,496
Miscellaneous Finance 2.6%
E*TRADE Financial Corp. *	5,180	109,919
Legg Mason, Inc.	4,200	395,682
		505,601
Oil & Coal Resources 3.4%
EOG Resources, Inc.	3,000	214,020
Southwestern Energy Co. *	5,400	221,292
Ultra Petroleum Corp. *	4,200	223,146
		658,458
Photo-optical, Micros & Office Machinery 0.0%
Lexmark International, Inc.,
Class A *	100	5,846
Publishing, Broadcasting & Cinema 0.6%
The Interpublic Group of Cos.,
Inc. *	9,000	110,790
Real Estate Investment Trusts 7.6%
Boston Properties, Inc.	2,600	305,240
Equity Residential	9,500	458,185
General Growth Properties, Inc.	6,700	432,619
Plum Creek Timber Co., Inc.	6,800	268,056
		1,464,100
Restaurants, Hotels & Theaters 1.2%
Starbucks Corp. *	7,500	235,200
Retail 8.7%
Amazon.com, Inc. *	11,050	439,680
Bed, Bath & Beyond, Inc. *	1,901	76,363
Costco Wholesale Corp.	3,500	188,440
eBay, Inc. *	21,020	696,813
The Home Depot, Inc.	450	16,533
Walgreen Co.	900	41,301
Whole Foods Market, Inc.	4,860	217,971
		1,677,101

98 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Soaps & Cosmetics 0.1%
Johnson & Johnson	300	18,078
Software 11.5%
Adobe Systems, Inc. *	12,400	517,080
Autodesk, Inc. *	6,200	233,120
Citrix Systems, Inc. *	2,940	94,168
Electronic Arts, Inc. *	8,500	428,060
Microsoft Corp.	29,300	816,591
VeriSign, Inc. *	5,270	132,383
		2,221,402
Total Short Sales (Proceeds $18,328,050)		18,323,387

End of short sale positions.

* Non-income producing security.

See financial notes.

Laudus Funds Annual Report 99

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings as of March 31, 2007

		Cost/Proceeds	Value
Holdings by Category		($)	($)

96.2%	Common Stock	17,051,955	19,874,593
—%	Preferred Stock	800	836
0.1%	Rights	—	5,587
5.7%	Short-Term Investment	1,180,359	1,180,359
102.0%	Total Investments	18,233,114	21,061,375
(95.5)%	Short Sales	(18,939,163)	(19,721,130)
69.6%	Deposits with broker
	and custodian bank for
	securities sold short	14,388,573	14,388,573
23.9%	Other Assets and Liabilities		4,931,248
100.0%	Net Assets		20,660,066

	Number of	Value
Security	Shares	($)

Common Stock (a) 96.2% of net assets

Austria 0.5%
Communications Utilities 0.1%
Telekom Austria AG	400	10,051
Metal Products & Machinery 0.1%
Andritz AG	80	20,066
Real Estate Development 0.3%
Immofinanz Immobilien Analagen AG *	3,600	57,896
Meinl European Land Ltd. *	400	11,130
		69,026
		99,143
Belgium 1.3%
Banks & Credit Institutions 0.2%
Fortis	1,200	54,779
Basic Minerals & Metals 0.2%
Umicore	200	35,699
Instruments 0.3%
Agfa Gevaert N.V.	2,450	55,462
Restaurants, Hotels & Theaters 0.3%
S.A. D’Ieteren N.V.	160	65,917
Retail 0.3%
Delhaize Group	645	59,519
		271,376
Denmark 0.9%
Banks & Credit Institutions 0.3%
Danske Bank A/S	1,100	50,994
Beer, Liquor, & Tobacco 0.2%
Carlsberg A/S, Class B	400	43,456
Metal Products & Machinery 0.4%
Vestas Wind Systems A/S *	1,500	83,617
		178,067
Finland 0.5%
Basic Minerals & Metals 0.3%
Outokumpu Oyj	1,500	51,631
Chemicals & Rubber 0.2%
Kemira Oyj	1,800	41,196
		92,827

	Number of	Value
Security	Shares	($)

France 4.0%
Airlines 0.3%
Air France-KLM	1,200	54,886
Autos 0.4%
PSA Peugeot Citroen	996	70,227
Societe Fonciere Financiere et de
Participations (FFP)	81	22,275
		92,502
Chemicals & Rubber 0.1%
Compagnie Generale des
Etablissements Michelin, Class B	120	13,268
Communications Utilities 0.3%
Publicis Groupe	1,200	57,924
Construction Materials 0.3%
Compagnie de Saint-Gobain	660	64,800
Government Aircraft & Defense 0.3%
Beneteau	134	16,188
Thales S.A.	900	52,477
		68,665
Insurance 0.2%
CNP Assurances	400	46,809
Land & Water Transportation 0.1%
Financiere de l’Odet	26	11,957
Metal Products & Machinery 0.2%
Valeo S.A.	600	35,294
Miscellaneous Finance 0.3%
Natixis	2,400	58,749
Publishing, Broadcasting & Cinema 0.3%
Havas S.A.	6,000	34,708
Thomson	2,000	38,530
		73,238
Real Estate Development 0.2%
Nexity	400	34,370
Restaurants, Hotels & Theaters 0.2%
Sodexho Alliance S.A.	690	50,637
Software 0.5%
Atos Origin S.A. *	800	53,857
Cap Gemini S.A.	600	45,668
		99,525
Textiles & Apparel 0.3%
Christian Dior S.A.	600	73,159
		835,783
Germany 2.0%
Autos 0.4%
Bayerische Motoren Werke
(BMW) AG	900	53,095
Volkswagen AG	136	20,410
		73,505
Basic Minerals & Metals 0.3%
ThyssenKrupp AG	1,313	65,176
Chemicals & Rubber 0.2%
Lanxess *	900	46,562

100 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Commercial Aircraft & Components 0.2%
MTU Aero Engines Holding AG	800	48,081
Electric Utilities 0.2%
MVV Energie AG	1,000	37,938
IT Hardware 0.3%
Infineon Technologies AG *	3,600	56,062
Photo-optical, Micros & Office Machinery 0.1%
Heidelberger Druckmaschinen AG	600	27,546
Retail 0.2%
KarstadtQuelle AG *	1,100	40,451
Wholesale 0.1%
GEA Group AG	600	16,659
		411,980
Ireland 0.5%
Agriculture, Food & Beverage 0.2%
Kerry Group plc, Class A	1,800	50,313
Construction Materials 0.3%
CRH plc	1,200	51,459
		101,772
Italy 2.4%
Autos 0.4%
Fiat S.p.A. *	3,000	76,044
Chemicals & Rubber 0.2%
Pirelli & C. S.p.A.	36,000	39,815
Construction Materials 0.4%
Buzzi Unicem S.p.A.	1,995	60,785
Italcementi S.p.A.	700	21,022
		81,807
Consumer Durables 0.1%
Indesit Co. S.p.A.	1,000	21,319
Electric Utilities 0.4%
ACEA S.p.A.	2,000	37,517
C.I.R. S.p.A.-Compagnie Industriali
Riunite	12,000	47,857
		85,374
Forest Products & Paper 0.3%
IFIL-Investments S.p.A.	6,000	58,804
Government Aircraft & Defense 0.2%
Finmeccanica S.p.A.	1,800	54,107
Oil Distribution 0.2%
ERG S.p.A.	1,600	44,028
Real Estate Development 0.2%
Risanamento S.p.A.	4,000	42,019
		503,317
Japan 23.9%
Agriculture, Food & Beverage 0.1%
Yamazaki Baking Co., Ltd.	3,000	27,279
Autos 1.7%
Fuji Heavy Industries Ltd.	19,000	98,403
Kawasaki Heavy Industries Ltd.	23,000	97,021
Mazda Motor Corp.	10,000	55,145

	Number of	Value
Security	Shares	($)

Toyota Auto Body Co., Ltd.	700	13,149
Yamaha Motor Co., Ltd.	2,900	80,998
		344,716
Banks & Credit Institutions 0.3%
Hyakugo Bank Ltd.	7,000	44,871
Shiga Bank Ltd.	2,000	13,851
		58,722
Basic Minerals & Metals 2.6%
Fujikura Ltd.	7,000	49,149
Hitachi Cable Ltd.	7,000	39,698
JFE Holdings, Inc.	1,600	94,475
Kobe Steel Ltd.	23,000	92,422
Nippon Steel Corp.	17,000	119,377
Nisshin Steel Co., Ltd.	27,000	116,046
Tokyo Steel Manufacturing Co., Ltd.	2,000	29,421
		540,588
Beer, Liquor, & Tobacco 1.4%
Asahi Breweries Ltd.	4,300	68,872
Japan Tobacco, Inc.	26	127,460
Kirin Brewery Co., Ltd.	6,000	86,607
		282,939
Cellular & Wireless 0.5%
KDDI Corp.	12	95,461
Chemicals & Rubber 3.1%
Daicel Chemical Industries Ltd.	11,000	74,836
Dainippon Ink & Chemicals, Inc.	23,000	91,108
Kaneka Corp.	8,000	76,109
Mitsubishi Chemical Holdings Corp. *	13,000	110,477
Mitsubishi Gas Chemical Co., Inc.	6,000	57,321
Sumitomo Chemical Co., Ltd.	16,000	120,573
Teijin Ltd.	21,000	118,029
		648,453
Communications Utilities 0.5%
Nippon Telegraph & Telephone Corp.
(NTT)	21	110,930
Construction Materials 0.1%
Asahi Glass Co., Ltd.	2,000	28,064
Consumer Durables 0.5%
Matsushita Electric Industrial Co.,
Ltd.	5,000	100,772
Drugs & Pharmaceuticals 0.6%
Taisho Pharmaceutical Co., Ltd.	7,000	128,279
Electric Utilities 0.3%
Hokkaido Electric Power Co., Inc.	2,100	55,716
The Chugoku Electric Power Co., Inc.	700	15,644
		71,360
Furniture & Household Items 0.5%
Matsushita Electric Works Ltd.	2,000	22,853
Sankyo Co., Ltd.	1,800	78,908
		101,761
Gas & Other Public Utilities 0.5%
Osaka Gas Co., Ltd.	24,000	92,989

See financial notes.

Laudus Funds Annual Report 101

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Insurance 1.1%
Aioi Insurance Co., Ltd.	9,000	62,545
Mitsui Sumitomo Insurance Co., Ltd.	5,000	62,519
Sompo Japan Insurance Inc.	8,000	99,352
		224,416
IT Hardware 0.7%
Dainippon Screen Mfg. Co., Ltd.	5,000	37,694
Futaba Corp.	1,100	26,178
Seiko Epson Corp.	2,000	58,723
Toshiba Tec Corp.	5,000	29,865
		152,460
Land & Water Transportation 0.8%
Seino Transportation Co., Ltd.	7,000	65,963
West Japan Railway Co.	21	96,796
		162,759
Mainframe & Minicomputers 0.5%
NEC Corp.	19,000	101,553
Metal Products & Machinery 1.9%
Bosch Corp.	5,000	22,606
Fuji Electric Holdings Co., Ltd.	10,000	46,235
Heiwa Corp.	1,800	22,219
Hitachi Ltd.	16,000	124,364
Mitsubishi Heavy Industries Ltd.	19,000	122,520
Sega Sammy Holdings, Inc.	2,400	55,940
		393,884
Miscellaneous Finance 1.1%
Daiwa Securities Group, Inc.	10,000	120,174
Mitsubishi UFJ Securities Co., Ltd. *	2,000	22,722
Shinsei Bank Ltd.	19,000	90,853
		233,749
Oil Distribution 0.2%
Cosmo Oil Co., Ltd.	8,000	33,397
Photo-optical, Micros & Office Machinery	1.3%
Fuji Photo Film Co., Ltd.	3,100	126,799
Konica Minolta Holdings, Inc.	9,500	124,466
Noritsu Koki Co., Ltd.	700	12,581
		263,846
Publishing, Broadcasting & Cinema 1.5%
Dai Nippon Printing Co., Ltd.	7,000	109,864
Dentsu, Inc.	20	55,763
Hakuhodo DY Holdings, Inc.	650	45,381
Nippon Television Network Corp.	90	14,826
Toppan Printing Co., Ltd.	7,000	72,914
TV Asahi Corp.	5	10,031
		308,779
Real Estate Development 0.6%
Sekisui House Ltd.	8,000	124,212
Software 0.4%
Fujitsu Ltd.	14,000	92,888
Textiles & Apparel 0.6%
Onward Kashiyama Co., Ltd.	6,000	83,225
Tokyo Style Co., Ltd.	3,000	32,792

116,017

	Number of	Value
Security	Shares	($)

Trading Company0.5%
Mitsubishi Corp.	4,400	101,575
		4,941,848
Netherlands 1.4%
Agriculture, Food & Beverage 0.1%
CSM N.V.	800	28,617
Chemicals & Rubber 0.2%
Koninklijke DSM N.V.	900	40,389
Furniture & Household Items 0.2%
Hunter Douglas N.V.	408	35,999
Information & Services 0.3%
Koninklijke BAM Groep N.V.	244	5,784
Vedior N.V.	2,100	46,805
		52,589
Instruments 0.4%
Koninklijke (Royal) Philips Electronics
N.V.	2,000	76,231
Orthofix International N.V. *	300	15,315
		91,546
Oil Drilling & Services 0.1%
Schlumberger Ltd.	130	8,983
Wholesale 0.1%
Buhrmann N.V.	2,000	26,862
		284,985
Spain 1.4%
Airlines 0.2%
Iberia Lineas Aereas de Espana S.A.	8,000	42,786
Construction Materials 0.2%
Cementos Portland Valderrivas S.A.	300	45,355
Gas & Other Public Utilities 0.2%
Enagas S.A.	1,800	46,470
Integrated Oil Companies 0.4%
Repsol YPF S.A.	2,400	80,872
Restaurants, Hotels & Theaters 0.4%
NH Hoteles S.A. *	1,600	36,848
Sol Melia S.A.	1,642	39,527
		76,375
		291,858
Sweden 1.3%

Airlines 0.2%
SAS AB *	2,000	36,825
Autos 0.2%
Volvo AB	600	50,691
Basic Minerals & Metals 0.3%
Boliden AB *	2,500	55,218
Cellular & Wireless 0.3%
TeliaSonera AB	6,000	52,053
Communications Utilities 0.3%
Tele2 AB, Class B	4,000	65,697
		260,484

102 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Switzerland 2.5%
Autos 0.3%
Rieter Holding AG — Reg’d	105	52,434
Chemicals & Rubber 0.2%
Clariant AG — Reg’d *	2,000	34,402
Construction Materials 0.3%
Holcim Ltd. — Reg’d	608	61,175
Drugs & Pharmaceuticals 0.2%
Ciba Specialty Chemicals AG — Reg’d	612	40,406
Electric Utilities 0.3%
Elektrizitaets-Gesellschaft Laufenburg
AG	21	24,344
Motor-Columbus Ltd.	5	42,176
		66,520
Insurance 1.0%
Baloise Holding AG, Reg’d	408	42,602
Helvetia Holding AG	120	51,544
Swiss Life Holding — Reg’d *	240	60,397
Zurich Financial Services AG — Reg’d	210	60,727
		215,270
Real Estate Development 0.2%
PSP Swiss Property AG *	800	48,770
		518,977
United Kingdom 5.3%
Agriculture, Food & Beverage 0.2%
Tate & Lyle plc	3,150	35,731
Autos 0.1%
GKN plc	4,000	30,002
Basic Minerals & Metals 0.2%
Kazakhmys plc	2,000	46,269
Cellular & Wireless 0.2%
The Carphone Warehouse Group plc	6,000	32,863
Communications Utilities 0.3%
Cable & Wireless	12,000	39,484
COLT Telecom Group S.A. *	9,000	31,586
		71,070
Construction Materials 0.1%
Cookson Group plc	2,205	26,982
Electric Utilities 0.2%
International Power plc	6,000	46,897
Furniture & Household Items 0.3%
Smiths Group plc	3,000	60,645
Government Aircraft & Defense 0.4%
BAE Systems plc	8,000	72,520
Information & Services 0.2%
Group 4 Securicor plc	9,000	35,623
Insurance 1.0%
Aviva plc	4,900	72,402
Brit Insurance Holdings plc	4,000	25,382
Friends Provident plc	9,120	34,586
Old Mutual plc	63	204
Prudential plc	4,800	67,827
		200,401

	Number of	Value
Security	Shares	($)

Miscellaneous Finance 0.3%
Legal & General Group plc	18,000	56,500
Publishing, Broadcasting & Cinema 0.6%
Aegis Group plc	12,000	35,360
Trinity Mirror plc	2,100	21,940
WPP Group plc	3,921	59,535
		116,835
Real Estate Investment Trusts 0.1%
Brixton plc	3,000	30,049
Restaurants, Hotels & Theaters 0.8%
Compass Group plc	10,000	66,978
Greene King plc	1,400	30,387
Millennium & Copthorne Hotel plc	3,000	40,182
William Hill plc	2,574	32,249
		169,796
Retail 0.1%
Alliance Boots plc	1,458	29,475
Software 0.2%
Logica CMG plc	9,000	31,557
		1,093,215
United States 48.3%

Agriculture, Food & Beverage 1.1%
Bunge Ltd.	340	27,955
Cal-Maine Foods, Inc.	400	5,380
Campbell Soup Co.	2,190	85,301
H.J. Heinz Co.	210	9,895
Kellogg Co.	1,100	56,573
Overhill Farms, Inc. *	300	2,127
The Coca-Cola Co.	960	46,080
The Pepsi Bottling Group, Inc.	80	2,551
		235,862
Airlines 0.5%
Alaska Air Group, Inc. *	33	1,257
AMR Corp. *	1,300	39,585
FedEx Corp.	500	53,715
Midwest Air Group, Inc. *	400	5,404
Pinnacle Airlines Corp. *	400	6,916
		106,877
Autos 0.3%
General Motors Corp.	1,600	49,024
Spartan Motors, Inc.	400	9,284
		58,308
Banks & Credit Institutions 1.5%
Bank of America Corp.	4,600	234,692
Dollar Financial Corp. *	500	12,650
The Bank of New York Co., Inc.	390	15,814
The First Marblehead Corp.	900	40,401
		303,557
Basic Minerals & Metals 0.2%
Allegheny Technologies, Inc.	100	10,669
Brush Engineered Materials, Inc. *	300	14,541
General Cable Corp. *	140	7,480
		32,690

See financial notes.

Laudus Funds Annual Report 103

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued
	Number of	Value
Security	Shares	($)

Beer, Liquor, & Tobacco 0.3%
Anheuser-Busch Cos., Inc.	1,400	70,644
Biotechnology 1.6%
Celgene Corp. *	3,600	188,856
Gilead Sciences, Inc. *	1,800	137,700
		326,556
Cellular & Wireless 0.9%
NII Holdings, Inc. *	2,400	178,032
Chemicals & Rubber 1.1%
Albemarle Corp.	900	37,206
Hercules, Inc. *	1,400	27,356
LSB Industries, Inc. *	300	4,671
Monsanto Co.	2,100	115,416
PPG Industries, Inc.	476	33,468
		218,117
Commercial Aircraft & Components 0.1%
Ladish Co., Inc. *	300	11,292
The Boeing Co.	180	16,004
		27,296
Communications Utilities 3.7%
American Tower Corp., Class A *	2,300	89,585
AT&T Corp.	5,510	217,259
Comcast Corp., Class A *	6,536	169,609
Knology, Inc. *	500	7,915
Level 3 Communications, Inc. *	2,201	13,426
Qwest Communications International, Inc. *	16,300	146,537
The DIRECTV Group, Inc. *	5,600	129,192
The Knot, Inc.	18	388
		773,911
Construction & Homebuilding 0.0%
U.S. Home Systems, Inc. *	200	2,550
Consumer Durables 0.4%
Harley-Davidson, Inc.	1,300	76,375
Syntax-Brillian Corp. *	100	840
Universal Electronics, Inc. *	200	5,572
		82,787
Drugs & Pharmaceuticals 1.2%
Abbott Laboratories	1,400	78,120
Allergan, Inc.	600	66,492
Bradley Pharmaceuticals, Inc. *	300	5,757
NBTY, Inc. *	670	35,537
Pfizer, Inc.	2,400	60,624
		246,530
Electric Utilities 1.3%
Consolidated Edison, Inc.	1,500	76,590
Edison International	3,300	162,129
ITC Holdings Corp.	500	21,645
		260,364
Financial Investments 0.1%
Iconix Brand Group, Inc. *	100	2,040
NexCen Brands, Inc. *	800	7,936
SRS Labs, Inc. *	230	3,204
		13,180

	Number of	Value
Security	Shares	($)

Forest Products & Paper 0.7%
Cenveo, Inc. *	900	21,870
International Paper Co.	3,400	123,760
		145,630
Furniture & Household Items 0.3%
AZZ, Inc. *	200	8,400
Fossil, Inc. *	800	21,176
GameTech International, Inc. *	400	4,888
Hasbro, Inc.	770	22,037
Virco Manufacturing Corp. *	300	2,025
		58,526
Gas & Other Public Utilities 0.4%
Hanover Compressor Co. *	7	156
The Williams Cos., Inc.	2,900	82,534
		82,690
Government Aircraft & Defense 0.1%
Garmin Ltd.	200	10,830
Smith & Wesson Holding Corp. *	700	9,163
		19,993
Health Care & Hospital 0.4%
Almost Family, Inc. *	200	4,980
AMERIGROUP Corp. *	670	20,368
Brookdale Senior Living, Inc.	100	4,466
Health Net, Inc. *	3	161
Humana, Inc. *	900	52,218
MEDTOX Scientific, Inc. *	200	3,680
Sun Healthcare Group, Inc. *	320	3,952
		89,825
Information & Services 1.1%
Accenture Ltd., Class A	1,100	42,394
Arbitron, Inc.	400	18,780
Cass Information Systems, Inc.	160	5,402
Corrections Corp. of America *	700	36,967
CPI Corp.	300	15,753
Manpower, Inc.	100	7,377
Parexel International Corp. *	500	17,985
Rainmaker Systems, Inc. *	400	3,360
Standard Parking Corp. *	300	10,611
The Dun & Bradstreet Corp.	543	49,522
The Geo Group, Inc. *	200	9,064
Thomas Group, Inc.	200	2,384
Volt Information Sciences, Inc. *	450	11,785
		231,384
Instruments 1.2%
Align Technology, Inc. *	1,000	15,860
Angeion Corp. *	200	2,940
Baxter International, Inc.	2,100	110,607
Bovie Medical Corp. *	400	2,840
Bruker BioSciences Corp. *	1,600	16,832
Cholestech Corp. *	200	3,448
Faro Technologies, Inc. *	300	8,661
FEI Co.	470	16,948
II-VI, Inc. *	437	14,792
K-Tron International, Inc. *	150	10,760
NumereX Corp, Class A *	400	4,076

104 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Waters Corp. *	740	42,920
Zoll Medical Corp. *	300	7,995
		258,679
Insurance 3.1%
ACE Ltd.	3,100	176,886
Ambassadors International, Inc.	300	13,842
CorVel Corp. *	300	9,075
Everest Re Group Ltd.	500	48,085
Genworth Financial, Inc., Class A	2,600	90,844
Loews Corp.	3,900	177,177
The Allstate Corp.	1,290	77,477
Tower Group, Inc.	400	12,888
Wellcare Health Plans, Inc. *	500	42,625
		648,899
Integrated Oil Companies 0.2%
Hess Corp.	820	45,485
IT Hardware 4.5%
Agere Systems, Inc. *	1,600	36,192
Amphenol Corp., Class A	1,200	77,484
Anadigics, Inc. *	900	10,638
Avaya, Inc. *	1,060	12,519
Avici Systems, Inc. *	300	3,426
Aviza Technology, Inc. *	300	2,163
Cisco Systems, Inc. *	17,930	457,753
Comtech Group, Inc. *	500	8,740
Globecomm Systems, Inc. *	300	3,210
Harmonic, Inc. *	1,200	11,784
Harris Corp.	866	44,123
Harris Stratex Networks, Inc.,
Class A *	450	8,635
L-3 Communications Holdings, Inc.	700	61,229
MEMC Electronic Materials, Inc. *	2,600	157,508
Novellus Systems, Inc. *	1,000	32,020
Simclar, Inc. *	200	1,212
SonicWALL, Inc. *	1,100	9,196
		937,832
Land & Water Transportation 1.2%
Union Pacific Corp.	2,380	241,689
Mainframe & Minicomputers 1.3%
Apple, Inc. *	1,500	139,365
Cray, Inc. *	500	6,895
Omnicell, Inc. *	500	10,460
Sun Microsystems *	17,000	102,170
		258,890
Metal Products & Machinery 2.0%
AGCO Corp. *	1,000	36,970
American Standard Cos., Inc.	1,200	63,624
Energizer Holdings, Inc. *	100	8,533
Key Technology, Inc. *	200	3,160
MFRI, Inc. *	200	3,708
Parker Hannifin Corp.	1,140	98,393
PG&E Corp.	1,750	84,473
Robbins & Myers, Inc.	300	11,187
Terex Corp. *	500	35,880
The Middleby Corp. *	160	21,094

	Number of	Value
Security	Shares	($)

Varian Semiconductor Equipment
Associates, Inc. *	600	32,028
Zoltek Cos., Inc. *	400	13,972
		413,022
Miscellaneous Finance 1.8%
Chicago Mercantile Exchange
Holdings, Inc., Class A	240	127,791
Cohen & Steers, Inc.	600	25,848
Diamond Hill Investment Group *	200	19,502
International Assets Holding Corp. *	300	8,379
Merrill Lynch & Co., Inc.	2,200	179,674
U.S. Global Investors, Inc., Class A *	420	10,819
		372,013
Oil & Coal Resources 0.4%
Equitable Resources, Inc.	200	9,664
XTO Energy, Inc.	1,200	65,772
		75,436
Oil Distribution 0.2%
Holly Corp.	600	35,580
Oil Drilling & Services 1.4%
Dawson Geophysical Co. *	150	7,429
ENSCO International, Inc.	1,000	54,400
GlobalSantaFe Corp.	1,200	74,016
McDermott International, Inc. *	700	34,286
Noble Corp.	70	5,508
Omni Energy Services Corp. *	300	3,054
Transocean, Inc. *	1,400	114,380
		293,073
Photo-optical, Micros & Office Machinery 0.6%
Brocade Communications Systems,
Inc. *	3,000	28,560
EMC Corp. *	900	12,465
Hauppauge Digital, Inc. *	300	2,049
Interphase Corp. *	200	2,232
Lexmark International, Inc., Class A *	300	17,538
Pitney Bowes, Inc.	1,300	59,007
Stec, Inc. *	900	6,336
VASCO Data Security International,
Inc. *	280	5,004
		133,191
Publishing, Broadcasting & Cinema 1.3%
CBS Corp., Class B	3,000	91,770
Gannett Co., Inc.	860	48,409
Lamar Advertising Co., Class A *	500	31,485
News Corp., Class A	2,904	67,141
The Walt Disney Co.	600	20,658
Triple Crown Media, Inc. *	200	1,678
		261,141
Real Estate Development 0.1%
AMREP Corp. *	200	15,450
Real Estate Investment Trusts 0.1%
Public Storage, Inc.	200	18,934
Restaurants, Hotels & Theaters 0.5%
McDonald’s Corp.	2,500	112,625

See financial notes.

Laudus Funds Annual Report 105

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Retail 5.1%
Abercrombie & Fitch Co., Class A	1,204	91,119
American Eagle Outfitters, Inc.	1,600	47,984
AutoZone, Inc. *	1,000	128,140
Big Lots, Inc. *	1,000	31,280
Charlotte Russe Holding, Inc. *	500	14,435
Federated Department Stores, Inc.	1,200	54,060
J.C. Penney Co., Inc.	2,300	188,968
Kohl’s Corp. *	1,100	84,271
Medco Health Solutions, Inc. *	1,500	108,795
Nordstrom, Inc.	2,667	141,191
OfficeMax, Inc.	700	36,918
PC Mall, Inc. *	300	2,991
Priceline.com, Inc. *	500	26,630
PriceSmart, Inc. *	500	7,680
Sears Holdings Corp. *	300	54,048
Spartan Stores, Inc.	400	10,720
The Bon-Ton Stores, Inc.	300	16,872
		1,046,102
Software 5.3%
Akamai Technologies, Inc. *	900	44,928
Allscripts Healthcare Solutions, Inc. *	800	21,448
BMC Software, Inc. *	2,500	76,975
Cadence Design Systems, Inc. *	1,800	37,908
Captaris, Inc. *	400	2,316
Cognizant Technology Solutions
Corp., Class A *	1,500	132,405
Computer Sciences Corp. *	1,000	52,130
Datalink Corp. *	300	2,349
GSE Systems, Inc. *	300	1,905
i2 Technologies, Inc. *	500	12,000
Internap Network Services Corp. *	600	9,450
International Business Machines
Corp.	2,280	214,913
Internet Gold-Golden Lines Ltd. *	400	5,008
Interwoven, Inc. *	700	11,830
Intuit, Inc. *	4,100	112,176
McAfee, Inc. *	1,200	34,896
Mentor Graphics Corp. *	1,200	19,608
Microsoft Corp.	2,200	61,314
NEON Communications Group, Inc. *	600	2,814
Nuance Communications, Inc. *	1,600	24,496
Oracle Corp. *	9,670	175,317
Scientific Learning Corp. *	300	2,292
Smith Micro Software, Inc. *	500	9,315
Taleo Corp., Class A *	400	6,632
THQ, Inc. *	800	27,352
Versant Corp. *	200	3,390
		1,105,167
Textiles & Apparel 0.5%
Deckers Outdoor Corp. *	300	21,306
G-III Apparel Group Ltd. *	220	4,191
Guess?, Inc.	800	32,392
Interface, Inc., Class A	800	12,792

Maidenform Brands, Inc. *	400	9,228
R.G. Barry Corp. *	200	2,084
The Gymboree Corp. *	500	20,035
		102,028

	Number of	Value
Security	Shares	($)

Wholesale 0.2%
En Pointe Technologies, Inc. *	200	682
KSW, Inc. *	100	640
TESSCO Technologies, Inc. *	200	5,438
The Aristotle Corp. *	300	3,036
W.W. Grainger, Inc.	500	38,620
		48,416
		9,988,961
Total Common Stock (Cost $17,051,955)		19,874,593

Preferred Stock (a) 0.0% of net assets

United Kingdom 0.0%
Commercial Aircraft & Components 0.0%
Rolls-Royce Group plc *	414,400	836
Total Preferred Stock (Cost $800)		836

Rights (a) 0.1% of net assets

Japan 0.1%
Basic Minerals & Metals 0.1%
Dowa Mining *	11,000	5,587
Total Rights (Cost $—)		5,587

	Face
Security	Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment (a) 5.7% of net assets

Repurchase Agreement 5.7%
Custodian Trust Company, dated
03/30/07, due 04/02/07 at 5.10%,
with a maturity value of $1,180,861
(fully collateralized by U.S. Treasury
Bill with a value of $1,232,904)	1,180,359	1,180,359
Total Short-Term Investment
(Cost $1,180,359)		1,180,359

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$18,392,812, and the unrealized appreciation and depreciation were $2,920,437 and ($251,874), respectively, with a net unreal-
ized appreciation of $2,668,563.

At 03/31/07, the prices of certain foreign securities held by the fund aggregating ($48,235) were adjusted from their closing
market prices following the guidelines adopted by the fund’s board of trustees.

* Non-income producing security.

(a) All long positions are pledged as collateral for securities sold short.

106 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

		Amount of		Amount of	Unrealized
	Currency	Currency	Currency	Currency	Gains /
Expiration	to be	to be	to be	to be	Losses
Date	Received	Received	Delivered	Delivered	($)

Forward Foreign Currency Contracts
07/19/2007	JPY	182,027,000	USD	1,566,561	2,964
07/19/2007	USD	5,981,804	JPY	695,057,000	(86,567)
					(83,603)

See financial notes.

Laudus Funds Annual Report 107

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Short Sales 95.5% of net assets

Austria 0.3%
Electric Utilities 0.1%
Oesterreichische
Elektrizitaetswirtschafts AG	600	26,952
Insurance 0.2%
UNIQA Versicherungen AG	900	30,047
		56,999
Denmark 0.8%
Construction Materials 0.2%
FLSmidth & Co. A/S	600	40,540
Drugs & Pharmaceuticals 0.4%
Alk-Abello A/S	200	36,991
Genmab A/S *	800	48,855
		85,846
Land & Water Transportation 0.2%
DSV A/S	200	34,864
		161,250
Finland 0.9%
Chemicals & Rubber 0.1%
Nokian Renkaat Oyj	840	23,075
Construction & Homebuilding 0.4%
Kone Oyj	800	45,678
YIT Oyj	1,200	41,521
		87,199
Land & Water Transportation 0.1%
Cargotec Corp.	388	23,462
Metal Products & Machinery 0.1%
Wartsila Oyj Abp, Class B	420	26,079
Retail 0.2%
Stockmann Oyj Abp, Share B	800	34,923
		194,738
France 3.6%
Agriculture, Food & Beverage 0.3%
Groupe Danone	417	68,227
Chemicals & Rubber 0.3%
Air Liquide S.A.	273	66,440
Construction & Homebuilding 0.4%
Technip S.A.	300	21,826
Vinci S.A.	400	62,374
		84,200
Information & Services 0.2%
Financiere Marc de Lacharriere S.A.	430	39,712
Instruments 0.2%
Neopost S.A.	300	42,980
Insurance 0.4%
April Group	600	31,373
Euler Hermes S.A.	312	43,937
		75,310

	Number of	Value
Security	Shares	($)

IT Hardware 0.2%
Silicon-On-Insulator Technologies
(SOITEC) *	1,400	33,523
Oil Drilling & Services 0.2%
Bourbon S.A.	600	42,019
Retail 0.2%
Casino Guichard Perrachon S.A.	400	40,550
Soaps & Cosmetics 0.4%
L’Oreal S.A.	703	76,785
Textiles & Apparel 0.2%
Hermes International	370	51,166
Wholesale 0.6%
Essilor International S.A.	600	69,019
Pinault-Printemps-Redoute S.A.	300	48,164
		117,183
		738,095
Germany 3.0%
Airlines 0.1%
Fraport AG	243	17,823
Banks & Credit Institutions 0.4%
Hypo Real Estate Holding AG	668	42,636
IKB Deutsche Industriebank AG	880	35,158
		77,794
Consumer Durables 0.2%
Rational AG	210	40,729
Forest Products & Paper 0.1%
Pfleiderer AG	800	23,242
Furniture & Household Items 0.2%
Bijou Brigitte Modische Accessoires
AG	180	41,815
Insurance 0.1%
MLP AG	1,200	30,298
Land & Water Transportation 0.4%
Deutsche Post AG	2,500	75,472
Metal Products & Machinery 0.2%
Solarworld AG	400	30,996
Miscellaneous Finance 0.4%
Deutsche Boerse AG	313	71,731
Software 0.6%
SAP AG	1,600	71,314
United Internet AG — Reg’d	3,000	58,596
		129,910
Wholesale 0.3%
Celesio AG	600	37,716
Fielmann AG	510	31,417
		69,133
		608,943

108 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Italy 1.9%
Banks & Credit Institutions 0.8%
Banca Monte dei Paschi di Siena
S.p.A.	9,000	56,439
Credito Emiliano S.p.A.	3,000	47,302
Mediobanca S.p.A.	2,400	53,491
		157,232
Construction & Homebuilding 0.4%
Saipem S.p.A.	2,580	75,460
Insurance 0.7%
Alleanza Assicurazioni S.p.A.	4,000	51,170
Assicurazioni Generali S.p.A.	1,600	68,147
Mediolanum S.p.A	4,000	32,452
		151,769
		384,461
Japan 24.0%
Agriculture, Food & Beverage 0.1%
Ezaki Glico Co., Ltd.	2,000	23,724
Banks & Credit Institutions 3.2%
Aeon Credit Service Co., Ltd.	1,900	31,853
Credit Saison Co., Ltd.	800	26,229
Mizuho Trust & Banking Co., Ltd.	27,000	59,562
Suruga Bank Ltd.	5,000	64,890
The Bank of Fukuoka Ltd. (b)	7,000	56,492
The Bank Of Yokohama, Ltd.	15,000	111,507
The Chiba Bank Ltd.	13,000	114,256
The Musashino Bank Ltd.	100	5,343
The Shizuoka Bank Ltd.	7,000	74,303
The Sumitomo Trust & Banking Co.,
Ltd.	9,000	93,373
The Hiroshima Bank Ltd.	3,000	16,494
		654,302
Basic Minerals & Metals 0.3%
Mitsubishi Materials Corp.	11,000	52,033
Beer, Liquor, & Tobacco 0.1%
Takara Holdings, Inc.	4,000	28,217
Chemicals & Rubber 0.8%
Nissan Chemical Industries Ltd.	5,000	64,251
Shin-Etsu Chemical Co., Ltd.	1,500	91,265
		155,516
Communications Utilities 0.5%
Softbank Corp. *	3,700	94,766
Construction & Homebuilding 2.3%
Chiyoda Corp.	4,000	87,369
JGC Corp.	5,000	81,794
Kajima Corp.	18,000	91,524
Nippon Sheet Glass Co., Ltd.	7,000	36,620
Obayashi Corp.	12,000	77,124
Shimizu Corp.	14,000	85,574
Taisei Corp.	5,000	18,470
		478,475
Construction Materials 0.5%
Ibiden Co., Ltd.	2,100	108,451

	Number of	Value
Security	Shares	($)

Consumer Durables 1.1%
Daikin Industries Ltd.	3,700	128,355
Funai Electric Co., Ltd.	300	28,525
Sony Corp.	1,600	80,863
		237,743
Drugs & Pharmaceuticals 0.3%
Chugai Pharmaceutical Co., Ltd.	2,600	65,629
Financial Investments 0.6%
Mitsubishi UFJ Lease & Finance Co.,
Ltd.	230	11,472
ORIX Corp.	290	75,245
Square Enix Co., Ltd.	1,100	28,263
		114,980
Forest Products & Paper 0.2%
Uni-Charm Corp.	800	50,503
Gas & Other Public Utilities 0.1%
Toho Gas Co., Ltd.	6,000	30,810
Information & Services 0.2%
Meitec Corp.	200	6,443
Park24 Co., Ltd.	2,600	34,877
		41,320
Instruments 0.8%
Terumo Corp.	2,800	108,711
Yokogawa Electric Corp.	4,300	65,661
		174,372
IT Hardware 3.9%
Advantest Corp.	1,600	70,885
Fanuc Ltd.	1,100	101,921
Hirose Electric Co., Ltd.	400	47,886
Hoya Corp.	2,400	79,290
Keyence Corp.	450	101,248
Murata Manufacturing Co., Ltd.	1,400	101,677
Nidec Corp.	1,200	77,015
Nidec Sankyo Corp.	3,000	23,549
Sharp Corp.	5,000	96,148
Tokyo Electron Ltd.	1,400	97,514
		797,133
Land & Water Transportation 1.9%
Central Japan Railway Co.	6	68,125
Kintetsu Corp.	19,000	59,740
Mitsui O.S.K. Lines Ltd.	9,000	99,651
Odakyu Electric Railway Co., Ltd.	12,000	87,594
Yamato Holdings Co., Ltd.	5,000	80,459
		395,569
Mainframe & Minicomputers 0.4%
Casio Computer Co., Ltd.	4,100	89,368
Metal Products & Machinery 1.5%
Komatsu Ltd.	4,500	94,244
Mitsubishi Electric Corp.	11,000	113,021
The Japan Steel Works Ltd.	3,000	35,936
Yaskawa Electric Corp.	5,000	58,967
		302,168
Oil Distribution 0.0%
Showa Shell Sekiyu K.K	600	7,329

See financial notes.

Laudus Funds Annual Report 109

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Photo-optical, Micros & Office Machinery 0.4%
Canon, Inc.	1,500	80,541
Real Estate Development 0.5%
Mitsubishi Estate Co., Ltd.	3,000	98,112
Retail 1.3%
Aeon Co., Ltd.	5,900	117,004
Don Quijote Co., Ltd.	4,200	81,896
Hikari Tsushin, Inc.	1,300	59,013
Izumi Co., Ltd.	100	1,852
		259,765
Software 1.6%
Konami Corp.	2,600	69,356
NTT Data Corp.	23	116,457
Oracle Corp.	1,000	47,961
Otsuka Corp.	400	38,225
Trend Micro, Inc.	2,500	68,091
		340,090
Trading Company 1.4%
Itochu Corp.	10,000	98,761
Mitsui & Co., Ltd.	4,000	75,279
Sumitomo Corp.	6,300	112,891
		286,931
		4,967,847
Netherlands 1.2%
Agriculture, Food & Beverage 0.2%
Royal Numico N.V.	900	46,421
Information & Services 0.2%
Fugro N.V. CVA	600	30,469
Land & Water Transportation 0.2%
Koninklijke Vopak N.V.	660	37,387
Metal Products & Machinery 0.2%
Aalberts Industries N.V.	400	39,672
Oil Drilling & Services 0.0%
Schlumberger Ltd.	130	8,983
Publishing, Broadcasting & Cinema .2%
Reed Elsevier N.V.	2,700	47,825
Real Estate Development 0.2%
Rodamco Europe N.V.	284	39,608
		250,365
Norway 1.1%
Information & Services 0.2%
Acergy S.A. *	2,000	42,328
Insurance 0.3%
Storebrand A.S.A.	4,000	63,702
Oil Drilling & Services 0.3%
Seadrill Ltd. *	4,000	64,311
Publishing, Broadcasting & Cinema 0.3%
Schibsted A.S.A.	1,200	52,662
		223,003
Spain 1.5%
Agriculture, Food & Beverage 0.1%
Sos Cuetara S.A.	1,500	29,465

	Number of	Value
Security	Shares	($)

Banks & Credit Institutions 0.3%
Banco Espanol de Crecito S.A.
(Banesto)	2,800	67,165
Construction & Homebuilding 0.2%
Acciona S.A.	160	34,782
Drugs & Pharmaceuticals 0.2%
FAES FARMA S.A.	1,600	40,817
Land & Water Transportation 0.2%
Cintra Concesiones de
Infraestructuras de Transporte S.A.	2,000	37,588
Metal Products & Machinery 0.3%
Gamesa Corp. Tecnologica S.A.	1,800	65,544
Real Estate Development 0.2%
Grupo Inmocaral S.A. *	6,000	41,677
		317,038
Sweden 1.1%
Metal Products & Machinery 0.4%
Atlas Copco AB	1,800	59,835
Sandvik AB	1,400	24,933
		84,768
Miscellaneous Finance 0.4%
OMX AB	1,600	33,343
Skandinaviska Enskilda Banken AB,
(SEB) Series A	1,600	51,246
		84,589
Publishing, Broadcasting & Cinema 0.3%
Modern Times Group AB, Class B *	1,000	58,398
		227,755
Switzerland 2.0%
Banks & Credit Institutions 0.2%
Vontobel Holding AG	600	30,867
Drugs & Pharmaceuticals 0.2%
Actelion Ltd. — Reg’d *	200	46,613
Information & Services 0.2%
SGS S.A. — Reg’d	40	47,884
Instruments 1.0%
Nobel Biocare Holding AG	180	65,656
Phonak Holding AG	600	46,066
Straumann Holding AG	140	40,150
Synthes, Inc.	400	49,527
		201,399
Land & Water Transportation 0.2%
Kuehne & Nagel International AG —
Reg’d	506	41,572
Photo-optical, Micros & Office Machinery 0.2%
Logitech International S.A. *	1,400	39,036
		407,371
United Kingdom 6.6%
Agriculture, Food & Beverage 0.5%
Cadbury Schweppes plc	5,400	69,405
Premier Foods plc	4,500	25,841
		95,246

110 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Autos 0.1%
Tomkins plc	4,200	22,053
Banks & Credit Institutions 0.6%
Alliance & Leicester plc	2,000	44,587
Northern Rock plc	2,400	54,252
Standard Chartered plc	1,027	29,668
		128,507
Construction & Homebuilding 0.7%
Barratt Developments plc	670	14,551
Bellway plc	975	30,545
Bovis Homes Group plc	1,000	22,696
Persimmon plc	1,600	44,316
Redrow plc	2,025	25,981
		138,089
Electric Utilities 0.5%
Drax Group plc	2,240	34,656
National Grid plc	4,200	66,279
		100,935
Financial Investments 0.1%
Burberry Group plc	2,400	30,852
Forest Products & Paper 0.2%
Bunzl plc	2,666	37,779
Information & Services 1.4%
Hays	12,000	36,985
Homeserve plc	600	21,054
Intertek Group plc	2,100	37,502
Michael Page International plc	3,000	31,658
Regus Group plc *	15,000	43,827
Rentokil Initial plc	9,000	28,946
Reuters Group plc	5,365	49,302
Serco Group plc	3,634	32,871
		282,145
Instruments 0.0%
Smith & Nephew plc	180	2,291
IT Hardware 0.2%
ARM Holdings plc	15,000	39,536
Land & Water Transportation 0.4%
Forth Ports plc	300	12,242
Go-Ahead Group plc	600	30,110
Stagecoach Group plc	9,000	31,830
		74,182
Metal Products & Machinery 0.2%
Rexam plc	3,000	32,535
Oil & Coal Resources 0.8%
BG Group plc	4,970	71,693
Burren Energy plc	1,400	21,971
Cairn Energy plc *	975	29,886
Cairn Energy plc, Shares B *	1,200	7,084
Sibir Energy plc *	2,200	20,448
Soco International plc *	800	24,568
		175,650
Oil Drilling & Services 0.0%
Petrofac Ltd.	1,000	8,684

	Number of	Value
Security	Shares	($)

Publishing, Broadcasting & Cinema 0.4%
Pearson plc	3,059	52,629
United Business Media plc	2,200	34,335
		86,964
Restaurants, Hotels & Theaters 0.3%
InterContinental Hotels Group plc	1,400	34,610
Ladbrokes plc	3,553	28,259
		62,869
Wholesale 0.2%
Electrocomponents plc	4,000	22,722
Premier Farnell plc	5,400	21,726
		44,448
		1,362,765
United States 47.5%
Agriculture, Food & Beverage 1.4%
Cuisine Solutions, Inc. *	300	2,166
The Coca-Cola Co.	500	24,000
The Hershey Co.	1,200	65,592
Wm. Wrigley Jr. Co.	3,875	197,354
		289,112
Airlines 0.3%
Southwest Airlines Co.	4,300	63,210
Autos 0.9%
Ford Motor Co.	18,900	149,121
Oshkosh Truck Corp.	300	15,900
Tenneco, Inc. *	700	17,822
		182,843
Banks & Credit Institutions 1.7%
American Express Co.	1,500	84,600
Commerce Bancorp, Inc.	1,300	43,394
Fifth Third Bancorp	2,400	92,856
Sovereign Bancorp, Inc.	2,500	63,600
Washington Mutual, Inc.	1,764	71,230
		355,680
Basic Minerals & Metals 0.4%
Dynamic Materials Corp. *	300	9,816
Meridian Gold, Inc. *	1,000	25,530
Newmont Mining Corp.	1,000	41,990
		77,336
Beer, Liquor, & Tobacco 0.2%
Brown-Forman Corp., Class B	700	45,892
Biotechnology 2.0%
Alexion Pharmaceuticals, Inc. *	500	21,620
Altus Pharmaceuticals, Inc. *	300	4,566
Amgen, Inc. *	2,700	150,876
CV Therapeutics, Inc. *	900	7,083
Encysive Pharmaceuticals, Inc. *	900	2,439
Gen-Probe, Inc. *	600	28,248
Genentech, Inc. *	1,900	156,028
Keryx Biopharmaceuticals, Inc. *	700	7,364
Vertex Pharmaceuticals, Inc. *	1,178	33,031
		411,255
Chemicals & Rubber 0.2%
ADA-ES, Inc. *	200	2,750
American Vanguard Corp.	500	8,545

See financial notes.

Laudus Funds Annual Report 111

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

BioSphere Medical, Inc. *	300	2,208
Hexcel Corp. *	1,100	21,835
NewMarket Corp.	300	12,201
The Dow Chemical Co.	60	2,752
		50,291
Communications Utilities 1.9%
A.D.A.M., Inc. *	200	1,272
Sohu.com, Inc. *	500	10,715
Yahoo! Inc. *	12,000	375,480
		387,467
Construction & Homebuilding 1.1%
D.R. Horton, Inc.	1,980	43,560
Fluor Corp.	200	17,944
Jacobs Engineering Group, Inc. *	800	37,320
Lennar Corp., Class A	1,400	59,094
Pike Electric Corp. *	600	10,848
Pulte Homes, Inc.	2,120	56,095
		224,861
Consumer Durables 0.3%
Fleetwood Enterprises, Inc. *	1,100	8,701
Harman International Industries, Inc.	500	48,040
		56,741
Drugs & Pharmaceuticals 1.4%
Abbott Laboratories	1,400	78,120
Alkermes, Inc. *	1,200	18,528
Allergan, Inc.	100	11,082
Amylin Pharmaceuticals, Inc. *	300	11,208
Barr Pharmaceuticals, Inc. *	700	32,445
Barrier Therapeutics, Inc. *	400	2,760
Cerus Corp. *	500	3,375
DUSA Pharmaceuticals, Inc. *	400	1,432
Enzon Pharmaceuticals, Inc. *	700	5,705
Forest Laboratories, Inc. *	1,700	87,448
Lannett Co., Inc. *	500	2,575
Metabasis Therapeutics, Inc. *	100	735
Neurogen Corp. *	600	3,900
NPS Pharmaceuticals, Inc. *	700	2,373
Rigel Pharmaceuticals, Inc. *	400	4,344
ZymoGenetics, Inc. *	800	12,448
		278,478
Electric Utilities 1.3%
Dominion Resources, Inc.	740	65,690
Duke Energy Corp.	5,600	113,624
TXU Corp.	1,500	96,150
		275,464
Financial Investments 0.1%
Williams Scotsman International,Inc. *	700	13,762
Winmark Corp. *	195	3,900
		17,662
Forest Products & Paper 0.6%
3M Co.	1,400	107,002
Caraustar Industries, Inc. *	500	3,140
Deltic Timber Corp.	200	9,592
		119,734

	Number of	Value
Security	Shares	($)

Furniture & Household Items 1.3%
Cooper Industries Ltd., Class A	700	31,493
HNI Corp.	400	18,372
Newell Rubbermaid, Inc.	1,746	54,283
Omnova Solutions, Inc. *	700	3,822
The Procter & Gamble Co.	2,450	154,742
		262,712
Gas & Other Public Utilities 0.2%
Casella Waste Systems, Inc.,
Class A *	500	4,880
Republic Services, Inc.	1,200	33,384
		38,264
Government Aircraft & Defense 0.5%
GenCorp, Inc. *	900	12,456
LaBarge, Inc. *	250	3,250
Textron, Inc.	700	62,860
The Allied Defense Group, Inc. *	300	2,565
United Industrial Corp.	200	11,040
		92,171
Health Care & Hospital 0.6%
Coventry Health Care, Inc. *	900	50,445
DaVita, Inc. *	100	5,332
Quest Diagnostics, Inc.	1,200	59,844
Tenet Healthcare Corp. *	1,300	8,359
VistaCare, Inc., Class A *	300	2,610
		126,590
Information & Services 1.0%
Administaff, Inc.	500	17,600
Arena Pharmaceuticals, Inc. *	800	8,688
BearingPoint, Inc. *	2,400	18,384
deCODE genetics, Inc. *	900	3,285
Devcon International Corp. *	200	980
Euronet Worldwide, Inc. *	600	16,116
Exelixis, Inc. *	1,500	14,910
Global Cash Access Holdings, Inc. *	1,200	20,028
Michael Baker Corp. *	100	2,430
Paychex, Inc.	1,800	68,166
The Corporate Executive Board Co.	400	30,384
Universal Technical Institute, Inc. *	500	11,540
		212,511
Instruments 1.3%
AngioDynamics, Inc. *	300	5,067
Boston Scientific Corp. *	600	8,724
Daxor Corp. *	200	2,650
Ixia *	1,100	10,230
Measurement Specialties, Inc. *	400	9,024
Medtronic, Inc.	1,500	73,590
OraSure Technologies, Inc. *	700	5,145
Quidel Corp. *	400	4,800
Regeneration Technologies, Inc. *	400	2,900
Somanetics Corp. *	358	7,138
St. Jude Medical, Inc. *	3,400	127,874
Tektronix, Inc.	300	8,448
Varian Medical Systems, Inc. *	210	10,015
		275,605

112 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Global Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Insurance 0.6%
Brown & Brown, Inc.	1,300	35,165
The Progressive Corp.	4,070	88,807
		123,972
Integrated Oil Companies 0.1%
ConocoPhillips	400	27,340
IT Hardware 6.5%
Advanced Micro Devices, Inc. *	2,600	33,956
Altera Corp. *	3,300	65,967
Broadcom Corp., Class A *	4,100	131,487
Comverse Technology, Inc. *	1,500	32,025
HI/FN, Inc. *	300	1,821
Intel Corp.	19,760	378,009
Intervoice, Inc. *	500	3,320
Kulicke and Soffa Industries, Inc. *	1,000	9,250
Linear Technology Corp.	4,700	148,473
Maxim Integrated Products, Inc.	4,000	117,600
Microchip Technology, Inc.	120	4,263
Microsemi Corp. *	1,000	20,810
National Semiconductor Corp.	2,000	48,280
Power-One, Inc. *	1,300	7,436
Powerwave Technologies, Inc. *	100	569
QUALCOMM, Inc.	7,400	315,684
Rackable Systems, Inc. *	500	8,485
Texas Instruments, Inc.	600	18,060
Video Display Corp. *	300	2,397
Virage Logic Corp. *	400	2,908
		1,350,800
Land & Water Transportation 1.8%
C.H. Robinson Worldwide, Inc.	900	42,975
Heartland Express, Inc.	1,400	22,232
Landstar Systems, Inc.	200	9,168
Sirva, Inc. *	1,100	3,927
United Parcel Service, Inc., Class B	4,250	297,925
		376,227
Mainframe & Minicomputers 1.5%
Dell, Inc. *	13,400	311,014
Metal Products & Machinery 1.2%
Actuant Corp., Class A	400	20,324
Blount International, Inc. *	100	1,245
Dover Corp.	500	24,405
ITT Corp.	1,000	60,320
Joy Global, Inc.	800	34,320
Rockwell Automation, Inc.	1,000	59,870
Shiloh Industries, Inc. *	300	3,384
Zebra Technologies Corp., Class A *	900	34,749
		238,617
Miscellaneous Finance 1.5%
E*TRADE Financial Corp. *	6,500	137,930
First Albany Cos., Inc. *	300	480
GAMCO Investors, Inc., Class A	200	8,666
Legg Mason, Inc.	1,400	131,894
Nasdaq Stock Market, Inc. *	1,000	29,410
		308,380
Oil & Coal Resources 1.3%
Clayton Williams Energy, Inc. *	300	8,511

Energy Partners, Ltd. *	500	9,075
EOG Resources, Inc.	410	29,250

	Number of	Value
Security	Shares	($)

Foundation Coal Holdings, Inc.	200	6,868
Massey Energy Co.	1,100	26,389
Plains Exploration & Production Co. *	700	31,598
Southwestern Energy Co. *	1,200	49,176
Ultra Petroleum Corp. *	2,140	113,698
		274,565
Oil Distribution 0.1%
Cheniere Energy, Inc. *	800	24,920
Oil Drilling & Services 0.0%
TGC Industries, Inc. *	300	2,583
Photo-optical, Micros & Office Machinery 0.5%
Eastman Kodak Co.	1,470	33,163
Intermec, Inc. *	1,000	22,340
SanDisk Corp. *	1,200	52,560
		108,063
Publishing, Broadcasting & Cinema 0.6%
John Wiley & Sons, Inc., Class A	700	26,432
Outdoor Channel Holdings, Inc. *	500	5,110
Sun-Times Media Group, Inc., Class A	1,200	5,952
The Interpublic Group of Cos., Inc. *	1,200	14,772
Viacom, Inc., Class B *	1,200	49,332
XM Satellite Radio Holdings, Inc.,Class A *	1,900	24,548
		126,146
Real Estate Investment Trusts 1.6%
Boston Properties, Inc.	700	82,180
Equity Residential	2,900	139,867
Plum Creek Timber Co., Inc.	2,000	78,840
Regency Centers Corp.	325	27,154
		328,041
Restaurants, Hotels & Theaters 0.7%
Boyd Gaming Corp.	700	33,348
Darden Restaurants, Inc.	100	4,119
Isle of Capri Casinos, Inc. *	500	12,810
Maui Land & Pineapple Co, Inc. *	200	7,230
Max & Erma’s Restaurants, Inc. *	200	1,800
MoneyGram International, Inc.	980	27,205
Nevada Gold & Casinos, Inc. *	400	804
Pinnacle Entertainment, Inc. *	600	17,442
Scientific Games, Class A *	700	22,981
Texas Roadhouse, Inc., Class A *	1,000	14,250
		141,989

Retail 4.6%
Amazon.com, Inc. *	4,200	167,118
Barnes & Noble, Inc.	700	27,615
Bed, Bath & Beyond, Inc. *	1,400	56,238
Coldwater Creek, Inc. *	1,100	22,308
eBay, Inc. *	10,500	348,075
Fastenal Co.	1,000	35,050
Gaiam, Inc., Class A *	100	1,574
Office Depot, Inc. *	900	31,626
PetMed Express, Inc. *	400	4,740
Shoe Pavilion, Inc. *	300	1,860
The Gap, Inc.	4,000	68,840
The Home Depot, Inc.	2,410	88,543
The Pantry, Inc. *	400	18,088
Tiffany & Co.	140	6,367

See financial notes.

Laudus Funds Annual Report 113

Laudus Rosenberg Global Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Walgreen Co.	1,600	73,424
Whole Foods Market, Inc.	90	4,037
		955,503
Soaps & Cosmetics 0.4%
Johnson & Johnson	1,500	90,390
Software 4.8%
Adept Technology, Inc. *	200	1,550
Adobe Systems, Inc. *	3,100	129,270
Aptimus, Inc. *	200	680
Autobytel, Inc. *	700	2,478
Autodesk, Inc. *	2,600	97,760
Automatic Data Processing, Inc.	1,200	58,080
CACI International, Inc., Class A *	500	23,430
Citrix Systems, Inc. *	200	6,406
Concur Technologies, Inc. *	600	10,476
Electronic Arts, Inc. *	2,900	146,044
First Data Corp.	4,100	110,290
Innotrac Corp. *	300	807
Lionbridge Technologies, Inc. *	1,000	5,090
Logility, Inc. *	100	814
Mediware Information Systems *	300	2,718
Microsoft Corp.	9,600	267,552
MSC.Software Corp. *	700	9,625
National Instruments Corp.	1,000	26,230
NAVTEQ Corp. *	900	31,050
PLATO Learning, Inc. *	100	420
Q-Med, Inc. *	410	1,816

	Number of	Value
Security	Shares	($)

Radiant Systems, Inc. *	500	6,515
Red Hat, Inc. *	480	11,007
Verisign, Inc. *	1,600	40,192
Websense Inc *	200	4,598
		994,898
Textiles & Apparel 0.4%
Cintas Corp.	1,000	36,100
K-Swiss, Inc., Class A	600	16,212
The Timberland Co., Class A *	800	20,824
		73,136
Wholesale 0.6%
Brightpoint, Inc. *	380	4,347
Express Scripts, Inc. *	900	72,648
H&E Equipment Services, Inc. *	500	10,750
Pomeroy IT Solutions, Inc. *	100	902
WESCO International, Inc. *	500	31,390
		120,037
		9,820,500
Total Short Sales
(Proceeds $18,939,163)		19,721,130
End of short sale positions.
* Non-income producing security.
(b) Fair-valued by Management.

114 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings as of March 31, 2007

	Cost/Proceeds	Value
Holdings by Category	($)	($)

93.0% Common Stock	247,794,675	302,181,168
5.6% Short-Term Investment	18,114,959	18,114,959
98.6% Total Investments	265,909,634	320,296,127
(93.5)% Short Sales	(305,578,183)	(303,890,759)
93.3% Deposits with broker
and custodian bank for
securities sold short	303,267,401	303,267,401
1.6% Other Assets and
Liabilities		5,322,345
100.0% Net Assets		324,995,114

	Number of	Value
Security	Shares	($)

Common Stock (a) 93.0% of net assets

Agriculture, Food & Beverage 1.6%
Corn Products International, Inc.	33,730	1,200,451
Flowers Foods, Inc.	2,745	82,817
J & J Snack Foods Corp.	4,390	173,361
Monterey Gourmet Foods, Inc. *	12,820	54,870
National Beverage Corp. *	5,840	102,433
Omega Protein Corp. *	12,520	87,390
Penford Corp.	2,796	56,311
Ralcorp Holdings, Inc. *	23,140	1,487,902
Seaboard Corp.	400	904,000
Seneca Foods Corp., Class B *	3,200	89,792
Tasty Baking Co.	8,210	71,673
The Pepsi Bottling Group, Inc.	16,480	525,547
The Topps Co., Inc.	34,942	339,636
		5,176,183
Airlines 1.0%
ABX Air, Inc. *	1,250	8,562
Air Methods Corp. *	840	20,177
AirNet Systems, Inc. *	2,060	6,613
Alaska Air Group, Inc. *	36,170	1,378,077
Mesa Air Group, Inc. *	35,200	265,056
Republic Airways Holdings, Inc. *	13,700	314,552
SkyWest, Inc.	49,547	1,329,346
		3,322,383
Autos 0.5%
Aftermarket Technology Corp. *	19,792	480,550
Autoliv, Inc.	18,140	1,035,975
Noble International, Ltd.	626	10,504
Spartan Motors, Inc.	7,173	166,485
Supreme Industries, Inc., Class A	12,630	73,886
		1,767,400
Banks & Credit Institutions 3.0%
1st Constitution Bancorp *	169	3,061
1st Independence Financial
Group, Inc.	60	1,015

1st Source Corp.	3,783	99,001
Advanta Corp., Class A	5,524	221,402
Advanta Corp., Class B	1,987	87,110
American Community Bancshares,Inc.	4,740	53,562
American National Bankshares,Inc.	4,800	109,872
Ameris Bancorp	2,735	66,953

	Number of	Value
Security	Shares	($)

ASTA Funding, Inc.	7,914	341,727
Banco Latinoamericano de Exportaciones, S.A., Class E	5,020	83,533
BankUnited Financial Corp.,Class A	2,349	49,822
Berkshire Hills Bancorp, Inc.	150	5,047
Beverly Hills Bancorp, Inc.	20,750	157,700
BNCCorp, Inc. *	498	8,192
BOE Financial Services of Virginia,Inc.	455	14,223
Britton & Koontz Capital Corp.	200	3,800
C&F Financial Corp.	130	5,713
Cadence Financial Corp.	56	1,120
Carver Bancorp, Inc.	400	6,700
Central Bancorp, Inc.	450	13,702
Centrue Financial Corp.	1,630	31,573
CFS Bancorp, Inc.	1,865	27,956
Citizens First Bancorp, Inc.	329	7,495
Codorus Valley Bancorp, Inc.	2,559	48,698
Community Bank Shares of Indiana, Inc.	2,209	47,991
Community Capital Corp.	480	9,694
Community Financial Corp.	3,600	43,704
Community Shores Bank Corp. *	10	124
Community West Bancshares	808	12,783
CompuCredit Corp. *	6,786	211,859
Consumer Portfolio Services,Inc. *	20,872	128,363
Corus Bankshares, Inc.	17,485	298,294
Cowlitz Bancorp *	100	1,700
Delta Financial Corp.	15,150	125,290
Dollar Financial Corp. *	12,650	320,045
Downey Financial Corp.	330	21,298
ECB Bancorp, Inc.	3,162	105,927
Exchange National Bancshares,Inc.	420	15,204
Farmers Capital Bank Corp.	240	7,051
Federal Agricultural Mortgage Corp., Class C	7,430	202,096
Fidelity Southern Corp.	510	9,710
First Bancshares, Inc. *	200	3,375
First BancTrust Corp.	400	4,732

First Capital, Inc.	1,632	29,343
First Charter Corp.	240	5,160
First Citizens BancShares, Inc.,Class A	1,650	331,650
First Defiance Financial Corp.	2,068	59,352
First Federal Bancshares of Arkansas, Inc.	40	946
First Federal Bankshares, Inc.	100	2,145
First Financial Service Corp.	110	3,156
First Indiana Corp.	13,300	290,605
First Keystone Finl, Inc. *	220	4,334
First M&F Corp.	42	773
First Mariner Bancorp, Inc. *	3,091	46,983
First Merchants Corp.	211	5,005
First Niles Financial, Inc.	99	1,183
First Place Financial Corp.	4,915	105,427
First United Corp.	2,375	53,437
First West Virginia Bancorp, Inc.	10	203
FNB Corp. of North Carolina	5,020	84,085
FNB Corp. of Virginia	100	3,583

See financial notes.

Laudus Funds Annual Report 115

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

FNB Financial Services Corp.	7,102	108,874
Franklin Bank Corp. *	21,424	382,847
GB&T Bancshares, Inc.	490	8,884
Great Pee Dee Bancorp, Inc.	1	15
Great Southern Bancorp, Inc.	10,445	305,830
Greene County Bancshares, Inc.	100	3,391
Guaranty Federal Bancshares,
Inc.	190	5,567
Habersham Bancorp, Inc.	1,250	28,687
HF Financial Corp.	770	14,052
Hopfed Bancorp, Inc.	60	958
Horizon Bancorp	2,800	75,348
Intervest Bancshares Corp. *	5,600	160,720
Irwin Financial Corp.	5,030	93,759
ITLA Capital Corp.	4,800	249,696
Lakeland Financial Corp.	200	4,540
Leesport Financial Corp.	4,662	100,792
Lincoln Bancorp	8	152
LSB Financial Corp.	1,504	39,766
Macatawa Bank Corp.	280	5,152
MASSBANK Corp.	400	13,120
Meta Financial Group, Inc.	1,100	34,650
MFB Corp.	600	20,160
MidWestOne Financial Group,Inc.	3,100	54,157
MutualFirst Financial, Inc.	2,810	55,301
National Bankshares, Inc.	999	23,686
NBT Bancorp, Inc.	6,219	145,711
North Central Bancshares, Inc.	1,867	74,848
North Valley Bancorp	2,800	70,364
Northeast Bancorp	270	5,036
Northrim BanCorp, Inc.	1,050	31,027
Northway Financial, Inc.	400	13,058
OceanFirst Financial Corp.	4,544	78,838
Pacific Premier Bancorp, Inc. *	400	4,320
Parke Bancorp, Inc.	2,223	40,859
Parkvale Financial Corp.	630	18,402
Pinnacle Bancshares, Inc.	100	1,511
Provident Community Bancshares,Inc.	50	1,043
Provident Financial Holdings, Inc.	3,189	87,761
Renasant Corp.	1	12
Republic First Bancorp, Inc. *	6,385	82,239
River Valley Bancorp	393	7,015
Security Bank Corp.	16,214	326,550
Shore Financial Corp.	30	420
Simmons First National Corp.,Class A	2,754	82,813
South Street Financial Corp.	100	855
Southern Missouri Bancorp, Inc.	130	2,009
Southwest Bancorp, Inc.	5,700	146,433
Sterling Financial Corp.	1,670	52,087
Superior Bancorp *	9,910	107,028
Synovus Financial Corp.	5,500	177,870
TF Financial Corp.	2,540	77,470
The First Marblehead Corp.	21,370	959,299
The Washington Savings Bank,F.S.B.	6,400	54,400

TierOne Corp.	16,946	458,220
Tower Financial Corp.	300	5,052

	Number of	Value
Security	Shares	($)

United Bancshares, Inc.	10	162
United Community Financial Corp.	6,933	76,610
United Security Bancshares, Inc.	4,819	141,823
Unity Bancorp, Inc.	2,710	32,141
Vineyard National Bancorp Co.	9,700	223,488
Wainwright Bank & Trust Co.	4,841	61,868
Willow Financial Bancorp, Inc.	367	4,734
WSFS Financial Corp.	4,300	277,264
		9,766,331
Basic Minerals & Metals 4.0%
Allegheny Technologies, Inc.	33,000	3,520,770
Chaparral Steel Co.	840	48,863
Cleveland-Cliffs, Inc.	5,480	350,775
CommScope, Inc. *	410	17,589
Freeport-McMoran Copper &
Gold, Inc., Class B	8,280	548,053
Friedman Industries, Inc.	2,180	20,143
Precision Castparts Corp.	16,293	1,695,287
Southern Copper Corp.	29,740	2,131,168
Steel Dynamics, Inc.	380	16,416
Superior Essex, Inc. *	3,057	105,986
Synalloy Corp.	2,600	72,592
United States Steel Corp.	42,920	4,256,376
Universal Stainless & Alloy
Products, Inc. *	1,399	66,411
		12,850,429
Beer, Liquor, & Tobacco 0.1%
MGP Ingredients, Inc.	1,130	23,018
The Boston Beer Co., Inc. *	5,200	173,420
		196,438
Biotechnology 1.6%
Anika Therapeutics, Inc. *	9,563	118,103
Applera Corp. — Celera Group *	59,588	846,150
Celgene Corp. *	73,438	3,852,558
Digene Corp. *	4,700	199,327
Harvard Bioscience, Inc. *	30,270	145,901
		5,162,039
Cellular & Wireless 1.2%
NII Holdings, Inc. *	52,837	3,919,449
USA Mobility, Inc. *	4,280	85,300
		4,004,749
Chemicals & Rubber 2.7%
A. Schulman, Inc.	11,742	276,642
Bairnco Corp.	2,660	35,777
CF Industries Holdings, Inc.	8,050	310,327
FMC Corp.	29,780	2,246,305
Hercules, Inc. *	98,914	1,932,780
Innospec, Inc.	10,400	599,456
Pioneer Cos., Inc. *	190	5,252
Stepan Co.	1,700	44,625
The Sherwin-Williams Co.	51,800	3,420,872
		8,872,036

116 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Commercial Aircraft & Components 0.1%
Ducommun, Inc. *	5,410	139,199
Triumph Group, Inc.	3,240	179,302
		318,501
Communications Utilities 1.2%
Atlantic Tele-Network, Inc.	7,150	186,830
CT Communications, Inc.	14,797	356,608
D&E Communications, Inc.	13,095	174,425
Gilat Satellite Networks Ltd. *	32,999	272,242
Golden Telecom, Inc.	10,134	561,221
HickoryTech Corp.	1,740	12,058
Mediacom Communications
Corp., Class A *	55,000	447,700
PAETEC Holding Corp. *	1,003	10,511
Playboy Enterprises, Inc.,
Class A *	20,310	205,131
Premiere Global Services, Inc. *	69,900	784,278
United Online, Inc.	57,106	801,197
		3,812,201
Construction & Homebuilding 1.1%
Comfort Systems USA, Inc.	39,250	470,215
Granite Construction, Inc.	19,331	1,068,231
Horizon Offshore, Inc. *	1,840	26,606
Infrasource Services, Inc. *	11,950	364,833
Insituform Technologies, Inc.,
Class A *	24,802	515,634
Meadow Valley Corp. *	3,780	48,989
Palm Harbor Homes, Inc. *	7,620	109,271
Perini Corp. *	17,200	633,992
Skyline Corp.	6,700	226,058
U.S. Home Systems, Inc. *	420	5,355
		3,469,184
Construction Materials 0.1%
Ameron International Corp.	1,500	98,790
Continental Materials Corp. *	800	22,840
Martin Marietta Materials, Inc.	210	28,392
MDU Resources Group, Inc.	2,000	57,480
Oil-Dri Corp. of America	2,050	34,235
Patrick Industries, Inc. *	1,880	22,541
Rock of Ages Corp. *	1,170	5,757
U.S. Concrete, Inc. *	360	2,815
United States Lime & Minerals,Inc. *	100	3,076
Vulcan Materials Co.	1,000	116,480
		392,406
Consumer Durables 0.2%
Arctic Cat, Inc.	13,900	270,911
Universal Electronics, Inc. *	10,789	300,582
Whirlpool Corp.	100	8,491
		579,984
Drugs & Pharmaceuticals 1.8%
Dade Behring Holdings, Inc.	1,850	81,123
Geopharma, Inc. *	3,530	15,532
King Pharmaceuticals, Inc. *	135,250	2,660,367
Natural Alternative International, Inc. *	520	4,170
NBTY, Inc. *	38,430	2,038,327

	Number of	Value
Security	Shares	($)

Nutraceutical International Corp. *	11,800	194,700
Perrigo Co.	35,225	622,073
Schiff Nutrition International,Inc. *	8,650	59,426
Sciele Pharma, Inc. *	12,314	291,596
Theragenics Corp. *	1,480	9,265
		5,976,579
Electric Utilities 1.5%
Alliant Energy Corp.	2,300	103,086
Central Vermont Public Service Corp.	200	5,764
CH Energy Group, Inc.	900	43,821
Northeast Utilities	66,293	2,172,421
OGE Energy Corp.	100	3,880
Pinnacle West Capital Corp.	23,500	1,133,875
Portland General Electric Co.	1,500	43,800
Puget Energy, Inc.	510	13,097
Unisource Energy Corp.	1,740	65,337
Unitil Corp.	1,100	29,887
Westar Energy, Inc.	41,500	1,142,080
		4,757,048
Financial Investments 1.4%
Aaron Rents, Inc.	8,890	235,052
Ampal-American Israel Corp.,Class A *	1,860	8,165
California First National Bancorp	3,243	42,645
Electro Rent Corp. *	4,474	64,426
Enstar Group Ltd. *	130	12,823
ePlus, Inc. *	3,652	38,894
Jackson Hewitt Tax Service, Inc.	18,034	580,334
KMG America Corp. *	22,520	104,268
Macrovision Corp. *	15,892	398,095
PICO Holdings, Inc. *	6,277	268,091
SRS Labs, Inc. *	4,120	57,392
Trinity Industries, Inc.	57,330	2,403,273
United Rentals, Inc. *	7,752	213,180
UTEK Corp.	2,750	36,300
Willis Lease Finance Corp. *	6,630	68,355
		4,531,293
Forest Products & Paper 0.1%
CSS Industries, Inc.	390	14,617
Lydall, Inc. *	14,960	237,715
Nashua Corp. *	220	1,958
Packaging Corp. of America	2,200	53,680
		307,970
Furniture & Household Items 1.7%
A.T. Cross Co., Class A *	300	2,640
Acuity Brands, Inc.	200	10,888
AEP Industries, Inc. *	4,064	174,752
American Biltrite, Inc. *	1,940	18,061
AZZ, Inc. *	4,380	183,960
Bassett Furniture Industries, Inc.	4,350	64,032
Channell Commercial Corp. *	6,023	23,972
Chase Corp.	1,600	52,016
Chromcraft Revington, Inc. *	6,140	59,067
Communications Systems, Inc.	4,200	43,596
Craftmade International, Inc.	410	6,187
GameTech International, Inc. *	1,160	14,175

See financial notes.

Laudus Funds Annual Report 117

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Genlyte Group, Inc. *	3,190	225,054
Herman Miller, Inc.	19,438	650,979
Hooker Furniture Corp.	3,279	65,744
JAKKS Pacific, Inc. *	16,891	403,695
K2, Inc. *	42,600	515,034
La-Z-Boy, Inc.	44,600	552,148
Mity Enterprises, Inc. *	564	10,772
Movado Group, Inc.	15,420	454,119
National Presto Industries, Inc.	1,320	81,365
Preformed Line Products Co.	500	18,495
RC2 Corp. *	3,590	145,000
Steelcase, Inc., Class A	74,100	1,473,849
Thomas & Betts Corp. *	4,154	202,798
Tredegar Corp.	860	19,599
Virco Manufacturing Corp. *	1,310	8,843
		5,480,840
Gas & Other Public Utilities 0.4%
Artesian Resources Corp., Class A	645	13,287
Florida Public Utilities Co.	1,800	22,320
Industrial Services of America,
Inc. *	770	5,120
Middlesex Water Co.	590	10,850
Nicor, Inc.	9,330	451,759
SJW Corp.	8,380	339,222
Waste Industries USA, Inc.	5,030	138,174
WGL Holdings, Inc.	4,760	152,225
		1,132,957
Government Aircraft & Defense 0.1%
Armor Holdings, Inc. *	2,920	196,603
Herley Industries, Inc. *	132	2,062
		198,665
Health Care & Hospital 1.4%
Almost Family, Inc. *	3,800	94,620
Amedisys, Inc. *	1,400	45,402
American Shared Hospital
Services	3,400	20,060
Gentiva Health Services, Inc. *	13,845	279,254
Hanger Orthopedic Group, Inc. *	18,400	214,728
Health Net, Inc. *	3,236	174,129
Humana, Inc. *	44,600	2,587,692
IntegraMed America, Inc. *	4,925	73,629
Laboratory Corp. of America Holdings *	2	145
Manor Care, Inc.	3,132	170,256
MedCath Corp. *	8,901	242,997
MEDTOX Scientific, Inc. *	3,190	58,696
National Dentex Corp. *	6,019	84,748
National Healthcare Corp.	790	40,274
NovaMed, Inc. *	14,098	91,355
RehabCare Group, Inc. *	80	1,270
Res-Care, Inc. *	20,969	366,957
Stratagene Corp. *	1,220	9,906
		4,556,118

Information & Services 5.2%
Ablest, Inc. *	2,100	15,509
ABM Industries, Inc.	2,680	70,725
Albany Molecular Research, Inc. *	23,350	229,998
Barrett Business Services, Inc.	7,320	168,726

	Number of	Value
Security	Shares	($)

Bioanalytical Systems, Inc. *	1,250	8,413
Carriage Services, Inc. *	1,770	14,319
Cass Information Systems, Inc.	990	33,422
CBIZ, Inc. *	1,030	7,313
CDI Corp.	12,579	363,785
CompuDyne Corp. *	2,460	14,932
Convergys Corp. *	39,390	1,000,900
CPI Corp.	5,570	292,481
Ecology & Environment, Inc.	3,030	35,996
Exponent, Inc. *	14,600	291,270
Forrester Research, Inc. *	8,458	239,869
GP Strategies Corp. *	12,690	115,479
IAC/InterActive Corp. *	25,400	957,834
ICT Group, Inc. *	1,395	24,413
Infinity Pharmaceuticals, Inc. *	6,150	74,046
Kelly Services, Inc., Class A	17,600	566,720
Kendle International, Inc. *	12,687	450,642
Kforce, Inc. *	30,300	417,231
Layne Christensen Co. *	4,740	172,631
Manpower, Inc.	1,940	143,114
Metal Management, Inc.	20,258	935,920
Midas, Inc. *	6,520	140,636
Monro Muffler Brake, Inc.	10,520	369,252
MPS Group, Inc. *	80,390	1,137,518
National Medical Health Card
Systems, Inc. *	1,930	29,857
National Technical Systems, Inc. *	2,370	14,386
Nobel Learning Communities,
Inc. *	40	606
PAREXEL International Corp. *	23,700	852,489
PDI, Inc. *	13,870	132,042
RCM Technologies, Inc. *	12,100	86,273
Refac Optical Group *	140	837
Spherion Corp. *	47,730	420,979
SRI/Surgical Express, Inc. *	100	504
Stewart Enterprises, Inc., Class A	95,353	768,545
TeleTech Holdings, Inc. *	29,570	1,084,923
The Dun & Bradstreet Corp.	24,580	2,241,696
The Geo Group, Inc. *	6,360	288,235
URS Corp. *	45,300	1,929,327
Viad Corp.	6,550	252,830
Volt Information Sciences, Inc. *	12,000	314,280
VSE Corp.	2,395	98,578
		16,809,481
Instruments 4.6%
1-800 CONTACTS, Inc. *	370	6,216
Aetrium, Inc. *	1,200	4,464
Allied Healthcare Products, Inc. *	1,942	11,759
Angeion Corp. *	2,596	38,161
Astro-Med, Inc.	3,420	37,620

Atrion Corp.	280	25,710
Bio-Rad Laboratories, Inc.,
Class A *	14,590	1,018,966
Bruker BioSciences Corp. *	33,708	354,608
Cardiac Science Corp. *	8,408	76,933
Cholestech Corp. *	5,360	92,406
Coherent, Inc. *	24,710	784,295
CyberOptics Corp. *	460	6,417
Datascope Corp.	9,504	343,950
Edwards Lifesciences Corp. *	800	40,560
Enpath Medical, Inc. *	210	2,100

118 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Esterline Technologies Corp. *	22,800	936,396
FEI Co. *	14,924	538,159
Frequency Electronics, Inc.	6,910	75,457
Hurco Cos., Inc. *	6,570	281,524
Immucor, Inc. *	47,064	1,385,094
Input/Output, Inc. *	42,320	583,170
IntriCon Corp. *	850	5,015
K-Tron International, Inc. *	2,300	164,979
Keithley Instruments, Inc.	11,400	174,306
Kewaunee Scientific Corp.	1,840	19,596
Mesa Laboratories, Inc.	100	1,896
MOCON, Inc.	4,900	63,014
New Brunswick Scientific Co.,
Inc. *	520	4,196
O.I. Corp.	1,200	13,770
Oakley, Inc.	22,330	449,726
Orthofix International N.V. *	7,332	374,299
Perceptron, Inc. *	6,170	55,530
PerkinElmer, Inc.	101,550	2,459,541
Schmitt Industries, Inc. *	769	5,860
Sonic Innovations, Inc. *	19,730	166,719
Span-America Medical Systems,
Inc.	2,600	41,366
Teleflex, Inc.	34,930	2,377,685
Tollgrade Communications, Inc. *	13,886	174,408
Varian, Inc. *	1,740	101,372
Viasys Healthcare, Inc. *	20,700	703,593
Vicon Industries, Inc. *	80	796
Waters Corp. *	13,560	786,480
Zoll Medical Corp. *	1,080	28,782
Zygo Corp. *	17,250	276,172
		15,093,066
Insurance 7.5%
Alleghany Corp. *	51	19,054
American Equity Investment Life
Holding Co.	9,072	119,115
American Financial Group, Inc.	46,080	1,568,563
American National Insurance Co.	3,081	394,152
American Safety Insurance
Holdings Ltd. *	5,000	95,300
Arch Capital Group Ltd. *	34,769	2,371,593
Aspen Insurance Holdings Ltd.	67,172	1,760,578
CNA Financial Corp. *	44,530	1,918,798
Crawford & Co., Class B	10,750	62,350
Endurance Specialty Holdings
Ltd.	59,994	2,144,186
Everest Re Group Ltd.	13,700	1,317,529
FPIC Insurance Group, Inc. *	9,000	402,030
Hallmark Financial Services, Inc. *	880	10,595
HCC Insurance Holdings, Inc.	73,291	2,257,363
Horace Mann Educators Corp.	900	18,495
IPC Holdings Ltd.	56,652	1,634,410
Kansas City Life Insurance Co.	310	13,950
Max Re Capital Ltd.	11,650	296,842
Meadowbrook Insurance Group,
Inc. *	1,120	12,309

Mercer Insurance Group, Inc.	1,890	37,592
MGIC Investment Corp.	560	32,995
National Western Life Insurance
Co., Class A *	950	232,560
NYMAGIC, Inc.	2,290	93,547

	Number of	Value
Security	Shares	($)

Old Republic International Corp.	11,750	259,910
PartnerRe Ltd.	35,400	2,426,316
Presidential Life Corp.	855	16,861
Radian Group, Inc.	22,300	1,223,824
Reinsurance Group of America,
Inc.	23,700	1,367,964
RenaissanceRe Holdings Ltd.	35,546	1,782,276
RTW, Inc. *	100	817
Unico American Corp. *	2,900	36,743
United America Indemnity Ltd.,
Class A *	11,055	256,476
Wesco Financial Corp.	600	276,000
		24,461,093
Integrated Oil Companies 0.0%
Marathon Oil Corp.	113	11,168
IT Hardware 6.6%
American Technical Ceramics
Corp. *	4,470	62,088
AMIS Holdings, Inc. *	2,100	22,995
Amtech Systems, Inc. *	1,680	12,231
Avici Systems, Inc. *	2,910	33,232
Avocent Corp. *	17,501	472,002
AVX Corp.	45,095	685,444
Axcelis Technologies, Inc. *	10,841	82,825
CTS Corp.	25,780	356,280
Cymer, Inc. *	30,613	1,271,970
Digi International, Inc. *	20,507	260,439
EMS Technologies, Inc. *	14,519	279,781
Emulex Corp. *	6,380	116,690
Espey Manufacturing &
Electronics Corp.	1,200	23,580
Exar Corp. *	27,676	366,430
Flextronics International Ltd. *	3,450	37,743
Globecomm Systems, Inc. *	5,700	60,990
Harmonic, Inc. *	520	5,106
Harris Corp.	1,035	52,733
Imation Corp.	820	33,112
Integrated Device Technology,
Inc. *	148,697	2,292,908
International Rectifier Corp. *	55,440	2,118,363
L-3 Communications Holdings,
Inc.	40	3,499
Lattice Semiconductor Corp. *	39,446	230,759
LSI Logic Corp. *	263,491	2,750,846
MEMC Electronic Materials, Inc. *	11,000	666,380
Merix Corp. *	21,500	176,730
Merrimac Industries, Inc. *	800	7,712
Micron Technology, Inc. *	192	2,319
MKS Instruments, Inc. *	35,200	898,304
Novellus Systems, Inc. *	50,071	1,603,274

Oplink Communications, Inc. *	15,759	283,189
Orbital Sciences Corp. *	54,400	1,019,456
Performance Technologies, Inc. *	3	15
Pericom Semiconductor Corp. *	7,205	70,465
RF Micro Devices, Inc. *	172,285	1,073,336
Rudolph Technologies, Inc. *	22,641	394,859
Semitool, Inc. *	21,370	277,810
SonicWALL, Inc. *	57,264	478,727
Spectrum Control, Inc. *	7,900	97,170
Standard Microsystems Corp. *	4,421	135,017

See financial notes.

Laudus Funds Annual Report 119

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Symmetricom, Inc. *	17,210	142,843
Technitrol, Inc.	5,410	141,688
Tekelec *	4,963	73,998
Trans Lux Corp.	1,200	8,820
TriQuint Semiconductor, Inc. *	118,468	592,340
Vishay Intertechnology, Inc. *	107,390	1,501,312
White Electronic Designs Corp. *	5,599	37,289
		21,315,099
Land & Water Transportation 2.0%
B & H Ocean Carriers Ltd. *	6,070	111,081
Covenant Transport, Inc.,
Class A *	2,455	27,054
Frozen Food Express Industries,
Inc.	343	2,854
GulfMark Offshore, Inc. *	16,175	706,039
Hub Group, Inc., Class A *	13,238	383,770
P.A.M. Transportation Services,
Inc. *	5,368	110,688
Pacer International, Inc.	31,551	849,984
Royal Caribbean Cruises Ltd.	1,620	68,299
Ryder System, Inc.	44,070	2,174,414
Saia, Inc. *	14,144	335,920
SEACOR Holdings, Inc. *	12,830	1,262,472
Trico Marine Services, Inc. *	6,336	236,079
U.S. Xpress Enterprises, Inc.,
Class A *	9,369	161,709
		6,430,363
Mainframe & Minicomputers 0.0%
Omnicell, Inc. *	3,900	81,588
Metal Products & Machinery 4.0%
Acme United Corp.	360	5,004
AGCO Corp. *	73,980	2,735,041
Allied Motion Technologies, Inc. *	4,871	31,126
Astec Industries, Inc. *	16,047	645,892
Asyst Technologies, Inc. *	29,209	205,339
Bonso Electronic International,
Inc.	2,830	11,575
Electro Scientific Industries, Inc. *	14,944	287,522
EnPro Industries, Inc. *	20,400	735,420
Evans & Sutherland Computer
Corp. *	2,600	8,190
FSI International, Inc. *	33,200	148,404
Gehl Co. *	11,100	281,718
Gerber Scientific, Inc. *	21,619	229,377
Goodman Global, Inc. *	920	16,210
Hardinge, Inc.	3,900	102,024
Kadant, Inc. *	14,100	357,576
Kennametal, Inc.	19,760	1,335,974
Lifetime Brands, Inc.	11,064	231,127
Lincoln Electric Holdings, Inc.	500	29,780
Material Sciences Corp. *	15,780	157,484
MFRI, Inc. *	100	1,854
Newport Corp. *	36,797	602,367
NN, Inc.	10,089	126,012

P & F Industries, Inc., Class A *	700	8,764
Q.E.P. Co., Inc. *	2,240	13,462
Regal Beloit Corp.	14,620	678,076
Robbins & Myers, Inc.	6,290	234,554

	Number of	Value
Security	Shares	($)

SPX Corp.	4,740	332,748
Standex International Corp.	6,700	191,017
Tennant Co.	6,400	201,536
Terex Corp. *	16,966	1,217,480
The L.S. Starrett Co., Class A	160	2,880
Twin Disc, Inc.	540	23,058
Varian Semiconductor Equipment Associates, Inc. *	4,002	213,627
Veeco Instruments, Inc. *	29,700	579,150
Velcro Industries N.V.	100	1,729
Wabtec Corp.	1,100	37,939
Watts Water Technologies, Inc.,Class A	26,089	992,165
		13,013,201
Miscellaneous Finance 2.5%
A.G. Edwards, Inc.	44,700	3,092,346
Chicago Mercantile Exchange
Holdings, Inc., Class A	259	137,907
Cohen & Steers, Inc.	7,876	339,298
Knight Capital Group, Inc.,Class A *	98,800	1,564,992
Raymond James Financial, Inc.	70,300	2,092,128
SEI Investments Co.	100	6,023
SWS Group, Inc.	19,365	480,446
Value Line, Inc.	300	14,340
Waddell & Reed Financial, Inc.,
Class A	12,020	280,306
		8,007,786
Oil & Coal Resources 1.0%
Callon Petroleum Co. *	18,044	244,857
Mariner Energy, Inc. *	53,010	1,014,081
PrimeEnergy, Corp. *	202	11,748
Rosetta Resources, Inc. *	16,190	332,543
Teton Energy Corp. *	2,700	13,068
Unit Corp. *	35,117	1,776,569
VAALCO Energy, Inc. *	710	3,678
		3,396,544
Oil Distribution 0.8%
Adams Resources & Energy, Inc.	3,383	124,021
Holly Corp.	780	46,254
Tesoro Corp.	18,525	1,860,466
Western Refining, Inc.	16,120	629,002
World Fuel Services Corp.	980	45,335
		2,705,078
Oil Drilling & Services 3.2%
Basic Energy Services, Inc. *	7,620	177,546
Bronco Drilling Co., Inc. *	14,900	246,893
Dawson Geophysical Co. *	1,570	77,762
ENSCO International, Inc.	64,360	3,501,184
Global Industries Ltd. *	9,420	172,292
Helmerich & Payne, Inc.	16,615	504,099
Rowan Cos., Inc.	26,937	874,645
Superior Energy Services, Inc. *	65,690	2,264,334
Tidewater, Inc.	46,300	2,712,254

10,531,009

120 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Photo-optical, Micros & Office Machinery 0.7%
Baldwin Technology Co., Inc.,
Class A *	15,900	79,500
Brocade Communications
Systems, Inc. *	78,602	748,291
Concord Camera Corp. *	1,080	5,044
Komag, Inc. *	24,200	792,066
Printronix, Inc.	1,150	15,928
STEC, Inc. *	42,749	300,953
VeriFone Holdings, Inc. *	13,150	482,999
		2,424,781
Publishing, Broadcasting & Cinema 1.4%
Alloy, Inc. *	5,330	63,320
American Greetings Corp.,
Class A	24,320	564,467
Bowne & Co., Inc.	8,700	136,851
Champion Industries, Inc.	1,540	12,720
Consolidated Graphics, Inc. *	9,900	733,095
Franklin Covey Co. *	19,150	151,285
Media General, Inc., Class A	11,940	455,630
Monster Worldwide, Inc. *	4,748	224,913
Paxar Corp. *	26,590	763,133
Regent Communications, Inc. *	4,481	14,429
Saga Communications, Inc.,
Class A *	18,780	182,729
Scholastic Corp. *	31,991	994,920
Source Interlink Cos., Inc. *	33,301	223,450
The Standard Register Co.	410	5,187
Tufco Technologies, Inc. *	221	1,806
		4,527,935
Real Estate Development 1.0%
AMREP Corp. *	1,130	87,293
Avatar Holdings, Inc. *	3,864	276,044
Griffin Land & Nurseries, Inc. *	710	25,205
ILX Resorts, Inc.	1,900	17,670
J.W. Mays, Inc. *	2,600	55,900
Patriot Transportation Holding,
Inc. *	673	60,308
Service Corp. International	212,145	2,516,040
Stratus Properties, Inc. *	460	15,465
The Intergroup Corp. *	330	6,575
United Capital Corp. *	720	24,559
Wellsford Real Properties, Inc. *	2,360	18,443
		3,103,502
Real Estate Investment Trusts 6.7%
American Campus Communities,Inc.	1,930	58,460
American First Apartment Investors, Inc.	410	8,319
Ashford Hospitality Trust	52,760	629,954
Associated Estates Realty Corp.	1,790	25,221
CBL & Associates Properties, Inc.	53,423	2,395,487
Cedar Shopping Centers, Inc.	24,350	394,470

Eagle Hospitality Properties Trust,Inc.	16,710	186,317
Extra Space Storage, Inc.	43,230	818,776
Franklin Street Properties Corp.	44,272	849,137
Gladstone Commercial Corp.	660	13,233
Highland Hospitality Corp.	35,361	629,426

	Number of	Value
Security	Shares	($)

Home Properties, Inc.	4,280	226,027
Hospitality Properties Trust	19,330	904,644
HRPT Properties Trust	181,806	2,236,214
Income Opportunity Realty Investors *	590	3,540
Innkeepers USA Trust	16,207	263,850
iStar Financial, Inc.	57,487	2,692,116
Kite Realty Group Trust	16,000	319,200
LaSalle Hotel Properties	10,030	464,991
Lexington Realty Trust	44,546	941,257
LTC Properties, Inc.	9,840	254,954
Medical Properties Trust, Inc.	32,230	473,459
Mission West Properties, Inc.	10,440	150,962
Monmouth Capital Corp.	3,830	21,180
Monmouth Real Estate Investment Corp., Class A	18,189	156,789
National Health Investors, Inc.	776	24,320
National Retail Properties, Inc.	42,020	1,016,464
One Liberty Properties, Inc.	4,810	109,716
Ramco-Gershenson Properties Trust	8,490	303,178
Republic Property Trust	14,980	172,120
Roberts Realty Investors, Inc. *	1,000	7,900
Spirit Finance Corp.	88,843	1,323,761
Strategic Hotel & Resorts, Inc.	56,210	1,285,523
Sunstone Hotel Investors, Inc.	50,390	1,373,631
Supertel Hospitality, Inc.	11,680	89,118
Universal Health Realty Income Trust	80	2,860
Urstadt Biddle Properties, Inc.,Class A	25,375	496,335
Winston Hotels, Inc. *	21,600	324,648
Winthrop Realty Trust	34,430	227,582
		21,875,139
Restaurants, Hotels & Theaters 2.6%
Analogic Corp.	4,300	270,384
Avalon Holdings Corp., Class A *	100	797
Back Yard Burgers, Inc. *	570	3,158
Benihana, Inc., Class A *	8,454	239,586
Bob Evans Farms, Inc.	17,743	655,604
Brinker International, Inc.	12,300	402,210
Burger King Holdings, Inc.	22,490	485,784
Canterbury Park Holding Corp. *	3,900	55,185
CBRL Group, Inc.	23,469	1,086,615
CEC Entertainment, Inc. *	8,900	369,706
Champps Entertainment, Inc. *	290	1,641
Churchill Downs, Inc.	370	16,794
Dover Motorsports, Inc.	4,700	24,675
Famous Dave’s of America, Inc. *	110	1,988
Friendly Ice Cream Corp. *	5,910	87,882
Frisch’s Restaurants, Inc.	4,500	168,750
Interstate Hotels & Resorts, Inc. *	30,000	189,300
J. Alexander’s Corp.	1,290	14,255
Jack in the Box, Inc. *	1,950	134,803
Live Nation, Inc. *	56,800	1,253,008

Marcus Corp.	19,640	456,826
Max & Erma’s Restaurants, Inc. *	2,300	20,700
McCormick & Schmick’s Seafood Restaurants, Inc. *	12,200	327,082
Mexican Restaurants, Inc. *	2,543	24,387
Nathan’s Famous, Inc. *	450	6,750

See financial notes.

Laudus Funds Annual Report 121

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

O’Charley’s, Inc. *	21,040	405,862
Red Lion Hotels Corp. *	19,400	241,336
Rubio’s Restaurants, Inc. *	10	114
Silverleaf Resorts, Inc. *	6,500	30,160
Speedway Motorsports, Inc.	5,780	223,975
Star Buffet, Inc.	2,700	22,545
The Steak n Shake Co. *	26,000	436,020
Trump Entertainment Resorts,Inc. *	624	11,276
WMS Industries, Inc. *	18,031	707,536
		8,376,694
Retail 5.0%
1-800-FLOWERS.COM, Inc.,
Class A *	25,266	196,569
Arden Group, Inc., Class A	772	103,062
Asbury Automotive Group, Inc.	890	25,142
AutoNation, Inc. *	55,600	1,180,944
Big Lots, Inc. *	85,280	2,667,558
Cabela’s, Inc. *	610	15,134
Cache, Inc. *	4,680	83,070
Cash America International, Inc.	10,280	421,480
Charlotte Russe Holding, Inc. *	10,795	311,652
Charming Shoppes, Inc. *	88,658	1,148,121
Collegiate Pacific, Inc.	9,370	73,086
Cost-U-Less, Inc. *	2,570	23,104
Deb Shops, Inc.	770	20,852
Dillard’s, Inc., Class A	300	9,819
Dollar Tree Stores, Inc. *	1,249	47,762
EZCORP, Inc., Class A *	16,710	246,138
Finlay Enterprises, Inc. *	1,000	5,810
First Cash Financial Services,
Inc. *	4,580	102,042
Gottschalks, Inc. *	6,970	99,462
GSI Commerce, Inc. *	9,809	221,585
Hastings Entertainment, Inc. *	3,280	20,008
Haverty Furniture Cos., Inc.	20,790	291,060
Insight Enterprises, Inc. *	8,860	159,303
Jennifer Convertibles, Inc. *	1,640	7,642
Kirkland’s, Inc. *	16,368	81,349
Longs Drug Stores Corp.	8,550	441,522
Nordstrom, Inc.	170	9,000
OfficeMax, Inc.	48,840	2,575,822
PC Connection, Inc. *	515	7,365
PC Mall, Inc. *	520	5,184
Priceline.com, Inc. *	7,700	410,102
Restoration Hardware, Inc. *	30,471	199,890
REX Stores Corp. *	7,150	116,974
Ruddick Corp.	440	13,235
Rush Enterprises, Inc., Class A *	3,123	59,993
Rush Enterprises, Inc., Class B *	6,430	116,447
Shoe Carnival, Inc. *	6,420	213,786
Shoe Pavilion, Inc. *	8,630	53,506
Spartan Stores, Inc.	15,320	410,576
Sport Chalet, Inc., Class A *	5,940	64,687
Sport Chalet, Inc., Class B *	1,000	10,795

Systemax, Inc. *	5,352	100,243
The Bon-Ton Stores, Inc.	6,700	376,808
The Cato Corp., Class A	27,720	648,371
The Great Atlantic & Pacific Tea
Co., Inc. *	18,870	626,107
The Men’s Wearhouse, Inc.	34,200	1,609,110

	Number of	Value
Security	Shares	($)

Trans World Entertainment Corp. *	31,520	179,034
Village Super Market, Inc.,Class A	1,500	143,235
Weis Markets, Inc.	6,040	269,988
Zones, Inc. *	9,120	93,480
		16,317,014
Soaps & Cosmetics 0.0%
Parlux Fragrances, Inc. *	12,870	71,815
The Estee Lauder Cos., Inc.,
Class A	1,550	75,717
		147,532
Software 6.7%
American Software, Inc., Class A	7,000	56,350
Aspen Technology, Inc. *	47,283	614,679
Black Box Corp.	13,196	482,182
BMC Software, Inc. *	107,210	3,300,996
Cadence Design Systems, Inc. *	21,973	462,751
Captaris, Inc. *	12,620	73,070
CIBER, Inc. *	47,484	373,699
Cognizant Technology Solutions Corp., Class A *	17,591	1,552,758
Computer Task Group, Inc. *	7,655	34,524
CSP, Inc. *	1,220	11,261
Dynamics Research Corp. *	7,190	81,966
Edgewater Technology, Inc. *	9,580	80,855
Emdeon Corp. *	179,832	2,720,858
Goldleaf Financial Solutions, Inc. *	3,600	23,688
Harris Interactive, Inc. *	52,060	313,922
Inforte Corp. *	7,170	24,880
INX, Inc. *	140	1,427
Lawson Software, Inc. *	105,403	852,710
Lightbridge, Inc. *	21,531	378,300
MapInfo Corp. *	110	2,214
Mentor Graphics Corp. *	69,500	1,135,630
Moldflow Corp. *	9,900	148,797
Move, Inc. *	9,840	54,514
Ness Technologies, Inc. *	19,403	247,970
NetManage, Inc. *	70	368
NetScout Systems, Inc. *	21,070	190,683
PC-Tel, Inc. *	23,600	240,012
Perot Systems Corp., Class A *	7,360	131,523
Saba Software, Inc. *	6,050	39,597
SAVVIS, Inc. *	28,926	1,384,977
SPSS, Inc. *	17,074	616,371
Sybase, Inc. *	75,340	1,904,595
Synopsys, Inc. *	90,934	2,385,199
Taleo Corp., Class A *	14,053	232,999
TechTeam Global, Inc. *	4,670	58,375
THQ, Inc. *	32,334	1,105,499
TSR, Inc.	3,200	13,504
Tyler Technologies, Inc. *	902	11,455

Versant Corp. *	290	4,916
Vignette Corp. *	18,260	339,088
		21,689,162
Textiles & Apparel 2.2%
Culp, Inc. *	12,300	87,084
Cutter & Buck, Inc.	9,500	112,575
Decorator Industries, Inc.	40	280

122 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

G-III Apparel Group Ltd. *	7,880	150,114
Interface, Inc., Class A	16,350	261,436
Jaclyn, Inc. *	460	5,189
LaCrosse Footwear, Inc. *	2,884	44,414
Liz Claiborne, Inc.	23,223	995,106
Perry Ellis International, Inc. *	9,631	308,096
Phillips-Van Heusen Corp.	47,510	2,793,588
Polo Ralph Lauren Corp.	2,310	203,626
R.G. Barry Corp. *	310	3,230
Skechers U.S.A., Inc., Class A *	14,870	499,186
Stride Rite Corp.	18,370	282,714
The Dixie Group, Inc. *	5,730	68,932
The Gymboree Corp. *	30,377	1,217,206
Weyco Group, Inc.	2,423	62,950
		7,095,726
Wholesale 2.5%
Anixter International, Inc. *	100	6,594
Arrow Electronics, Inc. *	3,850	145,337
Avnet, Inc. *	99,567	3,598,351
Bell Microproducts, Inc. *	29,223	187,027
Brown Shoe Co., Inc.	16,185	679,770
Coast Distribution System, Inc.	1,700	13,175
Delta Apparel, Inc.	4,880	84,912
Educational Development Corp.	3,300	25,773
En Pointe Technologies, Inc. *	2,100	7,161
Huttig Building Products, Inc. *	20,400	123,420
IKON Office Solutions, Inc.	200	2,874
Industrial Distribution Group,
Inc. *	3,810	47,587
Kaman Corp.	490	11,422
Keystone Automotive Industries,
Inc. *	8,240	277,688
Lawson Products, Inc.	800	30,304
Man Sang Holdings, Inc. *	2,220	13,320
NACCO Industries, Inc., Class A	150	20,612
Nu Horizons Electronics Corp. *	18,005	189,593

	Number of	Value
Security	Shares	($)

Nu Skin Enterprises, Inc., Class A	23,729	392,003
Park-Ohio Holdings Corp. *	2,677	49,524
Performance Food Group Co. *	6,521	201,303
Richardson Electronics Ltd.	18,081	168,877
TESSCO Technologies, Inc. *	1,245	33,852
Traffix, Inc.	565	3,130
W.W. Grainger, Inc.	23,600	1,822,864
		8,136,473
Total Common Stock (Cost $247,794,675)		302,181,168

Security	Face Amount	Value
Rate, Maturity Date	($)	($)

Short-Term Investment (a) 5.6% of net assets

Repurchase Agreement 5.6%
Custodian Trust Company, dated
03/30/07, due 4/02/07 at
5.10% with a maturity value of
$18,122,658 (fully collateralized
by U.S. Treasury Bond with a
value of $18,610,050)	18,114,959	18,114,959
Total Short-Term Investment
(Cost $18,114,959)		18,114,959

End of Investments.

At 03/31/07 the tax basis cost of the fund’s investments was
$266,602,429 and the unrealized gains and losses were
$57,848,904 and ($4,155,206), respectively, with a net unrealized appreciation of $53,693,698.
* Non-income producing security.
(a) All long positions are pledged as collateral for securities sold short.

See financial notes.

Laudus Funds Annual Report 123

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Short Sales (93.5)% of net assets

Agriculture, Food & Beverage 0.6%
Cagle’s, Inc., Class A *	1,760	13,024
Chiquita Brands International, Inc.	37,700	528,554
Cuisine Solutions, Inc. *	1,900	13,718
Del Monte Foods Co.	1,620	18,598
Farmer Brothers Co.	7,400	167,980
McCormick & Co., Inc.	700	26,964
Pilgrim’s Pride Corp., Class B	2,380	78,992
Sanderson Farms, Inc.	16,600	615,196
Tyson Foods, Inc., Class A	17,910	347,633
		1,810,659
Airlines 0.3%
JetBlue Airways Corp. *	98,400	1,132,584
Autos 1.2%
Accuride Corp. *	560	8,176
Commercial Vehicle Group, Inc. *	20,825	423,045
Gentex Corp.	120,300	1,954,875
Proliance International, Inc. *	13,000	49,140
Tenneco, Inc. *	38,956	991,820
Wabash National Corp.	27,530	424,512
		3,851,568
Banks & Credit Institutions 6.6%
Accredited Home Lenders Holding
Co. *	21,000	194,670
Astoria Financial Corp.	79,500	2,113,905
Capitol Federal Financial	16,876	638,082
Cash Systems, Inc. *	13,490	79,861
Centerline Holding Co. *	720	13,932
Citizens Banking Corp.	51,853	1,149,062
Commerce Bancorp, Inc.	35,450	1,183,321
Encore Capital Group, Inc. *	2,790	27,733
Flagstar Bancorp, Inc.	560	6,692
IndyMac Bancorp, Inc.	52,000	1,666,600
Investors Bancorp, Inc. *	500	7,220
Kearny Financial Corp.	16,156	232,323
Municipal Mortgage & Equity,
L.L.C.	25,044	713,754
Nelnet, Inc., Class A	18,900	453,033
New York Community Bancorp,
Inc.	170,460	2,998,391
Pacific Capital Bancorp	23,243	746,565
Popular, Inc.	145,200	2,404,512
Southern Community Financial
Corp.	63	646
Sovereign Bancorp, Inc.	125,288	3,187,327
UCBH Holdings, Inc.	122	2,272
Valley National Bancorp	88,310	2,229,828
Wauwatosa Holdings, Inc. *	10,179	177,929
Webster Financial Corp.	23	1,104
Westamerica Bancorp	24,670	1,188,354
Yardville National Bancorp	4,804	174,433
		21,591,549

	Number of	Value
Security	Shares	($)

Basic Minerals & Metals 1.9%
American Superconductor Corp. *	11,200	150,864
Century Aluminum Co. *	9,680	453,799
Dynamic Materials Corp.	12,200	399,184
Lone Star Technologies, Inc. *	27,400	1,809,222
Meridian Gold, Inc. *	85,200	2,175,156
Olin Corp.	66,910	1,133,455
Titanium Metals Corp. *	721	25,876
		6,147,556
Biotechnology 4.1%
Alexion Pharmaceuticals, Inc. *	32,198	1,392,242
Altus Pharmaceuticals, Inc. *	7,300	111,106
ARIAD Pharmaceuticals, Inc. *	42,200	189,478
ArQule, Inc. *	38,696	288,672
CV Therapeutics, Inc. *	40,000	314,800
Cypress Bioscience, Inc. *	29,387	223,341
CYTOGEN Corp. *	2,393	4,978
Dyax Corp. *	22,556	92,931
Encysive Pharmaceuticals, Inc. *	54,364	147,326
Geron Corp. *	43,693	305,851
Human Genome Sciences, Inc. *	117,350	1,246,257
Idenix Pharmaceuticals, Inc. *	100	730
ImClone Systems, Inc. *	52,763	2,151,148
Keryx Biopharmaceuticals, Inc. *	36,770	386,820
Kosan Biosciences, Inc. *	8,170	44,935
Medarex, Inc. *	106,961	1,384,075
Myriad Genetics, Inc. *	34,200	1,178,532
Neurocrine Biosciences, Inc. *	35,400	442,500
Onyx Pharmaceuticals, Inc. *	27,600	685,584
Progenics Pharmaceuticals, Inc. *	9,544	226,002
Seattle Genetics, Inc. *	17,000	139,230
Vertex Pharmaceuticals, Inc. *	79,698	2,234,732
		13,191,270
Cellular & Wireless 1.0%
Centennial Communications
Corp. *	23,600	194,228
Dobson Communications Corp.,
Class A *	143,254	1,230,552
Leap Wireless International, Inc. *	27,168	1,792,544
Rural Cellular Corp. *	14,600	174,616
		3,391,940
Chemicals & Rubber 0.9%
American Vanguard Corp.	17,600	300,784
BioSphere Medical, Inc. *	19,597	144,234
Calgon Carbon Corp. *	30,500	253,455
Chemtura Corp.	400	4,372
Georgia Gulf Corp.	33,400	541,414
Hexcel Corp. *	84,210	1,671,569
Valhi, Inc.	1,510	19,932
Westlake Chemical Corp.	3,790	102,898
		3,038,658
Commercial Aircraft & Components	0.0%
CPI Aerostructures, Inc. *	700	4,802
Communications Utilities 1.2%
Crown Media Holdings, Inc.,
Class A *	4,799	25,579

EarthLink, Inc. *	127,500	937,125

124 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

EchoStar Communications Corp.,
Class A *	14,735	639,941
iPCS, Inc. *	8,800	428,610
j2 Global Communications, Inc. *	7,652	212,113
SBA Communications Corp.,
Class A *	17,960	530,718
Sohu.com, Inc. *	20,100	430,743
Virgin Media, Inc.	20,897	527,649
Windstream Corp.	8,540	125,453
		3,857,931
Construction & Homebuilding 2.4%
California Coastal Communities,
Inc. *	1,476	29,948
Centex Corp.	49,634	2,073,709
KB Home	53,500	2,282,845
M.D.C. Holdings, Inc.	31,810	1,529,107
Pulte Homes, Inc.	28,888	764,376
Sterling Construction Co., Inc. *	1,500	28,590
The Ryland Group, Inc.	14,970	631,584
Toll Brothers, Inc. *	20,600	564,028
		7,904,187
Construction Materials 0.3%
Headwaters, Inc. *	40,600	887,110
Nanophase Technologies Corp. *	7,600	44,612
		931,722
Consumer Durables 0.9%
Brunswick Corp.	78,000	2,484,300
Fleetwood Enterprises, Inc. *	62,700	495,957
Marine Products Corp.	3,820	36,557
		3,016,814
Drugs & Pharmaceuticals 2.3%
Adams Respiratory Therapeutics,
Inc. *	23,800	800,394
Adolor Corp. *	23,500	205,625
Alkermes, Inc. *	9,060	139,886
Amylin Pharmaceuticals, Inc. *	49,000	1,830,640
Atherogenics, Inc. *	7,800	21,918
Bioenvision, Inc. *	29,700	121,473
Cytokinetics, Inc. *	42	292
Dendreon Corp. (b) *	19,600	253,428
DepoMed, Inc. *	100	357
Enzon Pharmaceuticals, Inc. *	41,310	336,677
Indevus Pharmaceuticals, Inc. *	1,800	12,726
Inspire Pharmaceuticals, Inc. *	16,700	95,190
Isis Pharmaceuticals, Inc. *	27,176	251,922
Martek Biosciences Corp. *	8,370	172,589
Metabasis Therapeutics, Inc. *	19,960	146,706
MGI Pharma, Inc. *	1,513	33,997
Nektar Therapeutics *	4,618	60,311
Neurogen Corp. *	10,560	68,640
NitroMed, Inc. *	5,700	17,784

NPS Pharmaceuticals, Inc. *	25,300	85,767
Panacos Pharmaceuticals, Inc. *	2,000	9,260
PDL BioPharma, Inc. *	2,200	47,740
Penwest Pharmaceuticals Co. *	16,735	168,689
Pharmion Corp. *	16,071	422,507
Repros Therapeutics, Inc. *	8,500	81,023

	Number of	Value
Security	Shares	($)

Rigel Pharmaceuticals, Inc. *	19,899	216,103
ViroPharma, Inc. *	61,321	879,956
Xenoport, Inc. *	18,059	503,124
ZymoGenetics, Inc. *	31,927	496,784
		7,481,508
Electric Utilities 0.3%
Dynegy, Inc., Class A *	110,620	1,024,341
Environmental Power Corp. *	9,380	65,660
		1,090,001
Financial Investments 0.7%
InterDigital Communications
Corp. *	45,455	1,439,560
Marlin Business Services, Inc. *	292	6,389
Mitcham Industries, Inc. *	9,595	140,567
Williams Scotsman International,
Inc. *	29,100	572,106
Winmark Corp. *	116	2,320
		2,160,942
Forest Products & Paper 2.1%
Deltic Timber Corp.	9,190	440,752
Louisiana-Pacific Corp.	94,620	1,898,077
Pope & Talbot, Inc. *	4,670	31,523
Rayonier, Inc.	58,290	2,506,470
Smurfit-Stone Container Corp. *	164,428	1,851,459
		6,728,281
Furniture & Household Items 1.5%
Bally Technologies, Inc. *	46,400	1,094,112
Fiberstars, Inc. *	12,600	71,190
Kinetic Concepts, Inc. *	20,933	1,060,047
Newell Rubbermaid, Inc.	68,214	2,120,773
Omnova Solutions, Inc. *	9,230	50,570
Progressive Gaming International
Corp. *	30,400	136,800
Russ Berrie and Co., Inc. *	10,730	151,293
Sealy Corp.	3,900	68,172
		4,752,957
Gas & Other Public Utilities 0.1%
American Ecology Corp.	10,102	194,060
Cadiz, Inc. *	410	10,509
TRC Cos., Inc. *	1,480	14,933
		219,502
Government Aircraft & Defense 0.0%
Innovative Solutions & Support,
Inc. *	2,846	72,061
Health Care & Hospital 0.9%
Advocat, Inc. *	5,060	64,193
Array BioPharma, Inc. *	38,000	482,600
Enzo Biochem, Inc. *	23,600	355,888

Health Management Associates,
Inc., Class A	67,142	729,833
HealthTronics, Inc. *	10,500	56,213
Nighthawk Radiology Holdings,
Inc. *	7,000	127,330

See financial notes.

Laudus Funds Annual Report 125

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Psychiatric Solutions, Inc. *	15,776	635,931
Tenet Healthcare Corp. *	81,700	525,331
VistaCare, Inc., Class A *	7,500	65,250
		3,042,569
Information & Services 5.3%
Arbinet-thexchange, Inc. *	2,900	18,328
Arena Pharmaceuticals, Inc. *	58,700	637,482
Asset Acceptance Capital Corp. *	2,360	36,509
BearingPoint, Inc. *	173,850	1,331,691
Career Education Corp. *	86,600	2,641,300
ChoicePoint, Inc. *	50,300	1,882,729
Corinthian Colleges, Inc. *	60,548	832,535
deCODE genetics, Inc. *	43,200	157,680
DynCorp International, Inc.,
Class A *	1,310	19,768
Emeritus Corp. *	5,160	174,150
Euronet Worldwide, Inc. *	24,601	660,783
Evergreen Energy, Inc. *	50,860	334,150
Exelixis, Inc. *	83,970	834,662
Global Cash Access Holdings,
Inc. *	39,130	653,080
Iron Mountain, Inc. *	37,695	984,970
Jupitermedia Corp. *	19,300	127,766
Maxygen, Inc. *	27,910	311,197
Nuvelo, Inc. *	46,200	170,016
PeopleSupport, Inc. *	4,858	55,624
Rentech, Inc. *	77,700	243,978
Senomyx, Inc. *	18,750	232,125
Strayer Education, Inc.	10,732	1,341,500
Syntroleum Corp. *	11,500	35,880
The Advisory Board Co. *	16,900	855,478
The Corporate Executive Board
Co.	27,500	2,088,900
Universal Technical Institute, Inc. *	21,300	491,604
UTI Worldwide, Inc.	6,400	157,312
		17,311,197
Instruments 4.1%
ATS Medical, Inc. *	500	1,030
Bausch & Lomb, Inc.	38,720	1,980,915
Caliper Life Sciences, Inc. *	2,700	15,255
Cantel Medical Corp. *	10,490	161,441
CAS Medical Systems, Inc. *	900	6,300
Cepheid, Inc. *	51,709	614,303
Clinical Data, Inc. *	81	1,681
Cyberonics, Inc. *	17,700	332,406
Daxor Corp. *	200	2,650
Dexcom, Inc. *	16,849	132,433
Endologix, Inc. *	28,030	110,158
I-Flow Corp. *	22,151	326,506
Intuitive Surgical, Inc. *	24,700	3,002,779
LoJack Corp. *	19,900	377,702
Luminex Corp. *	19,070	261,640
Measurement Specialties, Inc. *	13,493	304,402
Mentor Corp.	33,200	1,527,200

Millipore Corp. *	38,400	2,782,848
NMT Medical, Inc. *	8,260	112,336
OraSure Technologies, Inc. *	47,500	349,125
Photon Dynamics, Inc. *	18,500	233,285
RAE Systems, Inc. *	9,600	27,552
Regeneration Technologies, Inc. *	30,559	221,553

	Number of	Value
Security	Shares	($)

STAAR Surgical Co. *	8,486	46,758
Synergetics USA, Inc. *	7,510	26,886
ThermoGenesis Corp. *	28,700	104,468
Varian Medical Systems, Inc. *	2,700	128,763
Vnus Medical Technologies *	15,800	158,316
		13,350,691
Insurance 2.3%
Brown & Brown, Inc.	91,300	2,469,665
First Acceptance Corp. *	17,940	187,832
United Fire & Casualty Co.	117	4,110
White Mountains Insurance Group
Ltd.	3,811	2,158,932
Willis Group Holdings Ltd.	64,990	2,572,304
		7,392,843
IT Hardware 7.2%
ADTRAN, Inc.	53,875	1,311,856
Advanced Micro Devices, Inc. *	95,020	1,240,961
Altera Corp. *	142,166	2,841,898
Bookham, Inc. *	25,300	57,431
California Micro Devices Corp. *	210	983
Carrier Access Corp. *	14,785	75,551
Comarco, Inc. *	7,730	70,343
DDi Corp. *	19,068	130,425
EFJ, Inc. *	17,500	93,450
Energy Conversion Devices, Inc. *	30,600	1,069,164
Foundry Networks, Inc. *	110,656	1,501,602
Ikanos Communications, Inc. *	20,600	160,062
Intervoice, Inc. *	38,200	253,648
Itron, Inc. *	22,490	1,462,750
IXYS Corp. *	27,504	281,366
KLA-Tencor Corp.	30,700	1,636,924
Kulicke and Soffa Industries, Inc. *	52,049	481,453
Leadis Technology, Inc. *	13,400	53,600
Metalink Ltd. *	2,600	17,524
Microchip Technology, Inc.	49,091	1,744,203
Nam Tai Electronics, Inc.	22,494	291,297
Nanometrics, Inc. *	17,985	120,500
National Semiconductor Corp.	6,790	163,911
Netlogic Microsystems, Inc. *	100	2,662
Novatel Wireless, Inc. *	2,813	45,121
O2Micro International Ltd. —
ADR *	26,910	212,589
OmniVision Technologies, Inc. *	33,300	431,568
Plexus Corp. *	44,600	764,890
Power-One, Inc. *	68,360	391,019
Powerwave Technologies, Inc. *	80,000	455,200
Rackable Systems, Inc. *	26,829	455,288
Rambus, Inc. *	81,915	1,740,694
RELM Wireless Corp. *	360	1,440

Sigmatel, Inc. *	31,300	98,282
Silicon Laboratories, Inc. *	10,600	317,152
Sparton Corp. *	1,000	8,160
Staktek Holdings, Inc. *	16,070	52,228
Synaptics, Inc. *	22,780	582,712
Teradyne, Inc. *	156,400	2,586,856
Universal Display Corp. *	4,800	72,432
Virage Logic Corp. *	10,521	76,488
Vyyo, Inc. *	6,500	53,365
Xilinx, Inc.	1,940	49,916
		23,458,964

126 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Land & Water Transportation 2.2%
Arkansas Best Corp.	1,780	63,279
Con-way, Inc.	40,800	2,033,472
Forward Air Corp.	12,800	420,864
Genesee & Wyoming, Inc.,
Class A *	34,600	920,706
Heartland Express, Inc.	43,995	698,641
Landstar System, Inc.	1,617	74,123
Marten Transport Ltd. *	1,500	23,820
Quality Distribution, Inc. *	9,332	80,722
Rural/Metro Corp. *	23,200	175,160
Sirva, Inc. *	23,300	83,181
The Greenbrier Cos., Inc.	11,380	303,846
Trailer Bridge, Inc. *	12,900	113,391
USA Truck, Inc. *	6,283	97,638
YRC Worldwide, Inc. *	51,402	2,067,388
		7,156,231
Mainframe & Minicomputers 0.5%
Palm, Inc. *	88,500	1,604,505
Metal Products & Machinery 4.4%
Actuant Corp., Class A	26,600	1,351,546
Blount International, Inc. *	35,340	439,983
Briggs & Stratton Corp.	44,950	1,386,707
Bucyrus International, Inc., Class A	206	10,609
Columbus McKinnon Corp. *	17,300	387,347
Drew Industries, Inc. *	12,900	369,972
Environmental Tectonics Corp. *	5,200	19,968
Flow International Corp. *	6,196	66,545
Freightcar America, Inc.	11,200	539,504
Joy Global, Inc.	42,642	1,829,342
Omega Flex, Inc. *	1,810	40,852
Pentair, Inc.	72,900	2,271,564
Plug Power, Inc. *	36,700	115,972
The Black & Decker Corp.	33,800	2,758,756
Ultralife Batteries, Inc. *	12,800	138,240
Zebra Technologies Corp.,
Class A *	64,000	2,471,040
		14,197,947
Miscellaneous Finance 2.4%
Calamos Asset Management, Inc.,
Class A	20,963	467,894
E*TRADE Financial Corp. *	92,728	1,967,688
GAMCO Investors, Inc., Class A	90	3,900
Jefferies Group, Inc.	88,790	2,570,471
Nasdaq Stock Market, Inc. *	70,906	2,085,345
optionsXpress Holdings, Inc.	1,865	43,902
Sanders Morris Harris Group, Inc.	13,300	141,645
Stifel Financial Corp. *	70	3,101
Thomas Weisel Partners Group,Inc. *	7,400	140,748
W.P. Stewart & Co., Ltd.	45,400	457,178
		7,881,872
Oil & Coal Resources 2.9%
Atlas America, Inc. *	7,595	429,042
Carrizo Oil & Gas, Inc. *	3,092	108,096
Clayton Williams Energy, Inc. *	5,627	159,638

CREDO Petroleum Corp. *	160	2,181

	Number of	Value
Security	Shares	($)

Delta Petroleum Corp. *	48,000	1,102,080
Double Eagle Petroleum Co. *	3,900	70,239
Edge Petroleum Corp. *	18,600	232,872
Encore Acquisition Co. *	30,521	738,303
Foundation Coal Holdings, Inc.	8,040	276,094
FX Energy, Inc. *	35,300	267,574
Infinity Energy Resources, Inc. *	350	1,186
Massey Energy Co.	17,300	415,027
Pogo Producing Co.	51,600	2,481,960
Quicksilver Resources, Inc. *	44,300	1,761,811
Southwestern Energy Co. *	19,700	807,306
Warren Resources, Inc. *	42,646	555,677
		9,409,086
Oil Distribution 1.3%
Alon USA Energy, Inc.	1,855	67,151
Cheniere Energy, Inc. *	42,400	1,320,760
Kinder Morgan Management,
LLC *	55,218	2,829,370
		4,217,281
Oil Drilling & Services 0.8%
Parker Drilling Co. *	2,130	20,001
Patterson-UTI Energy, Inc.	106,587	2,391,812
TGC Industries, Inc. *	17,100	147,231
		2,559,044
Photo-optical, Micros & Office Machinery 0.6%
Ampex Corp., Class A *	580	11,467
Avid Technology, Inc. *	23,600	823,168
Dot Hill Systems Corp. *	6,120	22,338
Echelon Corp. *	24,800	261,392
FalconStor Software, Inc. *	139	1,448
Immersion Corp. *	25,550	230,461
Intermec, Inc. *	4,910	109,689
Lexmark International, Inc.,
Class A *	5,770	337,314
Mobility Electronics, Inc. *	20,500	63,755
X-Rite, Inc.	7,890	102,176
		1,963,208
Publishing, Broadcasting & Cinema	3.0%
Acco Brands Corp. *	6,640	159,958
Central European Media
Enterprises Ltd., Class A *	339	30,001
CKX, Inc. *	20,900	231,990
DreamWorks Animation SKG, Inc.,Class A *	10,232	312,895
Nexstar Broadcasting Group, Inc.,
Class A *	10,262	98,618
R.H. Donnelley Corp. *	40,050	2,839,144
Sun-Times Media Group, Inc.,
Class A	41,418	205,433
The Interpublic Group of Cos.,
Inc. *	189,280	2,330,037
The New York Times Co., Class A	61,000	1,434,110
XM Satellite Radio Holdings, Inc.,
Class A *	156,034	2,015,959
Young Broadcasting, Inc., Class A *	3,146	12,710

9,670,855

See financial notes.

Laudus Funds Annual Report 127

Laudus Rosenberg Value Long/Short Equity Fund

Portfolio Holdings continued

	Number of	Value
Security	Shares	($)

Real Estate Development 0.5%
Consolidated-Tomoka Land Co.	5,500	414,975
Forest City Enterprises, Inc.,
Class A	11,780	779,600
Levitt Corp., Class A	16,800	156,408
Tejon Ranch Co. *	4,700	222,310
The St. Joe Co.	1,000	52,310
		1,625,603
Real Estate Investment Trusts 8.2%
Alexandria Real Estate Equities,Inc.	8,480	851,137
AMB Property Corp.	14,200	834,818
Apartment Investment &Management Co., Class A	27,949	1,612,378
BRE Properties, Class A	39,709	2,507,623
Camden Property Trust	36,240	2,548,034
Developers Diversified Realty Corp.	48,850	3,072,665
EastGroup Properties, Inc.	1,960	100,019
Essex Property Trust, Inc.	86	11,135
FelCor Lodging Trust, Inc.	8,230	213,733
First Industrial Realty Trust, Inc.	13,443	608,968
General Growth Properties, Inc.	840	54,239
Glimcher Realty Trust	32,440	876,529
Kilroy Realty Corp.	25,580	1,886,525
Plum Creek Timber Co., Inc.	74,800	2,948,616
Regency Centers Corp.	32,000	2,673,600
UDR, Inc.	86,114	2,636,811
Ventas, Inc.	51,600	2,173,908
Washington Real Estate Investment Trust	31,100	1,163,762
		26,774,500
Restaurants, Hotels & Theaters	3.1%
AMERCO *	9,141	639,779
Applebee’s International, Inc.	94	2,329
Boyd Gaming Corp.	17,230	820,837
Buca, Inc. *	12,779	70,284
Isle of Capri Casinos, Inc. *	15,880	406,846
Magna Entertainment Corp.,Class A *	15,200	55,328
MoneyGram International, Inc.	74,095	2,056,877
Nevada Gold & Casinos, Inc. *	11,200	22,512
P.F. Chang’s China Bistro, Inc. *	15,300	640,764
Peet’s Coffee & Tea, Inc. *	8,570	236,703
Red Robin Gourmet Burgers, Inc. *	10,556	409,784
Regal Entertainment Group,Class A	60,450	1,201,142
Ruth’s Chris Steak House, Inc. *	5,900	120,124
Scientific Games, Corp., Class A *	63,200	2,074,856
Six Flags, Inc. *	45,170	271,472
Texas Roadhouse, Inc., Class A *	13,918	198,331
The Cheesecake Factory, Inc. *	20,381	543,154
Triarc Cos., Inc., Class B	12,140	208,687
Westwood One, Inc.	8,630	59,288
		10,039,097

Retail 5.0%
99 Cents Only Stores *	37,610	553,995
Advance Auto Parts, Inc.	200	7,710
Amazon.com, Inc. *	69,000	2,745,510

	Number of	Value
Security	Shares	($)

Borders Group, Inc.	56,400	1,151,688
Celebrate Express, Inc. *	5,900	52,333
Chico’s FAS, Inc. *	12,800	312,704
Design Within Reach, Inc. *	5,000	28,700
Dollar General Corp.	27,000	571,050
Guitar Center, Inc. *	7,400	333,888
MarineMax, Inc. *	800	18,532
New York & Co., Inc. *	8,800	138,952
Pacific Sunwear of California, Inc. *	65,200	1,358,116
PetMed Express, Inc. *	18,600	220,410
Pier 1 Imports, Inc.	84,600	584,586
The Finish Line, Inc., Class A	38,400	483,840
The Pantry, Inc. *	21,700	981,274
The Pep Boys-Manny, Moe & Jack	51,800	988,862
Tiffany & Co.	48,621	2,211,283
Tractor Supply Co. *	9,500	489,250
United Retail Group, Inc. *	14,100	169,482
Urban Outfitters, Inc. *	91,100	2,415,061
Whole Foods Market, Inc.	5,974	267,934
		16,085,160
Software 7.0%
Accelrys, Inc. *	1,710	10,910
Activision, Inc. *	161,640	3,061,462
Affiliated Computer Services, Inc.,Class A *	2,600	153,088
Aptimus, Inc. *	5,800	19,720
Astea International, Inc. *	1,500	8,370
Autodesk, Inc. *	65,305	2,455,468
Blackboard, Inc. *	754	25,357
Citrix Systems, Inc. *	180	5,765
Cogent, Inc. *	34,380	462,411
Computer Programs and Systems,Inc.	9,100	244,062
Concur Technologies, Inc. *	31,700	553,482
Emageon, Inc. *	14,000	154,000
eResearch Technology, Inc. *	33,400	262,524
Global Payments, Inc.	8,400	286,104
Internet Capital Group, Inc. *	3,640	38,948
Kronos, Inc. *	28,080	1,502,280
Mercury Computer Systems, Inc. *	17,300	239,951
NAVTEQ Corp. *	74,600	2,573,700
Net 1 UEPS Technologies, Inc. *	45,179	1,124,053
Online Resources Corp. *	2,467	28,296
Opsware, Inc. *	3,300	23,925
PlanetOut, Inc. *	14,500	49,300
Q-Med, Inc. *	15,286	67,717
Red Hat, Inc. *	6,020	138,039
RightNow Technologies, Inc. *	15,390	252,088
Salesforce.com, Inc. *	30,230	1,294,449
SM&A *	1,329	9,436
SRA International, Inc., Class A *	24,500	596,820
Streamline Health Solutions *	10,100	42,622
SupportSoft, Inc. *	12,600	71,064

Take-Two Interactive Software,Inc. *	61,500	1,238,610
The BISYS Group, Inc. *	105,761	1,212,021
Transaction Systems Architects,Inc. *	36,400	1,178,996
Unisys Corp. *	273	2,301
VeriSign, Inc. *	115,907	2,911,584

128 Laudus Funds Annual Report

See financial notes.

Laudus Rosenberg Value Long/Short Equity Fund

	Number of	Value
Security	Shares	($)

Visicu, Inc. *	7,800	60,840
Websense, Inc. *	9,510	218,635
WebSideStory, Inc. *	17,800	230,510
		22,808,908
Textiles & Apparel 1.1%
Ashworth, Inc. *	14,494	109,720
K-Swiss, Inc., Class A	24,100	651,182
Phoenix Footwear Group, Inc. *	1,780	8,099
The Timberland Co., Class A *	47,800	1,244,234
Under Armour, Inc. *	19,400	995,220
Volcom, Inc. *	11,756	403,936
		3,412,391
Wholesale 2.3%
BlueLinx Holdings, Inc.	10,800	113,312
Brightpoint, Inc. *	49,100	561,704
Central European Distribution
Corp. *	28,700	835,457

	Number of	Value
Security	Shares	($)

H&E Equipment Services, Inc. *	12,000	258,000
Lazare Kaplan International, Inc. *	8,740	70,444
Nash Finch Co.	12	413
Owens & Minor, Inc.	990	36,363
Patterson Cos., Inc. *	71,100	2,523,339
UAP Holding Corp.	33,679	870,602
WESCO International, Inc. *	36,360	2,282,681
		7,552,315
Total Short Sales
(Proceeds $305,578,183)		303,890,759

End of short sale positions.
* Non-income producing security.
(b) Fair-valued by Management.
ADR — American Depositary Receipt

See financial notes.

Laudus Funds Annual Report 129

Financial Statements

Statement of Assets and Liabilities as of 3/31/07

	Laudus Rosenberg	Laudus Rosenberg	Laudus Rosenberg
	U.S. Large	U.S. Large	U.S. Large
	Capitalization	Capitalization	Capitalization
	Fund	Growth Fund	Value Fund
Assets:
Total investments, at cost[1]	$92,244,139	$69,070,731	$5,574,417
Investments, at value[1]	$104,326,475	$77,114,283	$6,576,131
Repurchase agreements, at amortized cost	40,000	—	—
Total Investments	104,366,475	77,114,283	6,576,131
Deposits with broker and custodian bank for securities sold	—	—	—
short
Collateral invested for securities on loan	—	6,243,025	—
Cash	3,767	—	—
Foreign currency, at value[2]	—	—	—
Unrealized gain on foreign currency contracts	—	—	—
Dividends and interest receivable	91,651	68,376	8,973
Receivable for fund shares sold	68,267	86,600	1,989
Receivable for securities sold short	—	—	—
Receivable for investments sold	1,605,088	2,486,146	1,629,254
Reclaims receivable	—	—	—
Receivable from Adviser	—	—	9,423
Prepaid expenses	5,509	3,271	418
Total Assets	106,140,757	86,001,701	8,226,188
Liabilities:
Securities sold short, proceeds	$—	$—	$—
Securities sold short	—	—	—
Unrealized loss on foreign currency contracts	—	—	—
Payable to custodian	—	1,229,310	1,557,904
Payable for fund shares redeemed	21,733	35,750	—
Payable for cover securities sold short	—	—	—
Payable for investments purchased	999,755	678,439	48,437
Collateral held for securities on loan	—	6,243,025	—
Accrued expenses and other liabilities:
Trustees’ retirement plan	4,728	1,237	157
Dividends payable on securities sold short	—	—	—
Adviser fees	74,236	48,880	—
Transfer agent fees	1,510	1,305	1,277
Distribution and shareholder service fees	2,982	560	108
Trustees’ fees	810	439	570
Administration and fund accounting fee	4,731	3,624	3,091
Other accrued expenses	35,725	36,274	15,895
Total Liabilities	1,146,210	8,278,843	1,627,439
Net Assets	$104,994,547	$77,722,858	$6,598,749
Net Assets Consist of:
Capital	$86,887,795	$71,710,252	$5,056,253
Undistributed net investment income/(loss)*	163,419	61,427	20,127
Accumulated net realized gains/(losses) on investments	5,820,997	(2,092,373)	520,655
Net unrealized appreciation/(depreciation) on investments	12,122,336	8,043,552	1,001,714
Net Assets	$104,994,547	$77,722,858	$6,598,749
Institutional Shares:
Net Assets	$94,921,017	$75,481,115	$6,058,297
Shares Outstanding	7,187,870	7,729,953	475,434
Net Asset Value, Offering Price and Redemption Price per	$13.21	$9.76	$12.74
Share

Adviser Shares:
Net Assets	$—	$—	$—
Shares Outstanding	—	—	—
Net Asset Value, Offering Price and Redemption Price per	$—	$—	$—
Share
Investor Shares:
Net Assets	$10,073,530	$2,241,743	$540,452
Shares Outstanding	762,330	228,090	42,557
Net Asset Value, Offering Price and Redemption Price per	$13.21	$9.83	$12.70
Share

1 Includes securities on loan for Laudus Rosenberg U.S. Large Capitalization Growth Fund, Laudus Rosenberg U.S. Discovery Fund, Laudus Rosenberg U.S. Small Capitalization Fund and Laudus Rosenberg International Small Capitalization Fund of $6,102,606, $70,971,484, $88,385,432 and $139,234,977 respectively.

2 Foreign currency at cost for Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund, Laudus Rosenberg International Small Capitalization Fund, and Laudus Rosenberg Global Long/Short Equity Fund was $1,110,333, $1,137,755, $13,156,595, and $5,030,634, respectively.

130 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statement of Assets and Liabilities continued

	Laudus Rosenberg
Laudus Rosenberg	U.S. Small	Laudus Rosenberg	Laudus Rosenberg
U.S. Discovery	Capitalization	International	International
Fund	Fund	Equity Fund	Discovery Fund

$768,555,449	$768,397,335	$107,410,263	$61,530,505
$928,439,355	$1,010,613,511	$127,031,334	$68,779,730
7,521,000	501,000	—	983,000
935,960,355	1,011,114,511	127,031,334	69,762,730
—	—	—	—
72,805,635	90,803,224	—	—
1,156,595	946	—	3,665
—	—	1,112,978	1,139,637
—	—	—	—
813,622	1,049,340	579,658	239,979
1,080,632	1,755,383	351,829	118,010
—	—	—	—
7,649,034	16,062,374	6,414,290	864,631
—	—	22,810	4,432
—	—	—	—
50,946	62,319	5,873	2,195
1,019,516,819	1,120,848,097	135,518,772	72,135,279
$—	$—	$—	$—
—	—	—	—
—	—	2,517	—
—	—	5,057,050	—
340,033	947,939	989	37,837
—	—	—	—
10,179,892	9,798,597	464,793	1,289,285
72,805,635	90,803,224	—	—

38,727	117,362	3,214	395
—	—	—	—
710,939	806,596	125,947	36,071
6,129	6,541	1,469	1,342
85,356	162,926	18,368	10,758
1,034	1,305	623	579
7,009	7,483	6,309	5,939
112,156	166,483	28,439	8,475
84,286,910	102,818,456	5,709,718	1,390,681
$935,229,909	$1,018,029,641	$129,809,054	$70,744,598

$749,201,862	$720,292,467	$105,155,093	$59,702,610
(24,032)	(57,016)	327,367	245,660
18,647,173	55,077,014	4,699,984	2,560,867
167,404,906	242,717,176	19,626,610	8,235,461
$935,229,909	$1,018,029,641	$129,809,054	$70,744,598

$718,185,259	$699,920,974	$68,398,249	$19,173,027
36,264,729	55,689,888	5,036,378	1,591,624
$19.80	$12.57	$13.58	$12.05

$—	$48,923,481	$—	$—
—	3,962,805	—	—
$—	$12.35	$—	$—
$217,044,650	$269,185,186	$61,410,805	$51,571,571
11,081,982	22,020,508	4,534,827	4,285,090
$19.59	$12.22	$13.54	$12.04

Laudus Rosenberg	Laudus Rosenberg
International	U.S. Large/Mid
Small	Capitalization	Laudus Rosenberg	Laudus Rosenberg
Capitalization	Long/Short	Global Long/Short	Value Long/Short
Fund	Equity Fund	Equity Fund	Equity Fund
$1,563,357,595	$16,586,992	$18,233,114	$265,909,634
$1,873,438,314	$18,495,591	$19,881,016	$302,181,168
33,108,000	692,469	1,180,359	18,114,959
1,906,546,314	19,188,060	21,061,375	320,296,127
—	18,463,415	14,388,573	303,267,401
146,492,602	—	—	—
343	—	—	—
13,214,467	—	5,110,977	—
—	—	2,964	—
6,018,382	52,932	69,871	736,235
4,098,902	127,073	57,573	1,513,576
—	—	143,715	7,237,339
20,628,120	659,257	512,068	6,782,988
193,294	—	24,248	—
—	—	—	—
86,703	1,508	444	15,655
2,097,279,127	38,492,245	41,371,808	639,849,321
$—	$18,328,050	$18,939,163	$305,578,183
—	$18,323,387	19,721,130	303,890,759
—	—	86,567	—
—	—	185,166	—
1,482,592	14,812	37,210	666,279
—	—	220,981	5,111,573
16,039,517	753,103	341,145	4,317,495
146,492,602	—	—	—

69,896	2,317	2,163	14,677
—	23,079	39,826	329,120
1,515,097	10,387	27,838	409,038
15,751	1,851	1,607	3,800
308,775	1,499	2,129	22,517
1,180	599	581	829
12,926	3,218	9,164	6,548
349,123	34,735	36,235	81,572
166,287,459	19,168,987	20,711,742	314,854,207
$1,930,991,668	$19,323,258	$20,660,066	$324,995,114

$1,473,923,391	$18,431,312	$19,104,531	$353,049,909
9,402,286	153,264	228,620	1,212,644
104,396,692	(1,867,049)	(716,263)	(85,341,356)
343,269,299	2,605,731	2,043,178	56,073,917
$1,930,991,668	$19,323,258	$20,660,066	$324,995,114

$1,048,829,039	$10,175,728	$17,004,700	$260,595,548
46,265,419	838,115	1,390,939	24,247,756
$22.67	$12.14	$12.23	$10.75

$—	$—	$—	$—
—	—	—	—
$—	$—	$—	$—
$882,162,629	$9,147,530	$3,655,366	$64,399,566
39,416,530	750,454	301,533	6,059,779
$22.38	$12.19	$12.12	$10.63

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 131

Financial Statements

Statement of Operations for the year ended 3/31/07

	Laudus	Laudus	Laudus
	Rosenberg	Rosenberg	Rosenberg	Laudus
	U.S. Large	U.S. Large	U.S. Large	Rosenberg
	Capitalization	Capitalization	Capitalization	U.S. Discovery
	Fund	Growth Fund	Value Fund	Fund
Investment Income:
Dividends[1]	$ 1,682,443	$710,278	$ 162,609	$10,000,622
Interest	60,263	38,531	3,290	455,646
Securities lending	—	6,024	—	280,700
Total investment income	1,742,706	754,833	165,899	10,736,968
Expenses:
Adviser fees	722,534	440,259	56,360	8,486,860
Distribution and shareholder service fees
(Investor Shares)	25,202	5,029	1,070	639,781
Service fees (Adviser Shares)	—	—	—	—
Professional fees	49,520	42,238	20,944	116,882
Custodian fees	35,009	11,408	4,491	69,104
Overdraft charges	7,430	228	115	31,452
Fund accounting and administration fees	37,669	41,366	34,363	73,088
Registration and filing fees	42,295	45,848	38,789	93,966
Sub-accounting fees (Investor Shares)	12,409	2,430	606	334,405
Shareholder report fee	17,318	10,867	1,218	152,242
Transfer agent fees	19,490	16,108	15,644	107,785
Trustees’ fees	4,877	6,252	4,196	17,143
Trustees’ retirement plan	609	363	48	6,012
Recouped by adviser	32,605	2,112	74	—
Dividend expense for securities sold short	—	—	—	—
Other expenses	4,548	1,426	1,492	19,883
Total expenses before custody credits and
waivers/reimbursements	1,011,515	625,934	179,410	10,148,603
Less custody credits	(19)	(17)	(18)	(109)
Less expenses waived/reimbursed by the	(20,097)	(38,530)	(103,613)	(26,377)
Adviser[2]
Net expenses	991,399	587,387	75,779	10,122,117
Net investment income	751,307	167,446	90,120	614,851
Realized and Unrealized Gains/(Losses) on
Investments
Net realized gains/(losses) on securities and
foreign currency transactions	6,522,821	(1,019,951)	667,997	42,825,956
Net realized losses on securities sold short	—	—	—	—
Change in unrealized
appreciation/(depreciation) on
investments	3,731,397	4,581,034	206,286	4,928,724
Net realized and unrealized gains/(losses)
on investments	10,254,218	3,561,083	874,283	47,754,680
Change in Net Assets Resulting from	$11,005,525	$ 3,728,529	$ 964,403	$48,369,531
Operations

* For the period May 31, 2006 (commencement of operations) through March 31, 2007.

1 Net of foreign withholding tax for Laudus Rosenberg U.S. Large Capitalization Fund, Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund, Laudus Rosenberg International Small Capitalization Fund, and Laudus Rosenberg Global Long/ Short Equity Fund was $27, $181,187 $92,569, $2,875,885, and $31,711, respectively.

2 Includes reimbursement of sub-accounting fees on Investor Shares.

132 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statement of Operations continued

Laudus Rosenberg
U.S. Small	Laudus Rosenberg	Laudus Rosenberg
Capitalization	International	International
Fund	Equity Fund	Discovery Fund*

$11,159,907	$ 2,565,865	$ 1,059,707
399,149	98,619	65,443
540,021	—	—
12,099,077	2,664,484	1,125,150

10,332,828	864,393	469,113

713,458	128,048	85,588
121,370	—	—
112,757	55,149	22,449
86,628	101,792	154,750
47,855	160	1,200
38,333	75,362	55,300
54,517	45,657	31,981
295,039	57,383	49,656
189,541	19,071	7,563
81,069	21,588	15,200
28,423	6,215	7,477
7,365	629	349
—	216,860	22
—	—	—
(61,671)	(40,232)	4,053

12,047,512	1,552,075	904,701
(554)	(12)	(4,288)
—	(35,568)	(167,493)
12,046,958	1,516,495	732,920
52,119	1,147,989	392,230

150,336,455	6,877,363	2,870,405
—	—	—

(145,392,179)	11,549,757	8,235,461

4,944,276	18,427,120	11,105,866
$4,996,395	$19,575,109	$11,498,096

Laudus Rosenberg	Laudus Rosenberg
International	U.S. Large/Mid	Laudus Rosenberg	Laudus Rosenberg
Small	Capitalization	Global	Value
Capitalization	Long/Short	Long/Short	Long/Short
Fund	Equity Fund	Equity Fund	Equity Fund

$ 35,156,979	$409,507	$502,158	$2,725,914
916,148	1,364,595	1,042,744	13,692,103
1,345,979	—	—	—
37,419,106	1,774,102	1,544,902	16,418,017

15,538,325	278,672	494,486	4,327,917

1,985,119	29,269	18,981	168,325
—	—	—	—
181,293	48,738	43,824	68,970
1,018,370	16,605	31,021	89,785
61,073	—	—	—
199,030	34,000	106,103	73,836
136,737	39,189	31,541	79,128
927,368	12,934	8,250	59,341
263,703	4,073	1,257	49,859
259,456	25,075	19,571	55,876
29,242	6,239	4,582	11,908
10,103	182	216	1,818
—	5,160	11,774	24,328
—	400,088	470,253	3,813,316
20,284	1,285	(353)	385

20,630,103	901,509	1,241,506	8,824,792
(2,684)	—	—	—
—	(120,745)	(92,459)	(2,516)
20,627,419	780,764	1,149,047	8,822,276
16,791,687	993,338	395,855	7,595,741

208,560,905	3,242,455	917,421	17,740,743
—	(2,648,980)	(87,831)	(38,074,847)

82,283,173	(363,200)	(1,068,460)	22,006,563

290,844,078	230,275	(238,870)	1,672,459
$307,635,765	$ 1,223,613	$156,985	$9,268,200

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 133

Financial Statements

Statement of Changes in Net Assets

	Laudus Rosenberg		Laudus Rosenberg
	U.S. Large		U.S. Large
	Capitalization Fund		Capitalization
			Growth Fund
	Year	Year	Year	Year
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006
Operations:
Net investment income/(loss)	$751,307	$360,927	$167,446	$48,395
Net realized gains/(losses) from investments	6,522,821	4,948,673	(1,019,951)	27,807
Change in unrealized appreciation/(depreciation)
from investments	3,731,397	1,301,859	4,581,034	2,884,447
Change in net assets resulting from operations	11,005,525	6,611,459	3,728,529	2,960,649
Distributions to Shareholders from:
Net investment income
Institutional Shares	(668,604)	(303,600)	(135,787)	(22,348)
Adviser Shares	—	—	—	—
Investor Shares	(40,997)	(42,138)	—	—
	(709,601)	(345,738)	(135,787)	(22,348)
Net realized gains on investments
Institutional Shares	(3,045,475)	(3,529,019)	—	—
Adviser Shares	—	—	—	—
Investor Shares	(320,576)	(668,587)	—	—
	(3,366,051)	(4,197,606)	—	—
Return of capital
Institutional Shares	—	—	—	—
Adviser Shares	—	—	—	—
Investor Shares	—	—	—	—
	—	—	—	—
Change in net assets resulting from distributions	(4,075,652)	(4,543,344)	(135,787)	(23,348)
Capital Transactions:
Proceeds from shares issued
Institutional Shares	58,578,093	26,291,073	36,913,996	39,279,438
Adviser Shares	—	—	—	—
Investor Shares	2,449,618	8,190,489	1,064,127	673,860
	61,027,711	34,481,562	37,978,123	39,953,298
Distributions reinvested
Institutional Shares	2,813,571	3,546,531	54,198	23,347
Adviser Shares	—	—	—	—
Investor Shares	344,240	706,567	—	—
	3,157,811	4,253,098	54,198	23,347
Value of shares redeemed
Institutional Shares[1]	(27,058,789)	(21,993,309)	(9,389,918)	(2,637,973)
Adviser Shares	—	—	—	—
Investor Shares	(3,384,025)	(1,832,689)	(747,706)	(989,955)
	(30,442,814)	(23,825,998)	(10,137,624)	(3,627,928)
Change in net assets from capital transactions	33,742,708	14,908,662	27,894,697	36,348,717
Change in net assets	40,672,581	16,976,777	31,487,439	39,286,018

Net Assets:
Beginning of period	64,321,966	47,345,189	46,235,419	6,949,401
End of period	$104,994,547	$64,321,966	$77,722,858	$46,235,419
Undistributed net investment income/(loss)	$163,419	$121,713	$61,427	$29,768

* For the period May 2, 2005 (commencement of operations) through March 31, 2006.

1 Amounts for the Institutional Shares of the Laudus Rosenberg U.S. Discovery Fund included $37,419,391 for shares redeemed in-kind during the year ended March 31, 2006.

2 This amount reflects a portion of the distribution made from realized gains which for tax purposes are reclassified as a return of capital.

134 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statements of Changes in Net Assets continued

Laudus Rosenberg
U.S. Large		Laudus Rosenberg
Capitalization Value Fund		U.S. Discovery Fund
Year Ended	Period Ended	Year Ended	Year Ended
March 31,	March 31,	March 31,	March 31,
2007	2006*	2007	2006

$90,120	$99,135	$614,851	$194,636
667,997	184,484	42,825,956	11,893,542
206,286	795,428	4,928,724	127,182,922
964,403	1,079,047	48,369,531	139,271,100

(148,373)	(10,558)	(1,053,017)	—
—	—	—	—
(10,519)	—	—	—
(158,892)	(10,558)	(1,053,017)	—

(276,428)	(33,243)	(17,334,529)	(4,990,426)
—	—	—	—
(21,234)	(599)	(5,813,751)	(2,263,795)
(297,662)	(33,842)	(23,148,280)	(7,254,221)

—	—	—	(5,003,953)[2]
—	—	—	—
—	—	—	(2,269,931)[2]
—	—	—	(7,273,884)
(456,554)	(44,400)	(24,201,297)	(14,528,105)

321,271	5,730,362	168,801,668	419,607,853
—	—	—	—
702,787	203,857	71,671,762	224,972,095
1,024,058	5,934,219	240,473,430	644,579,948

419,345	43,801	17,849,454	9,736,549
—	—	—	—
28,972	599	5,684,793	4,524,500
448,317	44,400	23,534,247	14,261,049

(1,857,508)	(101,212)	(164,345,008)	(97,053,288)
—	—	—	—
(363,352)	(72,669)	(146,485,470)	(43,374,609)
(2,220,860)	(173,881)	(310,830,478)	(140,427,897)
(748,485)	5,804,738	(46,822,801)	518,413,100
(240,636)	6,839,385	(22,654,567)	643,156,095

6,839,385	—	957,884,476	314,728,381
$ 6,598,749	$6,839,385	$ 935,229,909	$ 957,884,476
$20,127	$88,899	$(24,032)	$(32,005)

Laudus Rosenberg		Laudus Rosenberg
U.S. Small Capitalization Fund		International Equity Fund
Year Ended	Year Ended	Year Ended	Year Ended
March 31,	March 31,	March 31,	March 31,
2007	2006	2007	2006

$52,119	$(963,291)	$1,147,989	$379,616
150,336,455	129,828,692	6,877,363	2,216,620
(145,392,179)	88,529,661	11,549,757	4,491,113
4,996,395	217,395,062	19,575,109	7,087,349

—	—	(627,740)	(199,844)
—	—	—	—
—	—	(408,740)	(113,876)
—	—	(1,036,480)	(313,720)

(95,202,915)	(112,927,744)	(1,295,067)	—
(5,940,043)	(5,842,269)	—	—
(33,618,626)	(38,754,189)	(1,092,235)	—
(134,761,584)	(157,524,202)	(2,387,302)	—

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
(134,761,584)	(157,524,202)	(3,423,782)	(313,720)

118,380,094	117,465,558	48,370,879	2,808,525
14,915,237	15,001,645	—	—
59,760,279	53,810,720	48,191,782	8,369,324
193,055,610	186,277,923	96,562,661	11,177,849

88,113,447	105,856,770	746,719	199,754
4,445,580	4,545,331	—	—
27,639,151	32,837,156	1,436,598	113,797
120,198,178	143,239,257	2,183,317	313,551

(334,677,200)	(297,001,646)	(11,984,261)	(1,250,508)
(14,904,487)	(12,610,680)	—	—
(96,464,540)	(86,444,438)	(13,615,518)	(5,088,188)
(446,046,227)	(396,056,764)	(25,599,779)	(6,338,696)
(132,792,439)	(66,539,584)	73,146,199	5,152,704
(262,557,628)	(6,668,724)	89,297,526	11,926,333

1,280,587,269	1,287,255,993	40,511,528	28,585,195
$1,018,029,641	$1,280,587,269	$129,809,054	$40,511,528
$(57,016)	$(137,207)	$327,367	$84,630

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 135

Financial Statements

Statement of Changes in Net Assets continued

	Laudus
	Rosenberg
	International	Laudus Rosenberg
	Discovery	International Small
	Fund	Capitalization Fund
	Period Ended	Year Ended	Year Ended
	March 31,	March 31,	March 31,
	2007**	2007	2006
Operations:
Net investment income/(loss)	$392,230	$16,791,687	$5,554,481
Net realized gains/(losses) from investments	2,870,405	208,560,905	102,872,084
Change in unrealized appreciation/(depreciation) from	8,235,461	82,283,173	185,695,003
investments
Change in net assets resulting from operations	11,498,096	307,635,765	294,121,568
Distributions to Shareholders from:
Net investment income
Institutional Shares	(109,953)	(14,345,867)	(1,827,823)
Adviser Shares	—	—	—
Investor Shares	(233,195)	(10,736,773)	(1,346,742)
	(343,148)	(25,082,640)	(3,174,565)
Net realized gains on investments
Institutional Shares	(30,335)	(79,486,024)	(20,302,476)
Adviser Shares	—	—	—
Investor Shares	(82,625)	(74,164,191)	(31,601,336)
	(112,960)	(153,650,215)	(51,903,812)
Return of capital
Institutional Shares	—	—	—
Adviser Shares	—	—	—
Investor Shares	—	—	—
	—	—	—
Change in net assets resulting from distributions	(456,108)	(178,732,855)	(55,078,377)
Capital Transactions:
Proceeds from shares issued
Institutional Shares	18,758,287	430,184,421	426,872,058
Adviser Shares	—	—	—
Investor Shares	53,586,133	215,540,881	492,233,451
	72,344,420	645,725,302	919,105,509
Distributions reinvested
Institutional Shares	118,690	77,822,309	21,387,217
Adviser Shares	—	—	—
Investor Shares	281,821	72,673,365	31,911,673
	400,511	150,495,674	53,298,890
Value of shares redeemed
Institutional Shares	(2,722,783)	(226,039,438)	(123,787,707)
Adviser Shares	—	—	—
Investor Shares	(10,319,538)	(270,496,667)	(211,668,183)
	(13,042,321)	(496,536,105)	(335,455,890)
Change in net assets from capital transactions	59,702,610	299,684,871	636,948,509
Change in net assets	70,744,598	428,587,781	875,991,700
Net Assets:
Beginning of period	—	1,502,403,887	626,412,187
End of period	$70,744,598	$1,930,991,668	$1,502,403,887
Undistributed net investment income/(loss)	$245,660	$9,402,286	$4,390,201

** For the period May 31, 2006 (commencement of operations) through March 31, 2007.

136 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statements of Changes in Net Assets continued

Laudus Rosenberg
U.S. Large/Mid Capitalization		Laudus Rosenberg
Long/Short Equity Fund		Global Long/Short Equity Fund
Year Ended	Year Ended	Year Ended	Year Ended
March 31,	March 31,	March 31,	March 31,
2007	2006	2007	2006

$993,338	$557,508	$395,855	$90,873
593,475	2,128,670	829,590	1,626,336
(363,200)	(1,069,485)	(1,068,460)	108,253
1,223,613	1,616,693	156,985	1,825,462

(606,556)	(251,087)	(519,119)	(200,738)
—	—	—	—
(404,695)	(135,244)	(72,914)	(69,731)
(1,011,251)	(386,331)	(592,033)	(270,469)

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
(1,011,251)	(386,331)	(592,033)	(270,469)

4,377,140	9,306,425	8,649,114	14,201,601
—	—	—	—
6,488,812	7,010,365	3,276,912	9,096,950
10,865,952	16,316,790	11,926,026	23,298,551

596,728	251,087	515,345	200,606
—	—	—	—
378,487	133,900	68,086	69,446
975,215	384,987	583,431	270,052

(14,443,250)	(3,189,183)	(20,143,179)	(2,435,287)
—	—	—	—
(9,554,813)	(8,611,151)	(10,409,599)	(4,783,293)
(23,998,063)	(11,800,334)	(30,552,778)	(7,218,580)
(12,156,896)	4,901,443	(18,043,321)	16,350,023
(11,944,534)	6,131,805	(18,478,369)	17,905,016

31,267,792	25,135,987	39,138,435	21,233,419
$ 19,323,258	$ 31,267,792	$ 20,660,066	$39,138,435
$153,264	$171,177	$228,620	$(347,272)

Laudus Rosenberg
Value Long/Short Equity Fund
Year Ended	Year Ended
March 31,	March 31,
2007	2006

$7,595,741	$2,691,459
(20,334,104)	(4,800,032)
22,006,563	7,375,303
9,268,200	5,266,730

(5,816,661)	(1,577,788)
—	—
(1,317,915)	(362,192)
(7,134,576)	(1,939,980)

—	—
—	—
—	—
—	—

—	—
—	—
—	—
—	—
(7,134,576)	(1,939,980)

145,201,890	111,120,458
—	—
29,892,979	45,167,332
175,094,869	156,287,790

5,200,711	1,550,181
—	—
1,166,200	342,604
6,366,911	1,892,785

(80,914,601)	(28,990,015)
—	—
(29,975,740)	(18,131,133)
(110,890,341)	(47,121,148)
70,571,439	111,059,427
72,705,063	114,386,177

252,290,051	137,903,874
$ 324,995,114	$252,290,051
$1,212,644	$751,479

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 137

Financial Statements

Statement of Changes in Net Assets continued

	Laudus Rosenberg		Laudus Rosenberg		Laudus Rosenberg
	U.S. Large		U.S. Large		U.S. Large
	Capitalization		Capitalization		Capitalization
	Fund		Growth Fund		Value Fund
	Year	Year	Year	Year	Year	Period
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006	2007	2006*
Shares sold:
Institutional	4,683,826	2,130,792	3,933,323	4,453,595	26,453	568,445
Adviser	—	—	—	—	—	—
Investor	196,259	666,482	114,333	74,734	56,943	18,680
	4,880,085	2,797,274	4,047,656	4,528,329	83,396	587,125
Issued upon reinvestment of
distributions:
Institutional	214,123	296,038	5,570	2,583	33,361	3,900
Adviser	—	—	—	—	—	—
Investor	26,158	58,881	—	—	2,311	53
	240,281	354,919	5,570	2,583	35,672	3,953
Shares redeemed:
Institutional[1]	(2,106,330)	(1,810,387)	(1,005,648)	(285,643)	(147,151)	(9,574)
Adviser	—	—	—	—	—	—
Investor	(271,271)	(150,073)	(80,219)	(113,020)	(28,940)	(6,490)
	(2,377,601)	(1,960,460)	(1,085,867)	(398,663)	(176,091)	(16,064)
Change in shares:
Institutional	2,791,619	616,443	2,933,245	4,170,535	(87,337)	562,771
Adviser	—	—	—	—	—	—
Investor	(48,854)	575,290	34,114	(38,286)	30,314	12,243
	2,742,765	1,191,733	2,967,359	4,132,249	(57,023)	575,014

* For the period May 2, 2005 (commencement of operations) through March 31, 2006.

** For the period May 31, 2006 (commencement of operations) through March 31, 2007.

1 Amounts for the Institutional Shares of the Laudus Rosenberg U.S. Discovery Fund included 2,459,060 for shares redeemed in-kind during the year ended March 31, 2006.

138 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statements of Changes in Net Assets continued

Laudus Rosenberg		Laudus Rosenberg
U.S. Discovery Fund		U.S. Small Capitalization Fund
Year Ended	Year Ended	Year Ended	Year Ended
March 31,	March 31,	March 31,	March 31,
2007	2006	2007	2006

8,954,963	24,316,701	9,025,809	8,625,498
—	—	1,173,536	1,104,116
3,821,131	13,483,409	4,688,425	4,038,568
12,776,094	37,800,110	14,887,770	13,768,182

931,114	561,184	7,100,197	8,328,621
—	—	364,392	362,178
299,515	262,747	2,288,009	2,637,523
1,230,629	823,931	9,752,598	11,328,322

(8,657,298)	(5,907,480)	(25,741,760)	(21,868,787)
—	—	(1,172,771)	(940,102)
(7,948,553)	(2,505,790)	(7,593,651)	(6,436,504)
(16,605,851)	(8,413,270)	(34,508,182)	(29,245,393)

1,228,779	18,970,405	(9,615,754)	(4,914,668)
—	—	365,157	526,192
(3,827,907)	11,240,366	(617,217)	239,587
(2,599,128)	30,210,771	(9,867,814)	(4,148,889)

		Laudus Rosenberg
Laudus Rosenberg		International
International	Equity Fund	Discovery Fund
Year Ended	Year Ended	Period Ended
March 31,	March 31,	March 31,
2007	2006	2007**

4,057,376	267,947	1,838,230
—	—	—
3,942,327	789,417	5,240,229
7,999,703	1,057,364	7,078,459

57,930	18,564	10,560
—	—	—
111,624	10,586	25,073
169,554	29,150	35,633

(917,509)	(119,864)	(257,166)
—	—	—
(1,117,813)	(500,810)	(980,212)
(2,035,322)	(620,674)	(1,237,378)

3,197,797	166,647	1,591,624
—	—	—
2,936,138	299,193	4,285,090
6,133,935	465,840	5,876,714

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 139

Financial Statements

Statement of Changes in Net Assets continued

	Laudus Rosenberg		Laudus Rosenberg
	International Small		U.S. Large/Mid Capitalization
	Capitalization Fund		Long/Short Equity Fund
	Year Ended	Year Ended	Year Ended	Year Ended
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006
Shares sold:
Institutional	20,193,658	22,977,000	358,962	788,858
Investor	10,203,670	27,951,465	528,308	595,036
	30,397,328	50,928,465	887,270	1,383,894
Issued upon reinvestment
of distributions:
Institutional	3,719,996	1,162,349	49,603	21,479
Investor	3,514,186	1,752,426	31,306	11,415
	7,234,182	2,914,775	80,909	32,894
Shares redeemed:
Institutional	(10,934,748)	(6,873,202)	(1,185,354)	(272,078)
Investor	(13,086,640)	(12,177,417)	(779,458)	(754,930)
	(24,021,388)	(19,050,619)	(1,964,812)	(1,027,008)
Change in shares:
Institutional	12,978,906	17,266,147	(776,789)	538,259
Investor	631,216	17,526,474	(219,844)	(148,479)
	13,610,122	34,792,621	(996,633)	389,780

140 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Statements of Changes in Net Assets continued

Laudus Rosenberg		Laudus Rosenberg
Global Long/Short		Value Long/Short
Equity Fund		Equity Fund
Year Ended	Year Ended	Year Ended	Year Ended
March 31,	March 31,	March 31,	March 31,
2007	2006	2007	2006

707,333	1,182,558	13,615,380	10,562,660
270,497	769,500	2,806,789	4,340,766
977,830	1,952,058	16,422,169	14,903,426

42,981	16,773	497,676	147,076
5,722	5,875	112,676	32,848
48,703	22,648	610,352	179,924

(1,657,449)	(204,380)	(7,619,121)	(2,752,771)
(868,009)	(412,483)	(2,836,891)	(1,752,709)
(2,525,458)	(616,863)	(10,456,012)	(4,505,480)

(907,135)	994,951	6,493,935	7,956,965
(591,790)	362,892	82,574	2,620,905
(1,498,925)	1,357,843	6,576,509	10,577,870

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 141

Financial Statements

Financial Highlights as of 3/31/07

Institutional Shares
U.S. Large Capitalization Fund
For the year ended March 31, 2007	$12.35	$ 0.10(6)	$1.27	$ 1.37	$(0.09)	$(0.42)	$—	$(0.51)
For the year ended March 31, 2006	11.79	0.10(6)	1.62	1.72	(0.09)	(1.07)	—	(1.16)
For the year ended March 31, 2005	10.92	0.11(6)	0.94	1.05	(0.09)	(0.09)	—	(0.18)
For the year ended March 31, 2004	8.28	0.06(6)	2.62	2.68	(0.04)	—	—	(0.04)
June 19, 2002 to March 31, 2003(1)	10.00	0.05(6)	(1.73)	(1.68)	(0.04)	—	—	(0.04)
U.S. Large Capitalization Growth
Fund
For the year ended March 31, 2007	9.26	0.03(6)	0.49	0.52	(0.02)	—	—	(0.02)
For the year ended March 31, 2006	8.07	0.02(6)	1.18	1.20	(0.01)	—	—	(0.01)
For the year ended March 31, 2005	7.84	0.04(6)	0.23	0.27	(0.04)	—	—	(0.04)
For the year ended March 31, 2004	5.95	0.06(6)	1.89	1.95	(0.06)	—	—	(0.06)
For the year ended March 31, 2003	7.77	0.07(6)	(1.83)	(1.76)	(0.06)	—	—	(0.06)
U.S. Large Capitalization Value
Fund
For the year ended March 31, 2007	11.89	0.15(6)	1.45	1.60	(0.26)	(0.49)	—	(0.75)
May 2, 2005 to March 31, 2006(1)	10.00	0.18(6)	1.79	1.97	(0.02)	(0.06)	—	(0.08)
U.S. Discovery Fund
For the year ended March 31, 2007	19.23	0.03	1.05	1.08	(0.03)	(0.48)	—	(0.51)
For the year ended March 31, 2006	15.96	0.02	3.58	3.60	—	(0.16)	(0.17)	(0.33)
For the year ended March 31, 2005	14.71	0.03(6)	1.44	1.47	(0.04)	(0.18)	—	(0.22)
For the year ended March 31, 2004	9.55	0.06(6)	5.26	5.32	(0.04)	(0.12)	—	(0.16)
For the year ended March 31, 2003	11.10	0.04(6)	(1.57)	(1.53)	(0.02)	—	—	(0.02)
U.S. Small Capitalization Fund
For the year ended March 31, 2007	14.07	0.02	0.11	0.13	—	(1.63)	—	(1.63)
For the year ended March 31, 2006	13.50	—(7)	2.43	2.43	—	(1.86)	—	(1.86)
For the year ended March 31, 2005	13.82	0.03(6)	1.27	1.30	(0.03)	(1.59)	—	(1.62)
For the year ended March 31, 2004	8.98	0.05	5.03	5.08	(0.04)	(0.20)	—	(0.24)
For the year ended March 31, 2003	11.18	0.03(6)	(1.93)	(1.90)	(0.03)	(0.27)	—	(0.30)
International Equity Fund
For the year ended March 31, 2007	11.80	0.07	2.08	2.15	(0.12)	(0.25)	—	(0.37)
For the year ended March 31, 2006	9.63	0.14	2.15	2.29	(0.12)	—	—	(0.12)
For the year ended March 31, 2005	8.46	0.09(6)	1.12	1.21	(0.04)	—	—	(0.04)
For the year ended March 31, 2004	5.56	0.08(6)	2.90	2.98	(0.08)	—	—	(0.08)
For the year ended March 31, 2003	7.09	0.08(6)	(1.55)	(1.47)	(0.07)	—	—	(0.07)
International Discovery Fund
May 31, 2006 to March 31, 2007(1)	10.00	0.09(6)	2.06	2.15	(0.08)	(0.02)	—	(0.10)
International Small Capitalization Fund
For the year ended March 31, 2007	20.97	0.26	3.90	4.16	(0.38)	(2.08)	—	(2.46)
For the year ended March 31, 2006	16.89	0.13	4.95	5.08	(0.08)	(0.92)	—	(1.00)
For the year ended March 31, 2005	13.94	0.08(6)	3.53	3.61	(0.04)	(0.62)	—	(0.66)
For the year ended March 31, 2004	7.92	0.07(6)	6.04	6.11	(0.09)	—	—	(0.09)
For the year ended March 31, 2003	8.48	0.09(6)	(0.56)	(0.47)	(0.11)	—	—	(0.11)
U.S. Large/Mid Capitalization Long/Short Equity Fund
For the year ended March 31, 2007	12.08	0.60	—(7)	0.60	(0.54)	—	—	(0.54)
For the year ended March 31, 2006	11.44	0.25	0.58	0.83	(0.19)	—	—	(0.19)
For the year ended March 31, 2005	10.80	(0.01)(6)	0.65	0.64	—	—	—	—
For the year ended March 31, 2004	11.51	(0.06)(6)	(0.65)	(0.71)	—	—	—	—
For the year ended March 31, 2003	10.22	—(6),(7)	1.31	1.31	(0.03)	—	—	(0.03)
Global Long/Short Equity Fund
For the year ended March 31, 2007	12.31	0.15(6)	0.06	0.21	(0.29)	—	—	(0.29)
For the year ended March 31, 2006	11.62	0.05(6)	0.75	0.80	(0.11)	—	—	(0.11)
For the year ended March 31, 2005	11.30	(0.12)(6)	0.44	0.32	—	—	—	—

For the year ended March 31, 2004	11.87	(0.12)(6)	(0.45)	(0.57)	—	—	—	—
For the year ended March 31, 2003	10.15	(0.03)(6)	1.73	1.70	—	—	—	—
Value Long/Short Equity Fund
For the year ended March 31, 2007	10.66	0.24	0.09	0.33	(0.24)	—	—	(0.24)
For the year ended March 31, 2006	10.51	0.16(6)	0.09	0.25	(0.10)	—	—	(0.10)
For the year ended March 31, 2005	9.87	(0.03)(6)	0.67	0.64	—	—	—	—
For the year ended March 31, 2004	10.48	(0.05)(6)	(0.56)	(0.61)	—	—	—	—
For the year ended March 31, 2003	8.96	(0.02)(6)	1.54	1.52	—	—	—	—

(1) From the commencement of operations. (2) Not annualized for periods less than one year. (3) Annualized for periods less than one year.

(4) Includes interest expense and dividend expense on securities sold short.

(5) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued. (6) Calculated based on the average shares outstanding during the period.

(7) Amount less than $0.005.

(8) Exclusive of nonrecurring account fees, extraordinary expenses, interest expense, and dividends on securities sold short.

(9) The ratios of Expenses before Waivers/Reimbursements and Expenses Net of Waivers/Reimbursements have been adjusted from 3.57% and 2.78%, respectively, to more appropriately reflect expenses incurred for the period.

(10) The ratio of net operating expenses for the Laudus Rosenberg U.S. Large Capitalization Fund would have been 0.99% if overdraft expenses had not been included.

142 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Financial Highlights continued

$ —(7)	$13.21	11.10%	$94,921	0.81%	1.01%	1.00%	1.00%(10)	144.21%
—	12.35	14.90	54,296	0.80	1.14	1.01	0.99	144.32
—	11.79	9.66	44,559	0.96	1.23	0.99	0.99	127.89
—(7)	10.92	32.33	44,301	0.62	1.47	1.00	1.00	141.5
—	8.28	(16.78)	14,479	0.80	2.73	0.99	0.99	100.79

—(7)	9.76	5.62	75,481	0.30	1.05	0.99	0.99	70.73
—	9.26	14.85	44,426	0.27	1.34	0.99	0.99	78.70
—(7)	8.07	3.42	5,056	0.53	2.34	0.99	0.99	77.81
—(7)	7.84	32.84	5,006	0.80	2.59	0.80	0.80	177.43
—	5.95	(22.68)	3,418	1.03	4.55	0.75	0.75	68.73

—(7)	12.74	13.55	6,058	1.22	2.37	0.99	0.99	107.77
—	11.89	19.83	6,694	1.82	2.41	0.49	0.49	81.30

—(7)	19.80	5.71	718,185	0.17	0.97	0.97	0.97	85.69
—	19.23	22.80	673,599	0.15	1.09	1.09	1.09	88.63
—(7)	15.96	9.98	256,444	0.23	1.20	1.14	1.14	62.60
—(7)	14.71	55.90	98,077	0.49	1.46	1.14	1.14	93.08
—	9.55	(13.83)	18,589	0.38	3.71	1.15	1.15	98.65

—(7)	12.57	1.11	699,921	0.10	0.95	0.95	0.95	76.00
—	14.07	19.46	918,813	0.02	1.04	1.04	1.04	69.26
—(7)	13.50	9.36	948,225	0.20	1.09	1.09	1.09	68.09
—(7)	13.82	56.83	954,275	0.45	1.13	1.13	1.13	75.65
—	8.98	(17.10)	487,020	0.33	1.29	1.15	1.15	70.83

—(7)	13.58	18.37	68,398	1.09	1.34	1.34	1.34	64.19
—	11.80	23.86	21,688	1.34	1.96	1.34	1.34	59.40
—(7)	9.63	14.36	16,094	0.96	2.69	1.34	1.34	52.06
0.01	8.46	53.81	9,914	1.12	4.32	1.35	1.35	107.02
0.01	5.56	(20.66)	6,368	1.24	5.30	1.35	1.35	138.85

—(7)	12.05	21.90	19,173	1.06	1.64	1.34	1.34	105.81

—(7)	22.67	20.82	1,048,829	1.21	1.10	1.10	1.10	91.82
—	20.97	30.90	698,064	0.85	1.25	1.25	1.25	101.86
—(7)	16.89	26.52	270,646	0.50	1.55	1.49	1.49	59.70
—(7)	13.94	77.37	70,382	0.65	1.94	1.47	1.47	102.50
0.02	7.92	(5.36)	20,562	1.09	2.60	1.50	1.50	129.34

—(7)	12.14	4.98	10,176	3.68	3.07	2.67	1.24	168.86
—	12.08	7.29	19,512	2.50	3.01	2.71	1.24	212.62
—(7)	11.44	5.93	12,312	(0.13)	3.23	2.94	1.24	180.14
—(7)	10.80	(6.17)	20,404	(0.57)	3.22	2.82	1.25	189.35
0.01	11.51	12.90	26,736	0.01	3.59	2.67	1.25	185.66

—(7)	12.23	1.77	17,005	1.27	3.68	3.40	1.99	233.95
—	12.31	6.91	28,279	0.42	3.31	3.06	1.99	178.43
—	11.62	2.83	15,140	(1.04)	4.38	3.82	1.99	152.24
—(7)	11.30	(4.80)	12,527	(1.11)	3.69(9)	2.91(9)	1.81	175.85
0.02	11.87	16.95	13,491	(0.28)	4.04	2.50	1.50	189.09

—(7)	10.75	3.19	260,596	2.70	2.99	2.99	1.66	139.74
—	10.66	2.41	189,254	1.51	2.89	2.89	1.74	121.80
—(7)	10.51	6.48	102,974	(0.28)	3.04	2.98	1.74	111.19
—(7)	9.87	(5.82)	95,541	(0.46)	2.88	2.77	1.75	76.36
—	10.48	16.96	92,356	(0.15)	2.72	2.42	1.74	209.95

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 143

Financial Statements

Financial Highlights as of 3/31/07

Adviser Shares
U.S. Small Capitalization Fund
For the year ended March 31, 2007	$13.88	$(0.02)	$0.12	$ 0.10	$—	$(1.63)	$—	$(1.63)
For the year ended March 31, 2006	13.38	(0.02)	2.38	2.36	—	(1.86)	—	(1.86)
For the year ended March 31, 2005	13.71	—(6),(7)	1.26	1.26	—	(1.59)	—	(1.59)
For the year ended March 31, 2004	8.91	0.02	5.00	5.02	(0.02)	(0.20)	—	(0.22)
For the year ended March 31, 2003	11.12	0.01(6)	(1.93)	(1.92)	(0.02)	(0.27)	—	(0.29)
Investor Shares
U.S. Large Capitalization Fund
For the year ended March 31, 2007	12.36	0.07(6)	1.25	1.32	(0.05)	(0.42)	—	(0.47)
For the year ended March 31, 2006	11.81	0.06(6)	1.63	1.69	(0.07)	(1.07)	—	(1.14)
For the year ended March 31, 2005	10.96	0.08(6)	0.93	1.01	(0.07)	(0.09)	—	(0.16)
For the year ended March 31, 2004	8.31	0.02(6)	2.63	2.65	—	—	—	—
July 31, 2002 to March 31, 2003(1)	8.88	0.05(6)	(0.62)	(0.57)	—	—	—	—
U.S. Large Capitalization Growth
Fund
For the year ended March 31, 2007	9.33	—(6),(7)	0.50	0.50	—	—	—	—
For the year ended March 31, 2006	8.15	(0.01)(6)	1.19	1.18	—	—	—	—
For the year ended March 31, 2005	7.92	0.02(6)	0.23	0.25	(0.02)	—	—	(0.02)
August 15, 2003 to March 31, 2004(1)	6.95	0.09(6)	0.92	1.01	(0.04)	—	—	(0.04)
U.S. Large Capitalization Value Fund
For the year ended March 31, 2007	11.87	0.11(6)	1.45	1.56	(0.24)	(0.49)	—	(0.73)
May 2, 2005 to March 31, 2006(1)	10.00	0.13(6)	1.80	1.93	—	(0.06)	—	(0.06)
U.S. Discovery Fund
For the year ended March 31, 2007	19.07	(0.06)	1.06	1.00	—	(0.48)	—	(0.48)
For the year ended March 31, 2006	15.88	(0.03)	3.55	3.52	—	(0.16)	(0.17)	(0.33)
For the year ended March 31, 2005	14.66	(0.05)(6)	1.47	1.42	(0.02)	(0.18)	—	(0.20)
For the year ended March 31, 2004	9.53	0.01(6)	5.24	5.25	—	(0.12)	—	(0.12)
For the year ended March 31, 2003	11.08	0.02(6)	(1.57)	(1.55)	—	—	—	—
U.S. Small Capitalization Fund
For the year ended March 31, 2007	13.77	(0.03)	0.11	0.08	—	(1.63)	—	(1.63)
For the year ended March 31, 2006	13.30	(0.04)	2.37	2.33	—	(1.86)	—	(1.86)
For the year ended March 31, 2005	13.65	(0.02)(6)	1.26	1.24	—	(1.59)	—	(1.59)
For the year ended March 31, 2004	8.88	0.01	4.98	4.99	(0.02)	(0.20)	—	(0.22)
For the year ended March 31, 2003	11.08	—(6),(7)	(1.92)	(1.92)	(0.01)	(0.27)	—	(0.28)
International Equity Fund
For the year ended March 31, 2007	11.77	0.14	1.97	2.11	(0.09)	(0.25)	—	(0.34)
For the year ended March 31, 2006	9.61	0.10	2.14	2.24	(0.08)	—	—	(0.08)
For the year ended March 31, 2005	8.47	0.06(6)	1.11	1.17	(0.03)	—	—	(0.03)
For the year ended March 31, 2004	5.57	0.03(6)	2.93	2.96	(0.08)	—	—	(0.08)
For the year ended March 31, 2003	7.05	0.07(6)	(1.54)	(1.47)	(0.02)	—	—	(0.02)
International Discovery Fund
May 31, 2006 to March 31, 2007(1)	10.00	0.06(6)	2.06	2.12	(0.06)	(0.02)	—	(0.08)
International Small Capitalization
Fund
For the year ended March 31, 2007	20.74	0.20	3.82	4.02	(0.30)	(2.08)	—	(2.38)
For the year ended March 31, 2006	16.73	0.08	4.89	4.97	(0.04)	(0.92)	—	(0.96)
For the year ended March 31, 2005	13.83	0.03(6)	3.51	3.54	(0.02)	(0.62)	—	(0.64)
For the year ended March 31, 2004	7.87	0.03(6)	6.01	6.04	(0.08)	—	—	(0.08)
For the year ended March 31, 2003	8.43	0.08(6)	(0.57)	(0.49)	(0.09)	—	—	(0.09)
U.S. Large/Mid Capitalization
Long/Short Equity Fund
For the year ended March 31, 2007	12.12	0.50	0.05	0.55	(0.49)	—	—	(0.49)
For the year ended March 31, 2006	11.46	0.22	0.59	0.81	(0.15)	—	—	(0.15)
For the year ended March 31, 2005	10.86	(0.04)(6)	0.64	0.60	—	—	—	—

For the year ended March 31, 2004	11.61	(0.10)(6)	(0.65)	(0.75)	—	—	—	—
For the year ended March 31, 2003	10.34	(0.05)(6)	1.33	1.28	(0.02)	—	—	(0.02)
Global Long/Short Equity Fund
For the year ended March 31, 2007	12.16	0.12(6)	0.05	0.17	(0.21)	—	—	(0.21)
For the year ended March 31, 2006	11.49	0.01(6)	0.74	0.75	(0.08)	—	—	(0.08)
For the year ended March 31, 2005	11.21	(0.17)(6)	0.43	0.26	—	—	—	—
For the year ended March 31, 2004*	11.81	(0.17)(6)	(0.43)	(0.60)	—	—	—	—
For the year ended March 31, 2003	10.13	(0.09)(6)	1.75	1.66	—	—	—	—
Value Long/Short Equity Fund
For the year ended March 31, 2007	10.55	0.26	0.03	0.29	(0.21)	—	—	(0.21)
For the year ended March 31, 2006	10.41	0.12(6)	0.10	0.22	(0.08)	—	—	(0.08)
For the year ended March 31, 2005	9.81	(0.06)(6)	0.66	0.60	—	—	—	—
For the year ended March 31, 2004	10.43	(0.09)(6)	(0.53)	(0.62)	—	—	—	—
For the year ended March 31, 2003	8.95	(0.05)(6)	1.53	1.48	—	—	—	—

(1) From the commencement of operations. (2) Not annualized for periods less than one year. (3) Annualized for periods less than one year.

(4) Includes interest expense and dividend expense on securities sold short.

(5) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued. (6) Calculated based on the average shares outstanding during the period.

(7) Amount less than $0.005.

(8) Exclusive of nonrecurring account fees, extraordinary expenses, interest expense, and dividends on securities sold short.

(9) The ratios of Expenses before Waivers/Reimbursements and Expenses Net of Waivers/Reimbursements have been adjusted from 3.89% and 3.11%, respectively, to more appropriately reflect expenses incurred for the period.

(10) The ratio of net operating expenses for the Laudus U.S. Large Capitalization Fund would have been 1.29% if overdraft expenses had not been included.

144 Laudus Funds Annual Report

See the accompanying notes to the financial statements.

Financial Statements—Financial Highlights continued

$ —(7)	$12.35	0.90%	$ 48,923	(0.14)%	1.20%	1.20%	1.20%	76.00%
—	13.88	19.09	49,952	(0.24)	1.32	1.32	1.32	69.26
—(7)	13.38	9.12	41,104	(0.01)	1.31	1.31	1.31	68.09
—(7)	13.71	56.53	44,059	0.19	1.40	1.40	1.40	75.65
—	8.91	(17.35)	25,973	0.07	1.54	1.40	1.40	70.83

—(7)	13.21	10.69	10,074	0.52	1.38	1.30	1.30(10)	144.21
—	12.36	14.57	10,026	0.50	1.52	1.34	1.33	144.32
—	11.81	9.22	2,786	0.69	1.58	1.35	1.35	127.89
—(7)	10.96	31.89	590	0.24	1.51	1.25	1.25	141.50
—	8.31	(6.42)	666	0.87	3.05	1.25	1.25	100.79

—(7)	9.83	5.36	2,242	(0.01)	1.43	1.29	1.29	70.73
—	9.33	14.48	1,810	(0.12)	1.91	1.33	1.33	78.70
—(7)	8.15	3.14	1,894	0.21	2.68	1.32	1.32	77.81
—(7)	7.92	14.50	1,479	1.12	2.72	1.11	1.39	177.43

—	12.70	13.22	540	0.90	2.75	1.29	1.29	107.77
—	11.87	19.33	145	1.31	2.78	0.96	0.96	81.30

—(7)	19.59	5.34	217,045	(0.21)	1.35	1.34	1.34	85.69
—	19.07	22.40	284,285	(0.20)	1.43	1.43	1.43	88.63
—(7)	15.88	9.70	58,284	(0.30)	1.55	1.49	1.49	62.60
—(7)	14.66	55.22	2,581	0.04	1.63	1.40	1.40	93.08
—	9.53	(13.99)	104	0.20	6.18	1.40	1.40	98.65

—(7)	12.22	0.75	269,185	(0.25)	1.30	1.30	1.30	76.00
—	13.77	18.98	311,822	(0.33)	1.39	1.39	1.39	69.26
—(7)	13.30	9.00	297,927	(0.15)	1.43	1.43	1.43	68.09
—(7)	13.65	56.40	272,481	0.11	1.47	1.47	1.47	75.65
—	8.88	(17.42)	136,293	(0.02)	1.63	1.49	1.49	70.83

—(7)	13.54	18.08	61,411	1.17	1.71	1.64	1.64	64.19
—	11.77	23.41	18,824	1.02	2.33	1.72	1.72	59.40
—(7)	9.61	13.79	12,491	0.65	2.96	1.72	1.72	52.06
0.02	8.47	53.61	2,881	0.45	4.46	1.59	1.59	107.02
0.01	5.57	(20.73)	17	1.06	5.27	1.60	1.60	138.85

—(7)	12.04	21.62	51,572	0.75	2.03	1.64	1.64	105.81

—(7)	22.38	20.35	882,163	0.87	1.47	1.47	1.47	91.82
—	20.74	30.48	804,340	0.42	1.60	1.60	1.60	101.86
—(7)	16.73	26.16	355,766	0.20	1.88	1.83	1.83	59.70
—(7)	13.83	76.91	82,780	0.28	2.18	1.75	1.75	102.50
0.02	7.87	(5.53)	16,834	0.99	2.93	1.78	1.78	129.34

0.01	12.19	4.68	9,148	3.40	3.46	2.98	1.54	168.86
—	12.12	7.09	11,755	2.14	3.31	3.02	1.59	212.62
—(7)	11.46	5.52	12,824	(0.33)	3.55	3.26	1.61	180.14
—(7)	10.86	(6.46)	8,693	(0.93)	3.51	3.12	1.55	189.35
0.01	11.61	12.49	16,251	(0.45)	3.91	3.07	1.54	185.66

—(7)	12.12	1.45	3,655	0.98	4.04	3.78	2.29	233.95
—	12.16	6.58	10,859	0.10	3.68	3.41	2.29	178.43
0.02	11.49	2.50	6,094	(1.57)	4.80	4.27	2.34	152.24
—(7)	11.21	(5.08)	8,533	(1.50)	4.01(9)	3.23(9)	2.14	175.85
0.02	11.81	16.58	9,474	(0.80)	4.42	2.92	1.80	189.09

—(7)	10.63	2.81	64,400	2.41	3.28	3.28	1.99	139.74
—	10.55	2.08	63,036	1.17	3.22	3.22	2.06	121.80
—(7)	10.41	6.12	34,930	(0.55)	3.37	3.30	2.06	111.19
—(7)	9.81	(5.94)	34,081	(0.90)	3.18	3.06	2.05	76.36
—	10.43	16.54	38,473	(0.43)	2.97	2.69	2.02	209.95

See the accompanying notes to the financial statements.

Laudus Funds Annual Report 145

Financial Statements

Notes to Financial Statements as of 3/31/07

1. Organization.

Laudus Trust, (the ‘‘Trust’’) was established as a Massachusetts business trust under the laws of Massachusetts on April 1, 1988. The Trust is an open-end diversified management investment company consisting of twelve portfolios, eleven of which were operational, as of March 31, 2007 (individually, a ‘‘Fund’’ and collectively the ‘‘Funds’’);

Laudus Rosenberg U.S. Large Capitalization Fund,

Laudus Rosenberg U.S. Large Capitalization Growth Fund,

Laudus Rosenberg U.S. Large Capitalization Value Fund,

Laudus Rosenberg U.S. Discovery Fund,

Laudus Rosenberg U.S. Small Capitalization Fund,

Laudus Rosenberg International Equity Fund,

Laudus Rosenberg International Discovery Fund,

Laudus Rosenberg International Small Capitalization Fund,

Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund,

Laudus Rosenberg Global Long/Short Equity Fund,

Laudus Rosenberg Value Long/Short Equity Fund.

As of March 31, 2007, the Laudus Rosenberg U.S. Long/Short Equity Fund was not operational. As of October 15, 2004 and May 1, 2006 the Laudus Rosenberg U.S. Small Capitalization Fund and the Laudus Rosenberg U.S. Discovery Fund, respectively, were closed to new investors. The Laudus Rosenberg International Small Capitalization Fund closed to new investors on December 31, 2005, and as of May 31, 2007, the Fund will close to all investors, except the Fund will continue to offer shares to certain qualified retirement plans and through reinvestment of dividends and capital gains. As of May 31, 2006, the Laudus Rosenberg International Discovery Fund commenced operation.

Each Fund is authorized to issue an unlimited number of Institutional Shares and Investor Shares of no par value, and the Laudus Rosenberg U.S. Small Capitalization Fund is also authorized to issue an unlimited number of Adviser Shares of no par value. Each class of shares generally has identical rights and preferences, except that each class is subject to different eligibility conditions, bears different distribution and sub-transfer agent expenses, and has separate voting rights on matters pertaining solely to that class of shares.

Under the Funds’ organizational documents, its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Funds. In addition, in the normal course of business, the Funds enter into contracts with their vendors and others that provide for general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds. However, based on experience, the Funds expect that risk of loss to be remote.

2. Significant Accounting Policies.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual amounts could differ from those estimates. The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements.

Security Valuation

Each Fund uses approved pricing services to provide values for its portfolio securities. Current market values are generally determined by the approved pricing services as follows: securities traded on stock exchanges are valued at the last-quoted sales price on the exchange on which such securities are primarily traded (closing values), or, lacking any sales, at the mean between the bid and ask prices; securities traded in the over-the-counter market are valued at the last sales price that day, or, if there are no sales that day, at the mean between the bid and ask prices. In addition, securities that are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges with these values then translated into U.S. dollars at the current exchange rate. Securities may be fair valued pursuant to procedures approved by the Funds’ Board of Trustees when approved pricing services do not provide a value for a security, a furnished price appears manifestly incorrect or events occur prior to the close of the New York Stock Exchange that materially affect the furnished price.

Other investment companies are valued at their respective net asset values as determined by those funds, in

146 Laudus Trust Annual Report

Financial Statements—Notes to Financial Statements as of 3/31/07

continued accordance with the Investment Company Act of 1940 for a given day.

Security Transactions and Related Investment Income

Changes in holdings of portfolio securities are reflected no later than on the first business day following the trade date. However, for financial reporting purposes, portfolio security transactions are reported on trade date. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividend income, less foreign taxes withheld, (if any) and dividend expenses are recorded on the ex-dividend date. Interest income is recorded as earned.

Foreign Currency Transactions

The accounting records of the Funds are maintained in U.S. dollars. All monetary items denominated in foreign currencies are translated to U.S. dollars based upon the prevailing exchange rate at the close of each business day. Net realized gains and losses on foreign currency transactions represent net gains and losses from currency gains and losses realized between the trade and settlement dates on securities transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. Further, the effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, but are included with the net realized gain or loss and unrealized appreciation or depreciation on investments.

Forward Foreign Currency Contracts

Forward foreign currency contracts are valued at the daily exchange rate of the underlying currency. The forward foreign currency contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized appreciation or depreciation until the contractual settlement date. Gains or losses from the purchase or sale of forward foreign currency contracts are recorded as realized on the settlement date.

Foreign Securities

The Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund, Laudus

Rosenberg International Small Capitalization Fund, and Laudus Rosenberg Global Long/Short Equity Fund pursue their respective objectives by investing in foreign securities. Investments in securities of foreign issuers involve certain risks that are less significant for investments in securities of U.S. issuers. These include risks of adverse changes in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates or exchange control regulations (including currency blockage). The Funds may be unable to obtain and enforce judgments against foreign entities, and issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. Also, the securities of some foreign companies may be less liquid and at times more volatile than securities of comparable U.S. companies.

Real Estate Investment Trusts

Several Funds may own shares of real estate investment trusts (‘‘REITs’’) which report information on the source of their distributions annually. Certain distributions received from REITs during the year, which are known to be a return of capital, are recorded as a reduction to the cost of the individual REIT.

Repurchase Agreements

In a repurchase agreement, a Fund buys a security from another party (usually a financial institution) with the agreement that the security will be sold back in the future. The date, price and other conditions are all specified when the agreement is created.

The Funds’ repurchase agreements are currently fully collateralized by U.S. Government Securities. All collateral is held by the Funds’ Custodian (or, with tri-party agreements, the agent’s bank) and is monitored daily to ensure that its market value is at least equal to the repurchase price under the agreement.

Short Sales

The Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, Laudus Rosenberg Global Long/Short Equity Fund and Laudus Rosenberg Value Long/Short Equity Fund are authorized to engage in short sales. Short sales are transactions in which a Fund sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to

Laudus Trust Annual Report 147

Financial Statements—Notes to Financial Statements as of 3/31/07

continued deliver to the buyer upon the short sale; the Fund is then obligated to replace the security borrowed by purchasing the security at current market value sometime in the future. The Fund will incur a loss if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. The potential for losses associated with short positions is much greater than the original value of the securities sold short and may exceed the market value of securities sold short recorded in the Statement of Assets and Liabilities. Until the Fund replaces the borrowed security, the Fund will maintain a segregated account at the Custodian Bank with cash, U.S. Government Securities and/or securities held long by the portfolio to sufficiently cover its short position on a daily basis. The collateral for the securities sold short includes the Deposits with Broker and Custodian Bank as shown in the Statement of Assets and Liabilities and the securities held long as shown in the Statement of Portfolio Investments. Interest accrued or dividends paid on Securities Sold Short are recorded as an expense on the Fund’s records.

Securities Lending

Under the Securities Lending Program, securities held by the Laudus Rosenberg U.S. Large Capitalization Growth Fund, the Laudus Rosenberg U.S. Discovery Fund, the Laudus Rosenberg U.S. Small Capitalization Fund and the Laudus Rosenberg International Small Capitalization Fund are loaned by State Street Corporation, as agent, to certain brokers (the ‘‘Borrowers’’). The Borrowers provide cash or U.S. Government securities as collateral against loans in an amount at least equal to 100% of the market value of the loaned securities.

The cash collateral of securities loaned is invested in high quality, short-term investments such as money market funds and U.S. government securities. The investments of collateral are marked-to-market daily and the value of the collateral must be at least 100% of the market value of the loan securities each day.

At March 31, 2007, the following Funds had collateral and loans outstanding of:

		Value of
	Value of	Loaned
	Collateral	Securities

Laudus Rosenberg U.S. Large
Capitalization Growth Fund	$6,243,025	$6,102,606
Laudus Rosenberg U.S. Discovery Fund	72,805,635	70,971,484
Laudus Rosenberg U.S. Small
Capitalization Fund	90,803,224	88,385,432
Laudus Rosenberg International
Small Capitalization Fund	146,492,602	139,234,977

Expense, Investment Income and Gain/Loss Allocation

Expenses directly attributable to a Fund are charged to that Fund; expenses not directly attributable to a Fund are allocated proportionately among each Fund within the Trust in relation to the net assets of each Fund or on another reasonable basis. Expenses specific to a class are charged to that class. Expenses other than class specific expenses are allocated daily to each class based upon the proportion of relative net assets or another reasonable basis. The investment income and expenses of the Fund (other than class specific expenses charged to a class) and realized and unrealized gains and losses on investments of the Fund are allocated to each class of shares based upon relative net assets on the date income is earned, or expenses and realized/unrealized gains and losses are incurred.

Distributions

Distributions to shareholders are recorded on the ex-dividend date. Distributions are made annually on a tax basis, which may differ from distribution amounts determined under accounting principles generally accepted in the United States of America. These differences are primarily due to differing treatments for foreign currency transactions, REITs, and wash sales for book and tax purposes.

Federal Income Taxes

It is the Funds’ policy to comply with the requirements of the Internal Revenue Code under Subchapter M, applicable to regulated investments companies, and to distribute substantially all of its taxable income, including any net realized gain on investments, to its shareholders. Therefore, no provisions are made for federal income taxes.

148 Laudus Trust Annual Report

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

Custody Credit

Each fund has an arrangement with its custodian bank under which the fund receives a credit for its uninvested cash balance to offset its custody fees and accounting fees. The credit amounts are disclosed in the Statement of Operations as a reduction to the Funds’ total expenses.

New Accounting Standards

Financial Accounting Standards Board Interpretation (FIN) No. 48 — Accounting for Uncertainty in Income Taxes — an Interpretation of SFAS No. 109, was issued in July 2006 and is effective for fiscal years beginning after December 15, 2006. A Fund with a fiscal year ending March 31 will implement FIN 48 no later than September 28, 2007, and it will apply to all open tax years. This Interpretation provides new requirements for the recognition, measurement, and disclosure in the financial statements of a tax position taken or expected to be taken in a tax return when there is uncertainty about whether that tax position will ultimately be sustained. We have not yet completed our evaluation of the impact, if any, of adopting FIN 48 on the Funds’ financial statements.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, ‘‘Fair Value Measurements’’ (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact the adoption of SFAS No. 157 will have on the Funds’ financial statement disclosures.

3. Management, Administration, Fund Accounting, Distribution and Shareholder Service Agreements.

The Trust’s Board of Trustees oversees the general conduct of the Trust and the Funds.

Charles Schwab Investment Management, Inc. (‘‘CSIM’’ or the ‘‘Manager’’) is the investment adviser of the Funds and manages the Funds’ business, subject to the supervision of the Board of Trustees. AXA Rosenberg Investment Management LLC (‘‘AXA Rosenberg’’), the Funds’ sub-adviser, provides day-to-day portfolio management services to the Funds, subject to the supervision of CSIM.

The Funds pay CSIM an advisory fee for these services on a monthly basis. CSIM — and not the Funds — pays a portion of the advisory fees it receives to AXA Rosenberg in return for its services.

The table below sets forth the advisory fee rates payable to CSIM by each Fund.

Agreement Rate*

Laudus Rosenberg U.S. Large
Capitalization Fund	1st $1 billion-0.75%
$1 billion to $2 billion-0.70%
Over $2 billion-0.675%
Laudus Rosenberg U.S. Large
Capitalization Growth Fund	1st $1 billion-0.75%
$1 billion to $2 billion-0.70%
Over $2 billion-0.675%
Laudus Rosenberg U.S. Large
Capitalization Value Fund	1st $1 billion-0.75%
$1 billion to $2 billion-0.70%
Over $2 billion-0.675%
Laudus Rosenberg U.S. Discovery
Fund	1st $1 billion-0.90%
Over $1 billion-0.85%
Laudus Rosenberg U.S. Small
Capitalization Fund	0.90%
Laudus Rosenberg International
Equity Fund	1st $1 billion-0.85%
$1 billion to $2 billion-0.80%
Over $2 billion-0.775%
Laudus Rosenberg International
Discovery Fund	1st $1 billion-1.00%
Over $1 billion-0.95%
Laudus Rosenberg International
Small Capitalization Fund	1st $500 million-1.00%
Over $500 million-0.95%
Laudus Rosenberg U.S. Large/Mid
Capitalization Long/Short Equity
Fund	1st $500 million-1.00%
Over $500 million-0.95%
Laudus Rosenberg Global Long/
Short Equity Fund	1st $500 million-1.50%
Over $500 million-1.45%
Laudus Rosenberg Value Long/
Short Equity Fund	1st $500 million-1.50%
Over $500 million-1.45%

* The advisory fee payable to CSIM varies based on fund assets.

The Funds may, from time to time, execute portfolio trades with affiliated brokers/dealers. For the period ended March 31, 2007, the Funds paid no brokerage fees on the execution of portfolio trades with affiliated brokers/dealers.

CSIM has contractually agreed, until at least July 30, 2009, to waive its management fee and bear certain expenses and fees of each Fund. As such, CSIM further

Laudus Trust Annual Report 149

Financial Statements—Notes to Financial Statements as of 3/31/07 continued agrees to reimburse the Funds to limit the annual expenses, exclusive of nonrecurring account fees, fees on securities transactions such as exchange fees, dividends and interest on securities sold short, service fees, interest (overdraft charges), taxes brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of the Fund’s business as follows:

	Institutional	Investor
	Shares	Shares

Laudus Rosenberg U.S. Large
Capitalization Fund	0.99%	1.29%
Laudus Rosenberg U.S. Large
Capitalization Growth Fund	0.99%	1.29%
Laudus Rosenberg U.S. Large
Capitalization Value Fund	0.99%	1.29%
Laudus Rosenberg U.S. Discovery
Fund	1.14%	1.44%
Laudus Rosenberg U.S. Small
Capitalization Fund**	1.14%	1.44%
Laudus Rosenberg International
Equity Fund	1.34%	1.64%
Laudus Rosenberg International
Discovery Fund	1.34%	1.65%
Laudus Rosenberg International
Small Capitalization Fund	1.49%	1.79%
Laudus Rosenberg U.S. Large/Mid
Capitalization Long/Short Equity
Fund	1.24%	1.54%
Laudus Rosenberg Global Long/
Short Equity Fund	1.99%	2.29%
Laudus Rosenberg Value Long/Short
Equity Fund	1.74%	2.04%
** There is no Expense Limit for Adviser Shares of the Laudus
Rosenberg U.S. Small Capitalization Fund.

Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment through the next two fiscal years, to the extent that the repayment will not cause the Fund’s net expenses to exceed the current limit (as stated in CSIM’s contractual undertaking) during the respective year. As of March 31, 2007, the balance of recoupable expenses is as follows:

	Expires	Expires
	3/31/08	3/31/09

Laudus Rosenberg U.S. Large Capitalization
Fund	$70,081	$7,039
Laudus Rosenberg U.S. Large Capitalization
Growth Fund	76,630	36,418
Laudus Rosenberg U.S. Large Capitalization
Value Fund	105,744	103,539
Laudus Rosenberg U.S. Discovery Fund	2,314	26,377
Laudus Rosenberg U.S. Small Capitalization
Fund	—	—
Laudus Rosenberg International Equity
Fund	197,117	31,150
Laudus Rosenberg International Discovery
Fund	—	167,471
Laudus Rosenberg International Small
Capitalization Fund	—	—
Laudus Rosenberg U.S. Large/Mid
Capitalization Long/Short Equity Fund	70,537	115,585

Laudus Rosenberg Global Long/Short
Equity Fund	71,341	80,685
Laudus Rosenberg Value Long/Short Equity
Fund	3,296	2,516

Effective October 1, 2005, State Street Bank & Trust Company serves as the Trust’s administrator and assisted the Trust in all aspects of its administration and operation. Prior to October 1, 2005, BISYS

Fund Services Ohio, Inc. (‘‘BISYS’’) performed these services.

Effective October 1, 2005, State Street Bank & Trust Company also serves as the Trust’s fund accountant. Prior to October 1, 2005, BISYS performed these services.

Effective October 10, 2005, Boston Financial Data Services, Inc. performs transfer agent services. Prior to October 10, 2005, BISYS performed these services. The Trust has a Distribution and Shareholder Service Plan with respect to its Investor Shares pursuant to Rule 12b-1 under the 1940 Act. The Investor Shares of the Fund are sold on a continuous basis by the Trust’s Distributor. Effective October 1, 2005, ALPS

Distributors, Inc. serves as the Distributor. Prior to October 1, 2005, Laudus Distributor, Inc. served as the Distributor. Under the Distribution and Shareholder Services Plan, the Funds pay distribution and shareholder servicing fees in connection with the sale and servicing of the Investor Shares. The annual Distribution and Shareholder Service Fee consists of up to 0.25% of the

150 Laudus Trust Annual Report

Financial Statements—Notes to Financial Statements as of 3/31/07

continued respective average daily net assets of the Investor Shares. In addition, the Trustees have authorized each Fund to pay up to 0.15% of its average daily net assets attributable to Investor Shares for sub-transfer agent and sub-accounting services in connection with such shares. Various service organizations act as servicing agents of the Adviser Shares of the Laudus Rosenberg U.S. Small Capitalization Fund. Such shares are subject to an annual Service Fee of up to 0.25% of the average daily net assets attributable to such shares in accordance with a Service Plan adopted by the Trust. In addition, the Trustees have authorized the Fund to pay up to 0.05% of its average daily net assets attributable to Adviser Shares for the transfer and sub-accounting services in connection with such shares.

The Board of Trustees may include people who are officers and/or directors of other fund families affiliated to the investment adviser. Federal securities law limits the percentage of the ‘‘interested persons’’ who may serve on a trust’s board, and the Laudus Funds are in compliance with these limitations. The Funds did not pay any of the interested persons for their services as trustees, but did pay non-interested persons (independent trustees), as noted in each Fund’s Statement of Operations.

In addition, a retirement plan has been instituted for all of the Independent Trustees of the Trust. Under the terms of the Retirement Plan, upon retirement or other termination from service from the Trust (other than termination for cause), a retiring Independent Trustee who has served as Independent Trustee for at least five years shall be paid a lump sum cash payment (the ‘‘Retirement Payment’’). The Retirement Payment shall be equal to $10,000 for each year that the Trustee has served as an Independent Trustee of the Trust, including years of service prior to the adoption of the Retirement Plan. However, beginning April 1, 2005, each Independent Trustee is permitted to make a one-time election to have the $10,000 attributable to service for the coming year adjusted up or down at the end of each subsequent year based on the unweighted average performance of Institutional Shares of each Fund of the

Trust. Each Independent Trustee also was given the opportunity to make a one-time election to have previously accrued benefits fluctuate beginning April 1, 2005, based on performance of the Funds as described in the previous sentence. As a result, the amount of the Retirement Payment payable to any Independent Trustee may increase or decrease based upon performance of the Funds. The portion of the total Retirement Payment owed to an Independent Trustee upon his or her retirement that is payable by any Fund will be determined based on the relative net assets of the Funds of the Trust. The Trust did not pay any pension or retirement benefits for its Trustees.

At a regular board meeting held on September 29, 2006, the Trustees voted to close the Retirement Plan to new participants, including the Independent Trustees first elected by shareholder vote on June 26, 2006 and to freeze the account balance of each participant who was a participant prior to June 26, 2006 (a ‘‘Current Participant’’). However, each Current Participant shall receive a one-half credit under the Retirement Plan for service during the plan year ending March 31, 2007 and the previously accrued benefits for which an Independent Trustee had previously elected to have adjusted for performance of the Funds would continue to be adjusted for performance as provided under the Retirement Plan. All other terms of the Retirement Plan, including without limitation provisions relating to vesting and payment upon termination of service, remain in effect.

4. Redemption Fee.

For the Funds, certain shares purchased that were redeemed or exchanged in less than 30 days, are assessed a fee of 2% of the current net asset value of the shares. The fee, which is applied to shares redeemed or exchanged in the order in which they are purchased, is retained by the Fund and is intended to limit short-term trading in the Funds, or to the extent short-term trading persists, to impose the costs of that activity on the shareholders who engage in it. Such amounts are net of the value of shares redeemed on the Statement of

Laudus Trust Annual Report 151

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

Changes in Net Assets. For the period ended March 31, 2007, redemption fees assessed were as follows:

Redemption
Fees

Laudus Rosenberg U.S. Large Capitalization Fund	$2,002
Laudus Rosenberg U.S. Large Capitalization Growth Fund	1,118
Laudus Rosenberg U.S. Large Capitalization Value Fund	358
Laudus Rosenberg U.S. Discovery Fund	60,262
Laudus Rosenberg U.S. Small Capitalization Fund	30,427
Laudus Rosenberg International Equity Fund	20,146
Laudus Rosenberg International Discovery Fund	20,436
Laudus Rosenberg International Small Capitalization Fund	102,195
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund	8,813
Laudus Rosenberg Global Long/Short Equity Fund	1,500
Laudus Rosenberg Value Long/Short Equity Fund	36,207

5. Security Purchases and Sales.

For the period ended March 31, 2007, purchases and sales of securities (excluding short-term securities) were as follows:

	Purchases	Sales

Laudus Rosenberg U.S. Large Capitalization Fund	$166,713,030	$135,564,031
Laudus Rosenberg U.S. Large
Capitalization Growth Fund	69,507,024	41,293,300
Laudus Rosenberg U.S. Large
Capitalization Value Fund	7,872,004	8,788,390
Laudus Rosenberg U.S.
Discovery Fund	799,150,566	863,399,111
Laudus Rosenberg U.S. Small
Capitalization Fund	864,087,665	1,136,902,326
Laudus Rosenberg
International Equity Fund	132,786,001	62,417,269
Laudus Rosenberg International
Discovery Fund	115,105,472	56,702,618
Laudus Rosenberg
International Small
Capitalization Fund	1,604,016,672	1,459,986,676
Laudus Rosenberg U.S. Large/
Mid Capitalization Long/Short
Equity Fund	71,898,196	44,154,762
Laudus Rosenberg Global
Long/ Short Equity Fund	120,045,201	71,599,183
Laudus Rosenberg Value Long/
Short Equity Fund	735,865,426	377,164,377

6. Line of Credit

The custodian has established a loan agreement for a maximum amount of 10% of total net assets for the Laudus Rosenberg Value Long/Short Equity Fund for temporary purposes. In addition, the Laudus Rosenberg U.S. Large Capitalization Fund, Laudus Rosenberg U.S. Large Capitalization Growth Fund, Laudus Rosenberg U.S. Large Capitalization Value Fund, Laudus Rosenberg U.S. Discovery Fund, Laudus Rosenberg U.S. Small Capitalization Fund, Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund and Laudus Rosenberg International Small Capitalization Fund had access to an uncommitted line of credit up to a maximum of $100,000,000, as established by the Funds’ custodian. Interest is calculated based on the market rates at the time of borrowing. There were no borrowings on the line of credit for the period ended March 31, 2007.

152 Laudus Trust Annual Report

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

7. Federal Income Taxes

Reclassifications

Permanent book and tax basis differences may result in reclassifications to capital accounts and other accounts as required. Such adjustments have no impact on net assets or the results of operations. As of March 31, 2007, the funds made the following reclassifications:

Laudus Rosenberg U.S. Large	$—	$—	$—
Capitalization Fund
Laudus Rosenberg U.S. Large	—	—	—
Capitalization Growth Fund
Laudus Rosenberg U.S. Large	—	—	—
Capitalization Value Fund
Laudus Rosenberg U.S. Discovery Fund	446,139	(446,139)	—
Laudus Rosenberg U.S. Small	28,072	—	(28,072)
Capitalization Fund
Laudus Rosenberg International Equity Fund	131,228	357,161	(488,389)
Laudus Rosenberg International Discovery Fund	196,578	(196,578)	—
Laudus Rosenberg International Small	13,303,038	(13,303,038)	—
Capitalization Fund
Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund	—	—	—
Laudus Rosenberg	772,070	(772,070)	—
Global Long/Short Equity Fund
Laudus Rosenberg Value	—	—	—
Long/Short Equity Fund

The tax character of distributions paid during the fiscal year ended March 31, 2007 was as follows:

	Ordinary	Long-Term	Total
	Income	Capital Gains	Distributions Paid

Laudus Rosenberg U.S. Large Capitalization Fund	$1,126,178	$2,949,474	$4,075,652
Laudus Rosenberg U.S. Large Capitalization Growth Fund	135,787	—	135,787
Laudus Rosenberg U.S. Large Capitalization Value Fund	318,229	138,325	456,554
Laudus Rosenberg U.S. Discovery Fund	606,878	23,594,419	24,201,297
Laudus Rosenberg U.S. Small Capitalization Fund	—	134,761,584	134,761,584
Laudus Rosenberg International Equity Fund	1,036,481	2,387,301	3,423,782
Laudus Rosenberg International Discovery Fund	456,108	—	456,108
Laudus Rosenberg International Small Capitalization Fund	94,586,998	84,145,857	178,732,855
Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund	1,011,251	—	1,011,251
Laudus Rosenberg Global Long/Short Equity Fund	592,033	—	592,033
Laudus Rosenberg Value Long/Short Equity Fund	7,134,576	—	7,134,576

Laudus Trust Annual Report 153

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

The tax character of distributions paid during the fiscal year ended March 31, 2006 was as follows:
			Total
	Ordinary	Long-Term	Taxable	Return of	Total
	Income	Capital Gains	Distributions	Capital	Distributions Paid

Laudus Rosenberg U.S. Large Capitalization
Fund	$794,781	$3,748,563	$4,543,344	$—	$4,543,344
Laudus Rosenberg U.S. Large Capitalization
Growth Fund	23,348	—	23,348	—	23,348
Laudus Rosenberg U.S. Large Capitalization
Value Fund	44,078	322	44,400	—	44,400
Laudus Rosenberg U.S. Discovery Fund	—	7,254,221	7,254,221	7,273,884	14,528,105
Laudus Rosenberg U.S. Small Capitalization
Fund	2,130,940	155,393,262	157,524,202	—	157,524,202
Laudus Rosenberg International Equity Fund	313,720	—	313,720	—	313,720
Laudus Rosenberg International Discovery
Fund	—	—	—	—	—
Laudus Rosenberg International Small
Capitalization Fund	27,375,525	27,702,852	55,078,377	—	55,078,377
Laudus Rosenberg U.S. Large/Mid
Capitalization Long/Short Equity Fund	386,331	—	386,331	—	386,331
Laudus Rosenberg Global Long/Short Equity
Fund	270,469	—	270,469	—	270,469
Laudus Rosenberg Value Long/Short Equity
Fund	1,939,980	—	1,939,980	—	1,939,980

As of March 31, 2007, the following is the net capital loss carry forward, which is available to offset future realized gains.
			Expires
	2008	2009	2010	2011	2012	2013	2014	2015	Total

Laudus Rosenberg U.S.
Large Capitalization Fund	$—	$—	$—	$—	$—	$—	$—	$—	$—
Laudus Rosenberg U.S.
Large Capitalization
Growth Fund	—	—	148,863	451,611	—	193,612	—	883,199	1,677,285
Laudus Rosenberg U.S.
Large Capitalization
Value Fund	—	—	—	—	—	—	—	—	—
Laudus Rosenberg U.S.
Discovery Fund	—	—	—	—	—	—	—	—	—
Laudus Rosenberg U.S.
Small Capitalization Fund	—	—	—	—	—	—	—	—	—
Laudus Rosenberg
International Equity Fund	—	—	—	—	—	—	—	—	—
Laudus Rosenberg
International Discovery	—	—	—	—	—	—	—	—	—
Fund
Laudus Rosenberg
International Small
Capitalization Fund	—	—	—	—	—	—	—	—	—
Laudus Rosenberg U.S.
Large/ Mid Capitalization
Long/Short Equity Fund	—	—	—	—	1,387,824	385,118	—	—	1,772,942
Laudus Rosenberg Global
Long/Short Equity Fund	—	—	—	—	430,603	177,288	—	—	607,891
Laudus Rosenberg Value
Long/Short Equity Fund	26,836,920	11,040,106	—	—	20,890,232	—	—	13,099,020	71,866,278

154 Laudus Trust Annual Report

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

Net losses incurred after October 31 and within the taxable year are deemed to arise on the first business day of the Funds’ next taxable year. For the year ended March 31, 2007, the Funds deferred to April 1, 2007 post October losses of:

	Capital	Currency s
	Losses	Losses
Laudus Rosenberg U.S. Large Capitalization Fund	$—	$—
Laudus Rosenberg U.S. Large Capitalization Growth Fund	—	—
Laudus Rosenberg U.S. Large Capitalization Value Fund	—	—
Laudus Rosenberg U.S. Discovery Fund	—	—
Laudus Rosenberg U.S. Small Capitalization Fund	—	—
Laudus Rosenberg International Equity Fund	—	—
Laudus Rosenberg International Discovery Fund	—	—
Laudus Rosenberg International Small Capitalization Fund	—	—
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund	—	—
Laudus Rosenberg Global Long/Short Equity Fund	—	—
Laudus Rosenberg Value Long/Short Equity Fund	12,782,282	—

The funds utilized capital loss carryforward during the year end March 31, 2007 in the amount of:
Capital Losses
Utilized

Laudus Rosenberg U.S. Large Capitalization Fund	$ —
Laudus Rosenberg U.S. Large Capitalization Growth Fund	—
Laudus Rosenberg U.S. Large Capitalization Value Fund	—
Laudus Rosenberg U.S. Discovery Fund	—
Laudus Rosenberg U.S. Small Capitalization Fund	—
Laudus Rosenberg International Equity Fund	7,313
Laudus Rosenberg International Discovery Fund	—
Laudus Rosenberg International Small Capitalization Fund	—
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund	514,914
Laudus Rosenberg Global Long/Short Equity Fund	182,043
Laudus Rosenberg Value Long/Short Equity Fund	—

As of March 31, 2007, the components of distributable earnings/accumulated(losses) on a tax basis were as follows:
		Undistributed
	Undistributed	Long-Term	Accumulated	Net
	Ordinary	Capital	Capital and	Unrealized
	Income	Gains	Other Losses	Appreciation

Laudus Rosenberg U.S. Large Capitalization Fund	$2,773,625	$ 3,442,906	$(4,727)	$11,894,948
Laudus Rosenberg U.S. Large Capitalization Growth Fund	62,663	—	(1,678,522)	7,628,463
Laudus Rosenberg U.S. Large Capitalization Value Fund	136,488	421,928	(157)	984,236
Laudus Rosenberg U.S. Discovery Fund	—	19,075,466	734	166,951,847
Laudus Rosenberg U.S. Small Capitalization Fund	42,653	55,524,544	(68,868)	242,238,845
Laudus Rosenberg International Equity Fund	3,985,898	1,661,491	(3,214)	19,009,785
Laudus Rosenberg International Discovery Fund	3,207,951	—	(395)	7,834,432
Laudus Rosenberg International Small Capitalization Fund	66,689,898	61,723,853	(69,897)	328,724,421
Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund	155,581	—	(1,775,258)	2,511,623
Laudus Rosenberg Global Long/Short Equity Fund	198,506	—	(610,054)	1,967,082
Laudus Rosenberg Value Long/Short Equity Fund	1,227,321	—	(84,663,237)	55,381,122

Laudus Trust Annual Report 155

Financial Statements—Notes to Financial Statements as of 3/31/07 continued

The difference between book basis and tax basis unrealized appreciation/(depreciation) is attributable primarily to: tax deferral of losses on wash sales, the realization for tax purposes of unrealized gains/(losses) on certain derivative instruments, and unrealized gains/(losses) on investments in passive foreign investment companies.

Other Tax Information (unaudited)

For corporate shareholders, the following percentage of the total ordinary income dividends paid during the fiscal year ended March 31, 2007, qualify for the corporate dividends received deduction for the following Funds:

Dividends
Received Deduction

Laudus Rosenberg U.S. Large Capitalization Fund	58.13%
Laudus Rosenberg U.S. Large Capitalization Growth Fund	100.00%
Laudus Rosenberg U.S. Large Capitalization Value Fund	48.31%
Laudus Rosenberg U.S. Discovery Fund	100.00%
Laudus Rosenberg U.S. Small Capitalization Fund	—%
Laudus Rosenberg International Equity Fund	—%
Laudus Rosenberg International Discovery Fund	—%
Laudus Rosenberg International Small Capitalization Fund	—%
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund	42.20%
Laudus Rosenberg Global Long/Short Equity Fund	19.52%
Laudus Rosenberg Value Long/Short Equity Fund	25.49%

The Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund, Laudus Rosenberg International Small Capitalization Fund, and Laudus Rosenberg Global Long/Short Equity Fund may elect to pass on the benefits of the foreign tax credit $176,045, $82,881 $2,702,844 and $31,481 respectively, to its shareholders for the year ended March 31, 2007.

For the fiscal year March 31, 2007, certain dividends paid by the Funds may be subject to maximum tax rate of 15% as provided by the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Funds intend to designate the maximum allowable as taxed at a maximum rate of 15%. Complete information will be reported in conjunction with your 2007 Form 1099-DIV.

For the year ended March 31, 2007, the Funds designate the following amounts of qualified dividend income:

Qualified
Dividend
Income

Laudus Rosenberg U.S. Large Capitalization Fund	$1,635,997
Laudus Rosenberg U.S. Large Capitalization Growth Fund	167,858
Laudus Rosenberg U.S. Large Capitalization Value Fund	157,566
Laudus Rosenberg U.S. Discovery Fund	606,878
Laudus Rosenberg U.S. Small Capitalization Fund	—
Laudus Rosenberg International Equity Fund	2,437,829
Laudus Rosenberg International Discovery Fund	852,775
Laudus Rosenberg International Small Capitalization Fund	33,175,895
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund	386,642
Laudus Rosenberg Global Long/Short Equity Fund	467,677
Laudus Rosenberg Value Long/Short Equity Fund	1,899,088

156 Laudus Trust Annual Report

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Laudus Trust

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments and schedules of securities sold short, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Laudus Rosenberg U.S. Large Capitalization Fund, Laudus Rosenberg U.S. Large Capitalization Growth Fund, Laudus Rosenberg U.S. Large Capitalization Value Fund, Laudus Rosenberg U.S. Discovery Fund, Laudus Rosenberg U.S. Small Capitalization Fund, Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Small Capitalization Fund, Laudus Rosenberg International Discovery Fund, Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, Laudus Rosenberg Global Long/Short Equity Fund, and Laudus Rosenberg Value Long/ Short Equity Fund (the ‘‘Funds’’) at March 31, 2007, the results of each of their operations for the period then ended, and the changes in each of their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as ‘‘financial statements’’) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California

May 18, 2007

Laudus Trust Annual Report 157

Trustees and Officers

The tables below provide information about the trustees and officers for the Laudus Trust, which includes the funds covered in this report. The ‘‘Fund Complex’’ includes The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, Laudus Variable Insurance Trust, Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc., and Excelsior Funds Trust. As of March 31, 2007, the Fund Complex included 95 funds.

At a meeting of the Board held on September 28-29, 2006, the Trustees voted to adopt a retirement policy for all independent trustees that requires an independent trustee to retire no later than December 31st of the year in which he or she reaches age seventy-two.

The address for all trustees and officers is 101 Montgomery Street, San Francisco, CA 94104. You can find more information about the trustees and officers in the Statement of Additional Information, which is available free by calling 1-866-452-8387.

Independent Trustees
Number of
Name,		Portfolios in
Year of Birth,		Fund
(Term of Office and	Principal Occupation(s)	Complex
Length of Time Served)	During the Past Five Years	Overseen	Other Directorships

Mariann Byerwalter	Chairman of JDN Corporate	95	Board 1 – Director, Redwood Trust,
1960	Advisory LLC. From1996 to 2001,		Inc.
(Trustee of Laudus	Vice President for Business Affairs
Trust since 2004)	and Chief Financial Officer		Board 2 – Director, PMI Group, Inc.
of Stanford University,and in
2001, Special Advisor to the
President of Stanford University.
William A. Hasler	Retired. Dean Emeritus of the Haas	95	Board 1 – Director, Aphton Corporation.
1941	School of Business, University of		Board 2 – Director, Mission West
(Trustee of Laudus	California, Berkeley. Until February		Properties. Board 3 – Director, TOUSA.
Trust since 2004)	2004, Co-Chief Executive Officer,		Board 4 – Director, Harris-Stratex
	Aphton Corp. (bio-pharmaceuticals).		Networks. Board 5 – Director, Genitope
Corp. Board 6 – Director, Solectron
Corporation where he is also Non-
Executive Chairman. Board 7 – Director,
Ditech Communications Corporation.
Nils Hakansson	Sylvan C. Coleman Professor of	38	None.
1937	Finance and Accounting Emeritus,
(Trustee of Laudus	Haas School of Business, University
Trust since June	of California Berkeley, since 2003.
1998)	From July 1977to January 2003,
Sylvan C. Coleman Professor of
Finance and Accounting,Haas
School of Business, University of
California, Berkeley (higher
education).
Rodman L. Drake	Co-Founder of Baringo Capital LLC	38	Board 1 – Director and Chairman,
1943	(since 2002); President, Continuation		Hyperion Total Return Fund, Inc. and
(Trustee of Laudus	Investments Group, Inc. (from 1997		Hyperion Strategic Mortgage Income
Trust since June	To 2001).		Fund Inc. Board 2 – Director, Jackson
2006)			Hewitt Tax Service Inc. Board 3 –
Director, Student Loan Corporation.
Board 4 – Celgene Corp.

Morrill Melton Hall, Jr.	Chairman (since 1984) and Chief	38	None.
1944	Executive Officer (since 1991),
(Trustee of Laudus	Comprehensive Health Services, Inc.
Trust since June	(health care management and
2006)	administration).

158 Laudus Trust Annual Report

Trustees and Officers continued

Independent Trustees
Number of
Name,		Portfolios in
Year of Birth,		Fund
(Term of Office and	Principal Occupation(s)	Complex
Length of Time Served)	During the Past Five Years	Overseen	Other Directorships

Jonathan Piel	Cable television producer and	38	None.
1938	website designer; Editor, Scientific
(Trustee of Laudus	American (1984-1986), and Vice
Trust since June	President,Scientific American Inc.,
2006)	(1986-1994);Director, National
Institute of Social Sciences;
Member, Advisory Board, The
Stone Age Institute,
Bloomington,Indiana.
John D. Collins	Retired. Consultant, KPMG, LLP	38	Board 1 – Director, Mrs. Fields Famous
1938	(from July 1999 to June 2000);		Brands LLC.
(Trustee of Laudus	Partner,KPMG, LLP (from March
Trust since June	1962 to June 1999).
2006)

Laudus Trust Annual Report 159

Trustees and Officers continued

Interested Trustees
Name,		Number of
Year of Birth,		Portfolios in
(Term of Office and	Principal Occupation(s)	Fund Complex
Length of Time Served)	During the Past Five Years	Overseen	Other Directorships

Randall W. Merk[1]	Executive Vice President, Charles	95	None.
1954	Schwab & Co., Inc. (2002-present);
(Trustee of Laudus	President, Schwab Financial Products,
Trust since June	Charles Schwab & Co., Inc. (2002-
2006)	present); Director, Charles Schwab
Asset Management (Ireland) Limited;
Director, Charles Schwab Bank, N.A.
(since 2006). Prior to September 2002,
President and Chief Investment Officer,
American Century Investment
Management, and Director, American
Century Companies, Inc.

160 Laudus Trust Annual Report

Trustees and Officers continued

Officers
Name,
Year of Birth,
(Term of Office and
Length of Time Served)[2]	Position with the Trust	Principal Occupation(s)

Evelyn Dilsaver, 1955	President & Chief	President, Chief Executive Officer, and Director, Charles Schwab
(Officer of Laudus Trust	Executive Officer	Investment Management, Inc.; Executive Vice President, Charles
since 09/05)		Schwab & Co., Inc.; President and Chief Executive Officer, The
Charles Schwab Family of Funds, Schwab Investments, Schwab
Capital Trust, and Schwab Annuity Portfolios; President,
Excelsior Funds Inc., Excelsior Tax-Exempt Funds, Inc., and
Excelsior Funds Trust; President, Mutual Fund Division, UST
Advisers, Inc. From June 2003 to July 2004, Senior Vice
President, Asset Management Products and Services, Charles
Schwab & Co., Inc. Prior to June 2003, Executive Vice President,
Chief Financial Officer, and Chief Administrative Officer, U.S.
Trust, a subsidiary of The Charles Schwab Corporation.

George Pereira, 1964	Chief Financial Officer	Senior Vice President and Chief Financial Officer, Charles
(Officer of Laudus Trust		Schwab Investment Management, Inc.; Treasurer and Principal
since 06/06)		Financial Officer, The Charles Schwab Family of Funds, Schwab
Investments,Schwab Capital Trust, and Schwab Annuity
Portfolios; Treasurer,Chief Financial Officer and Chief Accounting
Officer, Excelsior Funds Inc., Excelsior Tax-Exempt Funds, Inc.,
and Excelsior Funds Trust;Chief Financial Officer, Mutual Fund
Division, UST Advisors, Inc.;Director, Charles Schwab Worldwide
Funds, PLC and Charles Schwab Asset Management (Ireland)
Limited. From December 1999to November 2004, Sr. Vice
President, Financial Reporting, Charles Schwab & Co., Inc.

Jeffrey M. Mortimer,	Vice President & Chief	Senior Vice President and Chief Investment Officer – Equities,
1963	Investment Officer	Charles Schwab Investment Management, Inc., and The Charles
(Officer of Laudus Trust		Schwab Family of Funds, Schwab Investments, Schwab Capital
since 06/04)		Trust,and Schwab Annuity Portfolios. Prior to May 2004; Vice
President and Sr. Portfolio Manager, Charles Schwab Investment
Management,Inc.

Catherine MacGregor,	Chief Legal Officer &	Vice President, Charles Schwab & Co., Inc. and Charles Schwab
1964	Vice President	Investment Management, Inc.; since 2006, Chief Counsel,
(Officer of Laudus Trust		Laudus Trust and Laudus Variable Insurance Trust; Vice
since 12/05)		President, The Charles Schwab Family of Funds, Schwab
Investments, Schwab Capital Trust, and Schwab Annuity
Portfolios; until July 2005, Senior Associate, Paul Hastings
Janofsky & Walker LLP.
Randall Fillmore, 1960	Chief Compliance	Senior Vice President and Chief Compliance Officer, Charles
(Officer of Laudus Trust	Officer	Schwab Investment Management, Inc; Senior Vice President,
since 09/04)		Charles Schwab & Co., Inc.; Chief Compliance Officer, The
Charles Schwab Family of Funds, Schwab Investments, Schwab
Capital Trust, and Schwab Annuity Portfolios; Chief Compliance
Officer, Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc.,
and Excelsior Funds Trust. From 2002 to 2003, Vice President,
Charles Schwab & Co.,Inc. and Charles Schwab Investment
Management, Inc. From 2000 to 2002, Vice President, Internal
Audit, Charles Schwab & Co., Inc.

Laudus Trust Annual Report 161

Trustees and Officers continued

Officers
Name,
Year of Birth,
(Term of Office and
Length of Time Served)[2]	Position with the Trust	Principal Occupation(s)

Daniel Kern, 1961	Vice President	Vice President, Investment Operations, Charles Schwab
(Officer of Laudus Trust		Investment Management, Inc.; Assistant Treasurer, The Charles
since 03/04)		Schwab Family of Funds, Schwab Investments, Schwab Capital
Trust, and Schwab Annuity Portfolios. Until September 2005,
Assistant Treasurer,Laudus Trust and Laudus Variable Insurance
Trust. Until December 2004, Vice President, Internal Audit,
Charles Schwab Corporation.Prior to January 2003, Managing
Director and Principal, Montgomery Asset Management.

Bill Thomas, 1962	Vice President	Senior Vice President, Distribution, Charles Schwab Investment
(Officer of Laudus Trust		Management, Inc. Until May 2000, Managing Director, Scudder
since 06/04)		Kemper Investments

Michael Haydel, 1972	Vice President & AML	Vice President, Asset Management Client Services, Charles
(Officer of Laudus Trust	Officer	Schwab & Co., Inc. Until March 2004, Director, Charles Schwab
since 06/05)		&Co., Inc.

Aleda Anderson, 1966	Vice President	Vice President, Distribution Services, Charles Schwab
(Officer of Laudus Trust		Investment Management, Inc.; until December 2005, Director,
since 06/06)		Asset Management Strategic Alliances, Charles Schwab & Co.,
Inc.; until 2001, Research Associate, Office of Corporate
Counsel, Charles Schwab & Co., Inc.

Cathy Sabo, 1964	Vice President	Vice President, Compliance, Charles Schwab Investment,
(Officer of Laudus Trust		Management, Inc.; Vice President, Schwab Funds; until
since 12/05)		September 2004, Vice President, Client, Sales & Services
Controls, Charles Schwab & Co., Inc.

1 In addition to his employment with the investment adviser or an affiliate, Mr. Merk owns stock of The Charles Schwab Corporation. Mr. Merk is Interested Trustees because he is an employee of Schwab and U.S. Trust, respectively.

2 The President, Treasurer and Secretary hold office until their respective successors are chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer serves at the pleasure of the Board.

162 Laudus Trust Annual Report

Definitions, Terms and Other Information

90 Day T-bill is a short-term discounted, government debt instrument of 90 days or less, issued in $10,000 denominations that pay its face value at maturity. The government issues Treasury bills weekly.

Alpha is a measure of a fund’s risk-adjusted return. Alpha can be used to directly measure the value added or subtracted by a fund’s manager. It is calculated by measuring the difference between a fund’s actual returns and its expected performance given its level of market risk as measured by beta.

Beta is a measure of the volatility of a stock relative to the overall market. A beta of less than one indicates lower historical risk than the market; a beta of more than one indicates higher historical risk than the market.

GDP, or Gross Domestic Product, is the market value of the goods and services produced by labor and property in the United States.

The S&P/Citigroup Global ex US Broad Market Index (BMI) $2-$10 Billion Cap Range is an absolute size benchmark that divides the investable region into capitalization bands of between $2 billion and $10 billion. It is a subset of the Broad Market Index (BMI), which includes companies in approximately 52 developed and emerging markets with more than $100 million of free float capitalization.

The S&P/Citigroup World ex US Extended Market Index (EMI) is a float-adjusted index which measures the performance of small companies (approximately the bottom 20% by market capitalization) in 25 developed equity markets.

The Standard & Poor’s 500 (S&P 500) Index is an unmanaged index measuring large-cap U.S. stock market performance, and includes a representative sample of leading companies in leading industries.

The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower valuation ratios such as price-to-book and price-to-earnings ratios.

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, and represents approximately 8% of the total market capitalization of the Russell 3000 Index.

The Russell 2500TM Index measures the performance of the 2,500 smallest companies in the Russell 3000 Index, and represents approximately 16% of the total market capitalization of the Russell 3000 Index.

The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. The stocks in this index are also members of either the Russell 1000 Growth or the Russell 2000 Growth indexes.

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. The stocks in this index are also members of either the Russell 1000 Value or the Russell 2000 Value indexes.

Price to earnings ratio is the price of a stock divided by its historical earnings per share.

Price to book ratio compares the stock’s market value to the value of the total assets less the total liabilities. Price to cash flow ratio is the price of a stock dividend by its reported cash flow per share.

Relative strength is the rate that a stock falls relative to other stocks in a falling market or rises relative to other stocks in a rising market.

Return on equity represents the amount earned on a company’s common stock investment for a given period, calculated by dividing common stock equity into net income for the period after preferred stock dividends but before common stock dividends.

Trading Activity is one of several risk factors commonly used to attribute a portfolio’s return relative to its benchmark. Specifically, trading activity measures a stock’s trailing 12 month trading volume relative to its total shares outstanding. It measures how actively traded a stock has been in the last 12 months.

Proxy Voting

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available without charge, upon request by visiting www.laudus.com, the Securities and Exchange Commission’s website at www.sec.gov, or by contacting Laudus Funds at 866.452.8387.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by visiting www.laudus.com, or the Securities and Exchange Commission’s website at www.sec.gov.

Quarterly Disclosure of Portfolio Holdings

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Call 1-800-SEC-0330 for information on the operation of the Public Reference Room. The information filed on a fund’s most recent Form N-Q is also available at www.laudus.com.

Laudus Trust Annual Report 163

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C O M M A N D P E R F O R M A N C E TM

Manager

Charles Schwab Investment Management, Inc.

101 Montgomery Street

San Francisco, California 94104

Shareholder Services

1.866.452.8387 Investment Professionals

1.800.447.3332 Individual Investors

www.laudus.com

This report is for the information of the shareholders of the Laudus Trust.

Its use in connection with any offering of the Trust’s shares is authorized only in case of concurrent or prior delivery of the current prospectus.

REG 34765-04